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As filed with the Securities and Exchange Commission on June 8, 2005

Registration Statement No. 333-124104

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

AMENDMENT NO. 1
TO
FORMS F-4* AND S-4*
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASCADES INC.
(Exact Name of Registrant as Specified in Its Charter)

Québec, Canada (State or Other Jurisdiction of Incorporation or Organization)	2600 (Primary Standard Industrial Classification Code Number)	98-0140192 (I.R.S. Employer Identification Number)

404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert F. Hall
Vice President, Legal Affairs and Corporate Secretary
404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Meredith Berkowitz, Esq.
Jones Day
222 East 41st Street
New York, New York 10017
(212) 326-3939

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cascades Auburn Fiber Inc.	Delaware	01-0518538
Cascades Boxboard Group Inc.	Canada	Not Applicable
Cascades Boxboard U.S., Inc.	Delaware	52-2052689
Cascades Canada Inc.	Canada	98-0454050
Cascades Delaware LLC	Delaware	Not Applicable
Cascades Diamond, Inc.	Massachusetts	04-3049944
Cascades Fine Papers Group (Sales) Inc.	Delaware	14-1685880
Cascades Fine Papers Group (USA) Inc.	New York	52-1291428
Cascades Fine Papers Group Inc.	Canada	Not Applicable
Cascades Fine Papers Group Thunder Bay Inc.	Canada	Not Applicable
Cascades Moulded Pulp, Inc.	North Carolina	56-1522825
Cascades Nova Scotia Company	Nova Scotia	Not Applicable
Cascades Plastics Inc.	Delaware	43-1888636
Cascades Tissue Group—Arizona Inc.	Delaware	45-0470187
Cascades Tissue Group—IFC Disposables Inc.	Tennessee	62-1454515
Cascades Tissue Group—New York Inc.	Delaware	45-0470185
Cascades Tissue Group—North Carolina Inc.	North Carolina	56-1374538
Cascades Tissue Group—Oregon Inc.	Delaware	82-0543336
Cascades Tissue Group—Pennsylvania Inc.	Delaware	23-3091814
Cascades Tissue Group—Pickering Inc.	Canada	Not Applicable
Cascades Tissue Group—Sales Inc.	Delaware	11-3726050
Cascades Tissue Group—Tennessee Inc.	Delaware	68-0554988
Cascades Tissue Group—Wisconsin Inc.	Delaware	52-2338207
Cascades Transport Inc.	Canada	98-0417452
Cascades USA Inc.	Delaware	68-0592968
Conference Cup Ltd.	Ontario, Canada	Not Applicable
Dopaco, Inc.	Pennsylvania	23-2106485
Dopaco Canada, Inc.	Canada	Not Applicable
Dopaco Limited Partnership	Delaware	23-2925650
Dopaco Pacific LLC	Delaware	23-2914117
Garven Incorporated	Ontario, Canada	Not Applicable
Kingsey Falls Investments Inc.	Canada	Not Applicable
Rabotage Lemay Inc.	Québec, Canada	Not Applicable
Scierie Lemay Inc.	Québec, Canada	Not Applicable
W.H. Smith Paper Corporation	New York	14-1077370
3815285 Canada Inc.	Canada	Not Applicable
3815315 Canada Inc.	Canada	98-0444929
6265642 Canada Inc.	Canada	Not Applicable

        All of the additional registrants have their principal executive offices c/o Cascades Inc., 404 Marie-Victorin Blvd., Kingsey Falls, Québec, Canada J0A 1B0.

*
This registration statement comprises a filing on Form F-4 with respect to the securities of the non-U.S. registrants and a filing on Form S-4 with respect to the securities of the U.S. registrants.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 8, 2005

US$125,000,000

Cascades Inc.

Offer to exchange our 7 1/4% Senior Notes due 2013, which have been registered under the Securities Act, for our outstanding restricted 7 1/4% Senior Notes due 2013 issued in December 2004

The Exchange Offer

        On December 2, 2004, we issued US$125.0 million restricted 7 1/4% Senior Notes due 2013 in a private placement. We refer to these as our outstanding restricted notes. These notes are part of the same class of securities as our US$550.0 million in aggregate principal amount of 7 1/4% Senior Notes due 2013, which we refer to as our outstanding unrestricted notes, except they are subject to restrictions on transfer, and were issued under the same indenture as the outstanding unrestricted notes.

        We are offering to exchange all outstanding restricted notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that will be freely transferable. The exchange notes will be part of the same class of securities as our outstanding unrestricted notes.

        You may withdraw tenders of outstanding restricted notes at any time prior to the expiration of the exchange offer.

        The exchange offer expires at 5:00 p.m. New York City Time, on                         , 2005, unless extended. We do not currently intend to extend the expiration date but, if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus.

        We do not intend to list the exchange notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the exchange notes is anticipated.

        Each broker-dealer that receives exchange notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding restricted notes where the outstanding restricted notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with these resales. See "Plan of Distribution."

        You should consider carefully the risk factors beginning on page 16 of this prospectus before deciding to participate in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission or other similar authority has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2005

        You should rely only on the information contained in this prospectus or in the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to make the exchange offer and by a broker-dealer for resales of exchange notes acquired in the exchange offer where it is legal to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada. The outstanding restricted notes have been issued pursuant to exemptions from the prospectus requirements of the applicable Canadian provincial and territorial securities laws and may be sold in Canada only pursuant to an exemption therefrom.

        Until 90 days after the expiration date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments and subscriptions and pursuant to the commitment to deliver a prospectus in connection with resales of exchange notes.

i

MARKET AND INDUSTRY DATA AND FORECASTS

        Market and industry data and other statistical information and forecasts used throughout this prospectus are based on independent industry publications, government publications and reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, capital expenditures, the outcome of pending legal proceedings and claims, goals and objectives for future operations, including descriptions of our business strategies and purchase commitments from customers, among other things. These statements are typically identified by words such as "believe," "anticipate," "expect," "plan," "intend," "estimate" and similar expressions. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider the information in this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions, the most important of which are described in "Risk Factors."

        Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact transpire.

ii

SUMMARY

        This summary highlights key information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offer. You should read this entire prospectus before making any decision.

        Unless otherwise indicated, all financial information provided in this prospectus is presented in Canadian dollars and is derived from financial statements prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP. References to "$" are to Canadian dollars and references to "US$" are to U.S. dollars. We have also included some convenience translations of Canadian dollars to U.S. dollars or U.S. dollars to Canadian dollars. These translations are solely for informational purposes and, unless otherwise stated, are based on the noon buying rate of the Bank of Canada on March 31, 2005, of $1.2096 to US$1.00.

        Unless otherwise indicated or required by the context, as used in this prospectus, the terms "we," "our" and "us" refer to Cascades Inc. and all of our subsidiaries and joint ventures that are consolidated under Canadian GAAP. Under Canadian GAAP, joint ventures are proportionately consolidated. On August 24, 2004, we acquired the remaining 50% interest that we did not already own of Dopaco, Inc. Prior to this acquisition, Dopaco's fiscal year ended on March 31 of each year. When we refer to Dopaco's fiscal year, we are referring to the fiscal year ended on March 31 of that year. When we refer to the "restricted group" in this prospectus, we are referring to Cascades Inc. and only those of our subsidiaries that are restricted subsidiaries under the indenture governing the outstanding unrestricted notes, the outstanding restricted notes and the exchange notes, whether or not those subsidiaries have guaranteed the outstanding unrestricted notes or the outstanding restricted notes, or will guarantee the exchange notes, including our subsidiaries incorporated outside of Canada and the United States, but excluding our joint ventures and minority investments.

Our Business

        We are a diversified producer of packaging products, tissue paper and fine papers with operations in Canada, the United States, Europe, Asia and Australia. We believe that we have leading market positions for many of our products in North America and are a leading producer of coated boxboard in Europe. We believe that our product and geographic diversification, the relative demand stability of a number of the end-markets we serve and our high utilization of recycled fiber have allowed us to maintain relatively stable operating margins through industry cycles. From 1994 to 2004, our net sales and operating income increased at compound annual growth rates of 8% and 4%, respectively. We have achieved this growth primarily by making acquisitions of what we believe to be attractive assets that fit within our core business lines, while maintaining disciplined financial management. In 2004, we had consolidated sales of $3.2 billion, operating income of $79 million and Operating Income before Depreciation and Amortization of $238 million. The restricted group had sales of $2.4 billion, operating income of $13 million and Adjusted Operating Income before Depreciation and Amortization of $131 million. In 2004, approximately 38% of our consolidated sales were in Canada, 43% in the United States and 19% in other countries, primarily in Europe.

        We use the terms Operating Income before Depreciation and Amortization and Adjusted Operating Income before Depreciation and Amortization in this prospectus, which are non-GAAP financial measures within the meaning of the recent rules and regulations issued by the Securities and Exchange Commission on the use of non-GAAP financial measures. Adjusted Operating Income before Depreciation and Amortization is defined as operating income before depreciation and amortization plus cash dividends paid to us by joint ventures and companies in which we hold a minority interest. For a reconciliation of Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, which we believe to be the closest Canadian GAAP liquidity measures and performance to Operating Income before Depreciation and Amortization, and of Adjusted Operating Income before Depreciation and Amortization to Operating Income before Depreciation and Amortization, and for an explanation of why we present Operating Income before Depreciation and Amortization and Adjusted Operating Income before Depreciation and Amortization information, see footnotes (c) and (e) to our summary historical consolidated financial information on pages 13 and 14.

        Our operations are organized in three segments: packaging products, tissue paper and fine papers. Our packaging products segment includes boxboard and folding cartons, containerboard and corrugated packaging and specialty packaging products. All of our containerboard and corrugated packaging products are manufactured by Norampac Inc., a 50%-owned joint venture with Domtar Inc. We have added to our packaging products group through, among other things, the acquisition of the 50% interest that we did not already own in Dopaco, one of the largest North American suppliers of folding cartons for the quick service restaurant industry. Our tissue paper segment includes retail products for use by consumers at home, as well as commercial and industrial, or away-from-home, products. During 2004, we expanded our tissue paper operations by acquiring the assets of a tissue mill located in Memphis, Tennessee. Our fine papers segment includes both the manufacture of coated and uncoated papers and the distribution of fine papers and graphic arts products. During the fourth quarter of 2004, we initiated a divestiture plan for our distribution assets in the Fine Papers and Tissue Papers segments. We are also reviewing other strategic alternatives regarding our fine papers manufacturing assets.

        The following chart shows how we are organized operationally by segment and, within packaging products, our core business lines:

Notes:    Sales, operating income and Operating Income before Depreciation and Amortization (OIBD) figures shown are for 2004 and are expressed in millions of Canadian dollars. Our containerboard business consists solely of our 50% joint venture interest in Norampac.

        Since our inception, we have owned or had interests in recycling operations and recycled paper has been our principal fiber source. We are currently Canada's largest consumer of recycled paper, consuming approximately 2.1 million short tons annually of which approximately 0.4 million short tons, or 19%, come from our own recovery network. We own or have interests in more than 20 recycled paper recovery centers in Canada and the United States. In July, 2004, we completed the acquisition of the 50% interest we did not already own in a de-inked pulp mill located in France, which allowed us to increase our recycling operations in Europe. Our experience as both a seller and a consumer of recycled paper gives us market knowledge that allows us to better anticipate industry trends, enabling us to better manage our inventory levels and fiber costs. In addition, the technical knowledge that we have developed allows us to efficiently use a wide variety of recycled paper grades to produce our products.

        We also produce virgin pulp, substantially all of which is consumed by our mill operations. On a net basis, in 2004, we purchased approximately 140,000 metric tonnes of various virgin and recycled pulp grades in the open market.

Competitive Strengths

        We believe that we have a number of competitive strengths, which are described in more detail in "Business—Competitive Strengths," including:

  •
  a diversified portfolio of products and customers that operate in a broad range of industries;

  •
  a significant degree of converting integration, which in addition to increasing our proximity to our customers, leads to better overall operating margins;

  •
  a high utilization of recycled fiber, which we believe allows us to maintain relatively stable operating margins through industry cycles compared to competitors that rely more heavily on internally produced virgin fiber; and

  •
  a strong management team and corporate culture, which creates individual accountability at every level of our business.

Business Strategy

        We intend to continue to capitalize on our leading market positions and core competencies to drive profitable growth by emphasizing the following key strategies:

  •
  improve efficiency and reduce costs;

  •
  enhance customer service;

  •
  focus on higher margin products and higher growth markets;

  •
  maintain disciplined financial management;

  •
  increase converting integration and access to recycled fiber; and

  •
  pursue strategic acquisitions.

Recent Developments

        On March 31, 2005, our subsidiary Cascades Tissue Group—Pickering Inc., formerly known as Wood Wyant Inc., sold the distribution activities of its tissue paper segment for net consideration after the retention of liabilities of $16 million.

        Our principal executive offices are located at 404 Marie-Victorin Boulevard, Kingsey Falls, Québec, Canada J0A 1B0, and our telephone number is (819) 363-5100. We also maintain a website at www.cascades.com. However, the information on our website is not a part of this prospectus and you should rely only on the information contained in this prospectus when deciding whether or not to participate in the exchange offer.

THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange up to US$125,000,000 aggregate principal amount of our registered 7 1/4% Senior Notes due 2013 for an equal principal amount of our outstanding restricted 7 1/4% Senior Notes due 2013 that were issued in a private placement in December 2004. The terms of the exchange notes are identical in all material respects to those of the outstanding restricted notes, except for transfer restrictions and registration rights relating to the outstanding restricted notes. The exchange notes will be of the same class as our outstanding unrestricted notes.
Purpose of the Exchange Offer	The exchange notes are being offered to satisfy our obligations under a registration rights agreement entered into at the time we issued and sold the outstanding restricted notes.
Expiration Date; Withdrawal of Tender
The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, or on a later date and time to which we extend it, but if extended, the exchange offer will remain open for a maximum or 45 business days after the date of this prospectus. The tender of outstanding restricted notes in the exchange offer may be withdrawn at any time prior to the expiration date. The exchange date will be the second business day following the expiration date. Any outstanding restricted notes that are not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.
Procedures for Tendering Outstanding Restricted Notes
Each holder of outstanding restricted notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or its facsimile, in accordance with its instructions, and mail or otherwise deliver it, or its facsimile, together with the outstanding restricted notes and any other required documentation to the exchange agent at the address in the letter of transmittal. Outstanding restricted notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the outstanding restricted notes to the exchange agent's account at DTC is delivered in a timely fashion. See "The Exchange Offer — Procedures for Tendering Outstanding Restricted Notes."

Conditions to the Exchange Offer
The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding restricted notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer—Conditions to the Exchange Offer."
Exchange Agent	The Bank of New York
U.S. Federal Income Tax Considerations
Your exchange of an outstanding restricted note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding restricted note surrendered. See "Important U.S. and Canadian Tax Considerations."

THE EXCHANGE NOTES

        The terms of the exchange notes are identical in all material aspects to those of the outstanding restricted notes, except for the transfer restrictions and registration rights relating to the outstanding restricted notes that do not apply to the exchange notes.

Issuer	Cascades Inc.
Notes Offered	US$125,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2013. The notes offered hereby will be the same class as our outstanding unrestricted notes and will bear the same CUSIP number.
Maturity Date	February 15, 2013.
Interest Payment Dates	February 15 and August 15 of each year, commencing on August 15, 2005.
Guarantees
The exchange notes will be guaranteed by each of our existing and future Canadian and U.S. restricted subsidiaries. The exchange notes will not be guaranteed by our subsidiaries outside Canada and the United States or by any of our joint ventures, including Norampac.
Ranking
The exchange notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior debt. The exchange notes will be senior in right of payment to all of our subordinated debt. As of March 31, 2005, we had approximately $1,157 million of debt outstanding, approximately $268 million of which was secured. This debt includes obligations under capital leases and mandatorily redeemable preferred shares but excludes our proportionate share of debt of our joint ventures, which is included in our consolidated financial statements under Canadian GAAP, and also excludes undrawn commitments under our revolving credit facility.

The guarantees of the exchange notes will be unsecured senior obligations of each subsidiary guarantor and will rank equally with all other unsecured senior debt of the subsidiary guarantor. The guarantees will be senior in right of payment to all of the subordinated debt of each subsidiary guarantor. As of March 31, 2005, the subsidiary guarantors had approximately $101 million of debt outstanding, not including the guarantees of the notes or our subsidiaries' obligations under our revolving credit facility, approximately $44 million of which was secured, and not including intercompany debt. This debt includes obligations under capital leases and mandatorily redeemable preferred shares.

Because the exchange notes will not be guaranteed by all of our subsidiaries or by any of our joint ventures, the notes will be effectively subordinated to all liabilities, including trade debt and preferred share claims, of our non-guarantor subsidiaries and joint ventures. As of March 31, 2005, our non-guarantor subsidiaries had outstanding approximately $228 million, and our joint ventures had outstanding approximately $604 million, of debt, accounts payable and other accrued liabilities, including preferred share claims, but excluding any intercompany debt owing to us or our subsidiaries.
Optional Redemption
Prior to February 15, 2008, we may redeem all or part of the exchange notes by paying a "make-whole" premium based on U.S. Treasury rates as specified in this prospectus under "Description of Notes—Optional Redemption." At any time on or after February 15, 2008, we may redeem all or part of the notes at our option at the redemption prices described under "Description of Notes—Optional Redemption." Prior to February 15, 2006, we may also redeem, at any time at our option, up to 35% of the aggregate principal amount of the notes and outstanding restricted notes with the net cash proceeds of qualified equity offerings.
Additional Amounts
We generally will pay such additional amounts as may be necessary so that the amount received by noteholders after tax-related withholdings or deductions in relation to the notes will not be less than the amount that noteholders would have received in the absence of the withholding or deduction.
Tax Redemption
If we are required to pay additional amounts as a result of changes in the laws applicable to tax-related withholdings or deductions, we will have the option to redeem the exchange notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the exchange notes, plus any accrued and unpaid interest to the date of redemption and any additional amounts that may be then payable.
Certain Covenants
We will issue the exchange notes under the same indenture under which our outstanding unrestricted notes were issued. The indenture limits, among other things, our ability and the ability of our restricted subsidiaries, to:
• borrow money;
• pay dividends on stock, redeem stock or redeem subordinated debt;
• make investments;
• sell capital stock of subsidiaries;

	•	guarantee other indebtedness;
	•	enter into agreements that restrict dividends or other distributions from restricted subsidiaries;
	•	enter into transactions with affiliates;
	•	create or assume liens;
	•	enter into sale and leaseback transactions;
	•	engage in mergers or consolidations; and
	•	enter into a sale of all or substantially all of our assets.
Each of these restrictions has a number of important qualifications and exceptions. Please refer to the section in this prospectus entitled "Description of Exchange Notes."

If at any time the credit rating on the exchange notes, as determined by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., equals or exceeds both BBB— and Baa3, respectively, or any equivalent replacement ratings, then these restrictions, other than the limitations on our ability to create or assume liens, engage in certain sale and leaseback transactions and engage in mergers, consolidations or a sale of all or substantially all of our assets, will cease to apply. Any covenants that cease to apply to us as a result of achieving these ratings will not be restored, even if the credit rating on the exchange notes later falls below one or both of these ratings.
Change of Control
Upon a change of control, we will be required to offer to purchase the exchange notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

        You should carefully consider the information in the section entitled "Risk Factors" beginning on page 16.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following table presents summary historical consolidated financial information about us. The summary historical consolidated financial information as of December 31, 2003 and 2004 and for each of the fiscal years ended December 31, 2002, 2003 and 2004 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes, which are included elsewhere in this prospectus. The summary historical consolidated balance sheet data as of December 31, 2002 has been derived from our audited consolidated financial statements, which have not been included in this prospectus. The summary historical financial information as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 has been derived from, and should be read together with, our unaudited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. The summary historical balance sheet information as of March 31, 2004 has been derived from our unaudited consolidated financial statements, which are not included in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in those results and financial position. Interim results and financial position are not necessarily indicative of the results and financial position that can be expected for a full year. All of the following historical consolidated financial information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus. Information presented for the "restricted group" has been derived from the information used in preparing our audited consolidated financial statements as of and for the years ended December 31, 2002, 2003 and 2004 and our unaudited consolidated financial statements as of and for the three months ended March 31, 2004 and 2005.

        Our audited consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from U.S. GAAP. See note 24 to our audited consolidated financial statements, included elsewhere in this prospectus, for a description of material differences between U.S. GAAP and Canadian GAAP as they relate to our audited consolidated financial statements.

        Due to proportionate consolidation under Canadian GAAP, the financial results for the year ended December 31, 2004, include the impact of only four months of our ownership of 100% of Dopaco, while the first eight months include 50% of Dopaco's results.

	Year Ended December 31,			Three Months Ended March 31,
	2002	2003	2004	2004	2005
	(restated)(a)(i)
	(in millions of Canadian dollars, except share and per share data, ratios and shipment data)
Consolidated Statement of Earnings Data:
Sales(a)	$3,118	$2,995	$3,254	763	843
Cost of sales (exclusive of depreciation shown below)(a)	2,414	2,463	2,691	640	702
Selling and administrative expenses	289	294	313	75	82
Impairment loss on property, plant and equipment	—	—	18	—	—
Loss (gain) on derivative financial commodity instruments	—	1	(2)	(6)	1
Unusual losses (gains)	4	—	(4)	—	(3)
Depreciation and amortization	137	143	159	39	44

Operating income from continuing operations	274	94	79	15	17
Interest expense(b)	69	80	76	20	20
Unrealized loss on derivative financial instruments	—	—	—	—	1
Foreign exchange loss (gain) on long-term debt	—	(72)	(18)	6	2
Loss on long-term debt refinancing	—	22	1	—	—
Provision (recovery) for income taxes	60	10	2	(3)	(2)
Share of loss (earnings) of significantly influenced companies	(22)	3	(2)	(1)	(1)
Share of earnings attributable to non-controlling interests	1	—	—	—	—

Net earnings (loss) from continuing operation	166	51	20	(7)	(3)
Net earnings from assets held for sale	3	4	3	1	3

Net earnings (loss)	$169	$55	$23	(6)	—

Basic net earnings (loss) from continuing operations per common shares	$2.04	$0.61	$0.25	$(0.09)	$(0.03)

Net earnings (loss) per common share:
Basic	$2.07	$0.66	$0.28	$(0.08)	—

Diluted	$2.05	$0.66	$0.28	$(0.08)	—

Weighted average number of common shares outstanding during the year	81,482,507	81,720,379	81,678,884	81,734,786	81,350,647
Other Consolidated Financial Data:
Operating Income before Depreciation and Amortization(c)	$411	$237	$238	54	61
Cash flows provided by (used in) operating activities	330	126	156	4	(59)
Cash flows used in investing activities	(272)	(165)	(244)	(35)	(30)
Cash flows provided by (used in) financing activities	(54)	31	93	33	67
Capital expenditures	128	121	129	19	25
Ratios of earnings to fixed charges(h)	3.6x	1.7x	1.2x	—	—

Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents	$38	$27	$30	29	23
Working capital	386	508	502	541	569
Property, plant and equipment	1,604	1,636	1,700	1,640	1,675
Total assets	2,959	2,927	3,144	2,970	3,181
Total debt(b)	1,195	1,153	1,273	1,212	1,356
Non-controlling interests	2	3	—	3	—
Net assets	1,065	1,056	1,059	1,045	1,047
Capital stock	268	264	265	264	265
Restricted Group Financial Data(d):
Sales(a)	$2,407	$2,240	$2,388	536	660
Operating income (loss)	189	34	13	(3)	(3)
Interest expense(b)	51	63	63	16	18
Net earnings (loss) from continuing operations	166	51	20	(7)	(3)
Net earnings from assets held for sale	3	4	3	1	3
Net earnings (loss)	169	55	23	(6)	—
Cash and cash equivalents	24	15	22	19	15
Total assets	2,582	2,478	2,765	2,501	2,796
Total debt(b)	977	927	1,076	979	1,157
Shareholders' equity	1,065	1,056	1,059	1,045	1,047
Capital expenditures	97	86	89	14	21
Operating Income before Depreciation and Amortization(c)	298	142	131	25	32
Adjusted Operating Income before Depreciation and Amortization(e)	314	158	150	40	47
Cash flows provided by (used in) operating activities	268	84	101	7	(58)
Cash flows used in investing activities	(214)	(121)	(176)	(29)	(30)
Cash flows provided by (used in) financing activities	(57)	29	83	26	66

U.S. GAAP Consolidated Financial and Other Data:
Sales	$3,118		$2,995		$3,254
Net earnings	173		60		16
Cash and cash equivalents	38		27		30
Total assets	3,014		3,003		3,213
Total debt	1,139		1,153		1,273
Mandatorily redeemable preferred shares	56		4		2
Convertible preferred shares(f)	6		—		—
Shareholders' equity	1,090		1,103		1,101
Operating Income before Depreciation and Amortization(c)	418		249		250
Cash flows provided by operating activities	334		127		156
Cash flow used in investing activities	(272)		(163)		(244)
Cash flow provided by (used in) financing activities	(54)		31		93
Basic and diluted earnings from Continuing operations per Common Share	$2.08		$0.68		$0.17

Net earnings per common share:
Basic	$2.11		$0.73		$0.20

Diluted	$2.09		$0.73		$0.20

Cash dividends
Common shares	(10)		(13)		(13)
Preferred shares	(1)		(1)		—
Ratios of earnings to fixed charges(h)	3.9	x	1.9	x	1.2	x
Shipment Data (in thousands):
Packaging Products
Boxboard (short tons)
North America	356		363		336		86	78
Europe	530		493		521		130	135
Containerboard(g)
Manufacturing (short tons)	724		721		718		179	179
Converting (square feet)	6,378		6,699		6,802		1,630	1,630
Specialty products (paper only-short tons)	184		190		195		47	47
Tissue Paper (short tons)	338		368		399		96	99
Fine Paper (short tons)
Uncoated paper	152		140		138		33	28
Coated paper	161		139		151		32	40

(a)
On January 1, 2004, we adopted the new Canadian Institute of Chartered Accountants (CICA) section 1100 and 1400 and reclassified cost of delivery, which previously had been subtracted from sales, as cost of sales. As a result, the prior-year results were restated.

(b)
Under Canadian GAAP, the mandatorily redeemable preferred shares issued by our subsidiaries, Cascades Boxboard Group Inc. and Cascades Tissue Group—Pickering Inc., formerly known as

  Wood Wyant Inc., are classified as debt in our financial statements and dividends on those shares are included in interest expense. During 2003, we repurchased all of the outstanding preferred shares issued by Cascades Boxboard Group Inc. Capital lease obligations are also classified as debt.

(c)
Operating Income before Depreciation and Amortization is not a measure of performance under Canadian GAAP or U.S. GAAP. We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of Operating Income before Depreciation and Amortization may differ from that of other companies. Set forth below is a reconciliation of consolidated Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, which we believe to be the closest Canadian GAAP performance and liquidity measures to Operating Income before Depreciation and Amortization:

	Year Ended December 31,			Three Months Ended March 31,
	2002	2003	2004	2004	2005
	(restated)(a)(i)
	(in millions of Canadian dollars)
Net cash provided by (used in) operating activities	$330	$126	$156	4	(59)
Changes in non-cash working capital components	(23)	32	2	27	90
Depreciation and amortization	(137)	(143)	(159)	(39)	(44)
Current income taxes	47	11	22	1	9
Interest expense (includes interest on long-term debt, other interest less interest income and capitalized interest)	69	80	76	20	20
Impairment loss of property, plant and equipment	—	—	(18)	—	—
Unrealized gain (loss) on derivative financial commodity instruments	—	—	2	5	(1)
Unusual gain (loss)	(4)	—	4	—	3
Other non-cash adjustments	(8)	(12)	(6)	(3)	(1)

Operating income	274	94	79	15	17
Depreciation and amortization	137	143	159	39	44

Operating Income before Depreciation and Amortization	411	237	238	54	61

Net earnings (loss)	$169	$55	$23	(6)	—
Net earnings from assets held for sale	(3)	(4)	(3)	(1)	(3)
Share of earnings attributable to non-controlling interests	1	—	—	—	—
Share of earnings of significantly influenced companies	(22)	3	(2)	(1)	(1)
Provision (recovery) for income taxes	60	10	2	(3)	(2)
Loss on long-term debt refinancing	—	22	1	—	—
Foreign exchange loss (gain) on long-term debt	—	(72)	(18)	6	2
Unrealized loss on financial derivative instruments	—	—	—	—	1
Interest expense	69	80	76	20	20

Operating income	274	94	79	15	17
Depreciation and amortization	137	143	159	39	44

Operating Income before Depreciation and Amortization	411	237	238	54	61

In our fiscal 2002, Dopaco did not contribute to our Operating Income before Depreciation and Amortization. In our fiscal years 2003 and 2004, Dopaco contributed $6 million, and $33 million, respectively. Dopaco had Operating Income before Depreciation and Amortization for its fiscal years ended March 31, 2002, 2003, and 2004, of $31 million, $34 million and $43 million, respectively.

(d)
Restricted group financial data represents financial results, calculated in accordance with Canadian GAAP except for Operating Income before Depreciation and Amortization and the ratios, for Cascades Inc. and those subsidiaries that will be "restricted" under the indenture governing the notes. The restricted group financial data includes data of subsidiaries that will not guarantee the notes but that will be part of the restricted group for purposes of the indenture. We have included the restricted group financial information because we believe it provides investors with helpful information with respect to the financial results, including cash flows, of the business and operations that will be subject to the restrictive covenants under the indenture. For further information on guarantor and non-guarantor subsidiaries, see note 25 to our audited consolidated financial statements, included elsewhere in this prospectus.

(e)
Adjusted Operating Income before Depreciation and Amortization is not a recognized measure under Canadian GAAP or U.S. GAAP and is defined as Operating Income before Depreciation and Amortization plus cash dividends paid to us during the relevant period by joint ventures and companies in which we hold a minority interest. These dividends amounted to approximately $16 million in 2002, $16 million in 2003, and $19 million in 2004. The cash dividends made by our joint ventures and companies in which we hold a minority interest represent cash available to us to fund our operations and those of the restricted group and to service debt even though the entities from whom we receive the dividends are not part of the restricted group. As such, we have included Adjusted Operating Income before Depreciation and Amortization because it is a measure used by management and our investors to assess our ability to fund operations and service debt. Dopaco contributed $3 million of these dividends for the year ended December 31, 2004.

(f)
Represents Class B preferred shares issued by our subsidiary, Cascades Boxboard Group Inc., that were repurchased on May 23, 2003.

(g)
Our production of containerboard consists solely of our 50% proportionate interest in the production of Norampac, our joint venture with Domtar, which is not part of the restricted group.

(h)
For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents earnings from continuing operations before income taxes plus fixed charges. "Fixed charges" consist of interest expense and capitalized interest, amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest, as well as dividends on the preferred shares issued by two of our subsidiaries, Cascades Boxboard Group Inc. and Cascades Tissue Group—Pickering Inc. For the three months ended March 31, 2004 and 2005, earnings were insufficient to cover fixed charges by $11 million and $6 million, respectively.

(i)
During the fourth quarter of 2004, we initiated a divestiture plan for our distribution assets in the Fine Papers and Tissue Papers segments. Consequently, the assets, liabilities, earnings and cash flows of the distribution activities have been reclassified as assets held for sale for each of the years presented above, with our results for 2002 and 2003 having been restated. Financial information relating to these assets held for sale is as follow:

	Year Ended December 31,			Three Months Ended March 31,
	2002	2003	2004	2004(1)	2005
	(in millions of dollars, except amounts per share)
Condensed balance sheet
Current assets	$109	$126	$126	$126	116
Long-term assets	7	12	9	9	5
Current liabilities	21	31	29	29	23
Condensed statement of earnings
Sales	$473	$454	$438	107	113
Depreciation and amortization	2	2	2	1	—
Operating income, including gain on disposal	7	11	7	2	5
Interest expense	3	3	3	—	1
Provision for income taxes	1	4	1	1	1
Net earnings, including gain on disposal, from assets held for sale	3	4	3	1	3
Net earnings per share, including gain on disposal, from assets held for sale	$0.03	$0.05	$0.03	$0.01	$0.03
Condensed statement of cash flows
Cash flow from operating activities	$(5)	$14	$1	(7)	(4)
Cash flow from investing activities	(5)	(1)	(1)	—	14
Cash flow from financing activities	10	(13)	—	7	4

(1)
As at December 31, 2004 for the condensed balance sheet items.

RISK FACTORS

        An investment in the exchange notes represents a high degree of risk. The material risk factors known to us and discussed below may adversely affect our ability to make payments on the exchange notes. However, additional risks that we do not know about or that we currently view as immaterial may also impair our business or adversely affect our ability to make payments on, or adversely affect the trading price of, the exchange notes. You should carefully consider the risks described below, together with the other information in this prospectus, before making a decision to participate in the exchange offer.

Risks Relating to Our Business

The markets for some of our products tend to be cyclical in nature and prices for some of our products, as well as raw material and energy costs, may fluctuate significantly, which can adversely affect our operating results, profitability and financial position.

        The markets for some of our products, particularly containerboard and fine papers, are highly cyclical. As a result, prices for these types of products and for our two principal raw materials, recycled paper and virgin fiber, have fluctuated significantly in the past and will likely continue to fluctuate significantly in the future, principally due to market imbalances between supply and demand. Demand is heavily influenced by the strength of the global economy and the countries or regions in which we do business, particularly in Canada and the United States, our two primary markets. Demand is also influenced by fluctuations in inventory levels held by customers and consumer preferences. Supply depends primarily on industry capacity and capacity utilization rates. In periods of economic weakness, reduced spending by consumers and businesses results in decreased demand, potentially causing downward price pressure. Industry participants may also, at times, add new capacity or increase capacity utilization rates, potentially causing supply to exceed demand and exerting downward price pressure.

        In the second half of 2000, economic growth in North America began to slow. As a result, between the second half of 2000 and the end of 2001, demand for some of our products, particularly in containerboard, boxboard and fine papers, slowed and selling prices declined. To adjust our production to demand, we took market-related downtime for some of our products. Market conditions gradually improved during 2002, and we were able to implement increases in the selling prices for some of these products. However, in 2003, increased energy and fiber costs combined with lower demand for some of our products led to more difficult market conditions. The strengthening of the Canadian dollar against the U.S. dollar also contributed to reduced profitability as it reduced the proceeds of export sales from Canada and Europe. In 2004, sales increased, however operating income was lower than 2003 due in large part to the strengthening of the Canadian dollar against the U.S. dollar, when compared with 2003, which adversely affects our revenues since a large part of our products, from our Canadian operations, are priced with reference to the U.S. dollar while most of our costs are incurred in Canadian dollars. In the first quarter of 2005, sales and operating income increased compared to the same period in 2004 despite the further strengthening of the Canadian dollar against the U.S. dollar, when compared with the same period in 2004. Depending on market conditions and related demand, we may have to take further market-related downtime. In addition, we may not be able to maintain current prices or implement additional price increases in the future. If we are not able to do so, our revenues, profitability and cash flows could be adversely affected. In addition, other participants may introduce new capacity or increase capacity utilization rates, which also could adversely affect our business, operating results and financial position.

        Prices for recycled and virgin fiber have also fluctuated considerably since 1999. The costs of these materials present a potential risk to our profit margins to the extent that we are unable to pass along price increases to our customers on a timely basis. For example, for the fiscal year of 2004, the list price of recycled paper increased approximately 14.5%. The price of recycled paper increased in the first quarter of 2005 compared to the first quarter of 2004. Although changes in the price of recycled fiber generally correlate with changes in the price of products made from recycled paper, this may not always be the case. To the extent we are not able to implement increases in the selling prices for our products to compensate for increases in the price of recycled or virgin fiber, our profitability and cash flows would be adversely affected.

        In addition, we use energy, mainly natural gas and fuel oil, to generate steam, which we use in the production process and to operate machinery. Energy prices, particularly for natural gas and fuel oil, have continued to increase since 2000, with a corresponding effect on our production costs. Energy prices increased approximately 21% in 2003 from 2002. In 2004, prices for energy declined slightly by 3% in Canada but increased by 13% in the United States compared to 2003. In the first quarter of 2005, prices for energy increased slightly by 4% in Canada and by 10% in the United States compared to the same period in 2004. We continue to evaluate our energy costs and consider ways to factor energy costs into our pricing. However, if energy prices were to increase, our production costs, competitive position and results of operations would be adversely affected. In addition, uncertainty in the Middle East could lead to an increase in the cost of energy. A substantial increase in energy costs would adversely affect our operating results and could have broader market implications that could further adversely affect our business or financial results.

We face significant competition and some of our competitors may have greater cost advantages, be able to achieve greater economies of scale or be able to better withstand periods of declining prices and adverse operating conditions, which could negatively affect our market share and profitability.

        The markets for our products are highly competitive. In some of the markets in which we compete, particularly in boxboard, tissue and specialty products, we compete with a small number of other producers. Other markets, such as for containerboard, are extremely fragmented. In some businesses, such as in the containerboard and fine papers industries, competition tends to be global. In others, such as the tissue industry, competition tends to be regional. In our packaging products segment, we also face competition from alternative packaging materials, such as vinyl, plastic and styrofoam, which can lead to excess capacity, decreased demand and pricing pressures.

        Competition in our markets is primarily based upon the quality, breadth and performance characteristics of our products, customer service and price. Our ability to compete successfully depends upon a variety of factors, including:

  •
  our ability to maintain high plant efficiencies and operating rates and lower manufacturing costs;

  •
  the availability, quality and cost of raw materials, particularly recycled and virgin fiber, and labor; and

  •
  the cost of energy.

        Some of our competitors may, at times, have lower fiber, energy and labor costs and less restrictive environmental and governmental regulations to comply with than we do. For example, fully integrated manufacturers, which are those manufacturers whose requirements for pulp or other fiber are met fully from their internal sources, may have some competitive advantages over manufacturers that are not fully integrated, such as us, in periods of relatively high prices for raw materials, in that the former are able to ensure a steady source of these raw materials at costs that may be lower than prices in the prevailing market. In contrast, competitors that are less integrated than we are may have cost advantages in periods of relatively low pulp or fiber prices because they may be able to purchase pulp or fiber at prices lower than the costs we incur in the production process. Other competitors may be larger in size or scope than we are, which may allow them to achieve greater economies of scale on a global basis or allow them to better withstand periods of declining prices and adverse operating conditions.

        In addition, there has been an increasing trend among our customers towards consolidation. With fewer customers in the market for our products, the strength of our negotiating position with these customers could be weakened, which could have an adverse effect on our pricing, margins and profitability.

Because of our international operations, we face political, social and exchange rate risks which can negatively affect our business, operating results, profitability and financial condition.

        We have customers and operations located outside Canada and the United States. In 2004, sales outside Canada and the United States represented approximately 19% of our consolidated net sales. Our international operations present us with a number of risks and challenges, including:

  •
  the effective marketing of our products in other countries;

  •
  tariffs and other trade barriers; and

  •
  different regulatory schemes and political environments applicable to our operations in areas such as environmental and health and safety compliance.

        In addition, our financial statements are reported in Canadian dollars while a portion of our sales is made in other currencies, primarily the U.S. dollar and the euro. A substantial portion of our debt is also denominated in currencies other than the Canadian dollar. Although fluctuations in exchange rates between the Canadian dollar and foreign currencies have not had a significant impact on net earnings in the past, the recent appreciation of the Canadian dollar against the U.S. dollar has adversely affected our reported operating results and financial condition. Although the recent appreciation of the Canadian dollar against the U.S. dollar has had a direct impact on export prices, it has also contributed to reducing Canadian dollar prices in Canada because several of our product lines are priced in U.S. dollars. Moreover, in some cases, the currency of our sales does not match the currency in which we incur costs, which can negatively affect our profitability. Fluctuations in exchange rates can also affect the relative competitive position of a particular facility where the facility faces competition from non-local producers, as well as our ability to successfully market our products in export markets. As a result, the continuing appreciation of the Canadian dollar can affect the profitability of our facilities, which could lead us to shut down facilities either temporarily or permanently, all of which could adversely affect our business or financial results.

Our operations are subject to comprehensive environmental regulation and involve expenditures which may be material in relation to our operating cash flow.

        Our operations are subject to extensive environmental, health and safety laws and regulations promulgated by federal, provincial, state and local governments in the various jurisdictions in which we have operations. These environmental laws and regulations impose stringent standards on us regarding, among other things:

  •
  air emissions;

  •
  water discharges;

  •
  use and handling of hazardous materials;

  •
  use, handling and disposal of waste; and

  •
  remediation of environmental contamination.

        Our failure to comply with applicable environmental laws, regulations or permit requirements may result in civil or criminal fines or penalties or enforcement actions. These may include regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installing pollution control equipment or remedial actions, any of which could entail significant expenditures. It is difficult to predict the future development of such laws and regulations or their impact on future earnings and operations, but these laws and regulations may require capital expenditures to ensure compliance. In addition, amendments to, or more stringent implementation of, current laws and regulations governing our operations could have a material adverse effect on our business, results of operations or financial position. For example, the U.S. Environmental Protection Agency has proposed additional requirements for the pulp and paper industry which, if and when adopted, may require additional material expenditures. The ratification of the Kyoto Protocol by Canada and the European Union will result in the imposition of limits to the discharge of carbon dioxide and other greenhouse gases. The specific limitations in respect of our Canadian and European operations, or the operations of others providing energy or other products or services to us, are unknown and uncertain and may require additional material expenditures. In addition, although we generally try to plan for capital expenditures relating to environmental and health and safety compliance on an annual basis, actual capital expenditures may exceed those estimates. In such an event, we may be forced to curtail other capital expenditures or other activities.

        In addition, enforcement of existing environmental laws and regulations has become increasingly strict. We may discover currently unknown environmental problems or conditions in relation to our past or present operations, or we may face unforeseen environmental liabilities in the future. These conditions and liabilities may:

  •
  require site remediation or other costs to maintain compliance or correct violations of environmental laws and regulations; or

  •
  result in governmental or private claims for damage to person, property or the environment, either of which could have a material adverse effect on our financial condition and results of operations.

        We may be subject to strict liability and, under specific circumstances, joint and several liability for the investigation and remediation of the contamination of soil, surface and ground water, including contamination caused by other parties, at properties that we own or operate and at properties where we or our predecessors have arranged for the disposal of regulated materials. As a result, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. We may become involved in additional proceedings in the future, the total amount of future costs and other environmental liabilities of which could be material.

We may be subject to losses that might not be covered in whole or in part by our insurance coverage.

        We carry comprehensive liability, fire and extended coverage insurance on most of our facilities, with policy specifications and insured limits customarily carried in our industry for similar properties. The cost of our insurance policies has increased recently. In addition, some types of losses, such as losses resulting from wars, acts of terrorism, or natural disasters, generally are not insured because they are either uninsurable or not economically practical. Moreover, insurers recently have become more reluctant to insure against these types of events. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in that property, as well as the anticipated future revenues derived from the manufacturing activities conducted at that property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any such loss could adversely affect our business, results of operations or financial condition.

Labor disputes could have a material adverse effect on our cost structure and ability to run our mills and plants.

        As of December 31, 2004, we had approximately 15,800 employees, of whom approximately 14,200 were employees of our Canadian and United States operations. Approximately 63% of our Canadian and U.S. employees are represented by unions under 46 separate collective bargaining agreements. In addition, in Europe, some of our operations are subject to national collective bargaining agreements that are renewed on an annual basis. Our inability to negotiate acceptable contracts with these unions upon expiration of an existing contract could result in strikes or work stoppages by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized workers were to engage in a strike or other work stoppage, or other employees were to become unionized, we could experience a significant disruption in operations or higher labor costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flow. We had one work stoppage ongoing as of December 31, 2004: a lock-out of unionized employees in our Fjordcell Kraft pulp mill located in Jonquière, Québec. The Fjordcell Kraft pulp mill had sales of $49 million in 2004. This work stoppage was resolved on May 6, 2005. Of our 46 collective bargaining agreements, six have expired. Another five will expire within this year and five more will expire in 2006. We generally begin the negotiation process several months before agreements are due to expire and are currently in the process of negotiating with the unions where the agreements have expired. However, we may not be successful in negotiating new agreements on satisfactory terms, if at all.

We may make investments in entities that we do not control and may not receive dividends or returns from those investments in a timely fashion or at all.

        We have established joint ventures and made minority interest investments to increase our vertical integration, enhance customer service and increase efficiencies in our marketing and distribution in the United States and other markets. Our principal joint ventures and minority investments include:

  •
  Norampac, a 50%-owned joint venture with Domtar through which all of our containerboard and corrugated packaging products are manufactured;

  •
  three 50%-owned joint ventures with Sonoco Products Company, one in Canada, one in the United States and one in Europe, which produce specialty paper packaging products such as headers, rolls and wrappers;

  •
  a 50%-owned joint venture interest in Metro Waste Paper Recovery Inc., a Canadian operator of waste paper recovery and recycling operations, part of which we own through Norampac; and

  •
  a 43% interest in Boralex, a public Canadian corporation and an independent producer of electric and thermal power with operations in the Province of Québec and the northeastern United States.

We do not control these entities and they will not be restricted under the indenture governing the notes. The indenture governing the notes will limit, but not prohibit, our ability to continue making these types of investments, and we anticipate continuing to enter into joint ventures and make minority investments.

        Our inability to control entities in which we invest may affect our ability to receive distributions from those entities or to fully implement our business plan. The incurrence of debt or entering into other agreements by an entity not under our control may result in restrictions or prohibitions on that entity's ability to pay distributions to us. For example, our joint venture Norampac has a credit agreement and indenture that contain covenants that restrict its ability to pay dividends to us. Even where these entities are not restricted by contract or by law from paying dividends or making distributions to us, we may not be able to influence the making or timing of these dividends or distributions. In addition, if any of the other investors in a non-controlled entity fail to observe their commitments, that entity may not be able to operate according to its business plan or we may be required to increase our level of commitment. If any of these events were to transpire, our business, results of operations, financial condition and ability to make payments on the notes could be adversely affected.

        In addition, we have entered into various shareholder agreements relating to our joint ventures and equity investments. Some of these agreements contain "shotgun" provisions, which provide that if one shareholder offers to buy all the shares owned by the other parties to the agreement, the other parties must either accept the offer or purchase all the shares owned by the offering shareholder at the same price and conditions. In addition, some of the agreements provide that in the event a shareholder is subject to bankruptcy proceedings or other default on any indebtedness, the non-defaulting parties to that agreement are entitled to invoke the shotgun provision or sell their shares to a third party. Our ability to purchase the other shareholders' interests in these joint ventures if they were to exercise these shotgun provisions could be limited by the covenants in our revolving credit facility and the indenture.

In addition, we may not have sufficient funds to accept the offer or the ability to raise adequate financing should the need arise, which could result in our having to sell our interests in these entities or otherwise alter our business plan.

Acquisitions have been and are expected to continue to be a substantial part of our growth strategy, which could expose us to difficulties in integrating the acquired operation, diversion of management time and resources and unforeseen liabilities, among other business risks.

        Acquisitions have been a significant part of our growth strategy. We expect to continue to selectively seek strategic acquisitions in the future. Our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms, if at all. Acquisitions may expose us to additional risks, including:

  •
  difficulties in integrating and managing newly acquired operations and improving their operating efficiency;

  •
  difficulties in maintaining uniform standards, controls, procedures and policies across all of our businesses;

  •
  entry into markets in which we have little or no direct prior experience;

  •
  our ability to retain key employees of the acquired company;

  •
  disruptions to our ongoing business; and

  •
  diversion of management time and resources.

        In addition, future acquisitions could result in the incurrence of additional debt, which we may incur to finance, or may assume as part of, an acquisition, as well as costs, contingent liabilities and amortization expenses. We may also incur costs and divert management attention for potential acquisitions which are never consummated. For acquisitions we do consummate, expected synergies may not materialize. Our failure to effectively address any of these issues could adversely affect our results of operations, financial condition and ability to service debt, including the notes.

        Although we generally perform a due diligence investigation of the businesses or assets that we acquire, and anticipate continuing to do so for future acquisitions, there may be liabilities of the acquired business or assets that we fail or are unable to uncover during our due diligence investigation and for which we, as a successor owner, may be responsible. When feasible, we seek to minimize the impact of these types of potential liabilities by obtaining indemnities and warranties from the seller, which may in some instances be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities because of their limited scope, amount or duration, the financial resources of the indemnitor or warrantor or other reasons.

The Lemaires collectively own 37% of our common shares and there may be situations in which their interests and the interests of the holders of the exchange notes will not be aligned.

        The Lemaires collectively beneficially own approximately 37% of our common shares. Because our remaining common shares are widely held, the Lemaires may be effectively able to:

  •
  elect all of our directors and, as a result, control matters requiring board approval;

  •
  control matters submitted to a shareholder vote, including mergers, acquisitions and consolidations with third parties and the sale of all or substantially all of our assets; and

  •
  otherwise control or influence our business direction and policies.

        In addition, the Lemaires may have interests in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance the value of their equity investment, even though the transactions might involve risks to the holders of the notes, such as increasing our leverage. As a result, circumstances may occur in which the interests of the Lemaires could be in conflict with your interests as a holder of the notes.

If we are not successful in retaining our key personnel or replacing them, particularly if the Lemaires do not stay active in our business, our business, financial condition or results of operations could be adversely affected.

        The Lemaires are key to our management and direction. Although we believe that the Lemaires will remain active in the business and that we will continue to be able to attract and retain other talented personnel and replace key personnel should the need arise, competition in recruiting replacement personnel could be significant. We do not carry key man insurance on the Lemaires or any other members of our senior management.

We do not have complete corporate records for our subsidiary, Cascades Tissue Group-IFC Disposables Inc., which is a guarantor. As a result, the appropriateness of the corporate actions taken during the period is uncertain. We also cannot be certain that we are the sole owner of all IFC Disposables's common stock.

        We are unable to locate the corporate records for our subsidiary, Cascades Tissue Group-IFC Disposables Inc., which is a guarantor, for the period from the inception of the company on December 17, 1990 through May 1, 1997. Because the corporate records are missing for this period, the appropriateness of the corporate action taken during this period is uncertain. We also cannot be certain that we are the sole owner of all of IFC Disposables's common stock. IFC Disposables was acquired in the Wyant Corporation acquisition, which we completed in November 2000. While IFC Disposables's contributions are not currently material to our consolidated results, they could be in the future.

Risks Relating to Our Indebtedness

The significant amount of debt that we have could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of debt. As of March 31, 2005, we had approximately $1,157 million of debt outstanding, including capital lease obligations and obligations for mandatorily redeemable preferred shares, but excluding our proportionate share of the debt of our joint ventures, which is included in our consolidated financial statements under Canadian GAAP. We also had approximately $230 million available under our revolving credit facility. On the same basis, our ratio of total debt to capitalization as of March 31, 2005 was 52.5%. For the year ended December 31, 2004, on a pro forma basis to give effect to the issuance of the outstanding restricted notes and the application of the net proceeds from that issuance, our pro forma interest expense for 2004 would have been approximately $80 million compared with actual interest expense of approximately $76 million. Our interest expense for the first quarter of 2005 was $20 million. Including our proportionate share of results, debt, interest expense and other fixed charges of our joint ventures, both our actual and pro forma ratio of earnings to fixed charges would have been 1.2x for 2004 and 0.8x for the first quarter of 2005. We also have significant obligations under operating leases, as described in note 19 to our audited consolidated financial statements, included elsewhere in this prospectus.

        Our leverage could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the exchange notes or our other indebtedness;

  •
  increase our vulnerability to competitive pressures and to general adverse economic or market conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to servicing debt, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  limit our ability to obtain additional sources of financing.

We may incur additional debt in the future, which would intensify the risks we now face as a result of our leverage as described above.

        Even though we are substantially leveraged, we and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although our revolving credit facility and the indenture governing the notes restrict us and our restricted subsidiaries from incurring additional debt, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional debt, the risks that we and they now face as a result of our leverage could intensify.

Our operations are substantially restricted by the terms of our debt, which could limit our ability to plan for or to react to market conditions or meet our capital needs, which could increase your credit risk.

        Our revolving credit facility and the indenture include a number of significant restrictive covenants. These covenants restrict, among other things, our ability to:

  •
  borrow money;

  •
  pay dividends on stock, redeem stock or redeem subordinated debt;

  •
  make investments;

  •
  sell capital stock of subsidiaries;

  •
  guarantee other indebtedness;

  •
  enter into agreements that restrict dividends or other distributions from restricted subsidiaries;

  •
  enter into transactions with affiliates;

  •
  create or assume liens;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or consolidations; and

  •
  enter into a sale of all or substantially all of our assets.

        These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs.

        Our revolving credit facility contains other and more restrictive covenants, including financial covenants that require us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these covenants and requirements may be affected by events beyond our control and we may have to curtail some of our operations and growth plans to maintain compliance.

        The restrictive covenants contained in the indenture and our revolving credit facility do not apply to our joint ventures. However, for financial reporting purposes, we consolidate the results and financial position of these entities based on our proportionate ownership interest.

Our failure to comply with the covenants contained in our revolving credit facility or the indenture, including as a result of events beyond our control, could result in an event of default that could cause repayment of the debt to be accelerated.

        If we are not able to comply with the covenants and other requirements contained in the indenture, our revolving credit facility or our other debt instruments, an event of default under the relevant debt instrument could occur. If an event of default does occur, it could trigger a default under our other debt instruments, we could be prohibited from accessing additional borrowings and the holders of the defaulted debt could declare amounts outstanding with respect to that debt to be immediately due and payable. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments. In addition, we may not be able to refinance or restructure the payments on the applicable debt. Even if we were able to secure additional financing, it may not be available on favorable terms.

The exchange notes will be effectively subordinated to our secured debt, which means that in the event of a default, the proceeds of a sale of the collateral would first be used to pay off the debt secured by that collateral and there may not be sufficient amounts remaining to make payments on the exchange notes.

        Our obligations under the exchange notes, and the obligations of the guarantors under their respective guarantees, are unsecured. As a result, the exchange notes and the related guarantees will be effectively subordinated to all of our and the guarantors' secured debt to the extent of the collateral securing that debt. As of March 31, 2005, we had approximately $268 million of secured debt outstanding, substantially all of which represents our and our subsidiaries' obligations under our revolving credit facility. Our obligations under our revolving credit facility are secured by all of our and our material subsidiaries' inventory and receivables, and by the property, plant and equipment of three of our mills. In the event that we are not able to repay amounts due under this facility, the lenders could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our revolving credit facility before any proceeds would be available to make payments on the exchange notes. If there is a default, the value of this collateral may not be sufficient to repay both the lenders under our revolving credit facility and the holders of the exchange notes.

The exchange notes will not be guaranteed by all of our subsidiaries or by any of our joint ventures and will be structurally subordinated to the debt of our non-guarantor subsidiaries and our joint ventures, which means that creditors of these non-guarantor subsidiaries and joint ventures will be paid from the assets of those entities before holders of the exchange notes would have any claims to those assets.

        Although the exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by our existing and future Canadian and U.S. restricted subsidiaries, they will not be guaranteed by our other subsidiaries outside Canada and the United States, or by any of our joint ventures, including Norampac. The exchange notes will be effectively subordinated to all debt and other liabilities, including trade debt and preferred share claims, of our non-guarantor subsidiaries and of our joint ventures. In addition, although they will not guarantee the exchange notes, these non-guarantor subsidiaries may partially guarantee our obligations under the revolving credit facility to the extent the guarantee would not constitute a fraudulent conveyance, result in adverse tax consequences to us or violate applicable local law.

        As of March 31, 2005, our non-guarantor subsidiaries and our joint ventures had outstanding approximately $228 million and $604 million, respectively, of debt, accounts payable and other accrued liabilities, including preferred share claims. As of March 31, 2005, our joint ventures had $404 million of outstanding debt. Our non-guarantor subsidiaries and our joint ventures, before intercompany eliminations, contributed 17% and 24%, respectively, of our sales, (6)% and 80%, respectively, of our operating income, 6% and 44%, respectively, of our Operating Income before Depreciation and Amortization for the year ended December 31, 2004, 17% and 25%, respectively, of our sales, -18%

and 100%, respectively, of our operating income, 3% and 46%, respectively, of our Operating Income before Depreciation and Amortization for the three months ended March 31, 2005, and represented 31% and 33%, respectively, of our total assets as of March 31, 2005. The information for 2004 gives effect to our acquisition of the remaining 50% in Dopaco that we did not already own only since the date of acquisition, which occurred on August 24, 2004. To the extent we expand our foreign operations, a larger percentage of our consolidated assets, revenue and operating income may be derived from non-guarantor subsidiaries. Our ability to repatriate cash from our subsidiaries may be limited by jurisdictional legal rights, and amounts which we are able to repatriate may be subject to additional taxes.

        For more information about the financial results of our guarantor and non-guarantor subsidiaries, see note 25 to our audited consolidated financial statements, included elsewhere in this prospectus. For more information about our joint ventures, see note 23 to our audited consolidated financial statements, included elsewhere in this prospectus.

We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the exchange notes.

        We are a holding company and our only significant assets are the capital stock or other equity interests of our subsidiaries, joint ventures and minority investments. As a holding company, we conduct substantially all of our business through these entities. Consequently, our cash flow and ability to service our debt obligations, including the exchange notes, are dependent upon the earnings of our subsidiaries, joint ventures and minority investments and the distribution of those earnings to us, or upon loans, advances or other payments made by these entities to us. The ability of these entities to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including our revolving credit facility and the indenture. In the case of our joint ventures and minority investments, we may not exercise sufficient control to cause distributions to be made to us. Although our revolving credit facility and the indenture each limit the ability of our restricted subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations do not apply to our joint ventures or minority investments. The limitations are also subject to important exceptions and qualifications.

        The ability of our subsidiaries to generate sufficient cash flow from operations to allow us to make scheduled payments on our debt obligations, including the exchange notes, will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If our subsidiaries do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the exchange notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Refinancing may not be possible, and any assets may not be able to be sold, or, if sold, we may not realize sufficient amounts from those sales. Additional financing may not be available on acceptable terms, if at all, or we may be prohibited from incurring it, if available, under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the exchange notes. The earnings of our operating subsidiaries and the amount that they are able to distribute to us as dividends or otherwise may not be adequate for us to service our debt obligations, including the exchange notes.

You may be unable to enforce your rights under U.S. bankruptcy law.

        We are incorporated under the laws of Québec and our principal operating assets are located outside of the United States. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever located, including property situated in other countries. However, courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, difficulties may arise in administering a United States bankruptcy case involving a Canadian debtor with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable.

        The rights of the indenture trustee and holders of the exchange notes to enforce remedies under the indenture could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Canadian Bankruptcy and Insolvency Act and the Canadian Companies' Creditors Arrangement Act contain provisions enabling "an insolvent person" to obtain an order which could prevent its creditors and others from initiating or continuing proceedings against it while it prepares a proposal or plan of arrangement for approval by those creditors who will be affected by the proposal or plan of arrangement. Such a restructuring plan or proposal, if accepted by the requisite majorities of each affected class of the insolvent's creditors and approved by the supervising court, would be binding on the minorities in any such class who vote against the plan or proposal. This restructuring legislation generally permits the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument during the period that the stay against proceedings remains in force.

        During the stay period, the indenture trustee and holders of the exchange notes are likely to be restrained from enforcing remedies under the indenture and payments under the notes are unlikely to be made. It is equally unlikely that holders of the exchange notes would be compensated for any delay in payment, if any, of principal or interest other than a right to claim accrued and unpaid interest on the amounts owing under the exchange notes and the indenture, unless the right is itself compromised under any restructuring plan or proposal approved by creditors and the court.

Applicable statutes allow courts, under specific circumstances, to void the subsidiary guarantees of the exchange notes so the resources of our subsidiaries may not be available to make payment in respect of the exchange notes.

        Our creditors or the creditors of one or more guarantors could challenge the subsidiary guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable federal or state law or applicable Canadian federal or provincial law. The entering into of the guarantees could be found to be a fraudulent transfer, conveyance or preference and declared void if a court were to determine that:

  •
  the guarantor delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors;

  •
  the guarantor did not receive fair consideration for the delivery of the guarantee; or

  •
  the guarantor was insolvent at the time it delivered the guarantee.

        Under U.S. law, to the extent a court voids a subsidiary guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of exchange notes would cease to have any direct claim against the guarantor which delivered that guarantee. If a court were to take this action, the guarantor's assets would be applied first to satisfy the guarantor's liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the guarantee could be made. A guarantor's remaining assets may not be sufficient to satisfy the claims of the holders of exchange notes relating to any voided portions of the guarantees.

Because a substantial portion of our assets and all of our directors and executive officers are located outside of the United States, you may not be able to enter judgments you obtain in U.S. courts against us and you may not be able to obtain judgments in Canadian courts predicated on the U.S. federal securities laws.

        Because a substantial portion of our assets and all of our directors and executive officers are located outside of the United States, you may not be able to enter judgments you obtain in U.S. courts against us and you may not be able to obtain judgments in Canadian courts predicated on the U.S. federal securities laws. See "Enforceability of Civil Liabilities" for more information.

Risks Related to the Exchange Offer

If you do not exchange your outstanding restricted notes for exchange notes in the exchange offer, your outstanding restricted notes will continue to be subject to significant restrictions on transfer, and may be subject to a limited trading market and a significant diminution in value.

        If you do not exchange your outstanding restricted notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding restricted notes. In general, you may only offer or sell the outstanding restricted notes if such offers and sales are registered under the Securities Act and applicable state securities laws, or exempt. To the extent outstanding restricted notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding restricted notes would be adversely affected and there could be a significant diminution in the value of the outstanding restricted notes as compared to the value of the exchange notes.

An active public market may not develop for the exchange notes, which could adversely affect the market price and liquidity of the exchange notes.

        The exchange notes constitute securities for which there is no established trading market. We do not intend to list the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the exchange notes is currently anticipated. If a market for the exchange notes should develop, the exchange notes could trade at a discount from their principal amount and they may be difficult to sell. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, out operating results and the market for similar securities. As a result, you may not be able to resell any exchange notes or, if you are able to resell, you may not be able to do so at a satisfactory price.

If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes you could be deemed an underwriter under the Securities Act and be required to deliver a prospectus when you resell the exchange notes.

        If you exchange your outstanding restricted notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are deemed to be an underwriter and do not comply with these prospectus delivery requirements, you may be subject to civil penalties.

We may not be able to repurchase the notes upon a change of control as required by the indenture.

        Upon a change of control, we will be required to make an offer to purchase all outstanding exchange notes as well as all outstanding restricted and unrestricted notes. Pursuant to this offer, we would be required to purchase the notes at 101% of their principal amount plus accrued and unpaid interest up to, but not including, the date of repurchase. The source of funds for any such purchase would be our available cash or third-party financing. However, we may not have enough available funds at the time of any change of control to make required repurchases of tendered notes. In addition, under our revolving credit facility, a change of control would be an event of default. Any future credit agreement or other agreements relating to senior indebtedness to which we become a party may contain similar provisions. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. This default would, in turn, constitute an event of default under our revolving credit facility and may constitute an event of default under future senior indebtedness any of which could cause repayment of the related debt to be accelerated after any applicable notice or grace periods. If debt repayment were to be accelerated, we may not have sufficient funds to repurchase the exchange notes and repay the debt.

        In addition, the definition of change of control for purposes of the indenture does not necessarily afford protection for the holders of the notes in the event of some types of highly leveraged transactions, including certain acquisitions, mergers, refinancings, restructurings or other recapitalizations, although these types of transactions could increase our indebtedness or otherwise affect our capital structure or credit ratings and the holders of the notes. The definition of change of control for purposes of the indenture also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition under applicable law. Accordingly, our obligation to make an offer to purchase the exchange notes, and the ability of a holder of exchange notes to require us to repurchase its exchange notes pursuant to the offer as a result of a highly leveraged transaction or a sale, lease, transfer, conveyance or other disposition of less than all of our assets taken as a whole may be uncertain.

If the exchange notes are rated investment grade at any time by both Standard & Poor's and Moody's, most of the restrictive covenants contained in the indenture will terminate and will not be reinstated in the event that one or both of the ratings later drops below investment grade.

        If, at any time, the credit rating on the exchange notes, as determined by both Standard & Poor's and Moody's, equals or exceeds BBB- and Baa3, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and certain events of default contained in the indenture. Any restrictive covenants or events of default that cease to apply to us as a result of achieving these ratings will not be restored, even if one or both of the credit ratings on the notes later falls below these thresholds. As a result, you may have less credit protection than you will at the time the exchange notes are issued.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the issuance and sale of the outstanding restricted notes, we entered into a registration rights agreement with the initial purchasers of the outstanding restricted notes. We are making the exchange offer to satisfy our obligations under the registration rights agreement.

Terms of the Exchange

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of outstanding restricted notes. The terms of the exchange notes are identical in all material respects to those of the outstanding restricted notes, except for the transfer restrictions and registration rights relating to the outstanding restricted notes which will not apply to exchange notes. The exchange notes will be entitled to the benefits of the indenture. See "Description of Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding restricted notes being tendered or accepted for exchange. As of the date of this prospectus, US$125.0 million aggregate principal amount of the outstanding restricted notes is outstanding. Outstanding restricted notes tendered in the exchange offer must be tendered in a minimum principal amount of US$1,000 and integral multiples of US$1,000.

        Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, holders of outstanding restricted notes, except any holder who is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, who exchange their outstanding restricted notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder's business and the holder is not participating in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding restricted notes, where the outstanding restricted notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes as described in "Plan of Distribution." In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions you reasonably request in writing. If you do not exchange outstanding restricted notes for exchange notes in the exchange offer, your outstanding restricted notes will continue to be subject to restrictions on transfer.

        If any holder of the outstanding restricted notes is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder would not be able to rely on the applicable interpretations of the Securities and Exchange Commission and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on                        , 2005 unless we in our sole discretion extend the period during which the exchange offer is open.

        We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York, the exchange agent, and by public announcement communicated by no later than 9:00 a.m. on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. However, if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus. During any extension of the exchange offer, all outstanding restricted notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

        The exchange date will be the second business day following the expiration date. We expressly reserve the right to:

  •
  terminate the exchange offer and not accept for exchange any outstanding restricted notes for any reason, including if any of the events set forth below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

  •
  amend the terms of the exchange offer in any manner, whether before or after any tender of the outstanding restricted notes.

        If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding restricted notes as promptly as practicable.

        Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the tendered outstanding restricted notes on the exchange date. Any outstanding restricted notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the exchange offer. See "—Acceptance of Outstanding Restricted Notes for Exchange; Delivery of Exchange Notes" below for more information.

        This prospectus and the related letter of transmittal and other relevant materials will be mailed by us to record holders of outstanding restricted notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of outstanding restricted notes.

Procedures for Tendering Outstanding Restricted Notes

        The tender of outstanding restricted notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        General Procedures.    You may tender the outstanding restricted notes by:

  •
  properly completing and signing the letter of transmittal or a facsimile and delivering the letter of transmittal together with:

  —
  the certificate or certificates representing the outstanding restricted notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date, or

  —
  a timely confirmation of a book-entry transfer of the outstanding restricted notes being tendered, if the procedure is available, into the exchange agent's account maintained at The Depositary Trust Company, or DTC, for that purpose pursuant to the procedure for book-entry transfer described below, or

  •
  complying with the guaranteed delivery procedures described below.

        If tendered outstanding restricted notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange for those outstanding restricted notes are to be issued, or if a new note representing any untendered outstanding restricted notes is to be issued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered outstanding restricted notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as "STAMP." If the exchange notes and/or outstanding restricted notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding restricted notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

        Any beneficial owner whose outstanding restricted notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding restricted notes should contact the holder promptly and instruct the holder to tender outstanding restricted notes on the beneficial owner's behalf. If the beneficial owner wishes to tender the outstanding restricted notes itself, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the outstanding restricted notes, either make appropriate arrangements to register ownership of the outstanding restricted notes in the beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

        A tender will be deemed to have been received as of the date when:

  •
  the tendering holder's properly completed and duly signed letter of transmittal accompanied by the outstanding restricted notes is received by the exchange agent,

  •
  the tendering holder's properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent, or

  •
  a notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

        Issuances of exchange notes in exchange for outstanding restricted notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal, the tendered outstanding restricted notes, or book-entry confirmation, if applicable and any other required documents.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of outstanding restricted notes will be determined by us, and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defects or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

        The method of delivery of outstanding restricted notes and all other documents is at the election and risk of the tendering holders, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail properly insured with return receipt requested be used and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or outstanding restricted notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for the holders.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account with respect to the outstanding restricted notes at DTC for purposes of the exchange offer within two business days after the prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of outstanding restricted notes by causing DTC to transfer the outstanding restricted notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

        Guaranteed Delivery Procedures.    If you desire to tender outstanding restricted notes pursuant to the exchange offer, but time will not permit a letter of transmittal, the outstanding restricted notes or other required documents to reach the exchange agent on or before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the outstanding restricted notes are registered, the principal amount of the outstanding restricted notes being tendered and, if possible, the certificate numbers of the outstanding restricted notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the expiration date, the outstanding restricted notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless outstanding restricted notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Additional copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The transferring party tendering outstanding restricted notes for exchange will be deemed to have exchanged, assigned and transferred the outstanding restricted notes to us and to have irrevocably constituted and appointed the exchange agent as the transferor's agent and attorney-in-fact to cause the outstanding restricted notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the outstanding restricted notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding restricted notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding restricted notes, free and clear of any and all liens, restrictions, other than restrictions on transfer, charges and encumbrances and that the notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding restricted notes. The transferor will be required to agree that acceptance of any tendered outstanding restricted notes by us and the issuance of exchange notes in exchange for tendered outstanding restricted notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor and will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

        By tendering outstanding restricted notes and executing the letter of transmittal, the transferor will be required to certify that:

  •
  it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;

  •
  the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

  •
  the transferor is not a broker-dealer who purchased the outstanding restricted notes for resale pursuant to an exemption under the Securities Act; and

  •
  the transferor will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding restricted notes where such outstanding restricted notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

Withdrawal Rights

        Outstanding restricted notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

        For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal not later than the close of business on the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered outstanding restricted notes to be withdrawn, the certificate numbers and principal amount of outstanding restricted notes to be withdrawn, that the holder is withdrawing its election to have such outstanding restricted notes exchanged and the name of the registered holder of the outstanding restricted notes. The notice must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding restricted notes being withdrawn. The exchange agent will return the properly withdrawn outstanding restricted notes promptly following receipt of notice of withdrawal. Properly withdrawn outstanding restricted notes may be retendered by following one of the procedures described under "—Procedures for Tendering Outstanding Restricted Notes" above at any time on or prior to the expiration date. If outstanding restricted notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding restricted notes and otherwise comply with the procedures of such facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Outstanding Restricted Notes for Exchange; Delivery of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of outstanding restricted notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered outstanding restricted notes when, and if we have given written notice to the exchange agent.

        The exchange agent will act as agent for the tendering holders of outstanding restricted notes for the purposes of receiving exchange notes from us and causing the outstanding restricted notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted outstanding restricted notes will be made by the exchange agent on the exchange date. Any outstanding restricted notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of outstanding restricted notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described above, the outstanding restricted notes will be credited to an account maintained by the holder with DTC for the outstanding restricted notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding restricted notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to the Dow Jones News Service, or, at our option, modify or otherwise amend the exchange offer, if:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the Securities and Exchange Commission:

  —
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer,

  —
  assessing or seeking any damages as a result thereof, or

  —
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding restricted notes pursuant to the exchange offer; or

  •
  the exchange offer violates any applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

        We may waive any or all of these conditions at any time, in whole or in part, prior to the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right. In addition, we reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any outstanding restricted notes tendered, and no exchange notes will be issued in exchange for any outstanding restricted notes, if at that time, any stop order has been issued, or is threatened with respect to the registration statement of which this prospectus is a part or with respect to the qualification of the indenture under the Trust Indenture Act, as amended.

Exchange Agent

        The Bank of New York has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, the letter of transmittal or a notice of guaranteed delivery, should be directed to the exchange agent as follows:

By Registered or Certified Mail:	Facsimile Transmission Number: (For Eligible Institutions Only) (212) 298-1915	By Hand/Overnight Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit		The Bank of New York Corporate Trust Operations Reorganization Unit
101 Barclay Street Floor 7 East New York, New York 10286 Attn: Ms. Giselle Guadalupe	To Confirm by Telephone or for: Information Call: (212) 815-6331	101 Barclay Street Floor 7 East New York, New York 10286 Attn: Ms. Giselle Guadalupe

        Delivery of the letter of transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

        The Bank of New York also acts as trustee under the indenture.

Solicitation of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $0.5 million.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the exchange offer, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding restricted notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

Appraisal Rights

        You will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

        The exchange notes will be recorded at the carrying value of the outstanding restricted notes as reflected on our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange of exchange notes for outstanding restricted notes. Expenses incurred in connection with the issuance of the exchange notes will be amortized over the term of the exchange notes.

Transfer Taxes

        If you tender your outstanding restricted notes, you will not be obligated to pay any transfer taxes in connection with the exchange offer unless you instruct us to register exchange notes in the name of, or request outstanding restricted notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Tax Considerations

        We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

        United States.    The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions, in each case as in effect on the date of this prospectus, all of which are subject to change.

        The exchange of an outstanding restricted note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding restricted note surrendered.

        Canada.    The following discussion is based upon the federal laws of Canada in effect on the date of this prospectus as interpreted in published statements of the current administrative practices of Canada Customs and Revenue Agency, all of which are subject to change.

        A non-resident of Canada who deals at arm's length with us and does not use or hold, and is not deemed to use or hold, the outstanding restricted notes in the course of carrying on business in Canada will not be liable for any Canadian federal income tax as a consequence of the exchange of outstanding restricted notes for exchange notes pursuant to the offer.

        See "Important U.S. and Canadian Tax Considerations" for more information.

Consequences of Failure to Exchange

        As consequence of the offer or sale of the outstanding restricted notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of outstanding restricted notes who do not exchange outstanding restricted notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the outstanding restricted notes. In general, the outstanding restricted notes may not be offered or sold unless such offers or sales are registered under the Securities Act, or exempt from, or not subject to, the Securities Act and applicable state securities laws.

        Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding restricted notes and the absence of similar restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding restricted notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding restricted notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding restricted notes, compared to the value of exchange notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes. The outstanding restricted notes were issued at a price of 105.50% plus $3.2 million for interest accrued from August 15, 2004, the last interest payment date with respect to our outstanding unrestricted notes before the date on which the outstanding restricted notes were issued, through the date of issuance December 2, 2004, yielding an effective interest rate of 6.376%. The net proceeds from the sale of the outstanding restricted notes, after deduction of underwriting discounts and expenses and excluding the $3.2 million of interest accrued from August 15, 2004, were approximately $156 million, based upon an exchange rate of $1.1962 to US$1.00 on December 2, 2004. We used the net proceeds to reduce outstanding borrowings under our revolving credit facility. These borrowings accrued interest at a weighted average rate of 4% per year and were scheduled to mature in February 2007. The amounts repaid may be reborrowed.

CAPITALIZATION

        The following table sets forth, as of March 31, 2005, our capitalization.

As of March 31, 2005
(in millions of Canadian dollars)
Cash and cash equivalents	$23

Total debt:
Revolving Credit Facility(a)	263
7 1/4% Senior Notes due 2013(b)	816
Other debt(c)	76
Non-recourse joint venture debt(d)	199
Redeemable preferred shares(e)	2

Total debt	1,356
Shareholders' equity:
Capital stock	265
Retained earnings	780
Cumulative translation	2

Total shareholders' equity	$1,047

Total capitalization	$2,403

(a)
As of March 31, 2005, we also had $7 million of letters of credit outstanding under this facility and $230 million of availability.

(b)
Amounts shown represent the Canadian dollar equivalent of (i) US$450 million aggregate principal amount of the 7 1/4% Senior Notes due 2013 that were issued in February 2003 and US$100 million aggregate principal amount of the 7 1/4% Senior Notes due 2013 that were issued in July 2003, which notes are not the subject of this exchange offer and (ii) US$125 million aggregate principal amount of the outstanding restricted notes, which are the subject of this exchange offer, in each case, based on an exchange rate of $1.2096 to US$1.00 on March 31, 2005.

(c)
Other debt principally includes $55 million of debt representing the balance of the purchase price of Dopaco, Inc. (estimated at US$45.5 million, payable in 2005), $8 million of capital lease obligations and other debts and $13 million representing unamortized premium received from the sale of US$100 million senior notes in July 2003 and from the sale of US$125 million of our outstanding restricted notes in December 2004.

(d)
Represents our proportionate interest in debt incurred by our 50%-owned joint ventures.

(e)
The redeemable preferred shares were issued by our subsidiary, Cascades Tissue Group—Pickering Inc., formerly known as Wood Wyant Inc. These redeemable preferred shares are classified as debt in our financial statements because they are mandatorily redeemable.

EXCHANGE RATE DATA AND EXCHANGE CONTROLS

Exchange Rate Data

        The following tables sets forth information about exchange rates based upon the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. These rates are set forth as Canadian dollars per US$1.00.

	Year ended December 31,
	2000	2001	2002	2003	2004
Average for period	1.4855	1.5487	1.5704	1.4008	1.3017
Period end	1.4995	1.5925	1.5800	1.2923	1.2034
	2004	2005
	December	January	February	March	April	May
Average for period	1.2189	1.2248	1.2401	1.2160	1.2359	1.2555
Period end	1.2304	1.2396	1.2285	1.2094	1.2568	1.2512

        On June 6, 2005, the noon buying rate was $1.2447 per US$1.00.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures Regarding Market Risk" and note 20 to our audited consolidated financial statements, included elsewhere in this prospectus, for more information about our management of risks associated with foreign exchange.

Exchange Controls and Other Restrictions Applicable to the Notes

        There are no Canadian foreign exchange controls applicable to our outstanding securities or to the notes.

        The Investment Canada Act requires that a non-Canadian file notice with Investment Canada and in certain circumstances obtain governmental approval prior to acquiring control of a Canadian business. Otherwise, there are no limitations, under the laws of Canada or in our charter relating to the right of a non-Canadian to hold or vote our securities.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following table presents selected historical consolidated financial information about us. The selected historical consolidated financial information as of December 31, 2003 and 2004 and for each of the fiscal years ended December 31, 2002, 2003 and 2004 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. The selected historical financial information as of December 31, 2000, 2001 and 2002 and for each of the fiscal years ended December 31, 2000, 2001 and 2002 has been derived from our audited consolidated financial statements, which are not included in this prospectus. The selected historical financial information as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 has been derived from, and should be read together with, our unaudited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. The selected historical balance sheet information as of March 31, 2004 has been derived from our unaudited consolidated financial statements, which are not included in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in those results and financial position. Interim results and financial position are not necessarily indicative of the results and financial position that can be expected for a full year. All of the following historical consolidated financial information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations' Information presented for the "restricted group" has been derived from the information used in preparing our audited consolidated financial statements as of and for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 and our unaudited consolidated financial statements as of and for the three months ended March 31, 2004 and 2005.

        Our audited consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from U.S. GAAP. See note 24 to our audited consolidated financial statements, which are included elsewhere in this prospectus, for a description of material differences between U.S. GAAP and Canadian GAAP as they relate to our audited consolidated financial statements.

        Due to proportionate consolidation under Canadian GAAP, the financial results for the year ended December 31, 2004, include the impact of only four months of our ownership of 100% of Dopaco, while the first eight months include 50% of Dopaco's results.

	Year Ended December 31					Three Months Ended March 31,
	2000	2001	2002	2003	2004	2004	2005
	restated(a)(f)
	(in millions of Canadian dollars, except share and per share data and ratios)
Consolidated Statement of Earnings Data:
Sales(a)	$2,614	$2,752	$3,118	$2,995	$3,254	$763	$843
Cost of sales (exclusive of depreciation shown below)(a)	2,058	2,133	2,414	2,463	2,691	640	702
Selling and administrative expenses	239	252	289	294	313	75	82
Impairment loss on property, plant and equipment	—	—	—	—	18	—	—
Loss (gain) on derivative financial commodity instruments	—	—	—	1	(2)	(6)	1
Unusual loss (gain)	1	(7)	4	—	(4)	—	(3)
Depreciation and amortization	123	129	137	143	159	39	44

Operating income	193	245	274	94	79	15	17
Interest expense(b)	86	83	69	80	76	20	20
Unrealized loss on derivative financial instruments	—	—	—	—	—	—	1
Foreign exchange loss (gain) on long-term debt	10	14	—	(72)	(18)	6	2
Loss on long-term debt refinancing	—	—	—	22	1	—	—
Provision (recovery) for income taxes	42	46	60	10	2	(3)	(2)
Share of loss (earnings) of significantly influenced companies	(5)	(3)	(22)	3	(2)	(1)	(1)
Share of earnings (loss) attributable to non-controlling interests	3	—	1	—	—	—	—

Net earnings (loss) from continuing operations	57	105	166	51	20	(7)	(3)
Net earnings from assets held for sale	10	4	3	4	3	1	3

Net earnings (loss)	$67	$109	$169	$55	$23	(6)	—

Basic net earnings (loss) from continuing operations per common share	$0.85	$1.28	$2.04	$0.61	$0.25	$(0.09)	$(0.03)

Net earnings (loss) per common share:
Basic	$1.00	$1.33	$2.07	$0.66	$0.28	$(0.08)	—

Diluted	$1.00	$1.33	$2.05	$0.66	$0.28	$(0.08)	—

Weighted average number of common shares outstanding during the year	66,902,210	80,927,164	81,482,507	81,720,379	81,678,884	81,734,786	81,350,647
Other Consolidated Financial Data:
Cash flows provided by (used in) operating activities	$168	$297	$330	$126	$156	$4	$(59)
Cash flows used in investing activities	(182)	(265)	(272)	(165)	(244)	(35)	(30)
Cash flows provided by (used in) financing activities	37	(44)	(54)	31	93	33	67
Capital expenditures	145	121	128	121	129	19	25
Ratio of earnings to fixed charges(c)	2.0x	2.7x	3.6x	1.7x	1.2x	—	—

Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents	$41		$31		$38		$27		$30		$29	$23
Working capital	384		348		386		508		502		541	569
Property, plant and equipment	1,376		1,481		1,604		1,636		1,700		1,640	1,675
Total assets	2,627		2,733		2,959		2,927		3,144		2,970	3,181
Total debt(b)	1,213		1,204		1,195		1,153		1,273		1,212	1,356
Non-controlling interests	31		18		2		3		—		3	—
Net assets	766		870		1,065		1,056		1,059		1,045	1,047
Capital stock	260		260		268		264		265		264	265
Restricted Group Financial Data(d):
Sales(a)	$1,995		$2,116		$2,407		$2,240		$2,388		$536	$660
Operating income (loss)	84		146		189		34		13		(3)	(3)
Net earnings (loss) from continuing operations					166		51		20		(7)	(3)
Net earnings from assets held for sale					3		4		3		1	3
Net earnings (loss)	67		109		169		55		23		(6)	—
Cash and cash equivalents	21		25		24		15		22		19	15
Total assets	2,301		2,370		2,582		2,478		2,765		2,501	2,796
Total debt(b)	1,019		992		977		927		1,076		979	1,157
Shareholders' equity	766		870		1,065		1,056		1,059		1,045	1,047
Capital expenditures	98		68		97		86		89		14	21
Cash flows provided by (used in) operating activities	53		227		268		84		101		7	(58)
Cash flows used in investing activities	(125)		(175)		(214)		(121)		(176)		(29)	(30)
Cash flows provided by (used in) financing activities	76		(50)		(57)		29		83		26	66
U.S. GAAP Consolidated Financial and Other Data:
Sales	$2,614		$2,752		$3,118		$2,995		3,254
Net earnings	61		104		173		60		16
Cash and cash equivalents	41		31		38		27		30
Total assets	2,686		2,790		3,014		3,003		3,213
Total debt	1,135		1,137		1,139		1,153		1,273
Mandatorily redeemable preferred shares	78		67		56		4		2
Convertible preferred shares(e)	6		6		6		—		—
Shareholders' equity	801		898		1,090		1,103		1,101
Cash flows provided by operating activities	172		301		334		127		156
Basic net earnings under U.S. GAAP from continuing operation per common share	$0.76		$1.22		$2.08		$0.68		$0.17

Net earnings per common share:
Basic	$0.91		$1.27		$2.11		$0.73		$0.20

Diluted	$0.91		$1.27		$2.09		$0.73		$0.20

Cash dividends
Common Shares	(7)		(9)		(10)		(13)		(13)
Preferred Shares	—		(1)		(1)		(1)		—
Ratio of earnings to fixed charges(c)	2.3	x	2.6	x	3.9	x	1.9	x	1.2	x

(a)
On January 1, 2004, we adopted the new CICA section 1100 and 1400 and reclassified cost of delivery, which previously had been subtracted from sales, as cost of sales. As a result, the prior-year results were restated.

(b)
Under Canadian GAAP, the mandatorily redeemable preferred shares issued by our subsidiaries, Cascades Boxboard Group Inc. and Cascades Tissue Group—Pickering Inc., are classified as debt in our financial statements and dividends on those shares are included in interest expense. During 2003, we repurchased all of the outstanding preferred shares issued by Cascades Boxboard Group Inc. Capital lease obligations are also classified as debt.

(c)
For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents earnings before income taxes plus fixed charges. "Fixed charges" consist of interest expense and capitalized interest, amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest, as well as dividends on the preferred shares issued by two of our subsidiaries, Cascades Boxboard Group Inc. and Cascades Tissue Group—Pickering Inc. For the three months ended March 31, 2004 and 2005, earnings were insufficient to cover fixed charges by $11 million and $6 million, respectively.

(d)
Restricted group financial data represents financial results, calculated in accordance with Canadian GAAP except for Operating Income before Depreciation and Amortization and the ratios, for Cascades Inc. and those subsidiaries that will be "restricted" under the indenture governing the notes. The restricted group financial data includes data of subsidiaries that will not guarantee the notes but that will be part of the restricted group for purposes of the indenture. We have included the restricted group financial information because we believe it provides investors with helpful information with respect to the financial results, including cash flows, of the business and operations that will be subject to the restrictive covenants under the indenture. For further information on guarantor and non-guarantor subsidiaries, see note 25 to our audited consolidated financial statements, included elsewhere in this prospectus.

(e)
Represents Class B preferred shares issued by our subsidiary, Cascades Boxboard Group Inc., that were repurchased on May 23, 2003.

(f)
During the fourth quarter of 2004, we initiated a divestiture plan for our distribution assets in the Fine Papers and Tissue Papers segments. Consequently, the assets, liabilities, earnings and cash flows of the distribution activities have been reclassified as assets held for sale for the years presented above. Financial information relating to these assets held for sale is as follows:

	Year Ended December 31,					Three Months Ended March 31,
	2000	2001	2002	2003	2004	2004(1)	2005
	(in millions of dollars, except amounts per share)
Condensed balance sheet
Current assets	105	92	109	126	126	126	116
Long-term assets	9	8	7	12	9	9	5
Current liabilities	20	20	21	31	29	29	23
Condensed statement of earnings
Sales	417	465	473	454	438	107	113
Depreciation and amortization	2	3	2	2	2	1	—
Operating income, including gain on disposal	20	10	7	11	7	2	5
Interest expense	3	3	3	3	3	—	1
Provision for income taxes	7	3	1	4	1	1	1
Net earnings, including gain on disposal, from assets held for sale	10	4	3	4	3	1	3
Net earnings, including gain on disposal, per share from assets held for sale	$0.15	$0.05	$0.03	$0.05	$0.03	$0.01	$0.03
Condensed statement of cash flows
Cash flow from operating activities	1	17	(5)	14	1	(7)	(4)
Cash flow from investing activities	(3)	(1)	(5)	(1)	(1)	—	14
Cash flow from financing activities	2	(16)	10	(13)	—	7	4

(1)
As at December 31, 2004 for the condensed balance sheet items.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION
AND OPERATING RESULTS

        The following discussion should be read in conjunction with the financial statements and the accompanying notes included elsewhere in this prospectus. The following discussion contains forward-looking statements, which reflect the expectations, beliefs, plans and objectives of management about future financial performance and assumptions underlying our judgments concerning the matters discussed below. These statements, accordingly, involve estimates, assumptions, judgments and uncertainties. In particular, this pertains to management's comments on financial resources, capital spending and the outlook for our business. Our actual results could differ from those discussed in the forward-looking statements. Factors that could cause or contribute to any differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

        The financial information included in the following discussion includes certain measures that are not measures of performance under Canadian GAAP (non-GAAP measures) or U.S. GAAP. For more information refer to footnotes (c) and (e) on pages 13 and 14 and to additional information on non-GAAP measures on page 73.

The Company

        We are a diversified producer of packaging products, tissue paper and fine papers with operations in Canada, the United States and Europe. We have leading market positions for many of our products in North America and are one of the foremost producers of coated boxboard in Europe.

        Although we believe that our product, integration level, market and geographical diversification help to mitigate the adverse effects of industry conditions, the markets for some of our products are highly cyclical. These markets are heavily influenced by changes in the North American and global economies, industry capacity and inventory levels maintained by customers, all of which affect selling prices and profitability. We are also affected by the variation of the Canadian dollar against the U.S. dollar and the euro.

Assets held for sale

        During the fourth quarter of 2004, we initiated a divestiture plan for our distribution assets in the Fine Papers and Tissue Papers segments. Consequently, the assets, liabilities, earnings and cash flows of the distribution activities have been reclassified as assets held for sale for the current year and for all comparative periods as assets held for sale. Financial information relating to these assets held for sale is as follows:

	Q1 2005	Q1 2004(1)	2004	2003	2002
	(in millions of dollars, except amounts per share)
Condensed balance sheet
Current assets	116	126	126	126
Long-term assets	5	9	9	12
Current liabilities	23	29	29	31
Condensed statement of earnings
Sales	113	107	438	454	473
Depreciation and amortization	—	1	2	2	2
Operating income, including gain on disposal	5	2	7	11	7
Interest expense	1	—	3	3	3
Provision for income taxes	1	1	1	4	1
Net earnings, including gain on disposal, from assets held for sale	3	1	3	4	3
Net earnings per share, including gain disposal, from assets held for sale	0.03	0.01	0.03	0.05	0.03

Condensed statement of cash flows
Cash flow from operating activities	(4)	(7)	1	14	(5)
Cash flow from investing activities	14	—	(1)	(1)	(5)
Cash flow from financing activities	4	7	—	(13)	10

(1)
As at December 31, 2004 for the condensed balance sheet items

        During the first quarter of 2005, we completed the sale of our distribution activities of the tissue paper segment for a total net consideration after the retention of liabilities of $15.7 million. The disposal of the net assets resulted in a gain of $1.2 million before income taxes of $0.5 million.

Overview

        In the first quarter of 2005, sales increased by 10% and operating income was 13% higher than in the first quarter of 2004. Combined with recent business acquisitions and an improved economy, shipments and pricing for our products were higher in the first quarter of 2005 compared to the first quarter of 2004 in most operating business sectors. This was, however, partially offset by the 7.4% strengthening of the Canadian dollar against the U.S. dollar, when compared with the same period in 2004.

        In 2004, sales increased by 9% and operating income was 16% lower than 2003. However, if we exclude certain specific items operating income decreased by only 3%. See additional information on non-GAAP measures on page 73 for an explanation of specific items which are excluded. Due to recent business acquisitions and an improved economy, our shipments and pricing for our products were higher in most operating business sectors. This was, however, more than offset by the 7.6% strengthening of the Canadian dollar against the U.S. dollar, when compared with 2003.

        The following table shows the historical movement of average benchmark list prices for some of our key products:

	Q1-2005	2004	2003	2002	2001	2000
Benchmark product
Packaging (US$/short ton)
Recycled boxboard-20-pt. clay coated	715	686	653	584	595	598
Linerboard-unbleached kraft, 42 lb.-Eastern U.S.	500	468	421	424	444	467
Tissue papers (index 1999 = 1,000)	1,287	1,189	1,131	1,140	1,099	1,064
Fine papers (US$/short ton)
Uncoated fine paper-offset, 50 lb. rolls	733	676	634	692	719	756
Coated fine paper-No. 3 grade, 60 lb. rolls	870	808	795	767	853	958

Source: Cascades based on industry sources. Tissue papers index represents a mix of primary and converted products.

        Recycled and virgin fibers are the primary raw materials used in the manufacture of our products and represent the highest production cost. List prices for these raw materials fluctuate considerably and are heavily influenced by economic conditions and foreign demand. The following table shows the historical movement of average benchmark list prices, listed in U.S. dollars, for some of the grades of recycled paper and virgin pulp used in the manufacturing process:

	Q1-2005	2004	2003	2002	2001	2000
Benchmark product
Recycled paper (US$/short ton)
Old corrugated containers	88	82	60	63	34	74
Sorted office papers	116	122	110	99	78	141
Virgin pulp (US$/metric tonne)
Northern bleached softwood kraft-Eastern U.S.	670	640	553	491	558	685

Source: Cascades based on industry sources.

First quarter of 2005, compared with first quarter of 2004

        Sales. Sales increased by $80 million, or 10%, to $843 million for the first quarter of 2005, versus $763 million for the first quarter of 2004.

        Net business acquisitions over the last twelve months contributed $67 million in sales during the first quarter of 2005. On August 24, 2004, we increased our participation from 50% to 100% in Dopaco Inc. Consequently, our results were consolidated proportionately between October 1, 2003 and August 24, 2004 and have been fully consolidated since that date. Giving effect to this treatment, Dopaco contributed an additional $53 million to sales for the first quarter of 2005 compared to the first quarter of 2004. In addition, the other businesses acquired in 2004 contributed an additional $14 million in sales during the the first quarter of 2005.

        Following input cost increases throughout 2004, the net average selling prices were higher in most business segments in the first quarter of 2005 compared to the first quarter of 2004 except for our European boxboard operations. These prices increases more than offset the negative effects on sales of the strengthening of the Canadian dollar against the U.S. dollar in comparison with the same period in 2004. As for the European boxboard operations, their average selling price declined approximately 10 euro per ton and the euro decreased 2% against the Canadian dollar in the first quarter of 2005 compared to the first quarter of 2004. The price reduction was mainly due to overcapacity on the European market resulting from lower exports to Asia. This price reduction had a negative effect of $5 million on sales.

        The appreciation of the Canadian dollar against the U.S. dollar has had a direct impact on export prices and on Canadian dollar prices in the domestic market, as several of our products are priced in U.S. dollars. It also limited the impact of the increases of U.S. dollar pricing. Overall, shipments in the first quarter of 2005 were similar compared with the first quarter of 2004 with the exception of the packaging segment's North-American boxboard mills due to a change in its product mix and customer portfolio and also lower efficiencies at its recycled mills.

        Operating income before depreciation and amortization. We generated operating income before depreciation and amortization of $61 million for the first quarter of 2005, compared with $54 million for the first quarter of 2004. Operating income before depreciation and amortization margin remained stable at 7.2% in the first quarter of 2005, compared with 7.1% for the corresponding period in 2004. Operating income before depreciation and amortization for first quarter of 2005 includes a $4 million gain related to the disposition of a building by a joint-venture company, a $1 million impairment loss on an investment in a significantly influenced company of a joint venture and a $1 million unrealized loss on derivative commodity instruments of certain swap contracts entered into by a joint-venture company. Excluding these specific items, the operating income before depreciation and amortization increased by 20% to $59 million in the first quarter of 2005 from $49 million in the first quarter of 2004.

        Higher prices and contributions from the business acquisitions realized over the last twelve months more than offset the negative impact of higher fiber, energy and transportation costs. However, one of the most important factors was the strengthening of the Canadian dollar combined with the pricing of several of our Canadian products in U.S. dollars, which impacted negatively on our operating income before depreciation and amortization by approximately $13 million in the first quarter of 2005.

        In general, prices for our primary raw materials increased in the first quarter of 2005, compared with the first quarter of 2004 but our costs were positively offset by a stronger Canadian dollar. The monthly U.S. dollar denominated average list price for old corrugated containers (OCC), mostly used by our Containerboard Group, increased by approximately 14% in the first quarter of 2005 when compared with the first quarter of 2004. The monthly U.S. dollar denominated average list price for sorted office papers (SOP), primarily used by our Tissue Paper and Boxboard Groups, was 7% higher, while the price of Northern Bleached Softwood Kraft Pulp (NBSK) mainly used by our Fine Papers Group, increased by 12% during the same period.

        As for natural gas, the pricing reference increased slightly in the first quarter of 2005 by 4% in Canada and by 10% in the United States when compared to the first quarter of 2004.

OIBD Variance Analysis

(in millions of dollars)	Packaging	Tissue Papers	Fine Papers	Corporate	Assets held for sale	Consolidated
OIBD for the first quarter of 2004	45	18	(3)	(3)	(3)	54
Positive (negative) impact from:
Sales volume	1	—	2	—	(1)	2
Selling price	9	12	8	—	(2)	27
Raw materials	3	(4)	(4)	—	—	(5)
Variation of the Canadian dollar(1)	(11)	(2)	(2)	—	2	(13)
Cost improvement and efficiencies	—	(4)	(3)	(1)	—	(8)
Business acquisitions	7	—	—	—	—	7

OIBD excluding specific items	54	20	(2)	(4)	(4)	64

Specific items	(3)	1	—	—	(1)	(3)

OIBD for the first quarter of 2005	51	21	(2)	(4)	(5)	61

(1)
Foreign exchange impact is based on our national and export sales less purchases that are impacted by the $Can/$US variation.

        Depreciation and amortization. Depreciation and amortization increased to $44 million in the first quarter of 2005, from $39 million for the corresponding period of 2004, primarily as a result of recent business acquisitions and capital expenditures.

        Operating income. As a result of the above, operating income for the first quarter of 2005 increased by 13% to $17 million, compared with $15 million for the same period in 2004. Operating margins remained stable at 2.0%.

        Excluding specific items, operating income for the quarter stood at $15 million for the first quarter of 2005, compared with $10 million for the same period in 2004. Operating margins increased from 1.3% in the first quarter of 2004 to 1.8% in the first quarter of 2005.

        Interest expense. Interest expense remained stable at $20 million. The amount of debt outstanding has increased for the first quarter of 2005 when compared to the first quarter of 2004 but the strengthening of the Canadian dollar contributed to reducing the interest expense on our US-denominated debts.

        Swap agreement. During the first quarter of 2005, we entered into an interest rate swap agreement for a notional amount of US$125 million maturing in 2013 in relation to our 7.25% unsecured senior notes. As a result of this agreement, the effective interest rate on the notes went from a fixed rate of 7.25% to an average variable rate of 5.53%. As this instrument is not designated as a hedge, its fair value was recorded in earnings for the first quarter of 2005, representing an unrealized loss of $0.7 million.

        Foreign exchange loss on long-term debt. In the first quarter of 2005, we recorded a foreign exchange loss of $2 million on our own and our joint venture US-denominated debts, as the Canadian dollar declined from $0.831 against the U.S. dollar as at December 31, 2004 to $0.827 as at March 31, 2005. This compares with a loss of $6 million in the first quarter of 2004. This loss had no impact on our liquidity.

        Provision for income taxes. The income tax recovery for the first quarter of 2005, due to losses realized by Cascades Canada Inc., amounted to $2 million, representing an effective tax rate of 33%. Excluding the impact of specific items, the tax rate would have been approximately 30%.

        Net earnings (loss). As a result of the foregoing factors, net earnings increased by $6 million to nil for the first quarter of 2005, versus a net loss of $6 million, or $0.08 per share, for the same period in 2004.

        Net loss excluding specific items for the first quarter of 2005, amounted to $1 million, or $0.01 per share, compared with a loss of $5 million or, $0.07 per share, in the first quarter of 2004.

Segment Information

	For the first quarter of
	2005	2004	2005	2004
	As reported		Excluding specific items(1)
	(in millions of dollars)
Sales (amount net of eliminations)
Packaging	603	536
Tissue Papers	178	168
Fine Papers	175	166
Assets held for sale	(113)	(107)

	843	763
Operating income (loss) before depreciation and amortization "OIBD"(1)
Packaging	51	45	49	40
Tissue Papers	21	18	20	18
Fine Papers	(2)	(3)	(2)	(3)
Corporate	(4)	(3)	(4)	(3)
Assets held for sale	(5)	(3)	(4)	(3)

	61	54	59	49

(1)
See the supplemental information on non-GAAP measures on page 73.

	For the first quarter of
Shipments	2005	2004
Manufacturing (in thousands of short tons)
Packaging products(2)	439	442
Tissue papers	99	96
Fine Papers	68	65

	606	603

Currency—average rate
$Can vs $U.S.	$0.815	$0.759
$U.S. vs $Can	$1.227	$1.318
Euro vs $Can	$1.608	$1.649

(2)
Packaging includes paper mill shipments from the Specialty Products Group.

Segment Analysis

	Sales		OIBD				Shipments				Average selling price
	(in millions of dollars)						(in thousands)(3)				(in dollars/unit)
Packaging	2005	2004	2005	% sales	2004	% sales	2005		2004		2005	2004
Boxboard
Manufacturing—North America	57	62	—	—	—	—	78 st		86 st		726	718
Manufacturing—Europe	119	119	5	4.2	7	5.9	135 st		130 st		882	919
Converting	163	112	15	9.2	8	7.1	4,762 carton		2,664 carton
Others and eliminations	(2)	3	—	—	2	—

	337	296	20	5.9	17	5.7
Containerboard(1)
Manufacturing	87	78	6	6.9	7	9.0	179 st		179 st		483	434
Converting	119	110	14	11.8	11	10.0	1,630 msf		1,630 msf		73	68
Others and eliminations	(46)	(42)	2	—	2	—

	160	146	22	13.8	20	13.7
Specialty products	127	119	9	7.1	8	6.7	47 st	(2)	47 st	(2)
Eliminations	(10)	(10)	—	—	—	—

	614	551	51	8.3	45	8.2	439 st		442 st

(1)
Our containerboard business consists entirely of its 50% share of the results of Norampac Inc., a joint venture.

(2)
Consists of the paper manufacturing shipments only.

(3)
Shipments are expressed in short tons (st), metric square feet (msf) or cartons.

        Sales of the Packaging products segment increased by $63 million, or 11%, to $614 million for the first quarter of 2005, compared with $551 million for the same period in 2004. The additional contribution of new businesses acquired during the last twelve months combined with price increases in the containerboard sector more than offset lower realized prices in the boxboard sector and mitigated the impact on general pricing caused by the appreciation of the Canadian dollar against the U.S. dollar in the first quarter of 2005.

        Sales for the Boxboard Group increased by $41 million, or 14%, to $337 million for the first quarter of 2005, compared with $296 million for the same period in 2004. Excluding Dopaco's additional contribution of $53 million in sales, sales decreased by $12 million, or 4%, in the first quarter of 2005 due to lower shipments by our manufacturing mills and as a result of the work stoppage at the Fjordcell Kraft pulp mill, which began in November 2004 and which was resolved on May 6, 2005. Over the course of the first quarter of 2005 shipments by our manufacturing mills in North America decreased by approximately 9% compared to the first quarter of 2004, due to a change in product mix and customer portfolio and lower efficiencies at our recycled mills. Shipments increased by approximately 4% in the first quarter of 2005 in Europe due to lower downtime compared with the first quarter of 2004. In addition, net selling prices in North America increased during the first quarter of 2005 but were affected by the strengthening of the Canadian dollar against the U.S. dollar. In Europe, average selling prices in euros decreased by 2% in the first quarter of 2005 resulting from difficult conditions in the European board market due to overcapacity following lower export to Asia.

        Sales for the Containerboard Group increased by $14 million, or 9%, to $160 million for the first quarter of 2005, compared with $146 million for the same period in 2004. The combined impact of the acquisition of the Thompson (Connecticut) converting plant in April 2004 and the Lancaster (New-York) converting plant in August 2004 contributed $5 million of additional sales in the first quarter of 2005. Containerboard shipments remained flat over the first quarter of 2005 compared to the same period in 2004 but average selling prices increased 11% in the first quarter of 2005 in the manufacturing sector.

        Shipments of corrugated products remained stable in the first quarter of 2005 compared with the first quarter of 2004, mainly due to acquisitions. Also, market conditions allowed for the gradual implementation throughout 2004 of certain price increases that more than offset the negative impact of a stronger Canadian dollar against the U.S. dollar. Average selling prices increased 7% in the first quarter of 2005 compared to the first quarter of 2004. This sector's North-American integration level, reflecting the percentage of the containerboard's mills production sold internally to the company's own box or sheet plants, decreased to 59% in the first quarter of 2005, compared with 64% in the first quarter of 2004 mostly due to market-related downtime taken in the first quarter of 2004.

        The acquisition of the remaining 50% participation in the Greenfield pulp mill in France completed in the second quarter of 2004, was the main reason Specialty Products Group sales increased by $8 million, or 7%, to $127 million for the first quarter of 2005, compared with $119 million for the same period in 2004. Most of our facilities performed as expected by management during the first quarter of 2005 except for our Kraft paper mill in East Angus. This mill had lower shipments than expected by management and was negatively impacted by the strengthening of the Canadian dollar against the U.S. dollar because the mill exports the majority of its products to the United States. However, this group benefited from a stronger contribution from its de-inked pulp mills as a result of recent prices increases.

        Operating income before depreciation and amortization for the Packaging Products segment was $51 million for the first quarter of 2005, compared with $45 million for the same period in 2004. Operating income before depreciation and amortization for the first quarter of 2005 includes a $4 million gain related to the disposition of a building by a joint-venture company, a $1 million impairment loss on an investment in a significantly influenced company of a joint venture and a $1 million unrealized loss on derivative commodity instruments of certain swap contracts entered into by a joint-venture company. Excluding these specific items, the operating income before depreciation and amortization increased by 22% to $49 million in the first quarter of 2005 from $40 million in the first quarter of 2004. The increase of $9 million is mainly due to price increases realized in the containerboard sector and the full consolidation of the results of Dopaco since August 24, 2004. This improvement was also offset by approximately $11 million due to the strengthening of the Canadian dollar against the U.S. dollar.

	Sales		OIBD				Shipments		Average selling price
	(in millions of dollars)						(in thousands)(1)		(in dollars/unit)
	2005	2004	2005	% sales	2004	% sales	2005	2004	2005	2004
Tissue Papers
Manufacturing & converting	167	154	19	11.4	18	11.7	99st	96st	1,585	1,497
Distribution	22	21	2	9.1	—	—
Eliminations	(9)	(7)	—	—	—	—

	180	168	21	11.7	18	10.7

(1)
Shipments are expressed in short tons (st).

        Sales of the Tissue Group increased by $12 million, or 7%, to $180 million for the first quarter of 2005, compared with $168 million for the same period in 2004. Average net realized prices were 6% higher during the first quarter of 2005, in comparison with the corresponding period in 2004, as a result of price increases implemented after the first quarter of 2004 and the beginning of 2005. Shipments increased by 3% in the first quarter of 2005, caused in part by the start-up of the new Memphis mill in the fourth quarter of 2004. The integration rate (i.e. converted products sold vs. parent rolls) increased from 57% for the first quarter of 2004 to 60% in the same period in 2005.

        The Tissue Group generated operating income before depreciation and amortization of $21 million for the first quarter of 2005 compared with $18 million in the first quarter of 2004. Higher volumes and higher net realized selling prices in the first quarter of 2005 in comparison to the same period in 2004 more than compensated for higher average waste paper, energy and freight costs and the negative impact on average selling prices resulting from the strengthening of the Canadian dollar in the first quarter of 2005 in comparison to the same period in 2004. This strengthening of the Canadian dollar had a negative impact of approximately $2 million for the first quarter of 2005. Operating income before depreciation and amortization in the first quarter of 2005 was also negatively affected by approximately $2 million due to the start-up of the new Memphis mill and new converting plants in Arizona and Calgary. Operating income before depreciation and amortization for the first quarter 2005 also includes a $1 million gain related to the disposition of the distribution activities that occurred on March 31, 2005 for net consideration, after retention of liabilities, of $15.7 million.

	Sales		OIBD				Shipments		Average selling price
	(in millions of dollars)						(in thousands)(1)		(in dollars/unit)
Fine Papers	2005	2004	2005	% sales	2004	% sales	2005	2004	2005	2004
Manufacturing	88	83	(5)	(5.7)	(5)	(6.0)	68 st	65 st	1,142	1,119
Distribution	107	100	3	2.8	2	2.0
Eliminations	(17)	(15)	—	—	—	—

	178	168	(2)	(1.1)	(3)	(1.8)

(1)
Shipments are expressed in short tons (st).

        Sales of the Fine Papers Group increased by $10 million, or 6%, to $178 million for the first quarter of 2005, compared with $168 million for the same period in 2004. The pricing of our products increased in the second half of 2004 due to better market conditions and higher operating levels in the coated and uncoated paper markets. However, these price increases were negatively affected by the strengthening of the Canadian dollar against the U.S. dollar. Shipments increased 4.5% in the first quarter of 2005 when compared with the same period in 2004 as our production units took less downtime due to the better demand and pricing of our products. The distribution division, Cascades Resources, an asset held for sale, contributed total sales of $107 million during the first quarter of 2005, compared with $100 million for the same period in 2004. Cascades Resources shipments of paper products were 15% higher in the first quarter of 2005 compared with the same period in 2004 but the resale price per ton decreased 6% in the first quarter of 2005 as compared with the same period in 2004.

        We had an operating loss before depreciation and amortization for the Fine Papers Group of $2 million for the first quarter of 2005, compared with a loss of $3 million for the same period in 2004. Better volume and selling prices in the first quarter of 2005, which were affected by the increase the cost of market pulp, contributed to this improvement. Even with better volume and pricing the St-Jérôme uncoated paper mill was affected by the longer than expected start-up of certain new equipment installed on its largest paper machine and of the bio-gas project. Better volume in the distribution division also contributed to profitability while the strengthening of the Canadian dollar negatively impacted profitability by approximately $2 million during the first quarter of 2005 compared with the same period in 2004.

Year ended December 31, 2004, compared with year ended December 31, 2003

        Sales.    Sales increased by $259 million, or 8.6%, to $3.3 billion for the year, versus $3.0 billion for 2003.

        Net business acquisitions over the last 12 months contributed $276 million in sales during the year. On October 1, 2003, we increased our participation in Dopaco Inc. to 50%. Dopaco is a leading North-American provider of packaging solutions for the quick-service restaurant industry. Prior to this increase in participation, this investment was accounted for using the equity method. On August 24, 2004, we further increased our participation to 100%. Consequently, Dopaco's results were consolidated proportionately between October 1, 2003, and August 24, 2004, and have been fully consolidated since that date. Given this treatment, the total contribution of Dopaco is $208 million of additional sales for 2004 compared with 2003.

In addition, the acquisition of Scierie P.H. Lemay Ltee, completed in December 2003 and the other businesses acquired in 2004 contributed an additional $68 million of sales during the year.

        Net average realized selling prices were weaker in the Boxboard and Fine Papers segments. This was a reflection of the 7.6% strengthening of the Canadian dollar against the U.S. dollar in comparison with 2003, and also due to the fact that North American Boxboard list prices only started their upward trend in the second half of 2004 and that their implementation was not immediate due to difficult market conditions. As for the European boxboard operations, their average selling price declined approximately 30 euros per ton as compared to 2003. In the Fine Papers segment, the uncoated and coated average price declined during the first six months of 2004 but then increased by more than US$100 per ton by the end of 2004 which was offset in part by the stronger Canadian dollar.

        The appreciation of the Canadian dollar has had a direct impact on export prices, but has also contributed to reducing Canadian dollar prices in the domestic market, as several of our product lines are priced in U.S. dollars. Overall, shipments were better compared with 2003, generally reflecting better economic conditions, with the exception of the packaging segment's North-American boxboard mills due to difficult market conditions and lower efficiencies in its recycled mills.

        Operating income before depreciation and amortization.    We generated operating income before depreciation and amortization of $238 million for the year, compared with $237 million for 2003. Operating income before depreciation and amortization margin decreased to 7.3% for the year, compared with 7.9% for the corresponding period in 2003. Operating income before depreciation and amortization for 2004 includes a $4 million gain related to the disposition of assets in the Specialty Products Group, a $2 million unrealized gain on derivative financial instruments of certain commodity swap contracts entered into by a joint-venture company and a $18 million impairment loss related to the property, plant and equipment of one of our de-inked pulp mills located in Cap-de-la-Madeleine, Québec, which was temporarily closed in March 2003. We decided to permanently shut-down this facility. Excluding these specific items, the operating income before depreciation and amortization increased by 5% to $250 million from $237 million in 2003.

        Business acquisitions realized over the last 12 months contributed $32 million to this increase. Despite higher volumes, selling prices and improvement in cost and efficiencies, the higher cost of fiber negatively affected operating income before depreciation and amortization margins. However, the most important factor was the strengthening of the Canadian dollar combined with the pricing of several of our Canadian products in U.S. dollars which impacted negatively our operating income before depreciation and amortization by approximately $63 million.

        In general, prices for our primary raw materials increased, compared with 2003 but our costs were positively offset, in part, by a stronger Canadian dollar. The monthly U.S. dollar denominated average list price for old corrugated containers (OCC), mostly used by our Containerboard Group, increased by approximately 37% when compared with 2003. The monthly U.S. dollar denominated average list price for sorted office papers (SOP), primarily used by our Tissue Paper and Boxboard Groups, was 11% higher, while the price of Northern Bleached Softwood Kraft Pulp (NBSK), mainly used by our Fine Papers Group, increased by 16% during the same period.

        As for natural gas, the pricing reference decreased slightly by 3% in Canada and increased by 13% in the United States when compared to 2003.

OIBD Variance Analysis. The below table shows the major items that impacted operating income before depreciation and amortization.

	Packaging	Tissue Papers	Fine Papers	Corporate	Assets held for sale	Consolidated
	(in millions of dollars)
OIBD for the year ended December 31, 2003	174	73	6	(3)	(13)	237
Positive (negative) impact from:
Sales volume	—	19	—	—	—	19
Selling price	9	8	3	(4)	—	16
Raw materials	(8)	(23)	(15)	—	—	(46)
Variation of the Canadian dollar(1)	(54)	(10)	(7)	4	4	(63)
Cost improvement and efficiencies	37	9	10	(1)	—	55
Business acquisitions	32	—	—	—	—	32

OIBD excluding specific items(2)	190	76	(3)	(4)	(9)	250
Specific items(2)	(12)	—	—	—	—	(12)

OIBD for the year ended December 31, 2004	178	76	(3)	(4)	(9)	238

(1)
Foreign exchange impact is based on our national and export sales less purchases that are impacted by the $Can/$US variation.

(2)
See additional information on non-GAAP measures on page 73 for an explanation of specific items which are excluded.

        Depreciation and amortization.    Depreciation and amortization increased to $159 million in 2004, from $143 million for the corresponding period of 2003, primarily as a result of recent business acquisitions.

        Operating income.    As a result of the above, operating income for the year decreased by 16% to $79 million, compared with $94 million for the same period in 2003. Operating margins decreased from 3.1% in 2003 to 2.4% in 2004.

        Excluding specific items, operating income for the year stood at $91 million, compared with $94 million for the same period in 2003. Operating margins decreased from 3.1% in 2003 to 2.8% in 2004.

        Interest expense.    Interest expense decreased by $4 million, to $76 million for 2004, compared with $80 million for the same period in 2003. The strengthening of the Canadian dollar contributed to reducing the interest expense on our U.S.-denominated debts.

        Foreign exchange gain on long-term debt.    In 2004, we recorded a foreign exchange gain of $18 million on our own and our joint venture U.S.-denominated debts, as the Canadian dollar went from $0.774 against the US dollar as at December 31, 2003, to $0.831 as at December 31, 2004. This compares with a gain of $72 million in 2003. This gain had no impact on our liquidity.

        Provision for income taxes.    The income tax provision for the year ended December 31, 2004, amounted to $2 million, representing an effective tax rate of 10%. Excluding the impact of specific items, the tax rate would have been approximately 25%.

        Net earnings.    As a result of the foregoing factors, net earnings decreased by $32 million to $23 million, or $0.28 per share for 2004, versus net earnings of $55 million, or $0.66 per share, for the same period in 2003.

        Net earnings excluding specific items for 2004, remained flat at $16 million, or $0.20 per share, compared with $16 million or $0.19 in 2003.

Segment Information

	For the years ended December 31,
	2004	2003	2004	2003
	As reported		Excluding specific items(1)
	(in millions of dollars)
Sales (amount net of eliminations)
Packaging	2,274	2,040
Tissue Papers	714	684
Fine Papers	704	725
Assets held for sale	(438)	(454)

	3,254	2,995
Operating income before depreciation and amortization "OIBD"
Packaging	178	174	190	174
Tissue Papers	76	73	76	73
Fine Papers	(3)	6	(3)	6
Corporate	(4)	(3)	(4)	(3)
Assets held for sale	(9)	(13)	(9)	(13)

	238	237	250	237

(1)
See the additional information on non-GAAP measures on page 73.

	For the years ended December 31,
	2004	2003
Shipments
Manufacturing (in thousands of short tons)
Packaging products	1,770	1,767
Tissue Papers	399	368
Fine Papers	289	279

	2,458	2,414

Converted products
Packaging/Boxboard (in thousands of folding cartons)	13,988	4,402
Packaging/Containerboard (million square feet)	6,802	6,699
Tissue (in thousands of short tons)(1)	244	218
Currency-average rate
$Can vs $U.S.	$0.768	$0.714
$U.S. vs $Can	$1.301	$1.401
Euro vs $Can	$1.617	$1.582

(1)
Converted tissue products are also included in manufacturing shipments.

Segment Analysis

	Sales		OIBD				Shipments		Average selling price
	(in millions of dollars)								(in dollars/unit)
				% sales		% sales	(in thousands)(1)
	2004	2003	2004		2003		2004	2003	2004	2003
Packaging
Boxboard Manufacturing—North America	241	272	—	—	14	5.1	336 st	363 st	717	749
Manufacturing—Europe	464	455	19	4.1	23	5.1	521 st	493 st	889	923
Converting	513	292	45	8.8	15	5.1	13,988 carton	4,402 carton
Others and eliminations	13	7	3	—	3	—

	1,231	1,026	67	5.4	55	5.4
Containerboard(2)
Manufacturing	344	340	25	7.3	18	5.3	718 st	721 st	479	470
Converting	489	480	54	11.0	52	10.8	6,802 msf	6,699 msf	72	72
Others and eliminations	(200)	(191)	8	—	11	—

	633	629	87	13.7	81	12.9
Specialty products	509	484	24	4.7	38	7.9	195 st(3)	190 st(3)
Eliminations	(44)	(38)	—	—	—	—

	2,329	2,101	178	7.6	174	8.3	1,770 st	l,767 st

(1)
Shipments are expressed in short tons (st), metric square feet (msf) or cartons.

(2)
Our containerboard business consists entirely of its 50% share of the results of Norampac Inc., a joint venture.

(3)
Consists of the paper manufacturing shipments only.

        Sales of the Packaging Products segment increased by $228 million, or 11%, amounting to $2.3 billion for the year, compared with $2.1 billion for the same period in 2003. The additional contribution of new businesses acquired during the last 12 months combined with price increases in the containerboard sector more than offset lower realized prices in the boxboard sector and mitigated the impact on general pricing caused by the appreciation of the Canadian dollar.

        Sales for the Boxboard Group amounted to $1.2 billion for the year, compared with $1.0 billion for the same period in 2003. Excluding Dopaco's and Scierie P.H. Lemay's additional contribution of $245 million, sales actually decreased by $40 million, or 4%, due to lower selling prices for our primary board mills and for our converting units. Over the course of this period, shipments by primary mills decreased by approximately 7.4% in North America, due to difficult market conditions and lower efficiencies in their recycled mills. Shipments increased by approximately 5.7% in Europe due to lower downtime compared with 2003. In addition, net selling prices were lower mainly due to the strengthening of the Canadian dollar and to a 6% decrease in the European mills' net realization price in euros, which was due to difficult conditions in the European board market that prevailed at the end of 2003 through the first quarter of 2004.

        Sales for the Containerboard Group increased $4 million amounting to $633 million for the year, compared with $629 million for the same period in 2003, or a 1% increase. The combined impact of the acquisition of the Thompson (Connecticut) converting plant in April 2004 and the Lancaster (New York) converting plant in August 2004 contributed $12 million of additional sales in 2004. Sales were reduced by $15 million due to the impact of a work stoppage at the Burnaby mill, which was resolved during the fourth quarter of 2004. Containerboard shipments remained flat over the period despite the Burnaby mill strike. Excluding this mill, the primary capacity utilization rate was 96%, compared with 92% in 2003.

        Shipments of corrugated products increased slightly compared with 2003, due mainly to the additional volume generated by acquisitions. Also, market conditions allowed for the gradual implementation throughout the year of certain price increases that more than offset the negative impact of a stronger Canadian dollar. This sector's North-American integration level, reflecting the percentage of the containerboard's mills production sold internally to our own box or sheet plants, increased to 64% in 2004, compared with 61% in 2003. Increased integration improves profit by providing more value-added products compared with unconverted board products.

        Due to increased economic activity in terms of volume and prices, sales for the Specialty Products Group increased by $25 million, or 5%, to $509 million for the year, compared with $484 million for the same period in 2003. Within this Group, the paper mill packaging division brought in an extra $15 million, while the paper recovery and de-inked pulp division saw its contribution increase by $34 million. We completed the acquisition of the remaining 50% of the Greenfield S.A.S. joint venture in France during the second quarter of 2004, which resulted in an increase in our recycling operations in Europe. The sales increases observed in the paper mill packaging and recovery and de-inked pulp divisions were offset by a $13 million reduction in the sales of moulded pulp products.

        Operating income before depreciation and amortization for the Packaging Products segment was $178 million for the year, compared with $174 million for the same period in 2003. Operating income before depreciation and amortization includes a $4 million gain related to the disposition of assets in the Specialty Products Group, a $2 million unrealized gain on derivative financial instruments of certain commodity swap contracts entered into by a joint-venture company and a $18 million impairment loss related to the property, plant and equipment of one of our de-inked pulp mills located in Cap-de-la-Madeleine, Québec, which was temporarily closed in March 2003. We decided to permanently shut down this facility. Excluding these specific items, the operating income before depreciation and amortization increased by 9% to $190 million from $174 million in 2003. The increase of $16 million is mainly due to price increases realized in the containerboard sector, the proportionate consolidation of the results of Dopaco between October 1, 2003, and August 24, 2004, and its full consolidation since that date. This improvement was also offset by approximately $54 million due to the strengthening of the Canadian dollar. However, the North American boxboard operations saw its contribution decrease by $14 million to zero for 2004 due to a decrease in shipments and average selling prices.

			OIBD						Average Selling Price
	Sales						Shipments(1)
				% sales		% sales
	2004	2003	2004		2003		2004	2003	2004	2003
	(in millions of dollars)						(in thousands)		(in dollars/unit)
Tissue Papers
Manufacturing & converting	665	620	74	11.1	72	11.6	399 st	368 st	1,553	1,590
Distribution	87	89	2	2.3	1	1.1
Eliminations	(35)	(23)	—	—	—	—

	717	686	76	10.6	73	10.6

(1)
Shipments are expressed in short tons (st).

        Sales of the Tissue Group increased by $31 million, or 4.5%, to $717 million for the year, compared with $686 million for the same period in 2003. Average net realized prices were lower during the year, in comparison with the corresponding period in 2003, as a result of the strong Canadian dollar. The gradual introduction of certain price increases in the second half of 2004 in the U.S. retail and Canadian and U.S. away-from-home markets, as well as in the parent rolls business, have mitigated the negative impact of the currency. Shipments increased by 8% in 2004, reflecting increased sales efforts, an improving North-American economy and the additional contribution from the assets acquired from American Tissue in 2002. The integration rate (i.e., converted products sold vs. parent rolls) increased from 59% at the end of 2003 to 66% at the end of 2004.

        The Tissue Group operating income before depreciation and amortization was $76 million for the year compared with $73 million last year. Higher volumes and higher net realized selling prices more than compensated for higher average waste paper costs and the negative impact on average selling prices resulting from the strengthening of the Canadian dollar. This Canadian dollar impact amounted to approximately $10 million for the year. Operating income before depreciation and amortization was also negatively affected by approximately $6 million due to the start-up of the Memphis mill and converting plants in Arizona and Calgary.

			OIBD						Average Selling Price
	Sales						Shipments(1)
				% sales		% sales
	2004	2003	2004		2003		2004	2003	2004	2003
	(in millions of dollars)						(in thousands)		(in dollars/unit)
Fine Papers
Manufacturing	373	380	(10)	(2.7)	(5)	(1.3)	289 st	279 st	1,140	1,204
Distribution	409	417	7	1.7	11	2.6
Eliminations	(68)	(63)	—	—	—	—

	714	734	(3)	(0.4)	6	0.8

(1)
Shipments are expressed in short tons (st).

        Sales of the Fine Papers Group decreased by $20 million, or 3%, to $714 million for the year, compared with $734 million for the same period in 2003. Compared with 2003, the pricing of our products increased in the second half of 2004 due to better market conditions and higher operating levels in the coated and uncoated paper markets. However, these price increases were affected by the strengthening of the Canadian dollar against the U.S. dollar. Shipments increased 3.5% when compared with 2003 as our production units took less downtime due to the better pricing of our products. The distribution division, Cascades Resources, contributed total sales of $409 million during the year, compared with $417 million in 2003. Cascades Resources shipments of paper products were 4.4% higher than last year but resale price per ton showed a reduction of 8.3% as compared with the same period in 2003.

        Operating income before depreciation and amortization for the Fine Papers Group was negative by $3 million for the year, compared with a positive contribution of $6 million for the same period in 2003. The manufacturing segment experienced higher shipments, combined with price increases gradually implemented during the third and fourth quarters of 2004. However, the strengthening of the Canadian dollar negatively impacted profitability by approximately $7 million during the past year compared with 2003.

        Manufacturing sector operating income before depreciation and amortization was also impacted by higher virgin fiber prices which were, however, offset in part by a stronger Canadian dollar. The distribution division's profitability was affected by higher administrative costs related to legal expenses, bad debts and severance costs in one of its divisions.

Year ended December 31, 2003 compared to year ended December 31, 2002

        Sales.    Sales decreased by $123 million, or 4%, to $3.0 billion for the year ended December 31, 2003, versus $3.1 billion for the same period in 2002.

        Businesses acquired over the prior two years contributed $160 million of sales during the year ended December 31, 2003. The Tissue Group asset acquisition completed in June 2002 represented $61 million of the total contribution from new acquisitions. On October 1, 2003, we increased our participation in Dopaco, Inc. to 50%. This investment generated $57 million of sales in 2003, as Dopaco's results were proportionally consolidated as of that date.

        Selling prices were weaker in each of our operating sectors with the exception of the European Boxboard units, which benefited from an appreciation of the euro against the Canadian dollar in comparison to 2002. The depreciation of the U.S. dollar also had a direct impact on export prices and has contributed to reducing Canadian dollar prices in the domestic market, reflecting the reality of North American pricing for several of our product lines. Overall business volumes, excluding volumes resulting from acquisitions completed in the prior two years, were lower for most business sectors, reflecting reduced economic activity.

        Operating income before depreciation and amortization.    We generated operating income before depreciation and amortization of $250 million for the year ended December 31, 2003, compared to $424 million for the same period in 2002, representing a 41% decrease. The operating margin decreased from 12.6% for the year ended December 31, 2002 to 7.7% for the corresponding period in 2003.

        The most important factor accounting for the decrease in operating income before depreciation and amortization and margin is the volume and net realization price reduction experienced in most of the operating sectors. This is mainly due to difficult market conditions in North America and Europe and the strengthening of the Canadian dollar against the U.S. dollar, the average rate having increased by 12% in 2003. The monthly average list price for old corrugated containers (OCC), mostly used by our Containerboard Group, decreased by approximately 3% during the year. The monthly average list price for sorted office papers (SOP), primarily used by our Tissue and Boxboard Groups, was 11% higher, while the price of old newspapers (ONP), mainly used by our Boxboard Group and moulded pulp business, increased by 12% during the same period.

        Natural gas costs were $8.13 per gigajoule during the year ended December 31, 2003, compared to $6.68 per gigajoule for the year ended December 31, 2002, representing a 22% increase. This increase in unit price affected operating income by approximately $22 million.

        Cost of sales increased as a percentage of net sales because of increases in the cost of fiber and energy, which combined to lower selling prices and sales volume. Also, due to generally lower shipments, the fixed portion of manufacturing costs was amortized over a smaller volume of units sold. For the same reasons, selling and administrative expenses increased slightly as a percentage of sales.

        Depreciation and amortization.    Depreciation and amortization increased to $145 million for the year ended December 31, 2003, from $139 million in the corresponding period of 2002, primarily as a result of recent business acquisitions.

        Operating income.    As a result of the above, operating income decreased 63% to $105 million compared to $285 million for the same period in 2002. Operating margin decreased from 8.4% in 2002 to 3.3% in 2003.

        Interest expense.    Interest expense increased by $11 million, to $83 million for the year ended December 31, 2003 compared to $72 million for the same period in 2002. This increase is mostly attributable to the refinancing of substantially all of our credit facilities, by substituting a portion of our floating rate debt with US$450 million of senior notes bearing a fixed rate of 7.25%. We also completed an additional financing of US$100 million 7.25% senior notes at a price of 104.50%, for an effective interest rate of 6.61%. Norampac, a joint venture, also refinanced its long-term debt in 2003 by issuing US$250 million of senior notes bearing a fixed rate of 6.75%.

        Foreign exchange gain on long-term debt.    We recorded a foreign exchange gain of $72 million on our own and our joint ventures' U.S. denominated debts, as the Canadian dollar strengthened throughout the year. This gain had no cash impact on our liquidity.

        Unusual losses (gains).    For the year ended December 31, 2003, we recorded unusual losses of $22 million, compared to an unusual loss of $4 million for the year ended December 31, 2002. Unusual items for the year ended December 31, 2003, consisted of:

  •
  a loss of $8 million reflecting the premium paid for the early redemption of senior notes issued by a subsidiary, and a loss of $3 million resulting from the write-off of the deferred financing costs associated with the long-term debt that were refinanced or redeemed;

  •
  a loss of $7 million reflecting our 50% share of the premium paid for the early redemption of $100 million and US$150 million senior notes issued by Norampac, a joint venture company, and a loss of $3 million resulting in the write-off of the deferred financing costs associated with the long-term debt that were refinanced or redeemed; and

  •
  a loss of $1 million resulting from the penalty paid on the early redemption of another fixed rate long-term debt. Unusual items for the year ended December 31, 2002 consisted of:

  •
  a gain of $1 million resulting from the dilution of an investment in a significantly influenced company;

  •
  a loss of $11 million reflecting expenses related to business closures and a loss on a business disposal in the Packaging Products segment; and

  •
  a gain of $6 million resulting from the reduction of a fine imposed in 1994 by the Court of First Instance of the European Communities.

        Provision for income taxes.    The income tax provision for the year ended December 31, 2003 amounted to $14 million, representing an effective tax rate of 19%. Excluding the impact of unusual losses and the foreign exchange gain on U.S.-denominated debt, the tax rate would have been 57%. This effective rate is higher than the statutory rate mainly due to the impact of operating losses incurred by certain subsidiaries during the year ended December 31, 2003, for which tax benefits were not recognized, as well as an increase in the tax rate announced by the province of Ontario in the fourth quarter of 2003.

        Net earnings.    As a result of the foregoing factors, net earnings decreased by $114 million, or 67%, to $55 million, or $0.66 per share, for the year ended December 31, 2003, versus $169 million, or $2.07 per share, for the same period in 2002. Results for the year ended December 31, 2003 include unusual after-tax losses of $19 million, or $0.23 per share, and an after-tax foreign exchange gain on U.S.-denominated debt of $63 million, or $0.77 per share. Results for the year ended December 31, 2002 include unusual after-tax gains of $16 million, or $0.20 per share, including our share of a gain realized by Boralex Inc., an affiliated company.

Segment Information

	For the years ended December 31,
	2003	2002	2003	2002
	As reported		Excluding specific items(1)
	(in millions of dollars)
Sales (amount net of eliminations)
Packaging	2,040	2,071
Tissue Papers	684	725
Fine Papers	725	795
Assets held for sale	(454)	(473)

	2,995	3,118

Operating income before depreciation and amortization "OIBD"
Packaging	174	244	174	248
Tissue Papers	73	136	73	136
Fine Papers	6	37	6	37
Corporate	(3)	3	(3)	3
Assets held for sale	(13)	(9)	(13)	(9)

	237	411	237	415

(1)
See additional information on non-GAAP measures on page 73.

	For the years ended December 31,
	2003	2002
Shipments
Manufacturing (in thousands of short tons)
Packaging products	1,767	1,794
Tissue Papers	368	338
Fine Papers	279	313

	2,414	2,445

Converted products
Packaging/Boxboard (in thousands of folding cartons)	4,402	2,555
Packaging/Containerboard (million square feet)	6,699	6,378
Tissue (in thousands of short tons)(1)	218	208
Currency-average rate
$Can vs $U.S.	$0.714	$0.637
$U.S. vs $Can	$1.401	$1.570
Euro vs $Can	$1.582	$1.484

(1)
Converted tissue products are also included in manufacturing shipments.

Segment analysis

			OIBD								Average Selling Price
	Sales						Shipments(1)
				% sales		% sales
	2003	2002	2003		2002		2003		2002		2003	2002
	(in millions of dollars)						(in thousands)				(in dollars/unit)
Packaging
Boxboard
Manufacturing—North America	272	279	14	5.1	28	10.0	363 st		356 st		749	784
Manufacturing—Europe	455	481	23	5.1	51	10.6	493 st		530 st		923	908
Converting	292	263	15	5.1	7	2.7
Others and Eliminations	7	2	3	—	3	—
	1,026	1,025	55	5.4	89	8.7
Containerboard(2)
Manufacturing	340	374	18	5.3	47	12.6	721 st		724 st		470	517
Converting	480	488	52	10.8	50	10.2	6,699 msf		6,378 msf		72	77
Others and Eliminations	(191)	(204)	11	—	9	—

	629	658	81	12.9	106	16.1
Specialty Products	484	477	38	7.9	49	10.3	190 st	(3)	184 st	(3)
Eliminations	(38)	(40)	—	—	—	—

	2,101	2,120	174	8.3	244	11.5	1,767 st		1,794 st

(1)
Shipments are expressed in short tons (st), metric square feet (msf) or cartons.

(2)
Our containerboard business consists entirely of its 50% share of the results of Norampac Inc., a joint venture.

(3)
Consists of the paper manufacturing shipments only.

        Sales of the Packaging Products segment decreased by $19 million, or 0.9%, amounting to $2.1 billion for the year ended December 31, 2003, compared to $2.1 billion for the same period in

2002. Market-related downtime in all operating sectors and a general decrease in price levels were only partially offset by the additional contribution of new business acquired during the year.

        Sales for the Boxboard Group amounted to $1 billion for the year ended December 31, 2003, compared to $1 billion for the same period in 2002. Excluding Dopaco, Inc.'s contribution of $57 million, sales decreased by $56 million, or 5.5%. Over the course of this period, shipments by primary mills increased by approximately 2% in North America, but decreased by approximately 7% in Europe. Weaker demand resulted in lower volumes in Europe, especially in recycled grades. The appreciation of the euro compared to the Canadian dollar mitigated the impact of lower volumes, explaining an increase of $27 million in sales during the year ended December 31, 2003, compared to the same period in 2002.

        Sales for the Containerboard Group decreased by $29 million, or 4.4%, amounting to $629 million for the year ended December 31, 2003, compared to $658 million for the same period in 2002. The acquisition of the Schenectady, NY converting plant in April 2003 contributed $16 million in additional sales in 2003. Containerboard shipments were relatively unchanged over the period, while shipments of corrugated products increased by 5%. During the year ended December 31, 2003, average selling prices for containerboard decreased by 9%, while corrugated products selling prices decreased by 7% compared to the same period in 2002.

        In order to balance inventories and production levels to customer demand, we took approximately 80,000 short tons of market-related downtime in the Boxboard Group and 40,000 short tons in the Containerboard Group during 2003, representing 8% and 5% of their respective capacity.

        Sales for the Specialty Products Group increased by $7 million, or 1.5%, to $484 million for the year ended December 31, 2003, compared to $477 million for the same period in 2002. Within this Group, the moulded pulp products business saw its contribution decrease by $19 million as a result of the sale of its retail egg carton activity in the third quarter of 2002. The building materials products business experienced a $9 million reduction in its sales contribution, as a result of weak market conditions and a three-month work stoppage in one of its plants. Sales of the kraft paper and uncoated board products businesses were also impacted by the appreciation of the Canadian dollar compared to the U.S. dollar. These decreases were offset by a positive contribution of the paper mill packaging and plastics products businesses, representing $7 million of additional sales. The marketable de-inked pulp units increased their contribution by $28 million, which is mostly attributable to the Greenfield S.A.S. 50% joint venture, established during the first quarter of 2003. On March 28, 2003, our groundwood de-inked pulp mill located in Cap-de-la-Madeleine, Québec was shut down indefinitely due to difficult market conditions.

        Operating income before depreciation and amortization for the Packaging Products segment was $174 million for the year ended December 31, 2003, compared to $244 million for the same period in 2002, a 28.7% decrease. Higher energy and waste paper costs combined with lower selling prices and the strengthening of the Canadian dollar contributed to reduce the Packaging Products Group's profit margins. The Boxboard Group was also affected by restructuring costs following a reduction of approximately 10% of its North American work force.

			OIBD						Average Selling Price
	Sales						Shipments(1)
				% sales		% sales
	2003	2002	2003		2002		2003	2002	2003	2002
	(in millions of dollars)						(in thousands)		(in dollars/unit)
Tissue Papers
Manufacturing	620	663	72	11.6	130	19.6	368 st	338 st	1,590	1,962
Distribution	89	88	1	1.1	6	6.8
Eliminations	(23)	(24)	—	—	—	—

	686	727	73	10.6	136	18.7

(1)
Shipments are expressed in short tons (st).

        Sales for the Tissue Group decreased by $41 million, or 5.6%, to $686 million for the year ended December 31, 2003, compared to $727 million for the same period in 2002. The assets acquired in the United States in June 2002 increased sales by $61 million. Selling prices were lower during the year ended December 31, 2003 in comparison to the corresponding period in 2002, as a result of the devaluation of the U.S. dollar relative to the Canadian dollar and a lower mix of converted products sold. The year ended December 31, 2003, excluding the June 2002 assets acquisition, saw a decrease of 6% in shipments. This resulted from increased competition following the start-up of new capacity in North America, largely in the away-from-home market. Market-related downtime during the year represented 16,000 short tons, or 3%, of total capacity.

        Operating income before depreciation and amortization for the Tissue Group was $73 million for the year ended December 31, 2003, compared to $136 million a year ago, a 46% decrease. This Group was impacted by higher recycled paper and energy prices, a decrease in the average selling price and by expenses associated with the start-up of the assets acquired in June 2002. Selling, general and administrative expenses increased due to the restructuring of its U.S. sales force and the assets acquired in 2002.

			OIBD						Average Selling Price
	Net Sales						Shipments(1)
				% sales		% sales
	2003	2002	2003		2002		2003	2002	2003	2002
	(in millions of dollars)						(in thousands)		(in dollars/unit)
Fine Papers
Manufacturing	380	440	(5)	(1.3)	27	6.1	279 st	313 st	1,204	1,265
Distribution	417	427	11	2.6	10	2.3
Eliminations	(63)	(65)	—	—	—	—

	734	802	6	0.7	37	4.6

(1)
Shipments are expressed in short tons (st).

        Sales for the Fine Papers Group decreased by $68 million, or 8.5%, to $734 million for the year ended December 31, 2003, compared to $802 million for the same period in 2002. The strengthening of the Canadian dollar against the U.S. dollar affected export and domestic prices for both coated and uncoated papers, with shipments decreasing by 11% when compared to 2002. On a non-inflation adjusted basis, prices for coated papers were close to a historical low and foreign competition, notably from Asia and Europe, remained strong. Market-related downtime during the year at both coated and uncoated mills represented 31,000 short tons, or 10% of total capacity. The distribution division, Cascades Resources, which contributed total sales of $417 million during the year, was able to maintain an adequate level of sales, as paper products represented a lower percentage of its product mix than in the past. Instead, the division focussed its efforts on graphic arts and industrial printing supplies.

        Operating income before depreciation and amortization for the Fine Papers Group was $6 million for the year ended December 31, 2003, compared to $37 million for the same period in 2002. This operating segment experienced lower shipments and generally lower selling prices for both coated and uncoated papers, amplified by the depreciation of the U.S. dollar relative to the Canadian dollar. Operating income before depreciation and amortization was also impacted by higher fiber and energy prices. The rapid strengthening of the Canadian dollar against the U.S. dollar, combined with a difficult pricing environment, considerably reduced the operating profitability of the Thunder Bay coated paper mill. Management of the Fine Papers Group implemented a series of cost reduction initiatives at this mill at the end of 2003, including the reduction in its work force by approximately 8%.

Liquidity and capital resources

        Cash flows from operating activities.    Cash flows used in operating activities were $59 million for the first quarter of 2005, compared with cash flows provided by operating activities of $4 million for the same period in 2004. Changes in non-cash working capital components amounted to a use of funds of $90 million in the for the first quarter of 2005, compared to a use of funds of $27 million in the same period in 2004. This use of cash is mainly attributable to an increase in inventories of finished products due to lesser than anticipated demand and to an increase in our raw material inventory levels as part of our overall purchasing strategy. Accounts receivable have also increased due to increased sales at the end of the first quarter of 2005. We also paid the interest on our US-denominated debts in February of 2005.

        Cash flows provided by operating activities were $156 million for the year ended December 31, 2004, compared with $126 million for the same period in 2003. For the year ended December 31, 2004, changes in non-cash working capital components amounted to a use of funds of $2 million, this compares to a use of funds of $32 million for the same period in 2003. This improvement comes from a refund of prior years' income taxes and improved management of working capital.

        Cash flow from operating activities, excluding the change in non-cash working capital components, amounted to $31 million in the three months ended March 31, 2005 and 2004, or $0.38 per share and $158 million in the years ended December 31, 2004 and 2003, or $1.93 per share. This cash flow measure helps us pursue our capital expenditures program and reduce our leverage to debt.

        Investing activities.    In the first quarter of 2005, investment activities required total cash resources of $30 million. We invested $25 million in property, plant and equipment. The major capital projects realized in the first quarter of 2005 for each business segment were the completion of the 2004 projects in the Fine Papers Group, mentioned on page 65, the beginning of capital projects in the Tissue Group to upgrade the paper machine in Candiac and to install a new converting line in Wisconsin. We also added new equipment at our Memphis tissue mill, which began operations in the fourth quarter of 2004.

        We also invested $8 million to acquire the packaging business of Dover Industries Limited, located in Canada, for the converting activities of our Boxboard Group.

        During the first quarter of 2005, a joint venture of ours, sold a building for $4 million.

        For the year ended December 31, 2004, investment activities required total cash resources of $244 million. We invested $129 million in property, plant and equipment. The major capital projects realized in 2004 for each business segment are:

Boxboard:	•	$13 million in the manufacturing sector to complete the rebuilding of the wet-end section of the Larochette, France, machine #3, started in 2003 and for the parent roll storage project at the Arnsberg, Germany mill;
	•	$8 million for capacity improvement at Dopaco;
	•	$2 million for the extension of the drying section at Scierie Lemay sawmill;
Containerboard:	•	$7 million in the manufacturing operations for waste water treatment (Mississauga mill), a bark boiler (Cabano mill) and for the completion of the steam reformer project (Trenton mill);
	•	$8.5 million in the converting operations for the relocation of its Concord plant to its Etobicoke site and for a six color press (Lithotech plant);
Specialty products:	•
$7 million mainly in the automation and building extension of the Kingsey Falls plastic unit, the start-up of a new honeycomb line in Drummondville and the start-up of a new recovery center in Gatineau as well as a building extension to the Lachine recovery center;
Tissue Papers:	•	$6 million for the start-up of the new Memphis paper machine as well as for the technological optimization of one of the Candiac paper machines;
Fine Papers:	•
$7 million to complete the sim-sizer press project that was initiated in 2002 and to invest in a bio-gas project to reduce energy costs at the St-Jerome mill, which started operating at the beginning of 2005.

        We also invested $120 million (net of cash acquired) in new businesses during the year, as follows:

Boxboard:	•	$82 million (US$63 million) paid to acquire the remaining 50% of the shares of Dopaco Inc. held by a private party;
Containerboard:	•	$10 million (US$8 million) paid by a joint-venture company to acquire a corrugated plant in Lancaster, New York;
	•	$8 million (US$5.9 million) paid by a joint-venture company to acquire a corrugated plant in Thompson, Connecticut;
Specialty Products:	•	$7 million paid to acquire a non-controlling interest in one of our divisions;
	•	$2 million paid to acquire the 50% participation from our partner in a pulp mill in France;
Tissue Papers:	•	$15 million (US$11.4 million) paid to acquire a Tissue mill located in Memphis, Tennessee.

        During the second quarter of 2004, we sold the assets of two of our fiberboard panel businesses in the Specialty Products Group for a total consideration of $16 million, of which, $14 million was received at closing. The balance of the selling price, in the amount of $2 million, is payable no later than 2011.

        Financing activities.    During the first quarter of 2005, we borrowed $71 million on our revolving facilities mainly due to the cash used by operating activities. We also redeemed 38,900 common shares on the open market, pursuant to a normal course issuer bid for $0.5 million.

        Taking into account these transactions and the $3 million in dividends paid out during the first quarter of 2005, financing activities generated $67 million.

        On December 2, 2004, we completed a private placement of US$125 million of 7.25% senior notes due in 2013, which are treated as part of the same class of securities as our outstanding 7.25% senior notes due in 2013 that were issued in February 2003 and July 2003. The issuance of these senior notes was completed at a price of 105.50%, or an effective interest rate of 6.376%. The net proceeds of $156 million of this financing were used to reduce indebtedness under our revolving credit facility.

        During the year, we repaid $49 million of our long-term debt consisting of long-term debt of Dopaco acquired at the time of acquisition and long-term debt that was not refinanced in 2003. We also redeemed 503,700 of our common shares on the open market, pursuant to a normal course issuer bid for an amount of $6.8 million.

        Taking into account these transactions and the $13 million in dividends paid out during 2004, financing activities generated $93 million.

        Assets held for sale.    On March 31, 2005, we sold the distribution activities of our tissue papers segment for a total net consideration after the retention of liabilities of $15.7 million. Of the total selling price, $13.7 million was received at closing. An additional $1 million will be due on the first anniversary date and the remaining $1 million in four annual equal installments due on each anniversary of the closing date between March 31, 2006 to March 31, 2009.

Consolidated financial position as at March 31, 2005

        Our working capital was $569 million as at March 31, 2005, reflecting a ratio of current assets to current liabilities of 1.96:1. At year-end 2004, working capital was $502 million, a ratio of current assets to current liabilities of 1.82:1.

        Long-term debt, including the current portion, increased to $1.308 billion as at March 31, 2005, as a result of borrowing activities under our revolver to fund operating activities, compared with $1.226 billion as at December 31, 2004. The current portion of long-term debt increased by $3 million, to $55 million as at March 31, 2005 compared with $52 million as at December 31, 2004, mainly as a result of the balance of purchase price owed for Dopaco. This amount is expected to be paid in the second quarter of 2005. We had $269 million available under our $500 million revolving credit facility at March 31, 2005. The net funded debt to total capitalization ratio increased from 47.3% as at December 31, 2004 to 49.5% as at March 31, 2005.

        Including the results of the quarter and the dividend paid out, shareholders' equity decreased to $1.047 billion or $12.87 per share as at March 31, 2005 compared to $1.059 billion as at December 31, 2004.

        We expect that the liquidity available from our credit facilities and those of our joint venture, Norampac, along with the cash flow generated by the operating activities, will provide us with sufficient funds to meet our financial obligations and fulfill our capital expenditure program.

Contractual obligations and other commitments

        Our principal contractual obligations and commercial commitments relate to outstanding debt, limited amortization requirements under existing credit lines, operating leases, capital leases and purchase obligations for our normal business operations. The following table summarizes these obligations as at December 31, 2004:

Contractual Obligations

	Total Year	2005	Years 2006 and 2007	Years 2008 and 2009	Thereafter
	(in millions of dollars)
Payment due by period
Long-term debt	$1,221	$56	$166	$17	$982
Capital lease	6	2	3	1	—
Operating lease	189	42	66	40	41
Purchase obligations	291	97	79	39	76

Total contractual obligations	$1,707	$197	$314	$97	$1,099

Transactions with related parties

        We have also entered into various agreements with our joint ventures, significantly influenced companies and entities controlled by one or more directors for the supply of raw materials, including recycled paper, virgin pulp and energy, supply of unconverted and converted products, sale and lease of equipment and other agreements in the normal course of business. The aggregate amount of sales from us to our joint ventures and other affiliates was $100 million and $61 million for 2003 and 2004, respectively. The aggregate amount of sales from our joint ventures and other affiliates to us was $67 million and $69 million for 2003 and 2004, respectively. The aggregate amount of sales from entities controlled by one or more of our directors to us was $7 million and $6 million for 2003 and 2004, respectively.

Off-balance sheet arrangements

        In the normal course of business, we finance certain of our activities off-balance sheet through leases. We enter into operating leases for buildings and equipment. Minimum future rental payments under these operating leases, determined as at December 31, 2004, are included in the contractual obligations table above.

Critical accounting policies

        Some of our accounting policies require significant estimates and assumptions about future events that affect the amounts reported in the financial statements and the accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of management's judgment. Actual results could differ from those estimates, and any such differences may be material to our financial statements.

        Valuation of identifiable intangible assets and goodwill.    Business acquisitions are accounted for under the purchase method of accounting. The total cost of an acquisition is allocated to the underlying net assets based on their respective estimated fair values. As part of this allocation process, we must identify and attribute values and estimated lives to the intangible assets acquired. While an expert may be employed to assist us with these matters, these types of determinations involve considerable judgment and often involve the use of estimates and assumptions, including those with respect to future cash inflows and outflows, discount rates and asset lives. These determinations affect the amount of amortization expense recognized in future periods. We review the carrying values of all identifiable intangible assets and goodwill when certain conditions arise to determine whether any impairment has occurred. Because the valuation of identifiable intangible assets and goodwill requires significant estimates and judgment about future performance and fair value, our future results could be affected if our current estimates of future performance and fair value change.

        Income taxes.    We are required to estimate the income taxes in each of the jurisdictions in which we operate. This includes estimating a value for existing net operating losses based on our assessment of our ability to utilize them against future taxable income before they expire. If our assessment of our ability to use the net operating losses proves inaccurate in the future, more or less of the net operating losses might be recognized as assets, which would increase or decrease the income tax expense, and consequently affect our net earnings in the relevant year.

        Stock-based compensation.    Stock options granted to employees after January 1, 2002, are accounted for under the fair value method, which consists of recording expenses to earnings when stock options are issued. The fair value of stock options is calculated with a financial model involving the use of various assumptions such as the risk-free interest rate, the expected volatility of the underlying stock, the expected life of the stock options and the expected dividend yield. We use the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option-pricing models require the input of highly subjective assumptions, including the expected price volatility. We use expected volatility rates, which are based on historical volatility rates trended into future years. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the stock options. A change in the assumptions used by us could have an impact on the net earnings.

        Pension and post-retirement benefit costs.    Pension and post-retirement benefit costs are developed from actuarial valuations. Inherent in these valuations are key assumptions provided by us to actuaries, including discount rates, expected returns on plan assets, rates of compensation increases and medical cost inflation. In selecting the rates and returns, we are required to consider current market conditions, including changes in interest rates. Material changes in pension and post-retirement benefit costs may occur in the future, resulting from fluctuations in headcount in addition to changes in the assumptions.

        Environmental cleanup costs.    We expense environmental expenditures related to existing conditions caused by past or current operations and from which no future benefit is discernible. Our estimated environmental remediation costs are based upon an evaluation of currently available facts with respect to each individual site, including the results of environmental studies and testing, and considering existing technology, applicable laws and regulations, and prior experience in remediation of contaminated sites. Expenditures that extend the life of the related property, or mitigate or prevent future environmental contamination, are capitalized. We determine our liability on a site-by-site basis and record a liability at the time when it is probable and can be reasonably estimated. The contingencies take into account the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. Actual costs to be incurred in future periods at the identified sites may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. Future information and developments may require us to reassess the expected impact of these environmental matters.

        Collectibility of accounts receivable.    In order to record our accounts receivable at their net realizable value, we must assess their collectibility. A considerable amount of judgment is required in order to make this assessment, including a review of the aging of our receivables and the current creditworthiness of each customer. We have recorded allowances for receivables that we feel are uncollectible. However, if the financial condition of our customers were to deteriorate, their ability to make required payments may become further impaired, and increases in these allowances would be required.

        Impairment of tangible assets.    At least annually, we assess whether there has been a permanent impairment in the value of assets. This is accomplished by determining whether projected undiscounted future cash flows from operations exceed the net carrying amount of the asset as of the assessment date. Estimates of future cash flows and fair values require judgment and may change.

Introduction of new accounting policies in 2004

        Hedging relationships.    On January 1, 2004, we applied prospectively Accounting Guideline 13 ("AcG-l3") regarding hedge accounting. In compliance with the criteria required by AcG-13, hedge accounting requires us to document the risk management strategy used. Upon executing a hedging contract, management documents the hedged item, namely asset, liability or anticipated transaction, the characteristics of the hedging instrument used and the selected method of assessing effectiveness. The current accounting policy will be maintained for hedging relationships deemed to be effective at January 1, 2004. Consequently, realized and unrealized gains and losses on hedges will continue to be deferred until the hedged item is realized so as to allow matching of the designations in the statement of earnings. Hedge accounting was applied as at January 1, 2004, for hedging relationships existing as at December 31, 2003, that satisfied the conditions of AcG-13. Certain hedging relationships existing as at December 31, 2003, did not meet the conditions of AcG-13 and consequently were recorded at fair value as at January 1, 2004, resulting in an increase in other assets of $3.7 million and in liabilities of $0.1 million. The related unrealized gain of $3.6 million was deferred and presented under other liabilities on the balance sheet.

        Asset retirement obligations.    On January 1, 2004, we adopted retroactively without prior period restatement the new recommendations of the CICA relating to asset retirement obligations. This standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The application of this standard did not have any significant impact on our financial position or results of operations.

        Impairment of long-lived assets.    Effective January 1, 2004, we adopted prospectively the new Handbook Section 3063, "Impairment of Long-Lived Assets," which establishes standards for recognition, measurement and disclosure of the impairment of non-monetary long-lived assets, including property, plant and equipment and intangible assets with finite useful lives. Under the new standard, impairment in a long-lived asset is recognized when the undiscounted cash flows expected from the use and eventual disposition of the asset are less than their carrying amount. In such situations, the asset is measured at its fair value. The adoption of this new standard had no impact on our financial statements as of January 1, 2004.

        Generally accepted accounting principles.    On January 1, 2004, we adopted retroactively with prior period restatement Section 1100 "Generally Accepted Accounting Principles," and Section 1400, "General Standards for Financial Statement Presentation", recently issued by the CICA. Section 1100 clarifies the relative authority of various accounting pronouncements and other sources of guidance within GAAP, whereas Section 1400 clarifies what constitutes a fair presentation in accordance with GAAP. In addition, under Section 1100, industry practice no longer plays a role in establishing GAAP. As a result, the cost of delivery, which had been subtracted from sales in accordance with industry practice, is no longer subtracted from sales, but rather is included in cost of sales.

        Employee future benefits.    The CICA amended Section 3461 "Employee Future Benefits" to require additional disclosures about the assets, cash flows and net periodic benefit cost of defined benefit pension plans and other employee future benefit plans. The new annual disclosures are included in the annual financial statements as at December 31, 2004.

        Variable interest entities.    On January 1, 2005 we adopted the Accounting Guideline 15 ("AcG-15"), "Consolidation of variable interest entities". The new guideline requires companies to identify variable interest entities in which they have an interest to determine whether they are the primary beneficiary of such entities and, if so, to consolidate them. A variable interest entity is defined as an entity in which the equity is not sufficient to permit that entity to finance its activities without external support, or the equity investors lack either voting control and obligation to absorb future losses or the right to receive future returns. The application of this guideline did not have any material impact on our financial position or results of operations.

New accounting policies not yet adopted

        Financial instruments, hedges, equity and comprehensive income.    In January 2005, the CICA publicized four new sections: section 1530 "Comprehensive Income," section 3251 "Equity," section 3855 "Financial Instruments—recognition and measurement," section 3865 "Hedges." These new standards about recognition, measurement of financial instruments, hedging and comprehensive income have been elaborated in respect with the generally accepted accounting policies already used in the United States (U.S. GAAP). These new standards have to be adopted by us at the latest for the period beginning January 1, 2007, but early adoption is accepted. We are presently evaluating the impact of these new standards.

Inventory

        In November 2004, the FASB published SFAS 151 "Inventory costs—an amendment of ARB No. 43, Chapter 4." This standard requires that fixed general manufacturing costs that exceed the costs related to a normal and stable production be allocated to inventory. It also requires the allocation of abnormal costs related to assets not in service, freight costs, handling costs, and production of non-standard products. The SFAS 151 applies to open periods as of June 15, 2005. We are presently evaluating the impact of this new standard.

Environmental issues

        We are subject to environmental laws and regulations imposed by the various governmental and regulatory authorities in all the countries where we operate. We are also subject to the U.S. Federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, as well as other applicable legislation in the United States, Canada and Europe that hold companies accountable for the investigation and remediation of hazardous substances.

        We are in compliance, in all material respects, with all applicable environmental legislation or regulations. However, ongoing capital and operating expenses are expected to be incurred to achieve and maintain compliance with applicable environmental requirements.

Quantitative and qualitative disclosures regarding market risk

        We are exposed to certain market risks as part of our ongoing business operations, including risks from changes in selling prices for our principal products, costs of raw materials, interest rates and foreign currency exchange rates, all of which impact our financial condition, results of operations and cash flows. We manage our exposure to these and other market risks through regular operating and financing activities and, on a limited basis, through the use of derivative financial instruments. We use these derivative financial instruments as risk management tools and not for speculative investment purposes.

        The following chart provides a quantitative illustration of the impact on our annual operating income before depreciation and amortization from possible changes in the prices of our principal products, the cost of raw materials and energy, and the exchange rate of the U.S. dollar. This is based on 2004 shipments done or quantity used as adjusted for expected increases in shipments as a result of recent acquisitions, assuming for each price change that all other variables remain constant. To reduce our vulnerability to selling price fluctuations, some of our operations have implemented risk management programs. We use financial hedges on the selling prices of certain finished products or on the purchase cost of certain raw materials to cover part of the risk related to price fluctuations. Also, from time to time, we negotiate term contracts to protect ourselves against increases in energy prices, including natural gas, for periods of up to 24 months. In addition, by selling marketable pulp in the open market, we are able to limit our vulnerability to price fluctuations for this raw material.

Sensitivity analysis(1)		Change	OIBD Impact
			(in millions of dollars)
Selling prices (manufacturing)
Boxboard	USD/ST	$25	27
Containerboard(2)	USD/ST	$25	22
Specialty Products (paper only)	USD/ST	$25	6
Tissue Papers	USD/ST	$50	25
Fine Papers	USD/ST	$40	14
Input cost
Recycled papers
Brown grades	USD/ST	$15	(13)
Groundwood grades	USD/ST	$15	(8)
White grades	USD/ST	$15	(18)
Commercial pulp	USD/MT	$30	(5)
Natural gas	USD/MMBTU	$0.10	(2)
Foreign exchange
Change of C$vs US$(3)		C$($0.01)
Sales in US from Canada			(3)
Sales in Canada priced in USD			(4)
US subsidiaries translation			(1)

(1)
Current sensitivity calculated at 1.25 C$/USD, excluding any hedging programs.

(2)
Our containerboard business consists entirely of our 50% share of the results of Norampac Inc., a joint venture.

(3)
As an example; from 1.25 C$/USD to 1.24 C$/USD.

        Interest rate risk.    Our principal interest rate risks relate to outstanding debt obligations. As of December 31, 2004, approximately 17% of our long-term debt accrued interest at floating rates. A 1% change in the interest rates applicable to our actual variable rate debt would have a $2.1 million effect on interest expense.

        In addition, a joint venture holds certain interest rate swap agreements designated as hedges. These contracts have the objective of covering the variation of the fair value for part of the promissory note from our joint venture caused by the variation in interest rates. The 6.75% fixed interest rate has been subsequently changed to an average variable rate in 2004 of 3.96% for a notional amount of $50 million maturing in 2013 (our share is $25 million).

        Foreign currency risk.    We are exposed to foreign currency risks that arise from normal business operations. These risks include the translation of local currency balances of our foreign subsidiaries, intercompany loans with foreign subsidiaries and transactions denominated in foreign currencies. A significant portion of our debt is denominated in foreign currencies and so is exposed to foreign currency risks related to interest on this debt and our repayment. We are also exposed to exchange rate risks when our sales are in foreign currencies and our costs are not. Fluctuations in exchange rates may adversely affect our ability to compete with non-local producers as well as to export our products. Our objective is to minimize our exposure to these risks through our normal operating activities and, where appropriate, through foreign currency forward contracts. Our policy is to negotiate forward exchange contracts that can cover up to 50% of the net exposure to currency fluctuations for periods of 12 to 18 months. In 2004, approximately 25% of our total sales from our Canadian operations were made in the United States.

        We and a joint venture entered into contracts to sell forward U.S. dollars in exchange for Canadian dollars. As at December 31, 2004, we and a joint venture held foreign exchange forward contracts with a notional amount of US$72 million maturing in 2005 and 2006, at a weighted average exchange rate of 1.3479. As at December 31, 2004, the fair value of these instruments represented an unrealized gain of $10.4 million. Furthermore, we were engaged in forward selling contracts in euros maturing in 2005 for the notional amount of EUR29 million at an average exchange rate of 1.6641. The fair value of these instruments represents a non realized gain of $1.3 million as at December 31, 2004.

        As at December 31, 2004, we were engaged in forward purchase contracts in U.S. dollars maturing in 2005 for the notional amount of US$44 million at an average exchange rate of 1.1796. The fair value of these instruments represents a non-realized gain of $0.9 million at December 31, 2004.

        Our European subsidiaries entered into foreign exchange forward contracts maturing in less than a year to hedge their currency risks resulting from sales and purchases in European currencies, U.S. dollars, British pounds and in Swedish krona. As at December 31, 2004, the fair value of these instruments represented an unrealized loss of $0.2 million on a notional amount of $23 million.

        Furthermore, one of our joint ventures entered into various currency options. The currency options entered into by the joint venture are contracts whereby the joint venture has the right, but not the obligation, to sell U.S. dollars at the strike rate if the U.S. dollars trade below that rate. In addition, in accordance with the contracts, the joint venture has the obligation to sell U.S. dollars at the strike rate if the U.S. dollars trade above a specific rate. As at December 31, 2004, the currency options entered into by the joint venture for a nominal amount of US$16.8 million (our share is US$8.4 million) had strike prices varying from 1.40 to 1.45 with maturities up to 12 months. These instruments did not represent any unrealized loss or gain as at December 31, 2004.

        Credit risks.    We are exposed to credit risk on the accounts receivable from our customers. In order to reduce this risk, our credit policies include an analysis of the financial position of our customers and a regular review of their credit limits. We believe there is no particular concentration of credit risks, due to the geographic diversity of our customers and our procedures for the management of commercial risks. Derivative financial instruments include an element of credit risk, should the counterparty be unable to meet its obligations. We reduce this risk by dealing with creditworthy financial institutions.

        Commodity price risk.    We and a joint venture have also entered into cash-settled swap contracts with counterparties, maturing from 2005 to 2007, under which we set the price on notional quantities of sorted office papers, old corrugated containers, bleached softwood kraft pulp, electricity, natural gas, 42-lb. kraft linerboard and 26-lb. semichemical corrugating medium. Gains and losses arising from these contracts as of December 31, 2004, represented a net unrealized gain of $6.3 million of which $0.5 million was recorded in earnings for contracts not designated as hedges. In addition, an amount of $1.7 million was recorded in 2004 with respect to the amortization of the transitional deferred unrealized gain under AcG-13.

Additional information on non-GAAP measures

        In addition to the non-GAAP measures described in footnotes (c) and (e) of pages 13 and 14, we also utilized operating income before depreciation and amortization excluding specific items, operating income excluding specific items, net earnings excluding specific items, and net earnings per common share excluding specific items, which are non-GAAP measures. We believe that it is useful for investors to be aware of specific items that adversely or positively affected our GAAP measures, and that the above mentioned non-GAAP measures provide investors with a measure of performance to compare our results between periods without regard to these specific items. Our measures excluding specific items have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation.

        Specific items are defined as items such as charges for impairment of assets, charges for facility or machine closures, debt restructuring charges, gain or loss on sale of business units, unrealized gain or loss on derivative financial instruments that do not qualify for hedge accounting, foreign exchange gain or loss on long-term debt, and other significant items of an unusual or non-recurring nature.

        Set forth below is a reconciliation of operating income before depreciation and amortization excluding specific items to operating income from continuing operations.

			December 31,
	March 31, 2005	March 31, 2004
			2004	2003	2002
	(in millions of dollars)
Operating income from continuing operations	17		79	94	274
Specific items:
Unusual losses (gains)	(3)		(4)	—	4
Impairment loss of property, plant and equipment	—		18	—	—
Unrealized loss (gain) on financial derivative commodity instruments	1		(2)	—	—

	(2)		12	—	4

Operating income excluding specific items	15	(5)	91	94	278
Depreciation and amortization	44	39	159	143	137

Operating income before depreciation and amortization excluding specific items	59	49	250	237	415

BUSINESS

Overview

        Established in 1964, we are the parent company of a North American and European group of companies involved in the production, conversion and marketing of packaging products, fine specialty papers and tissue papers principally composed of recycled fibers. We operate businesses in Canada, the United States, France, England, Germany, Sweden, and through joint ventures, in China, Indonesia and Australia. We conduct our business principally through three operating sectors: Packaging, Fine Papers and Tissue Papers.

        The Packaging segment includes:

  •
  The Boxboard Group, a manufacturer of premium coated boxboard and folding cartons;

  •
  The Containerboard and Corrugated Products Group, held through Norampac Inc., a joint venture company, is a maker of containerboard and a leading converter of corrugated carton; and

  •
  The Specialty Products Group produces and markets uncoated board, kraft paper, moulded pulp, plastics, converted products, construction materials, and is active in waste paper recovery and de-inking.

        The Fine Papers segment manufactures and markets high-end uncoated fine papers, the content of which is in large part recycled.

        The Tissue Paper segment is a major producer of tissue paper for the retail, commercial and institutional markets.

        The three segments together include 150 operating units located in North America and Europe and employ approximately 15,800 people. Each of the operating sectors includes industrial groups and segments that may include subsidiaries or divisions. This structure decentralizes authority while allowing continuous exchanges between sectors and a better coordination of all of the operations. We set strategic guidelines and ensure that corporate policies concerning acquisition and financing strategies, legal affairs, human resources management and environmental protection are applied by the subsidiaries, divisions and affiliated companies.

Our History

        We were incorporated under the name Papier Cascades Inc./Cascades Paper Inc. under the laws of the Province of Québec by letters patent issued on March 26, 1964. Supplementary letters patent were issued on March 11, 1968, July 4, 1979 and October 19, 1979 to amend the authorized capital stock and the restrictions and privileges attached to certain of our classes of shares.

        We have continued under the name Cascades Inc. under Part 1A of the Companies Act (Québec) by Certificate of Continuance dated October 26, 1982. Certificates of Amendment were issued on July 5, 1984, September 16, 1985 and May 13, 1986 to permit the subdivision of the our common shares, as well as on July 15, 1992, July 24, 1992, December 17, 1992 and July 20, 1993 in order to modify the authorized share-capital and the restrictions and privileges of certain of our classes of shares.

        On December 30, 2003, in accordance with Article 123.129 of the Companies Act (Québec), Cascades, by simplified amalgamation, merged with 9135-2591 Québec Inc., a wholly owned subsidiary of us. The articles of amalgamation and schedules as well as the composition of the board of directors of the new company following the amalgamation are exactly the same as those of Cascades Inc. prior to the amalgamation.

Competitive Strengths

        Diversified Portfolio of Products.    We manufacture and sell a diversified portfolio of packaging, tissue and fine paper products for commercial, industrial and retail end-markets in Canada, the United States, Europe and other regions. Our customers include Fortune 500, medium and small-sized companies across a broad range of industries. In several of our industries we have leading market positions, particularly in packaging products and tissue paper, which allow us to position ourselves as a primary or alternative supplier for major accounts. In addition, our packaging and tissue paper products are sold to both consumer-oriented end-markets and commercial and industrial end-markets, although a majority of these segments' sales are to consumer-oriented end-markets, which tend to be less sensitive to economic cycles than either commercial or industrial end-markets.

        Significant Degree of Converting Integration.    We convert a substantial portion of the paper products we produce into finished products. For example, we currently convert approximately 64% of our containerboard production and approximately 61% of our tissue paper production into finished products. We also convert approximately 43% of our North American boxboard production through our and our affiliates' operations. In addition to increasing our proximity to our customers, we believe that maintaining a significant degree of converting integration leads to better overall operating margins, as finished products generally command higher margins than unconverted products.

        High Utilization of Recycled Fiber.    Close to 65% of the fiber that we utilize is recycled fiber. Historically, there has been a correlation between movements in prices for recycled fiber and movements in prices for finished products. This correlation helps us maintain relatively stable operating margins through industry cycles compared to competitors that rely more heavily on internally produced virgin fiber.

        Strong Management and Corporate Culture.    We manage our operations using a decentralized structure, with each facility, business line and segment operated as a separate profit center. This structure places significant management, operational and financial responsibilities at each level of our business, subject to corporate level review and oversight. In addition, our employees and managers participate in profit sharing plans that link their compensation to the financial performance of their facility, business line or segment. We believe that our culture of individual accountability, which reaches every level of our business, and the potential for internal promotion have been instrumental in attracting and retaining qualified and dedicated personnel, improving our financial results and helping us maintain profitability through industry cycles. In particular, the members of our senior management team, led by Bernard, Laurent and Alain Lemaire, have an average of 18 years of tenure with us.

Business Strategy

        We intend to continue to capitalize on our leading market positions and core competencies to drive profitable growth by emphasizing the following key strategies:

        Improve Efficiency and Reduce Costs.    We continue to focus on productivity improvements, cost reduction initiatives and other programs aimed at improving operational efficiency in each of our operating segments. In addition, our decentralized management philosophy provides our employees with individual profit sharing incentives, which we believe encourages a cost-conscious approach that results in more efficient and profitable operations.

        Enhance Customer Service.    Customer service will continue to be an important driver of growth for our company. We continue to work with our customers to improve the quality and applications for our products to better meet customer needs. By consistently providing high quality products and being flexible and responsive to our customers' needs, we believe that we can continue to build long-term relationships and foster customer loyalty.

        Focus on Higher Margin Products and Higher Growth Markets.    We intend to continue to focus on higher margin, value-added products, as well as products aimed at niche markets, particularly in our packaging and tissue businesses. Niche and value-added products tend to exhibit more stable demand patterns and margins. We also intend to continue to increase our focus on markets where we see the potential for significant growth, such as the private label tissue market.

        Maintain Disciplined Financial Management.    We employ a disciplined approach to acquisitions, capital expenditures and managing debt levels. Our prudent financial management has enabled us to significantly increase sales and Operating Income before Depreciation and Amortization through acquisitions and capital expenditures while maintaining what we believe to be appropriate debt levels.

        Increase Converting Integration and Access to Recycled Fiber.    We plan to continue increasing our converting integration, which is the percentage of our mill products that are used by our own converting operations to make finished products, and our access to recycled fiber. We believe that increasing the degree to which our mills and converting operations are integrated will enable our mills to run at higher capacity utilization rates during all phases of the industry cycle. By increasing our access to recycled fiber, we are more assured of a dependable source for our most important raw materials. In addition, increased access allows us to more effectively control costs.

        Pursue Strategic Acquisitions.    We target acquisitions of what we believe to be strategic, undervalued or underperforming assets that fit within our core business lines to further strengthen our portfolio of products, markets and geographic locations. Some of the additional factors that we consider when making acquisitions include:

  •
  earnings accretion over the industry cycle;

  •
  opportunities to reduce costs and improve profitability; and

  •
  opportunities to improve productivity without significant capital investment.

Packaging

        This sector includes three industrial groups: the Boxboard Group, the Containerboard and Corrugated Products Group and the Specialty Products Group.

Boxboard Group

        The Boxboard Group is a leading maker of coated boxboard and folding cartons in Canada. The Boxboard Group operates seven mills that produce coated boxboard for conversion into folding cartons and micro-flute packaging, with a total annual production capacity of 865,000 metric tons. Three of these mills are located in Canada, two in France, one in Sweden, and one in Germany.

        Approximately 63% of the Boxboard Group's production of boxboard is made of entirely recycled fiber, and 15% of its output is produced with a high content of recycled fiber and the balance of virgin fiber. Vertically integrated upstream, Boxboard Group operates two de-inking units, one in Canada and the other in France, and obtains its supply of wastepaper through its own recovery networks, joint ventures and affiliates, as well as through long-term agreements with independent suppliers. To secure its supply of virgin fiber, the Boxboard Group operates three mechanical pulp mills in Québec, France and Sweden and one chemical pulp mill in Québec as well as a sawmill, Scierie Lemay Inc., having completed the acquisition of the outstanding shares in 2003.

        In North America, Boxboard Group is also vertically integrated downstream via its Folding Carton Division. The division's six plants, two in Québec, two in Ontario, one in Manitoba and one in Kentucky in the United States annually convert some 165,000 metric tons of boxboard or 2.4 billion boxes per year, supplied mainly by its boxboard mills. These plants design, develop and produce packaging solutions that meet the specific needs of companies operating mainly in the food, fast food, cosmetics, pharmaceutical and distillation industries. Dopaco, Inc. operates seven plants (two in Ontario and five in the United States) converting some 200,000 tons of boxboard a year into folding cartons and cups. It also has joint venture interests in the United States, Australia, Indonesia and China.

        In 2004, the Boxboard Group had net sales of $1.2 billion as compared to $1 billion in 2003 and $1 billion in 2002. The sales of cartonboard geographically were as follows: (i) for the European mills: 81% in France, Germany and Sweden, and 19% elsewhere; and (ii) for the North American mills: 50% in Canada, 48% in the United States and 2% elsewhere. Globally in 2004, 33%, 27%, 32% and 8% of the sales of this Group were generated in Europe, Canada, the United States and other countries.

        As of December 31, 2004, the Boxboard Group employed more than 4,200 people in 24 facilities and 10 sales offices throughout the world.

        In North America, we maintain sales offices for boxboard and folding carton sales in Canada in Montreal, Toronto and Winnipeg and in the United States in Hebron, Kentucky. We also have sales representatives throughout Canada and the United States who market products exclusively for us. Our converting sales representatives work alongside our customer service representatives and packaging designers located at each plant. In addition, we work closely with our customers to develop innovative and efficient packaging solutions, particularly in the early stages of product development.

        In Europe, we market our boxboard products principally through sales offices located near Paris (France), Kreffeld (Germany), Ronneby (Sweden), Birmingham (United Kingdom), Budapest (Hungary), Warsaw (Poland), Prague (Czech Republic), Moscou (Russia), and Duffel (Belgium). These sales offices, in collaboration with exclusive agents for countries in which we do not maintain sales offices, are responsible for sales coverage and customer service for Europe, North Africa and the Middle East. In addition, we have entered into a joint venture with a local partner to market and sell our products in Asia.

        In 2004, we sold our boxboard to approximately 245 customers, with no single external customer accounting for more than 10% of our net sales of boxboard. In 2004, we had approximately 270 customers for our folding cartons and we are the sole supplier of folding cartons in Canada for several leading consumer product companies. In 2004, our largest customer accounted for approximately 15% of our net sales of folding cartons and our three largest customers together accounted for approximately 30% of our net sales of folding cartons.

        The following table lists the major plants owned by the Boxboard Group, the approximate annual production capacity of the facilities and the products manufactured or the operations carried out therein, as the case may be, in 2004:

Facilities	Products/Services	Annual capacity(1)
(in metric tons)
Manufacturing
Toronto (Ontario)	100% recycled coated boxboard	150,000
Jonquière (Québec)	Coated (from 100% virgin to 100% recycled) boxboard Thermomechanical pulp	130,000 60,000
East Angus (Québec)	100% recycled coated boxboard De-inked pulp	65,000 10,000
Cascades LaRochette (France)	Coated grease resistant boxboard, virgin fiber Thermomechanical pulp	130,000 80,000
Cascades Blendecques (France)	Coated, non coated grease resistant boxboard, recycled fiber De-inked pulp	145,000 60,000

Cascades Djupafors A.B. (Sweden)	Light-weight coated boxboard, virgin fiber Thermomechanical pulp	60,000 50,000
Cascades Arnsberg GmbH (Germany)	Coated boxboard, recycled fiber	185,000
Cascades FjordCell (Québec)	Bleached softwood kraft pulp	82,000
Scierie Lemay Inc. (Québec)	Sawmill	N/A
Converting
Montréal (Québec)	Printing, embossing, debossing, thermobossing, ultra-violet drying services	35,000
Mississauga (Ontario)	Printing and infrared drying services	40,000
Cobourg (Ontario)	Processing and printing of boxboard for folding cartons	15,000
Winnipeg (Manitoba)	Processing and printing of boxboard for folding cartons	30,000
Lachute (Québec)	Processing and printing of boxboard for folding cartons	15,000
Hebron (Kentucky)	Processing and printing of boxboard for folding cartons	40,000
Dopaco, Inc. (Pennsylvania)	Packaging products for quick-service restaurant industry	200,000
Cascades Cartonboard UK Ltd (Great Britain)	Sheeting, distribution and resale services	N/A

(1)
Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

Containerboard and Corrugated Products Group

        The Containerboard and Corrugated Products Group, represented by Norampac Inc., a joint venture company owned equally with Domtar Inc., employs more than 5,000 people in its 34 containerboard mills and corrugated products converting plants in Canada, the United States and France.

        Norampac has a total of eight linerboard and corrugated medium mills in Canada, the United States and France. These facilities have a combined annual production capacity of 1.6 million short tons, a growing percentage of which is dedicated to specialty papers such as white-top or colored-top linerboard. The products manufactured by the eight manufacturing mills consist of 52% linerboard and 48% corrugating medium. Approximately 65% of their North American output is converted by Norampac's 26 corrugated products plants, strategically located across Canada and the United States.

        In 2004, consolidated sales of this group remained unchanged compared to 2003 and 2002 which amounted to $1.3 billion, mainly allocated as follows: 65% in Canada, 27% in the United States and 8% outside of North America. Because the corrugated packaging industry is influenced by regional market share, Norampac maintains a decentralized sales force organized around geographic regions with sales personnel at each plant. In 2004, Norampac sold its corrugated packaging products to over 20,000 customers, primarily in Canada and the United States, with no single customer accounting for more than 10% of Norampac's 2004 net sales.

        The Containerboard Group purchases all of its virgin fiber needs in Québec and Ontario, and purchases its recycled fiber in the United States (50%) and in Canada (50%). The Corrugated Products Group purchases nearly all of its raw material needs directly from the Containerboard Group's mills.

        The following table lists the mills and converting plants of the Containerboard and Corrugated Products Group and the approximate annual production capacity or shipments of each facility as well as the products manufactured or, where applicable, their activities in 2004:

Facilities	Products/Services	Annual capacity or Shipments(1)
Containerboard		(capacity in short tons)
Niagara Falls Division (New York)	100% recycled corrugating medium	225,000
Norampac Avot Vallée S.A.S. (France)	100% recycled corrugating medium and linerboard	140,000
Kingsey Falls Division (Québec)	100% recycled linerboard	94,000
Cabano Division (Québec)	Corrugating medium	233,000
Trenton Division (Ontario)	Corrugating medium in various basis weights	199,000
Mississauga Division (Ontario)	100% recycled linerboard	156,000
Red Rock Division (Ontario)	Unbleached kraft linerboard	450,000
Burnaby Division (British Columbia)	100% recycled corrugating medium and gypsum paper	127,000
Corrugated Products	(shipments in sq. feet)
Etobicoke Division (Ontario)	Variety of corrugated packaging containers	517,000,000
Jellco Division (Ontario)	Variety of corrugated packaging containers	142,000,000
Montreal Division (Québec)	Variety of corrugated packaging containers	713,000,000
Moncton Division (New Brunswick)	Corrugated packaging	502,000,000
Calgary Division (Alberta)	Die cut boxes	571,000,000
Concord Division (Ontario)	Variety of corrugated packaging containers	409,000,000
Québec Division (Québec)	Variety of corrugated packaging containers	493,000,000
Peterborough Division (Ontario)	Corrugated sheets, packaging and pallets	88,000,000
Richmond Division (British Columbia)	Corrugated packaging	492,000,000
St-Mary's Division (Ontario)	Corrugated packaging	848,000,000
Winnipeg Division (Manitoba)	Waxed corrugated containers	603,000,000
Drummondville Division (Québec)	Corrugated packaging containers for medium or heavy volume	743,000,000
Victoriaville Division (Québec)	Corrugated packaging of all sizes	367,000,000
Vaudreuil Division (Québec)	Variety of corrugated packaging containers	774,000,000
OCD Division (Ontario)	Corrugated packaging	1,038,000,000
Vaughan Division (Ontario)	Corrugated sheets	1,781,000,000
Saskatoon Division (Saskatchewan)	Corrugated product packaging	37,000,000

Norampac New York City Inc. (New York)	Graphic packaging and industrial box mix	1,007,000,000
Norampac Leominster Inc. (Massachusetts)	Industrial box mix	759,000,000
Norampac Schenectady Inc. (New York)	Variety of corrugated packaging containers	661,000,000
Lancaster Division (New York)	Variety of corrugated packaging containers	113,000,000
Norampac Thompson Inc. (Connecticut)	Variety of corrugated packaging containers	140,000,000
Newfoundland Containers Limited (Newfoundland)	Corrugated sheets and products	185,000,000
Montcorr Packaging Ltd. (Québec)	Corrugated sheets	288,120,000	(2)
North York Division (Ontario)	Single face sheets, co-packaging and display operations	43,000,000
Buffalo Division (New York)	Custom boxes, specialized packaging	390,000,000
Lithothech Division (Ontario)	Single face laminate	190,000,000
Services
Art & Die Division (Ontario)	Graphic art and printing plates	5,367,000 square inches
Metro Waste Paper Recovery Inc. (Ontario)	Recovery of recycled fibers	265,000	(3)

(1)
Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

(2)
Norampac holds 50% in Montcorr Packaging Ltd. and for this reason we only account for 50% of the total annual shipments.

(3)
Norampac holds 46% and we hold 27% of Metro Waste Paper Recovery Inc. Consequently, Norampac accounts for 46% of the total annual shipments.

Specialty Products Group

        The Specialty Products Group employs more than 1,600 people in 27 operating units located in North America and Europe. The specialty products group is active in eight segments, namely: the manufacture and marketing of uncoated board, kraft papers, moulded pulp products, plastic products, converting products, building materials and waste paper recovery and de-inking. Net sales for this Group amounted to $509 million in 2004 compared to $484 million in 2003 and $477 million in 2002.

        In 2004, approximately 45% of our specialty products were sold in Canada, 39% in the United States and 16% in Europe. Our specialty products are aimed at niche markets and, therefore, we maintain a separate sales force for each product line. Distributors and wholesalers assist our sales force with sales of our specialty products aimed at the commercial and industrial markets. For our industrial packaging products, the majority of which are produced by our joint ventures with Sonoco, Sonoco is responsible for all sales and marketing.

a.    Uncoated board

        Cascades Papier Kingsey Falls (Québec), produces uncoated board using 100% recycled fiber. This board is used mainly by converters specializing in commercial and industrial packaging such as headers and wrappers for the paper industry as well as spacers and partitions used to package products. This division produces approximately 85,000 metric tons of which 39.6% is sold to affiliated companies while the balance is sold to third parties of which three represent respectively 25%, 5.6% and 4.3% of sales. 64% of total sales are made to customers located in the province of Québec. Raw material is sourced principally in the province of Québec (74.7%), in Ontario (12.5%), Maine (6.1%) and Connecticut (2.1%). Products are delivered principally by, in order of importance, trucks, rail and ships.

b.    Kraft paper

        The Cascades East Angus mill manufactures multiply kraft paper for various bags as well as many types of specialized papers such as butcher paper, paper for envelopes and paper which withstand grease or moisture. These types of specialty paper allow this unit to maintain a competitive share in this market. The annual capacity of this mill is 95,000 metric tons. The majority of its sales are in the United States (71.9% in 2004 compared to 67% in 2003). Its most important customer accounts for 11% of sales. Its products may contain 0% to 100% of recycled fiber depending on customer requirements. The supply of recycled fibers, which is generally stable, comes from Québec (25%) and the United States (75%) and the virgin fiber comes mostly from Québec. Products are delivered principally by trucks and rail.

c.    Moulded pulp products

        Cascades Forma-Pak in Kingsey Falls (Québec), Cascades Moulded Pulp, Inc., in North Carolina (United States) and Cascades Moulded Pulp-Brantford (Ontario) (a division that started operations in August 2004), manufacture moulded pulp products of 100% recycled material and are primarily destined for poultry farms and the quick-service restaurant business in Canada (40%) and the United States (60%). This segment of the Specialty Products Group produces mainly filler flats designed for egg processors, trays and specialty packaging products. Five customers of this group purchase 80% of sales.

        Raw material for these moulded pulp products is composed of 100% recycled material. The availability on the market is generally stable due to the corporate purchasing program. Competition in this segment comes principally from Canada and the United States.

        The following table lists the principal mills in the moulded pulp products segment and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2004:

Facilities	Products	Annual capacity(1)
		(in units)
Cascades Forma-Pak (Québec)	Disposable products for medical sector and filler flats	220,000,000
Cascades Moulded Pulp, Inc. (North Carolina)	Trays and specialty packaging products	70,000
Cascades Moulded Pulp Brantford (Ontario)	Trays	100,000

(1)
Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

d.    Plastic products

        This segment manufactures a variety of plastic products in four plants, three located in Québec and one in the United States. These plants specialize in industrial and food packaging products. The packaging is manufactured using extrusion, thermal compression and thermal molding by injection. The principal raw material used is polystyrene.

        Plastiques Cascades, located in Kingsey Falls, Québec and Warrenton, Missouri specialize in the food industry, notably and packaging for the quick-service restaurant business and specialized containers for the meat processing industry. Sales representatives and a network of sales agents serve Canada and the United States.

        Plastiques Cascades—Re-Plast, located in Notre-Dame-Du-Bon-Conseil, Québec, recycles waste plastic generated by selective collection and industrial waste. The supply of raw materials is becoming increasingly difficult due to export prices (particularly with respect to Asia). The principal products are building construction boards, 100% recycled plastic or wood-plastic composite commercialized under the names Permadeck® and Permadeck WPC® are manufactured from post-consumer recycled plastic and industrial raw materials. A variety of furnishings for outdoor use completes this list. Products are sold through sales agents, manufacturing agents and distributors. Competition comes mainly from the United States and Ontario.

        Cascades Inopak located in Drummondville, Québec, specializes in the thermo moulding of rigid sheets of plastic and moulding by injection. Its principle products are wrappers for packaging coins sold under the trade name Plastichange® and a complete line of multi-use containers known under the trade name Benpac™ and Vu Pack™ for the retail sale and packaging of food and industrial products such as products under the trade name Frig-O-Seal®. Products are sold through distributors and agents. The principal raw materials used are P.E.T., polypropylene clear polystyrene and PVC. Competitively, five principal players in the United States and Canada share in a highly consolidated market while pressure is being felt from Asia.

        Sales, for this segment, are as follows:

Territory	2003	2004
Québec	30%	39%
Ontario	20%	18%
The rest of Canada	3%	4%
United States	39%	39%

        The following table lists the main mills in the plastic products segment and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2004:

Facilities	Products	Annual capacity(1)
		(in kilograms)
Plastiques Cascades (Québec)	Polystyrene foam containers	9,500,000
Plastiques Cascades— Re-Plast (Québec)	Profilés multi-usages, urban furniture, patio and balcony planks	7,500,000
Cascades Inopak (Québec)	Coin wrappers, multi-use packaging	5,000,000
Cascades Plastics Inc. (Missouri)	Polystyrene foam containers	5,000,000

(1)
Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

e.    Converting products

        This segment of the Specialty Products Group's operations mainly consists in converting uncoated board, obtained principally within the Cascades network into industrial packaging materials for the pulp and paper industry, such as roll headers, roll-edge protectors and paperboard packaging for rolls of paper. The converting segment of the Specialty Products Group is a leader in the North American market.

        Cascades Multi-Pro, located in Drummondville, Québec manufactures laminated boards used in many industrial sectors as well as honeycomb paperboard. The Cascades Enviropac Berthierville, Québec and Toronto, Ontario plants manufacture honeycomb paperboard used as industrial packaging in general. Converdis Inc., also located in Berthierville, manufactures packaging products. Cascades Conversion Inc. in Kingsey Falls, Québec, manufactures roll headers and a unique model of heat plate for sealing roll edges. All these boards are also manufactured by Cascades Sonoco Inc., a joint venture located in Washington and Alabama, United States.

        The sales for these mills are made either through an independent agent or by their own sales force. In 2004, one customer accounted for 15.04% of sales of this segment and the principal geographic market is the United States with 42%, followed by the province of Québec at 34% and by other Canadian provinces at 24%.

        The following table lists the main mills in the converting products segment and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2004:

Facilities	Products	Annual capacity(1)
		(in metric tons or square feet)
Cascades Conversion Inc. (Québec)(2)	Roll headers and packaging products	55,000
Cascades Multi-Pro (Québec)	Sheeting, dividers, laminated board and honeycomb packaging products	26,000
Converdis Inc. (Québec)(2)	Packaging products	55,000
Cascades Sonoco Inc.—Birmingham (Alabama)(2)	Roll headers and packaging products	44,000
—Tacoma (Washington)	Roll headers and packaging products	30,000
Cascades Enviropac Berthierville (Québec)	Honeycomb packaging products	7,200
Cascades Enviropac Toronto (Ontario)	Honeycomb packaging products	6,000
Cascades Rollpack S.A.S. (France)	Roll headers and reams	20,000

(1)
Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

(2)
These units are held 50% by Cascades.

f.    Building Materials

        Cascades Lupel, located in Cap-de-la-Madeleine, Québec, manufactures backing for vinyl flooring traded under the trademarks Endorex®, Absorbak® and Guardflo®. Sales for these units were made primarily in the United States (58%), in Canada (41%) and in Mexico (1%). The products are delivered principally by trucks and rail. Two major customers represent respectively 52% and 41% of sales. The mill's annual production capacity is 58,000 metric tons. The raw materials are generally readily available and the mill sources 70% of its needs from the United States, the remainder is sourced in Canada.

        Cascades Sainte-Marie SAS, located in Boissy-Le-Châtel, France, principally manufactures backing for vinyl flooring primarily for the North-America market (84%), which represents 78% of the sales. This unit also manufactures mineral bases to make fireproof and facing for insulation panel.

g.    Waste paper recovery

        In 2004, Cascades Recovery handled more than 247,000 metric tons of waste paper. In this same period, 78% of its sales were in Canada, with 22% in export, principally in Asia. Fifty percent of its business is done within the Cascades Group. Waste paper is obtained from industrial and commercial users as well as curbside collection in municipalities.

h.    De-inking

        Désencrage CMD, situated in Cap-de-la-Madeleine, Québec, with an annual capacity of 125,000 metric tons of de-inked pulp used for the production of newspaper ceased its operations in March 2003.

        The mill in Auburn, Maine, with an annual capacity of 75,000 metric tons, manufactures from waste paper material a high-gloss de-inked pulp used for the production of tissue and fine paper. Sixty-three percent of sales are made in the United States and 37% are made in Canada. The three most important customers account for 34%, 22% and 7% of sales respectively.

        Cascades Greenfield S.A.S. situated at Château-Thierry, in France, manufactures from waste paper material a high gloss de-inked pulp used for the production of fine paper and tissue. This plant has an annual capacity of 120,000 metric tons. The products are distributed in the European market (98%), in Japan and in Australia. The three principal customers account for 15%, 8% and 8% of sales respectively.

Fine Papers

        Cascades Fine Papers Group, with sales of $714 million in 2004 compared to $734 million in 2003 and $802 million in 2002, regroups five divisions which employ more than 1,700 people. In 2004, the consolidated sales of the Fine Papers Group were 75% in Canada and 24% in the United States. In 2004, approximately 70% of the output of our fine paper mills was sold to wholesale paper merchants, including our own distribution division, 5% was sold directly to business forms and envelope manufacturers and other converters and the remaining 25% was sold to security printers and other end users, including governments.

        The Rolland Division operates a plant in St-Jérôme, Québec, and manufactures over 100 types of uncoated fine paper. Aside from paper destined for copying, business forms and envelopes, this division is increasingly involved in the niche markets for high-end recycled paper and specialty paper for commercial and security printing. The Rolland Division paper products are made principally from recycled material. The products are marketed under such names as Superfine Linen Record™, Colonial Bond™, ReproPlus™, Rockland™, Rolland Opaque™, Nouvelle-Vie Opaque™, Rolland Motif™, Rolland Laser Hi-Tech™, Nouvelle-Vie DP100™, Rolland Evolution™, Make Your Mark™, Enviro 30, 50 and 100™ and Rolland Digital CC™. This division sells 45% of its products in the United States through sales representatives located in St-Jérôme and Québec, Québec, Toronto and Ottawa, Ontario and Vancouver, British Columbia as well as in Milford and Ellington, Connecticut and Chicago, Illinois, through Cascades Fine Papers Group (Sales) Inc.

        The Breakey Fibers Division, located in Breakeyville, Québec operates a mill specializing in the production of high-end de-inked kraft pulp, a product that meets an increasing demand for uncoated fine papers containing recycled fiber. Breakey Fibers Division is supplied with waste paper coming from Eastern Canada and from the United States. In 2004, almost 57% of the output of the Breakey Fibers' facility was used at the St-Jérôme mill, approximately 11% at the Thunder Bay, Ontario facility and 28% at different Cascades Group companies. The remaining production is sold on the open market.

        Cascades Resources is one of the largest Canadian distributors of fine papers and graphic art products. This division has a network of wholesalers in Québec and elsewhere in Canada It also owns a conversion and distribution plant in Mississauga, Ontario operating under the name of Roll-O-Vert Paper Sales and another operating in Winnipeg, Manitoba. With 14 sales offices and warehouses situated in strategic centres in Ontario, Québec, British Columbia, Alberta, Manitoba and Nova Scotia, this division covers 95% of Canada's fine paper market in which it has an estimated market share of 23%. Each branch operates as an independent profit centre. The core market of this division is the graphic arts industry of which 83% is made of printing business papers, 15% in graphic art products, and 2% of diversified products. The Fine Papers Group supplies the distribution division with about 10% of its paper purchases.

        The Converting Centre Division, located in St-Jérôme, Québec, owns and operates a sheeting center having an annual capacity of 110,000 short tons. The Centre offers warehousing services with a capacity of 7,000 short tons. It offers sheeting, warehousing and distribution services to other divisions of the Fine Papers Group as well as outside customers.

        Cascades Fine Papers Group Thunder Bay Inc. operates a coated fine paper mill, with an annual production capacity of 175,000 short tons. The paper mill provides for 100% of its hardwood mechanical pulp needs, manufacturing some 40,000 metric tons annually on its own premises. About 63% of its sales are in the United States and the remainder in Canada. The products manufactured are marketed under the trademarks Jenson™, Beta™, Gamma™, North 49 Matte™, Dividend Gloss™, Lakecard™, Route 88™, Eco Return Card™, Provincial C1S™, Provincial SWS™ and Provincial MWS™.

        Because of European and Asian imports, the Canadian and American markets for fine papers products are extremely competitive. The coated and uncoated fine papers segment has experienced sales prices in 2003 and 2004 substantially below the last ten years average.

        In 2004, fiber represented approximately 37% of total operating costs in its plants. The Fine Papers Group is fully integrated for mechanical and recycled pulp and partially integrated for softwood kraft pulp. Its primary source for softwood and hardwood kraft pulp needs is Canada.

        The pulp and paper industry is recognized for its cyclical character. The coated and uncoated fine papers segment is no exception.

        The fine papers segment has become a global market. Important additional capacity emanating from Europe and Asia and a decline in exports are responsible for the imbalance in demand on the North American continent.

        The following table lists the major plants of the Fine Papers Group and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2004:

Facilities	Products / Services	Annual capacity(1)
		(in short tons)
Manufacturing
Rolland Division (Québec)	Uncoated fine paper	166,000
Breakey Fibers Division (Québec)	De-inked kraft pulp	51,000 (metric tons)
Cascades Fine Papers Group Thunder Bay Inc. (Ontario)	Coated fine papers	175,000
Distribution/Converting
Converting Center Division (Québec)	Converting of fine papers	110,000
Cascades Resources (Canada)	Distribution of fine papers and graphic arts Products; converting, packaging and warehousing	N/A
Cascades Fine Papers Group (Sales) Inc. (USA)	Sales	N/A

(1)
Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

Tissue Papers

        The Tissue Group manufactures, converts and markets a vast array of products mainly made with recycled fiber and intended for the commercial, industrial and retail markets. Its lines of bathroom tissue, facial tissue, paper towels, paper hand towels, paper napkins and other related products are sold under private labels and under its own brand names in the commercial and industrial Canadian and American markets such as North River® New Horizon®, Decor®, Collection Moka® and Wiping Solutions™, and Perkins® in Canada. In the retail market, products are marketed under Cascades® and Doucelle®, in Canada and Pert® and Best Value® in the United States. In 2004, two clients accounted for 38.9% of retail sales with 21.9% and 17%. In addition, Tissue Group also sells parent rolls of bathroom tissue, paper towels, paper hand towels and specialty papers to a large number of converters. One client accounts for 97.1% of parent roll sales. In 2004, one client accounted for 20.3% of overall sales in the retail, commercial and industrial markets and parent rolls. Products are sold through distributors and agents in the United States and in Canada primarily through sales representatives and the merchandise is delivered by trucks and by rail.

        The Tissue Group consolidated sales for 2004 amounted to $717 million compared to $686 million in 2003 and $727 million in 2002. In 2004, Tissue Group's production was sold as follows: in the United States, 68% and in Canada, 32%. The Canadian mills generated 68% of the total revenue in Canada and 32% in the United States. The American mills generated 98% of the total revenue in the United States. Fifteen manufacturing and converting plants and 13 distribution centers employ more than 2,000 people.

        The Candiac plant in Québec manufactures tissue paper made from recycled fibers and converts it into paper towels and bathroom tissue. These products are mainly sold in the retail market as well as the commercial and industrial markets, both in Canada and the United States. The production not converted at the Candiac mill is transferred to the Laval and Waterford plants and to Cascades Tissue Group—Pickering Inc. or is sold in parent rolls to other converters.

        The Lachute Plant in Québec specializes in the manufacturing and converting of industrial use paper hand towels. These products are mainly destined to the Canadian and American commercial and industrial markets. The production not converted is transferred to the North Carolina plant.

        The Laval Plant in Québec specializes in the converting of tissue paper into paper napkins for the Canadian and American fast food and food industries.

        The Kingsey Falls plant in Québec manufactures tissue paper made from recycled fibers and converts it into bathroom tissue, paper towels and facial tissue. These products are mainly sold in the retail market as well as the commercial and industrial markets, both in Canada and the United States. The production not converted is transferred to the Laval and Waterford plants and to Cascades Tissue Group—Pickering Inc. or is sold in parent rolls to other converters.

        The Calgary plant in Alberta converts tissue papers into paper towels and bathroom tissue for the Canadian retail, commercial and industrial markets.

        Cascades Tissue Group—North Carolina Inc. manufactures tissue paper made from recycled fibers and converts it into facial tissue, paper towels and bathroom tissue. These products are mainly sold in the commercial and industrial markets, both in Canada and the United States. The production not converted is transferred to the Waterford plant or is sold in parent rolls to other converters.

        Cascades Tissue Group—IFC Diposables Inc. specializes in the manufacturing of commercial and institutional wiping products as well as the distribution of paper towels, bathroom tissue and incontinence products. These products are sold in the commercial and industrial markets in the United States.

        Cascades Tissue Group—Wisconsin Inc. manufactures tissue paper made from recycled fibers and converts it into paper napkins, facial tissue, paper towels and bathroom tissue. These products are mainly sold in the retail market in the United States. The production not converted is transferred to the Waterford and Calgary plants or is sold in parent rolls to other converters.

        Cascades Tissue Group—Pennsylvania Inc. manufactures tissue paper made from recycled fibers and converts it into paper napkins, facial tissue, paper towels and bathroom tissue. These products are mainly sold in the retail market in the United States. The production not converted is transferred to the Waterford and IFC Disposables plants or is sold in parent rolls to other converters.

        Cascades Tissue Group—Oregon Inc. produces parent rolls made of 100% virgin fibers. The production is transferred to the Arizona plant or is sold to other converters.

        Cascades Tissue Group—New York Inc., Waterford Division, specializes in the conversion of tissue paper into bathroom tissue, paper towels, paper napkins and industrial use paper hand towels. These products are mainly sold in the retail market as well as the commercial and industrial markets in the United States. The production not converted is transferred to the Waterford and Calgary plants or is sold in parent rolls to other converters.

        Cascades Tissue Group—New York Inc., Mechanicville Division, produces parent rolls made from recycled fibers. The production is transferred to the Waterford Division and Cascades Tissue Group—Pickering Inc. or is sold to other converters.

        Cascades Tissue Group—Arizona Inc. specializes in the conversion of tissue paper into bathroom tissue, paper towels, paper hand towels and paper napkins. These products are mainly sold in the retail market in the United States.

        Cascades Tissue Group—Tennessee Inc., which started its operation at the end of 2004, produces parent rolls made from recycled fibers. The production is sold to other converters.

        Cascades Tissue Group—Pickering Inc. specializes in the converting of tissue paper into paper towels, paper hand towels and bathroom tissue. These products are sold in the commercial and industrial markets throughout Canada.

        The following table lists the major plants of the Tissue Group and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2004:

Facilities	Products	Annual capacity(1)
		(in short tons)
Manufacturing/Converting
Candiac (Québec)	Paper towels, bathroom tissue	77,000
Lachute (Québec)	Paper hand towels	33,000
Kingsey Falls (Québec)	Paper towels, facial tissue, bathroom tissue	97,000
Cascades Tissue Group—North Carolina Inc.	Paper towels, facial tissue, bathroom tissue	55,000
Cascades Tissue Group—Wisconsin Inc.	Paper towels, bathroom tissue, facial tissue and paper napkins	55,000
Cascades Tissue Group—Pennsylvania Inc.	Paper towels, bathroom tissue, facial tissue and paper napkins	55,000

Manufacturing
Cascades Tissue Group—Oregon Inc.	Parent rolls	75,000
Cascades Tissue Group—New York Inc. (Mechanicville)	Parent rolls	50,000
Cascades Tissue Group—Tennessee Inc.	Parent rolls	35,000
Converting
Calgary (Alberta)	Paper towels, bathroom tissue	N/A
Laval (Québec)	Paper napkins	N/A
Cascades Tissue Group—Arizona Inc.	Paper towels, bathroom tissue, paper hand towels, paper napkins	N/A
Cascades Tissue Group—New York Inc. (Waterford)	Paper towels, bathroom tissue, paper hand towels, paper napkins	N/A
Cascades Tissue Group—Pickering Inc. (Québec)	Converting paper towels, paper hand towels and bathroom tissue	N/A
Manufacturing/Converting/Distribution
Cascades Tissue Group—IFC Disposables Inc. (Tennessee)	Manufacturing industrial wipes Distribution incontinence products, bathroom tissue and paper towels	N/A

(1)
Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

Research and development

        We have our own research and development center (the "Center") in Kingsey Falls, Québec, with a staff of 48. The Center provides the Cascades Group with product design and development services in addition to technical support for solving production problems and improving quality. In addition to these services, the Center also supplies environmental consultation and expertise.

        Inaugurated on March 26, 2004 in Kingsey Falls, Québec, we have a new Information Technology Center (the "IT Center"). We develop our own software in many spheres of activity such as accounting, finance, human resources, warehouse logistics, transport management and production management. The IT Center presently employs 103 people and has been in operation since February 10, 2004.

Competitive conditions

        The markets for the products are highly competitive. In some of the markets in which we compete, particularly in boxboard, tissue and specialty products, we compete with a small number of other producers. Other markets, such as for containerboard, are extremely fragmented. In some businesses, such as in the containerboard and fine papers industries, competition tends to be global. In others, such as the tissue industry, competition tends to be regional. In the packaging products segment, we also face competition from alternative packaging materials, such as vinyl, plastic and styrofoam, which can lead to excess capacity, decreased demand and pricing pressures.

        Competition in the markets is primarily based upon the quality, breadth and performance characteristics of the products, customer service and price. The ability to compete successfully depends upon a variety of factors, including: (1) the ability to maintain high plant efficiencies and operating rates and lower manufacturing costs, (2) the availability, quality and cost of raw materials, particularly recycled and virgin fiber, and labor, and (3) the cost of energy.

        Some of competitors may, at times, have lower fiber, energy and labor costs and less restrictive environmental and governmental regulations to comply with in comparison to us. For example, fully integrated manufacturers, which are those manufacturers whose requirements for pulp or other fiber are met fully from their internal sources, may have some competitive advantages over manufacturers that are not fully integrated, such as us, in periods of relatively high prices for raw materials, in that the former are able to ensure a steady source of these raw materials at costs that may be lower than prices in the prevailing market. In contrast, competitors that are less integrated than we are may have cost advantages in periods of relatively low pulp and fiber prices because they may be able to purchase pulp or fiber at prices lower than the costs we incur in the production process. Other competitors may be larger in size or scope than we are, which may allow them to achieve greater economies of scale on a global basis or allow them to better withstand periods of declining prices and adverse operating conditions.

        In addition, there has been an increasing trend among our customers towards consolidation. With fewer customers in the market for products, the strength of negotiating position with these customers could be weakened, which could have an adverse effect on pricing, margins and profitability.

Cycle components

        We are a diversified producer of packaging products, tissue paper and fine papers with operations in Canada, the United States and Europe. We have leading market positions for many of our products in North America and are one of the foremost producers of coated boxboard in Europe.

        Although we believe that our product, integration level, market and geographical diversification help to mitigate the adverse effects of industry conditions, the markets for some of our products is highly cyclical. These markets are heavily influenced by changes in the North American and global economies, industry capacity and inventory levels maintained by customers, all of which affect selling prices and profitability. We are also affected by the variation of the Canadian dollar against the U.S. dollar and the Euro.

Environment

        We are subject to environmental laws and regulations imposed by various governmental and regulatory authorities in all the countries where it operates. We comply with all applicable environmental legislation and regulations. However, ongoing capital and operating expenses are expected to be incurred to achieve and maintain compliance with applicable environmental requirements.

        In 2004, environmental protection requirements and the application of the business' environmental mission required investments and led to operating costs in the following amounts:

Country	Investments ($ Can)		Operatings ($ Can)
Canada	15,315,651		40,534,548
United States	13,173,632		20,189,170
Europe	1,362,310		22,170,681
Total	29,851,593	(1)	82,894,399	(1)

(1)
These amounts include 100% investments and costs of Norampac Inc.

        We recycle more than 2.5 million of short tons of waste paper, which represents more than two thirds of our total sourcing in fiber.

Reorganizations

        During the year ended December 31, 2003, we reorganized our Canadian subsidiaries. At the end of December 2003, we proceeded by way of asset and share transfers and amalgamation to regroup into one entity our subsidiaries and divisions related to our Canadian production activities, Cascades Canada Inc. Following the reorganization, our subsidiaries and divisions were given new names, reflecting their activities, namely: Cascades Boxboard Group, Cascades Tissue Group and Cascades Specialty Products Group. Cascades Fine Papers Group Inc. was excluded from this reorganization. We also transferred our transport activities to a new company, Cascades Transport Inc.

Legal Proceedings

        In 2003, we were informed that a division of Cascades Fine Papers Group Inc., was the subject of an inquiry by the Canadian Commissioner of Competition as to whether Cascades Resources and its competitors had colluded to unduly reduce market competition between paper merchants in Canada. In 2004, the Competition Bureau increased the scope of its investigation to a larger number of products and for a longer period of time. The Competition Bureau has not informed us regarding the status of the inquiry or whether charges will be brought against that division. As this inquiry is still ongoing, our management is unable to assess what further action, if any, the Competition Bureau may take or the possible impact of the outcome of the inquiry on us. Based on the information currently available, we are unable to determine the outcome of the investigation.

        An action was filed against us on October 4, 2004, in the Supreme Court of the State of New York, Niagara County, by ServiceCore, Inc., alleging that we breached a Finder Agreement in respect of gypsum board dated April 1999. We have filed an answer denying the allegations of breach of the Finder Agreement. We are unable to determine the outcome of this action at this time. If the court were to find against us, management believes the amount of damages would be based on a percentage of sales of gypsum board by Norampac Inc., a joint venture, during the period between April 2, 2001 and the date of the judgement. If the judgement had been rendered in respect of the period ending December 31, 2004, management believes the total amount of damages would not have exceeded $3 million.

Raw Materials and Energy

        Our principal raw materials are recycled paper and virgin fiber, which are sourced through our own internal operations and purchased from third parties, including pursuant to short-term supply contracts. We produce virgin pulp, substantially all of which is consumed by our mill operations. On a net basis, in 2004, we purchased approximately 300,000 metric tonnes of various virgin and recycled pulp grades annually in the open market. After fiber costs, labor, energy and chemicals are the most significant components of our production costs. Energy is used to generate steam that we use in our production process and to operate machinery. Chemicals are used both in the manufacturing process and for coating of some of our products. We believe there are adequate sources and availability of supply of our raw materials, labor, energy and chemicals.

        Recycled Paper.    Recycling in the paper industry involves the recovery of cellulose fibers from recycled materials, predominantly waste paper. Since our inception, we have owned or had interests in recycling, collection and sorting operations and recycled paper has been our principal fiber source. We are currently Canada's largest consumer of recycled paper, consuming more than 1.9 million short tons annually. We own or have interests in 23 recycled paper recovery centers in Canada and the United States that process and broker more than 2.2 million short tons of recycled paper annually.

Approximately 23% of this recycled paper is consumed by our mill operations and the rest is sold in the open market. Our experience as both a seller and a consumer of recycled paper gives us market knowledge that allows us to better anticipate industry trends, enabling us to more effectively manage our inventory levels and raw material costs. Further, the technical knowledge that we have developed allows us to efficiently use a wide variety of recycled paper grades to minimize cost while producing high quality products.

        We directly operate four recovery centers in Canada. In addition, we have a 50% joint venture interest in Metro Waste, 27% of which is owned directly by our packaging products segment and 23% of which represents our 50% share of Norampac's 46% interest. Metro Waste operates 14 recovery centers in Canada and two recovery centers in the United States. We have a supply contract with Metro Waste, under which we have the right to purchase up to approximately 260,000 short tons of the recycled paper collected by Metro Waste per year. We also have a 23% interest in Canusa Corporation, which has minority interests in recycling related businesses in the United States. Our recovery operations collect, sort, process and broker collected recycled paper. The recovery centers are strategically located close to their customers' mills, including our mills, reducing transportation costs and improving delivery times.

        Virgin Fiber.    We operate several virgin pulp mills, consisting of stand-alone pulp mills or pulp operations integrated with our mill operations. Our mills have a total annual production capacity of approximately 915,000 metric tonnes and can produce various types of pulp, including kraft pulp, semichemical pulp, mechanical pulp and thermomechanical pulp. Substantially all of the pulp we produce at these operations is consumed at our mill operations. We procure the balance of our virgin pulp requirements from third parties.

        Norampac secures its wood fiber from three sustainable forest licenses, private land and crown land managed by Domtar and sawmills associated with Domtar and Norampac, as well as pursuant to contracts with other private and public sources.

        Energy and Steam.    Energy is purchased from local suppliers, including power marketers and utilities. Steam is generated internally, except at our Kingsey Falls mill and Norampac's containerboard mill in France, which purchase their steam from Boralex affiliates.

        We own a 43% interest in Boralex Inc., an independent producer of electric and thermal power with operations in the Province of Quebec and the northeastern United States. Boralex has considerable experience and expertise in the production and marketing of energy, providing us with better insight into the energy market.

Properties

        We maintain a number of manufacturing mills and plants, warehouses, research and development facilities and sales offices. Our operations are strategically located in geographic proximity to our customers due to significant transportation costs and the importance of prompt delivery to customers. Most of our production is shipped by a leased truck fleet or other common carriers to customers generally within a 200-mile radius of each plant.

        Our principal manufacturing, waste paper recovery, pulp mills and research and development facilities as of December 31, 2004 are:

	Number of Facilities
				Range of Lease Expiration Dates
	Total	Owned	Leased
North America:
Packaging mills and plants(a)	61	45	16	2006–2019
Tissue mills and plants	15	11	4	2004–2021
Fine papers mills	3	3	—	N/A
Independent pulp mills(b)	1	1	—	N/A
Independent de-inking mills(b)	3	3	—	N/A
Recovery operations(c)	21	7	14	2004–2010
Research and development	1	1	—	N/A
Europe:
Packaging mills and plants	9	8	1	2004
Other:
Sales and marketing	12	2	10	2004–2009

(a)
Includes (i) 32 facilities operated by Norampac, 21 of which are owned and eight of which are leased, and (ii) three facilities operated by our joint ventures with Sonoco. Does not include facilities operated by entities in which we only have a minority interest, such as Dopaco.

(b)
Does not include pulp or de-inking mills located adjacent to our packaging, tissue or fine paper mills.

(c)
Includes 16 recovery centers operated by Metro Waste, five of which are owned and 11 of which are leased. Does not include facilities operated by entities in which we only have a minority interest, such as Canusa, in which we have a 23% interest. Canusa has minority interests in recycling related businesses in the United States.

Quality Assurance

        In order to meet customer requirements and expectations, we maintain stringent standards of quality control. We routinely employ in-process analysis by using testing equipment during all stages of design, launch and the machining process to assess compliance. Our analysis processes include control systems that monitor product quality, failure mode and effect analysis and a continuous improvement program for our manufacturing facilities' machinery. As a result, we are able to significantly improve efficiency, quality and reliability. Currently, 60 of our manufacturing facilities are ISO 9001 or ISO 9002 certified and ten of them are also ISO 14001 certified.

Intellectual Property

        We actively pursue applications for patents on new inventions and designs and protect our patents against infringement. We hold or are licensed to use certain patents, licenses, trademarks and trade names on products. However, we do not consider that the successful continuation of any material aspect of our business depends on such intellectual property.

Employees and Labor Relations

        As of December 31, 2004, we had approximately 15,800 employees, of whom approximately 12,600 were employees of our Canadian and United States operations, which includes employees of our joint ventures. Approximately 60% of our Canadian and U.S. employees are represented by unions under 46 separate collective bargaining agreements. In addition, in Europe, some of our operations are subject to national collective bargaining agreements that are renewed on an annual basis. While the terms of these agreements may vary, we believe that the material terms of our collective bargaining agreements are customary for the industry and the type of facility, the classification of the employees and the geographic location covered by such agreements. Of our 46 collective bargaining agreements, six have expired and another five will expire within this year and another five will expire in 2006. We are in the process of bargaining with the unions at operations where the agreements have expired or will expire in the next few months. Our remaining agreements expire between 2006 and 2009. Generally, we begin the negotiation process several weeks or months in advance of the expiration of the applicable agreement. While we cannot assure you that we will be successful in negotiating our labor contracts as they expire, we do not anticipate these negotiations to have a material adverse impact on our business, financial conditions or results of operations. We believe that our employee relations are good.

        We are committed to fostering a dynamic and creative work environment for our employees. Our profit-sharing plan for our employees links their annual bonuses to the profitability achieved by an individual mill or group depending on the employee's level within the our organization. This plan is intended to stimulate and develop team spirit while strengthening employees' commitment by involving them in our financial growth. We emphasize employee accountability, encourage an entrepreneurial environment and seek to promote from within our organization. For more information about our profit sharing plan, see "Management—Short-Term Incentive Plan."

        Our employees, as of December 31, 2002, 2003 and 2004, were as follows:

	Number of Employees
	2002	2003	2004
Corporate	736	732	771
Packaging Products:
Boxboard and folding cartons	3,200	4,146	4,238
Containerboard and corrugated containers(a)	4,732	5,114	5,231
Specialty Products(b)	1,728	1,612	1,613
Total Packaging	9,462,	10,872	11,082
Tissue Paper	2,017	2,003	2180
Fine Papers	1,848	1,741	1,731
Total	14,063	15,348	15,764

(a)
Includes 100% of Norampac's employees.

(b)
Includes 100% of our Sonoco joint ventures' employees.

MANAGEMENT

Directors and Executive Officers

        The following table set forth information with respect to our executive officers and directors as of March 31, 2005:

Name	Age	Position
Bernard Lemaire	68	Chairman of the Board
Laurent Lemaire	66	Executive Vice Chairman of the Board
Alain Lemaire	57	President, Chief Executive Officer and a Director
Jean-Luc Bellemare	52	Vice President, Information Technologies
Norman Boisvert	54	Vice President, Administration
Hubert Bolduc	32	Vice President, Communications and Public Affairs
Claude Cossette	54	Vice President, Human Resources
Alain Ducharme	49	Vice President, Management
Christian Dubé	48	Vice President and Chief Financial Officer
Robert F. Hall	49	Vice President, Legal Affairs and Corporate Secretary
Thomas Roberts	56	Vice President, Business Development
Allan Hogg	38	Corporate Controller and Treasurer
Suzanne Blanchet	47	President and Chief Executive Officer of Cascades Tissue Group Inc.
Denis Jean	56	President and Chief Executive Officer of Cascades Fine Papers Group Inc.
Éric Laflamme	40	President and Chief Operating Officer of North America Cascades Boxboard Group Inc.
Mario Plourde	43	President and Chief Operating Officer, Specialty Products Group
Paul R. Bannerman	61	Director
Robert Chevrier	61	Director
Andre Desaulniers	63	Director
Michel Desbiens	65	Director
James B.C. Doak	49	Director
Louis Garneau	46	Director
Sylvie Lemaire	42	Director
David McAusland	51	Director
Martin P. Pelletier	62	Director
Laurent Verreault	63	Director

        Bernard, Laurent and Alain Lemaire are brothers and Sylvie Lemaire is the daughter of Bernard Lemaire.

        Officers are elected annually by the board of directors and hold office at the pleasure of the board of directors until the next annual selection of officers or until their successors are elected and qualified.

        Bernard Lemaire has been a director since 1964 and has served as the Chairman of the Board since April 1992. He serves as a member of the Administrative Committee. Previously, he served as our President and Chief Executive Officer. He is currently the Chairman of the Board and Chief Executive Officer of Boralex. Mr. Lemaire is also a Director of Norampac, as well as Groupe Laperriere & Verreault Inc., a Canadian manufacturer of machinery for the pulp and paper industry.

        Laurent Lemaire has been a director since 1964. From 1992 until July 2003, he was our President and Chief Executive Officer. As of July 2003, he became our Executive Vice Chairman of the Board. He serves as a member of the Administrative Committee. Mr. Lemaire is also a director of Junex Inc., a Canadian company specializing in natural gas exploration, and Scotia Bank. Mr. Lemaire is also a director of Norampac, Canusa Corporation and Matériaux Spécialisés Louisville.

        Alain Lemaire has been a director since 1967. He was our Executive Vice President from 1992 until July 2003. In July 2003, he became our President and Chief Executive Officer. Additionally, Mr. Lemaire was President of Norampac since its incorporation on November 27, 1997, and served as its Chief Executive Officer until 2003. He has been a Director of Norampac since December 30, 1997. Mr. Lemaire serves as a member of the Administrative Committee.

        Jean-Luc Bellemare has been our Vice President, Information Technology since he joined the company in 1999. Before joining Cascades, he worked as Executive Vice President of the Sodisco-Howden Group, a publicly held hardware distributor for four years. He is also a member of the Québec Order of Chartered Accountants.

        Norman Boisvert was a director from 1992 until May 5, 2005. He has been our Vice President, Administration since 1991. Mr. Boisvert joined our company in 1974. From 1994 to 2001 he also was President of Recuperation Cascades, which was one of our subsidiaries that was liquidated and is now one of our divisions. He served as a member of the Human Resources Committee and Administrative Committee.

        Robert Chevrier has been a director since 2003 and serves as a member of the Audit Committee. Mr. Chevrier is the President of Societe de Gestion Roche Inc., a private holding company, and is currently director of the BMO Financial Group, a diversified financial services provider, CGI Group Inc., a Canadian independent information technology services firm, Transcontinental Inc., a Montreal-based printing and media company, and Richelieu Hardware Ltd., a distributor and importer of specialty hardware and complementary products. Between November 1993 and March 2001, he was Chairman, President and Chief Executive Officer of Westburne Inc., a distributor of electrical, plumbing and industrial material. He is also a director of Addenda Capital Inc.

        Claude Cossette has been our Vice President, Human Resources since March 1998. Mr. Cossette began as our Coordinator of Total Quality and Training in January 1994 and was promoted in November 1995 to Mill Manager at Norampac.

        Alain Ducharme has been our Vice President, Management since 1997. Previously, he served as Vice President, Administration of Norampac Inc. Mr. Ducharme joined our company in 1978.

        Robert F. Hall has been our Vice President, Legal Affairs and Corporate Secretary since March 1994. He also serves as Vice President, Legal Affairs and Corporate Secretary of Norampac and as Corporate Secretary of Boralex Power Income Fund. Prior to his employment with us, Mr. Hall was a partner at Byers Casgrain, now Fraser Milner Casgrain LLP, a Canadian law firm.

        Suzanne Blanchet has been the President and Chief Executive Officer of our subsidiary, Cascades Tissue Group Inc., since 1997. Ms. Blanchet joined Cascades in 1979 and held various positions. Ms. Blanchet was a director of Soquip Energie Inc., a Canadian energy company, from 1995 to 1999 and served on the Board of Trade of Metropolitan Montreal from 1998 to 2001. She currently serves as a director at InnovAssur Assurances Generales Inc., a Canadian insurance company, and at La fondation du Centre hospitalier Anna-Laberge. She is also a director for FCPC (Food & Consumer Product of Canada) since June 2004.

        Denis Jean has been the President and Chief Executive Officer of our subsidiary, Cascades Fine Papers Group Inc. since April 2002. Before joining our company Mr. Jean served as Executive Vice President of Donohue Inc. from 1997 until 2000 and more recently, between June 2000 and April 2002, he was Senior Vice President, Northern Operations for Abitibi-Consolidated Inc. From 1995 to 2000 Mr. Jean served as director for Finlay Forest Products, Donohue Malbaie and Manicouagan Power Company. He also represented Donohue Inc. as a member of the Executive Committee of the Québec

Forest Industries Association. He served as Chairman of the Board of the Québec Forest Industries Association in 1999.

        Christian Dubé has been the Vice President and Chief Financial Officer since May 17, 2004. He was Vice President and Chief Executive Officer of Domtar Inc. and a director of Norampac Inc.

        Allan Hogg has been Corporate Controller and Treasurer since April 2004. Previously, he had been serving as Corporate Controller. Mr. Hogg has been at Cascades since 1990. He is currently a director of Boralex Inc., an affiliated company.

        Hubert Bolduc has been the Vice President, Communications and Public Affairs since October 25, 2004. He was Press Secretary, Office of the Deputy Minister and Minister for State for the Economy and Finance and Press Secretary for the Prime Minister of Québec.

        Eric Laflamme has been the President and Chief Operating Officer, North America of our subsidiary, Cascades Boxboard Group Inc., since October 2002. Mr. Laflamme has been at Cascades since 1987. Before his current position, Mr. Laflamme held the position of Vice President and Managing Director of our subsidiary Cascades S.A. He is currently a director of Cascades S.A.

        Mario Plourde has been the President and Chief Operating Officer of our specialty products group since May 2000. Previously, he had been serving as Vice President and Chief Operating Officer of our specialty products group since 1998. Mr. Plourde joined Cascades in 1985. He is currently a director of ABZAC Canada Inc., a Canadian manufacturer of tubes and cores.

        Paul R. Bannerman has been a director since 1982. He is the current chairman of Etcan. He was the president of Etcan between 1978 and 2002. He has also been a director of Norampac since December 30, 1997 and had been a director of our subsidiary, Cascades Boxboard Group Inc., from 1992 to 2001.

        Andre Desaulniers has been a director since 1982. He serves as a member of the Audit Committee and of the Corporate Governance Committee. Mr. Desaulniers has been serving as Chairman of the Board of The Jitney Group Inc., a brokerage house specializing in professional trading since 2001, and had been a director of our subsidiary, Cascades Boxboard Group Inc., from 1992 to 2001. Mr. Desaulniers is a director of Companies. He was Chairman of the Board of Directors of McNeil, Mantha, Inc., a stock broker, from 1974 to 1991. He also sat on many Audit Committees, such as, among others, as President of the Audit Committee of the Montreal Stock Exchange.

        Michel Desbiens has been a director since 2001. He serves as a member of the Human Resources and Environmental, Health and Safety Committees. From June 2000 to October 2002, he served as a consultant for the paper industry. Mr. Desbiens has held various positions in the paper industry such as Chairman of the Board of Abitibi-Consolidated Inc., a Canadian pulp and paper producer, and Chief Executive Officer of Donohue Inc. between 1993 and 2000. Mr. Desbiens serves as a director and was Chief Executive Officer, International Operations of Québecor World Inc., a commercial printer between November 2002 and January 2003. He was named President and Chief Executive officer of Québecor, World Inc. at the beginning of January 2003, but resigned at the end of February 2003 for family reasons.

        Louis Garneau has been a director since 1996. He serves as a member of the Human Resources Committee. Mr. Garneau is the founder of Louis Garneau Sports Inc. since 1983. He was named Chevalier de l'Ordre national du Québec in 1997 and Officer of the Order of Canada in 1999.

        Sylvie Lemaire has been a director since 1999. She is a member of the Environmental, Health and Safety Committee. Since January 2000, she has served as President of Fempro Inc. a Canadian company specializing in the manufacturing and marketing of feminine hygiene products. From May 1996 until that appointment, she was Vice President and General Manager of Fempro.

        David McAusland has been director since 2003 and serves as a member of the Corporate Governance Committee. Since 1999, Mr. McAusland has been employed by Alcan Inc., a Montreal-based multinational aluminum and packaging company where he currently holds the position of Executive Vice-President, Corporate Division and Chief Legal Officer. He is a member of the Executive Committee of Alcan Inc. He is also director of Cogeco Inc., a communications and broadcasting industry, and Cogeco Cable Inc., a cable distribution company. Between 1988 and 1999, Mr. McAusland was the Managing Partner of Byers Casgrain, now Fraser Milner Casgrain LLP, a Canadian law firm.

        Martin P. Pelletier has been a director since 1982. He serves as a member of the Environmental, Health and Safety Committee. He joined our company in 1976, after having been a chemical engineering professor at Laval University. From 1984 to 1998, he directed our Research and Development Centre in Kingsey Falls and managed several of our mills. In 1997, he was placed in charge of our containerboard business. In 1998, he became a Vice President of Operations for seven of Norampac's paper mills. From February 2000 to mid-June 2002, Dr. Pelletier served as President and Chief Executive Officer of our subsidiary, Cascades Fine Papers Group Inc. Dr. Pelletier currently consults for us. Dr. Pelletier has also served as a member of the board of Laval University between 1993 and 2004 and since 2002 is a director of CO2 Solutions Inc., a Canadian research and development company.

        Laurent Verreault has been a director since 2001. He serves as a member of the Audit and Human Resources Committees. Since 1975, Mr. Verreault has served as Chairman of the Board, President and Chief Executive Officer of Groupe Laperriere & Verreault Inc., a Canadian manufacturer of machinery for the pulp and paper industry. Mr. Verreault is also a director of TVA Group Inc., a Canadian television broadcaster and of the Montreal Exchange.

        James B.C. Doak was appointed a director of Cascades in February 2005. Mr. Doak is President and General Manager of Megantic Asset Management Inc., a Toronto investment company. He is former President of Enterprise Capital Management Inc. Mr. Doak is a member of the Audit and Corporate Governance Committees.

Social Policies

        We have adopted a Code of Ethics (the "Code") which is meant to provide directors, officers and employees with general guidelines for acceptable behavior in all relationships with each other, customers, suppliers, partners and the communities where we operate our activities. A copy of the Code is available upon written request to the Corporate Secretary at the following address:

    Cascades Inc.
    Corporate Secretary
    404, Marie-Victorin Street, P.O. Box 30
    Kingsey Falls (Québec) J0A 1B0

        The Code and the Corporate policies referred to in that document are also available on our Website at www.cascades.com.

Committees of the Board of Directors

        We are managed under the direction of our board of directors.

        We have adopted a corporate governance policy, effective as of December 12, 2002. Our board has five standing committees: an administrative committee, an audit committee, a human resources committee, an environment, health and safety committee and a corporate governance committee. Each committee has been given a specific mandate by our board of directors, each of which is incorporated into our corporate governance policy. In addition, our corporate governance policy states that committees should generally consist of outside directors, a majority of whom should be independent, although the board retains discretion to appoint inside directors, as appropriate.

        Our administrative committee has the authority to exercise certain powers of our board of directors. In general, decisions taken by the administrative committee are limited to administrative and non-material matters which require board approval.

        The members of the administrative committee are Bernard Lemaire, Laurent Lemaire and Alain Lemaire.

Audit Committee

        The audit committee assists our board of directors in gathering and disclosing our financial information and verifying its accuracy and objectivity, identifying significant financial risks and setting up risk management procedures, ensuring the integrity of internal controls and providing our shareholders and the general public with accurate financial information. In addition, the audit committee is charged with establishing an efficient link between our board of directors, management and the auditors, as well as ensuring the independence of the auditors. Among other things, the audit committee is required to:

  •
  review audited annual financial statements, quarterly financial statements and annual and quarterly reports;

  •
  review accounting rules and propose changes with management and the auditors;

  •
  review all material decisions relating to evaluation or presentation of our financial information with management and external auditors;

  •
  meet with the internal and external auditors to discuss the efficiency and accuracy of the financial information distributed and any weakness in their control;

  •
  review the internal auditors' policy and independence, annual plan for internal controls, internal auditors' recommendations and any related comments from management;

  •
  recommend the selection of the external auditors to our board of directors; and

  •
  review the independence of the external auditors, their audit plan and their fees.

  •
  Pre-approve services to be rendered by the auditors.

        The audit committee also assists in the financial management of our divisions and subsidiaries.

        The audit committee consists entirely of outside independent directors with an understanding of accounting procedures. The committee has the option of meeting with the auditors or any member of management or to hire outside consultants. The members of the audit committee are Andre Desaulniers, Robert Chevrier, James B.C. Doak and Laurent Verreault. Robert Chevrier is a "financial expert" within the meaning of Item 401(h) of Regulation S-K under the Securities Act.

        The audit committee meets, at its discretion, at least four times a year and reports regularly to our board of directors.

Human Resources Committee

        Among other things, the human resources committee's responsibilities include:

  •
  review of the annual compensation of our chairman, chief executive officer and senior management, including key officers of our subsidiaries;

  •
  review of the compensation structure and incentive compensation programs generally;

  •
  review of those persons eligible to receive stock options, as well as the terms and conditions of those options; and

  •
  review annually our managerial structure to ensure that a succession plan for the management of our company is developed.

        The human resources committee consists of a majority of outside directors. The members are Michel Desbiens, Louis Garneau and Laurent Verreault.

        The human resources committee meets as often as necessary to fulfill its mandate and may make periodic reports to our board of directors, issue recommendations and hire outside consultants.

Environment, Health and Safety Committee

        Our environment, health and safety committee assists our board of directors in managing our environmental, health and safety risks. The committee is specifically charged with periodic assessments of our performance with respect to the environment to ensure our operations are in accordance statutory and regulatory standards, as well as industry practices. The committee also periodically assesses our performance with respect to health and safety practices within the workplace in order to ensure that we are in compliance with statutory standards and consistent with industry practices.

        The environment, health and safety committee consists of a majority of outside directors. The members are Martin P. Pelletier and Sylvie Lemaire.

        The environment, health and safety committee meets as often as necessary to fulfill its mandate and may make periodic reports to our board of directors, issue recommendations and hire outside consultants.

Corporate Governance Committee

        Our corporate governance committee was recently created to assist our board and management in fulfilling their responsibilities and exercising sound corporate governance. The committee is charged with determining, maintaining and disclosing our corporate governance policies, including:

  •
  coordinating both the appointment of new directors and the annual evaluation of our board's efficiency; and

  •
  making recommendations concerning the remuneration of the directors.

        The corporate governance committee consists entirely of outside directors. The members are James B.C. Doak, David McAusland and Andre Desaulniers.

        The corporate governance committee meets as often as necessary to fulfill its mandate and may make periodic reports to our board of directors, issue recommendations and hire outside consultants.

Director Compensation

        Each Director receives an annual fee of $24,000. In addition, the unrelated Directors receive an attendance fee of $1,500 for each meeting of the Board of Directors and its committees which they attend and a fee of $1,500 for each meeting held by telephone. Committee Presidents receive an additional fee of $500 for each committee meeting held, save for the Chairman of the Audit Committee who receives an additional fee of $1,000. Travel and lodging expenses are reimbursed.

Compensation of Executive Officers

        The following tables set forth information concerning the annual and long-term compensation for services rendered in all capacities to us and our subsidiaries for each of the last three years for our President and Chief Executive Officer and our three other most highly compensated executive officers:

Summary Compensation Table

	Annual Compensation						Long-term Compensation
							Awards			Payouts
Name and Principal Position	Salary ($)		Bonus ($)(a)		Other Compensation ($)		Securities Underlying Option (#)	Restricted Share or Restricted Share Units ($)	Long-term Incentive Payouts($)(b)	All Other Compensation($)
Alain Lemaire President and Chief Executive Officer of the Company
2004 2003 2002	466,000 466,000 420,800	(2)	772,579 643,826 836,000	(3) (4)	(c (c (c	) ) )	67,739 50,844 48,308	— — —	— — 141,693	— 85,000 —	(1)(3)
Laurent Lemaire Executive Vice Chairman of the Company
2004 2003 2002	258,000 380,000 468,000		494,760 629,071 936,000		(c (c (c	) ) )	— — —	— — —	— — —	— — —
Suzanne Blanchet President and Chief Executive Officer, Cascades Tissue Group Inc.
2004 2003 2002	279,400 276,700 256,750		190,773 208,232 424,032		(c (c (c	) ) )	32,276 21,135 19,637	— — —	— — —	— — —
Mario Plourde President and Chief Operating Officer of Cascades Specialty Products Group
2004 2003 2002	252,000 246,100 229,800		168,597 184,509 218,572		(c (c (c	) ) )	29,287 18,742 17,674	— — —	— — 85,598	— — —
Christian Dubé Vice-President and Chief Financial Officer
2004	160,000	(5)	60,000		(c	)	50,000	—	—	—

(a)
The terms of our short-term incentive plan entitles the named executive officers to participate in our profit-sharing program. The profit-sharing program is based on the financial results of the subsidiaries and affiliated companies which are supervised directly by each named executive officer as well as their personal performance. For more information, see "—Short-Term Incentive Plan."

(b)
Executives, including named executive officers, as well as key employees of Cascades, our subsidiaries and affiliated companies are eligible to receive options to acquire our common shares. The options are awarded in recognition of competence, efficiency, performance and loyalty. For more information, see "—Stock Option Plan."

(c)
The amount of other compensation does not exceed, for the named executive officers, the lesser of $50,000 per person or 10% of cash remuneration paid to the applicable named executive officer in the applicable year.

(1)
Represents fees paid to an associate firm, Service Conseil Alain Lemaire Inc.

(2)
50% of this amount was paid by Norampac, a joint venture affliate in which Cascades holds 50% of the common shares.

(3)
56% of these amounts were paid by Norampac, a joint venture affiliate in which Cascades holds 50% of the common shares.

(4)
46% of this amount was paid by Norampac Inc., a joint venture affiliate in which Cascades holds 50% of the common shares.

(5)
Mr. Christian Dubé was appointed on May 17, 2004, this amount represents 32 weeks of salary.

Options Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Cascades Employees in 2004	Exercise Price ($/sh)	Market Value of Common Shares Underlying Options on Date of a Grant ($) (a)	Expiration Date
Alain Lemaire	67,739	16.62%	13.05	12.92	May 2, 2014
Laurent Lemaire	—	—	—	—	—
Suzanne Blanchet	32,276	7.92%	13.05	12.92	May 2, 2014
Mario Plourde	29,287	7.18%	13.05	12.92	May 2, 2014
Christian Dubé	50,000	12.27%	12.78	12.60

(a)
Based on the closing price of our common shares on the Toronto Stock Exchange on the date of grant.

Aggregated Options Exercised In Last Fiscal Year And Fiscal Year End Options Values

        The following table sets forth information about stock options exercised during fiscal year 2004 by the named executive officers and the fiscal year-end values of unexercised options held by the named executive officers. All of these options were granted under our stock option plan.

			Number of Securities Underlying Unexercised Options At December 31, 2004
					Value of Unexercised Options At December 31, 2004 ($)(a)
	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alain Lemaire	—	—	279,991	105,238	1,201,278	34,793
Laurent Lemaire	—	—	—	—	—	—
Suzanne Blanchet	—	—	110,438	47,753	527,343	15,886
Mario Plourde	—	—	84,141	43,077	379,640	4,081
Christian Dubé	—	—	0	50,000	0	31,000

(a)
Based on the closing price of $13.40 of our common shares on the Toronto Stock Exchange on December 31, 2004.

Pension Plans

The Cascades Group Retirement Savings Plan

        Mario Plourde and Christian Dubé are eligible to participate in the Cascades Group Retirement Savings Plan. The Cascades Group Retirement Savings Plan, which is similar to a defined contribution pension plan, was established to enable employees to accumulate capital for retirement. The Company contributes 2.25% of an employee's base salary and, in addition, contributes a certain percentage between 0% and 3% depending on the profitability of Cascades the year before. If an employee makes additional contributions, the Company matches 100% of those contributions up to 1.0%, 3.0% or 4.0% of the employee's base salary, depending on that employee's years of service of one year, five years or fifteen years, respectively. The employee and employer's contributions are subject to the maximum amount allowed by Canadian Income tax legislation. Additionally, for those employees hired before 1995, upon their retirement between the ages 57 and 64, a retirement allowance is payable based on years of service and the employee's base salary the year before retirement. For purposes of computing the retirement allowance, the estimated credited years of service for Mario Plourde as at December 31, 2004, are 19.7 years. Because the retirement allowance formula is based on an employee's date of hire, the following table shows approximate retirement allowance:

Years of service/ Earnings	15 years	20 years	25 years	30 years	35 years
$100,000	$30,000	$40,000	$50,000	$60,000	$70,000
$200,000	$60,000	$80,000	$100,000	$120,000	$140,000
$300,000	$90,000	$120,000	$150,000	$180,000	$210,000
$400,000	$120,000	$160,000	$200,000	$240,000	$280,000
$500,000	$150,000	$200,000	$250,000	$300,000	$350,000

The Cascades Tissue Group Pension Plan

        Suzanne Blanchet is eligible to participate in The Cascades Tissue Group Pension Plan. The Cascades Tissue Group Pension Plan for all salaried employees in Canada, which is a defined contribution pension plan, was established to enable employees to accumulate capital for retirement. We contribute 2% of an employee's base salary and, if the employee makes additional contributions, we match 50% of those contributions up to an additional 2% of the employee's base salary. The employee and employer's contributions are subject to the maximum amount allowed by Canadian Income tax legislation.

Pension Plan for Bernard Lemaire, Laurent Lemaire and Alain Lemaire

        A separate group retirement savings plan has been established solely for Bernard Lemaire, Laurent Lemaire and Alain Lemaire. The contributions paid to these named executive officers are the maximum amount allowed by Canadian Income tax legislation, currently $15,500 in 2004.

Long-Term Incentive Plan

        The long-term incentive program enables our executives, including the named executives officers, as well as key employees of our subsidiaries and affiliated companies to receive options entitling them acquire our common shares. The stock options are awarded in recognition of competence, effort, performance and loyalty under our stock option plan as described below under "—Stock Option Plan."

Short-Term Incentive Plan

        Under our short-term incentive plan, employees, including the named executive officers, are eligible to participate in our profit sharing plan. Our profit sharing plan is based on our financial results and those of our subsidiaries and affiliated companies which are supervised directly by the named executive officers as well as their personal performance. Generally, employees are eligible to participate in our profit sharing plan after one year of seniority; however, certain executive positions are eligible during the first year. The percentage of profits distributed is capped at 10% of a particular unit's profits, which are calculated before depreciation and taxes and exclude unusual gains and losses. However, the President of Cascades Inc. and the presidents of each of our principal subsidiaries are excluded from the 10% cap.

Stock Option Plan

        On August 1, 1984, we established a stock option plan for the benefit of certain of our executives, including named executive officers, and key employees and those of our subsidiaries and companies subject to our significant influence. On August 12, 1996, we modified our stock option plan in order to broaden the criteria for participation and to add provisions relating to the management, eligibility, granting and exercise of options. The stock option plan provides for the purchase of a maximum of 1,000,000 of our common shares which were specifically reserved for this purpose. The granting and exercise of the options are governed by the terms and conditions of the stock option plan and by applicable securities regulations and policies.

        On December 15, 1998, the board of directors adopted a new stock option plan for the benefit of our directors, senior management and key employees as well as for the benefit of the senior management and key employees at our subsidiaries and affiliated companies. The new stock option plan was approved by our shareholders at our annual meeting held on May 4, 1999. As of December 31, 2002 the new stock option plan permitted the purchase of a maximum of 7,268,331 of our common shares under the terms and conditions of the new plan. Included in this number are 250,000 shares that were reserved but not issued under the 1994 stock option plan. Each option will expire on a date determined by the board of directors, which date will be no more than ten years after the date the option is granted. The exercise price may not be less than the market price of the common shares at the grant date, calculated as the average of the closing price of the common shares on the Toronto Stock Exchange on the five trading days prior to the grant date. Options vest 25% immediately, and an additional 25% each year thereafter, in each case subject to the condition that the market price on the exercise date exceeds the book value of the common shares on the grant date.

        In December 2000, following the privatization of Paperboard Industries International Inc., Perkins Papers Ltd. and Rolland Inc., we granted to officers and key employees of our subsidiaries 713,298 options to buy our common shares, in exchange for the cancellation of the share options of the subsidiaries owned by these employees. The terms of the new options are the same as the former options, except the exercise price and the number of shares, which have been adjusted based on the exchange ratio used for the privatization.

Employment Agreements

        We generally do not enter into employment agreements with our senior management. We have, however, entered into an employment agreement with Denis Jean, the President and Chief Executive Officer of our subsidiary, Cascades Fine Papers Group Inc. Our employment agreement with Denis Jean, President and Chief Executive Officer of our subsidiary, Cascades Fine Paper Group Inc., provides for a base salary of $312,000 per year, plus an incentive payment in an amount of up to two times his base salary depending on the financial performance of this subsidiary and its divisions and subsidiaries, as well as stock options and salary insurance. We have also leased a vehicle for Mr. Jean's use.

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information with regard to the beneficial ownership of our common shares as of March 31, 2005 by (1) each of our directors, (2) each of our named executive officers, and (3) all of our directors and executive officers as a group. Besides Bernard Lemaire, Laurent Lemaire and Alain Lemaire, we know of no beneficial owners of more than 10% of our common stock. Following the privatization of three of our subsidiaries in December 2000, the aggregate equity interests of the three Lemaire brothers were diluted from 49% to the 37% they currently hold. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

Name	Amount and Nature of Beneficial Ownership (j)	Percent of Class
Directors And Named Executive Officers:
Bernard Lemaire (a)	13,914,159	16.93%
Laurent Lemaire (b)	11,513,508	14.01%
Alain Lemaire (c)	4,679,961	5.69%
Jean-Luc Bellemare	18,716	*
Norman Boisvert	66,391	*
Claude Cossette (d)	51,351	*
Alain Ducharme	42,364	*
Robert F. Hall	116,113	*
Suzanne Blanchet	143,710	*
Denis Jean	44,108	*
Eric Laflamme	34,302	*
Mario Plourde	110,397	*
Paul R. Bannerman (e)	663,044	*
Robert Chevrier	5,000	*
Andre Desaulniers (f)	22,000	*
Michel Desbiens	2,000	*
Louis Garneau	2,018	*
Sylvie Lemaire (g)	6,160	*
David McAusland	4,000	*
Martin P. Pelletier (h)	139,063	*
Laurent Verreault (i)	10,570	*
James B.C. Doak	10,000	*
Christian Dubé	12,633	*
Hubert Bolduc	—	*
Allan Hogg	6,291	*
All current directors and executive officers as a group (25 person)	31,618,731	38.5%

*
Less than 1%

(a)
Directly or indirectly held personally or by holding companies, trusts or foundations over which Mr. Lemaire has sole or shared voting and/or dispositive power.

(b)
Directly or indirectly held personally or by holding companies, trusts or foundations over which Mr. Lemaire has sole or shared voting and/or dispositive power. Includes 7,870 shares held in Mr. Lemaire's wife's name. Mr. Lemaire disclaims beneficial ownership of such shares.

(c)
Directly or indirectly held personally or by holding companies, trusts or foundations over which Mr. Lemaire has sole or shared voting and/or dispositive power. Includes 4,700 shares held in Mr. Lemaire's wife's name. Mr. Lemaire disclaims beneficial ownership of such shares.

(d)
Includes 1,000 shares held in Mr. Cossette's wife's name. Mr. Cossette disclaims beneficial ownership of such shares.

(e)
Includes 519,444 shares owned by Etcan Holdings Inc., which is wholly owned by Mr. Bannerman.

(f)
Directly or indirectly held by Pyrenees Capital Ltd., of which Andre Desaulniers is the sole voting shareholder.

(g)
Includes 2,160 shares held in Ms. Lemaire's husband's name. Ms. Lemaire disclaims beneficial ownership of such shares.

(h)
Includes 3,157 shares held in Dr. Pelletier's wife's name. Dr. Pelletier disclaims beneficial ownership of such shares.

(i)
Includes 6,570 shares owned by 3033548 Nova Scotia Co., which is wholly owned by Mr. Verreault. Also includes 2,000 shares held in Mr. Verreault's wife's name. Mr. Verreault disclaims beneficial ownership of such shares.

(j)
Includes shares of restricted common stock and shares covered by stock options exercisable on March 31, 2005, or within 60 days thereafter.

RELATED PARTY TRANSACTIONS AND OTHER MATERIAL CONTRACTS

Norampac

        On December 30, 1997, we formed Norampac Inc., a joint venture that combined our and Domtar Inc.'s containerboard and corrugated packaging operations. At that time, we entered into a shareholders' agreement with Domtar and Norampac. The shareholders' agreement provides for shared control of Norampac's board of directors, allowing for each of us and Domtar to designate four directors and ensuring that an equal number of our and Domtar's representatives are present at each board meeting. The shareholders agreement contains customary transfer restrictions, but provides for the right to participate in a public offering under certain circumstances, and the right of first refusal for each shareholder in the event that a third party offers to purchase the other shareholder's interest. The agreement also contains a shotgun provision. Under this provision, if one shareholder offers to buy all the shares of Norampac from the other shareholder, the other shareholder must either accept the offer, or purchase all the shares owned by the offering shareholder upon the same terms. In addition, in the event either shareholder is subject to bankruptcy proceedings or in default of any indebtedness, which default has not been waived and the interest of such shareholder in the joint venture shall have become the subject of a foreclosure proceeding, the other party is entitled to sell its shares to a third party or invoke the shotgun provision.

        The shareholders' agreement also provides for the annual declaration of dividends on Norampac's common shares, in an amount equal to 20% of excess available cash flows, subject to compliance with applicable restrictions under Norampac's credit facilities and the indenture governing its outstanding senior notes, unless it would be "imprudent."

        We have entered into a management agreement with Norampac pursuant to which we are responsible for overseeing the day-to-day operations of Norampac. For services under this agreement, we receive a fee, payable quarterly, in an amount equal to 1% of Norampac's earnings before depreciation, amortization and income taxes for the preceding calendar quarter. In addition, we are entitled to reimbursement for all out-of-pocket expenses, excluding salaries, benefits, bonuses or benefits, reasonably incurred by us related to the service of officers in discharging our obligations under the management agreement. This agreement expires on December 31, 2005.

        We and Domtar have each agreed not to compete with Norampac with respect to containerboard and corrugated packaging products in certain jurisdictions. Norampac has also agreed not to compete with us or our subsidiary, Cascades East Angus Inc., with respect to kraft paper bags.

        Our subsidiary, Cascades Boxboard Group Inc., and Norampac have entered into a corrugated supply agreement dated May 1, 2002, providing for Norampac's supply of corrugated packaging products to Cascades Boxboard Group Inc. This agreement assures our subsidiary a continuous supply of corrugated packaging products for its Canadian plants for the duration of the contract, which terminates on April 30, 2005, but is automatically renewable for subsequent one-year terms, unless either party gives notice of termination. Prices and other purchase terms and benefits granted to Cascades Boxboard Inc. are required to be lower and more favorable than the prices, purchase terms and benefits offered by Norampac to its other customers. In consideration for this most favored customer pricing, our subsidiary agreed to purchase 80% of its corrugated packaging product requirements for its Canadian plants from Norampac. The agreement also provides for volume rebates for all purchases by Cascades Boxboard Group Inc. and a special discount for Cascades Boxboard Group Inc.'s Cobourg plant.

        Norampac secures its wood fiber from three sustainable forest licenses, private land and crown land managed by Domtar and sawmills associated with Domtar and Norampac, as well as pursuant to contracts with other private and public sources.

Metro Waste

        Metro Waste Paper Recovery Inc., a joint venture, is a waste management company primarily focused on paper fiber recovery. We acquire a significant portion of our raw material needs from Metro Waste. Our subsidiary, Cascades Boxboard Group Inc., entered into a shareholders' agreement with Metauro Group Holdings Inc., Norampac and Metro Waste, dated December 31, 1998, setting forth the rights and obligations of the shareholders of Metro Waste. The shareholders' agreement provides for access of each shareholder to Metro Waste's financial and other records.

        The board of directors consists of seven directors, two of whom are nominated by Cascades Boxboard, two by Metauro, and three by Norampac. Each shareholder must be represented by at least one director at each board meeting. In addition, certain decisions, such as the sale or lease of significant assets, significant acquisitions of assets, certain issuances of debt, the appointment and dismissal of certain officers or the entering into non-arm's-length transactions, require unanimous approval of all directors.

        The shareholders' agreement provides that the shareholders will cause their nominees on the board to cause a declaration of annual dividends of 50% of net cumulative profits, provided that payment of the dividend does not cause Metro Waste's working capital ratio to be less than 1.15 to 1 and such declaration or payment does not result in a default under any agreement executed by Metro Waste. However, shareholders may cause their respective nominees to cause Metro Waste not to declare dividends in order for the amount to be used for Metro Waste's operations and development.

        The shareholders' agreement prohibits the transfer of shares of Metro Waste except (a) to affiliated corporations of the transferor, and (b) to a third party that had offered at arm's-length to buy all the shares of one shareholder for cash as long as such shareholder has communicated such offer to the other shareholders, offering them its shares upon the same terms, and the other shareholders have not accepted such offer. Shareholders not having accepted such offer would have a tag-along right. The shareholders' agreement also contains a shotgun provision. Under this provision, if any shareholder offers to buy all the shares of Metro Waste from any other shareholder, the offeree must either accept the offer, or in turn offer to purchase, on a pro rata basis in the event all shareholders elect to acquire the shares of the offeror, all the shares of Metro Waste owned by the offeror upon the same terms. In the event that only one shareholder refuses the offer, such shareholder must offer to purchase the shares of the offeror and the shares of the other party that has accepted the offer. In the event of bankruptcy proceedings, Metauro Group Holdings Inc. ceasing to be controlled by certain individuals, a transfer in violation of the provisions of the shareholders' agreement, or a default under any indebtedness of any party to the shareholders' agreement, the defaulting shareholder shall be deemed to have offered for sale to the other shareholders its shares in Metro Waste and the other shareholders shall have the opportunity to purchase such shares at fair market value.

Sonoco Joint Ventures

        In 1992, we formed two joint ventures, Cascades Sonoco Inc. and Cascades Conversion Inc., to combine our industrial packaging operations with those of Finipap Services Inc. and Sonoco Products Company in the United States and Canada. At that time, we entered into a shareholders' agreement with Sonoco Products Company, Wisenberg U.S. Inc., Cascades Sonoco Inc. and Cascades Conversion Inc. The shareholders' agreement was amended and restated in 1998 to reflect changes in ownership of the two joint ventures. The joint ventures manufacture and sell header and header substitutes, coated paper and laminate, including roll and ream wrap.

        The boards of directors of Cascades Sonoco Inc. and Cascades Conversion Inc. each consist of four directors, two nominated by Sonoco and two by our subsidiary, Groupe Conversion Cascades, Inc., and each shareholder must be represented by at least one director at each board meeting. Decisions of the board must be approved by unanimous vote of the directors present and voting.

        Unless the boards of Cascades Sonoco Inc. and Cascades Conversion Inc. determine otherwise, the declaration of annual dividends on the common shares are to be in an amount equal to 75% of net after tax profits, subject to any obligations of Cascades Sonoco Inc. and Cascades Conversion Inc. to their lenders.

        Upon a change of control involving any of the shareholders party to the shareholders' agreements, the affected party must offer to sell its shares in Cascades Sonoco Inc. and Cascades Conversion Inc. to the other shareholder at fair market value. The shareholders' agreements each also contain a shotgun provision. Under these provisions, if any shareholder offers to buy all the shares of both Cascades Sonoco Inc. and Cascades Conversion Inc., the offeree must either accept the offer, or in turn offer to purchase all the shares of Cascades Sonoco Inc. and Cascades Conversion Inc. owned by the offeror upon the same terms. In addition, for as long as each of the parties owns shares in Cascades Sonoco Inc. or Cascades Conversion Inc., and for two years following the sale of any such shares, the parties are contractually restricted from competing with the joint ventures in Canada or the United States in the case of Canadian and U.S. joint ventures and in Europe in the case of the European joint ventures. Furthermore, the parties are also prohibited from having an interest in an entity engaged in a competing business.

        Our subsidiary, Groupe Conversion Cascades Inc., entered into a five year management agreement, dated May 1, 1998, with our joint ventures, Cascades Conversion Inc. and Cascades Sonoco Inc. This agreement provides for our subsidiary's management of Cascades Conversion Inc.'s and Cascades Sonoco Inc.'s manufacturing operations for fees equal to 8% of the net operating profits of the joint ventures, plus profit sharing for our management. Our subsidiary is shielded from liability based on its performance under this agreement, except with respect to cases of willful misconduct or negligence. This agreement terminates on April 30, 2003, but is automatically renewable for successive five-year terms.

        Cascades Conversion Inc., Cascades Sonoco Inc. and Roll Packaging Technologies Inc., a subsidiary of Sonoco, entered into a marketing and sales agreement, dated May 1, 1998, under which Roll Packaging Technologies was appointed as the exclusive marketing and sales representative in the United States and Canada for our joint ventures. Pursuant to the agreement, Roll Packaging Technologies receives an annual fee for its services equal to 3% to 3.5% of net sales, depending on the category of products sold. This agreement is for a five-year term and terminates on May 3, 2003, but is automatically renewable for successive five-year terms.

Other Agreements and Arrangements

        We have also entered into various agreements with our joint ventures, significantly influenced companies and entities controlled by one or more directors for the supply of raw materials, including recycled paper, virgin pulp and energy, supply of unconverted and converted products, sale and lease of equipment and other agreements in the normal course of business. The aggregate amount of sales from us to our joint ventures and other affiliates was $96 million, $100 million and $61 million for 2002, 2003 and 2004, respectively. The aggregate amount of sales from our joint ventures and other affiliates to us was $61 million, $67 million and $69 million for 2002, 2003 and 2004, respectively. The aggregate amount of sales from entities controlled by one or more of our directors to us was $5 million, $7 million and $6 million for 2002, 2003 and 2004, respectively. A number of our directors and officers are also directors and/or executive officers of our joint ventures and entities in which we have minority interests.

DESCRIPTION OF OTHER INDEBTEDNESS

  Revolving Credit Facility

        On February 5, 2003, as part of transactions undertaken to refinance substantially all of our existing credit facilities and credit lines, other than credit facilities and credit lines of our joint ventures, we entered into a revolving credit facility. Set forth below is a summary of the key terms of the revolving credit facility.

        The revolving credit facility provides for borrowings of up to $500 million. The revolving credit facility has a term of four years. Availability under the revolving credit facility is governed by a borrowing base based on eligible inventory, accounts receivables plus an additional amount up to $165 million. In addition to Cascades Inc., some of our subsidiaries are able to borrow directly under the revolving credit facility subject to sublimits ranging from $50 million to $300 million. As of March 31, 2005, we had $263 million of borrowings and $7 million of letters of credit outstanding under the revolving credit facility and $230 million of availability.

        Prior to maturity, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed without premium or penalty. Borrowings are subject to the satisfaction of customary conditions, including the absence of a default and the continuing accuracy of representations and warranties.

        Use of Proceeds.    Proceeds of the revolving credit facility may be used for working capital or general corporate purposes.

        Guarantees.    The obligations of each borrower are guaranteed by each of the other Canadian and U.S. borrowers and by designated existing and future material subsidiaries. The European borrowers, Cascades Europe SAS (formerly Cascades G.P.S. S.A.), Cascades S.A. and Cascades Arnsberg GmbH, are only responsible for their own borrowings and do not guarantee the borrowings of any other party to the revolving credit facility.

        Security.    The lenders have been granted a first priority lien upon all receivables and inventory and related assets of the borrowers and our designated material subsidiaries, except that the European borrowers have not granted a security interest on their receivables and inventory and related assets. Additionally, a first priority lien has been granted on selected fixed assets, subject to the lenders' satisfaction, with an assessed market value of $405 million. The selected fixed assets consist of our tissue mills in Candiac and Kingsey Falls, Québec and our fine papers mill in St. Jérôme, Québec.

        Interest.    Borrowings bear interest at base, prime or various money market instrument rates plus a spread, which ranges from zero to 175 basis points depending on the type of borrowing and the credit rating of our secured debt as determined by Standard & Poor's and Moody's.

        Fees.    We pay fees for each letter of credit issued under the revolving credit facility. The fee for each standby letter of credit and each letter of guarantee ranges from 100 to 175 basis points depending on our credit rating. The fee for each documentary letter of credit is determined on the basis of the rate then offered by the issuing lender to customers for similar documentary letters of credit. Fees are calculated on the face amount of each letter of credit for the number of days included in the period of the letter of credit. We also have to pay a fronting fee, at an annual rate equal to 0.125%, and administrative charges in connection with each letter of credit. We have to pay a standby fee on the difference between committed amounts and amounts actually borrowed under the revolving credit facility. The standby fee ranges from 20 to 50 basis points depending on the credit rating of our secured debt. We also have to pay an acceptance fee on the issue of each acceptance, which ranges from 100 to 175 basis points depending on our credit rating. Fees are calculated on the face amount of each acceptance for the number of days included in the period of the acceptance.

        Repayments.    Loans outstanding under the revolving credit facility are subject to mandatory prepayment only to the extent that the outstanding amount of the loans exceeds the amount of the lesser of the borrowing base or the maximum amount available under the facility, which is initially $500 million, at any time, provided that if the excess is solely a result of exchange rate fluctuations, mandatory prepayments are only required if the percentage of the excess is more than 5%.

        Voluntary payments of principal amounts outstanding and voluntary reductions of the unutilized portion of the revolving credit facility are permitted at any time, upon the giving of proper notice. However, acceptances may not be prepaid before the applicable maturity date and LIBOR loans may not be prepaid before the applicable maturity date without breakage and other costs.

        Covenants.    The revolving credit facility requires us to meet certain financial tests, including a debt to capitalization ratio, which requires our funded debt to unfunded debt plus shareholders equity to be no more than 55%, and an interest coverage ratio, which initially required our EBITDA (earnings before interest, taxes, depreciation and amortization) to interest expense (for the period that EBITDA is calculated) to be no less than 2.5 to 1.0. On March 26, 2004, we obtained an amendment to temporarily relax this covenant. Under this amendment the required ratio was 2.0 to 1.0 until December 31, 2004. After that time, the ratio was 2.25 to 1.0 until March 31, 2005, and thereafter the ratio returned to 2.5 to 1.0. In addition, the revolving credit facility limits our ability to:

  •
  engage in mergers, liquidations and dissolutions;

  •
  incur additional liens;

  •
  make investments in non-credit parties;

  •
  sell assets;

  •
  incur additional debt;

  •
  guarantee obligations of persons other than credit parties;

  •
  make distributions other than to the borrowers;

  •
  enter into transactions with affiliates; and

  •
  change our line of business.

        In each case, the limitations are subject to a number of exceptions, materiality qualifiers and baskets.

        Events of Default.    The revolving credit facility contains customary events of default, including:

  •
  non-payment of principal, interest or acceptance fees when due;

  •
  non-payment of other amounts after a grace period;

  •
  failure to meet financial ratios;

  •
  violation of other covenants subject to a grace period;

  •
  failure of any representation or warranty to be true in all material respects when made or deemed made;

  •
  commencement of a bankruptcy or similar proceeding by or on behalf of a credit party;

  •
  change of control;

  •
  material adverse change; and

  •
  defaults under other debt instruments, including under the indenture governing the outstanding restricted notes and that will govern the exchange notes.

Outstanding Unrestricted Notes

        In February 2003, we issued US$450 million aggregate principal amount of our 7 1/4% Senior Notes due 2013. In July 2003, we issued an additional US$100 million aggregate principal amount of our 7 1/4% Senior Notes due 2013. These notes were issued under the same indenture and have the same terms and conditions as the outstanding restricted notes. For additional information on our outstanding restricted notes, see "Description of Notes" elsewhere in this prospectus.

Other Indebtedness

        As of December 31, 2004, we had approximately $74 million of additional outstanding borrowings, which consists of the balance of the purchase price of Dopaco, Inc., capital leases and the premium received from the sale of outstanding restricted notes. These debts were not refinanced and remain outstanding. These debts are all unsecured, except for $6 million, and bear interest at annual rates ranging from 0% to 8% and are scheduled to mature between 2005 and 2008.

Joint Ventures

        On May 28, 2003, Norampac entered into a new $350 million year revolving credit facility, which replaced its two existing revolving credit facilities and completed a private placement of US$250 million aggregate principal amount of 6 3/4% Senior Notes due 2013. Proceeds of that issuance, together with borrowings under the revolving credit facility, were used to refinance borrowings outstanding under the old revolving credit facilities and to redeem Norampac's 9 1/2% Senior Notes and 9 3/8% Senior Notes. We have not guaranteed Norampac's obligations under its revolving credit facilities or its new senior notes and Norampac's obligations are therefore without recourse to us. Norampac's revolving credit facilities are secured by its receivables and inventories and by the property, plant and equipment of two of its Canadian containerboard mills and two of its Canadian converting plants. The revolving credit facilities contain certain restrictive financial covenants, including restrictions on dividends to Norampac's shareholders. Borrowings under the revolving credit facilities bear interest at base, prime or various money market instrument rates plus a margin based on Norampac's consolidated leverage ratio. The new Norampac notes are unsecured and are governed by an indenture that contains various restrictive covenants limiting Norampac's ability, and the ability of its restricted subsidiaries, to take certain actions and events of default similar to those applicable to our outstanding restricted and unrestricted notes and the exchange notes. The indenture also contains events of default that could trigger an acceleration of the debt represented by the Norampac notes. As of December 31, 2004, Norampac had approximately $362 million of outstanding debt.

        As of December 31, 2004, our other joint ventures had approximately $72 million of other committed credit facilities, capital leases and lines of credit, with outstanding borrowings of $41 million. With the exception of $8 million, which we have guaranteed, these facilities and lines are without recourse to us, will not be refinanced and will remain outstanding following completion of the refinancing. These facilities are unsecured, bear interest at annual rates ranging from 2.3% to 7.25% and are scheduled to mature between 2005 and 2012.

Cascades Tissue Group—Pickering Inc. Preferred Shares

        Our subsidiary, Cascades Tissue Group—Pickering Inc., formerly known as Wood Wyant Inc., had outstanding 2,360,686 Series B preferred shares as of December 31, 2004, all of which are mandatorily redeemable by their terms. The Series B preferred shares rank prior to all other classes and series of capital stock. The holders of the Series B preferred shares are entitled to receive, when and as declared by the board of directors of Cascades Tissue Group—Pickering Inc., cumulative dividends, payable in cash monthly at a rate of 3.999999%, which is equal to $1.00 per share. Holders of the Series B preferred shares do not have voting rights, except for matters affecting their rights or in the event that scheduled cash dividends are unpaid for six months, whether or not consecutive, at which time the holders of each such series of preferred shares have the right to elect two directors until all accrued and unpaid dividends are paid. The Series B shares must be redeemed each year in an amount equal to the lesser of 10% of Series B preferred shares immediately before the first such redemption and the actual number outstanding. The aggregate amount payable upon redemption of the Series B preferred shares is approximately $2 million as of December 31, 2004.

DESCRIPTION OF NOTES

        You can find the definitions of some of the capitalized terms used in this description under the subheading "—Definitions." In this section, the words "Company" and "we" refer only to Cascades Inc. and not to any of its subsidiaries. All dollar amounts are expressed in Canadian dollars unless otherwise specified or the context otherwise requires.

        We will issue the exchange notes under the same indenture under which the outstanding restricted and unrestricted notes were issued, which has been amended from time to time to add additional subsidiary guarantors. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and the terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

        We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. A copy of the indenture is available through the Securities and Exchange Commission's EDGAR filing systems, or upon request to us at the address indicated under "Where You Can Find More Information."

        Except as otherwise indicated, the following description relates to both the outstanding restricted notes and the exchange notes and is meant to be only a summary of the material provision of the indenture. This description does not restate all of the terms of the indenture in their entirety. The form and terms of the exchange notes are the same as the form and terms of the outstanding restricted notes in all material respect, except that:

  •
  the exchange notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain provisions relating to an increase in the interest rate that were included in the terms of the outstanding restricted notes in circumstances relating to the timing of the exchange offer; and

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  the holders of the exchange notes will not be entitled to all of the rights of the holders of the outstanding restricted notes under the registration rights agreement, which terminates upon the consummation of the exchange offer.

        For purposes of this section, references to the notes shall be deemed to refer to the outstanding restricted notes or exchange notes, as applicable, and the outstanding unrestricted notes.

Principal, Maturity and Interest

        On February 5, 2003, we issued US$450.0 million aggregate principal amount of notes under the indenture, which were exchanged for an equal aggregate principal amount of notes that are freely transferable. On July 8, 2003, we issued US$100.0 million aggregate principal amount of notes under the indenture, which were exchanged for an equal aggregate principal amount of notes that are freely transferable. The outstanding unrestricted notes now share the same CUSIP number and are fully fungible. On December 2, 2004, we issued US$125.0 million, aggregate principal amount of the outstanding restricted notes and will issue up to an equal aggregate principal amount of exchange notes in this exchange offer. The exchange notes will share the same CUSIP number as, and will be fully fungible with, the outstanding unrestricted notes. Subject to compliance with the limitations described under "—Certain Covenants—Limitation," we can issue an unlimited amount of additional notes in the future as part of the same series or as an additional series. The February 2003 notes and July 2003 notes are treated as part of the same class and series as the outstanding restricted notes and the exchange notes offered in this exchange offer. Any additional notes that we issue in the future will be identical in all respects to these notes, except that additional notes issued in the future may have different issuance prices and will have different issuance dates. We will issue notes only in fully registered form without coupons, in denominations of US$1,000 and integral multiples of US$1,000.

        The notes will mature on February 15, 2013.

        Interest on the notes will accrue at a rate of 7 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2005. We will pay interest to those persons who were holders of record on the February 1 or August 1 immediately preceding each interest payment date.

        Interest on the notes offered hereby will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The interest rate on the notes offered hereby will increase if:

  (1)
  we do not file either:

  (A)
  a registration statement to allow for an exchange offer; or

  (B)
  a resale shelf registration statement for the notes;

  (2)
  the registration statement referred to above is not declared effective on a timely basis; or

  (3)
  certain other conditions are not satisfied.

        Any interest payable as a result of any such increase in interest rate is referred to as "Special Interest." You should refer to the description under the heading "Exchange Offer; Registration Rights" for a more detailed description of the circumstances under which the interest rate will increase.

Ranking

        The notes will be:

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  senior unsecured obligations of the Company;

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  guaranteed on a senior unsecured basis by the Subsidiary Guarantors;

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  effectively subordinated in right of payment to existing and future secured debt, if any, including our and our subsidiaries' obligations under the New Revolving Credit Facility, to the extent of such security and to all existing and future secured debt of the Subsidiary Guarantors;

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  effectively subordinated to all debt of our non-guarantor subsidiaries and joint ventures, including trade debt and preferred stock claims;

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  equal in ranking ("pari passu") with all existing and future Senior Debt of the Company; and

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  senior in right of payment to all future subordinated debt of the Company.

        Substantially all of our operations are conducted through our subsidiaries, joint ventures and minority investments. Therefore, the Company's ability to service its debt, including the notes, is dependent upon the earnings of its subsidiaries, joint ventures and minority investments and the distribution of those earnings to the Company, or upon loans, advances or other payments made by these entities to the Company. The ability of these entities to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including the Company's New Revolving Credit Facility and the indenture governing the notes. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those subsidiaries to make payments on the notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, the Company would also be unable to use the earnings of the Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

        In addition, the Company only has a stockholder's claim on the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of the Company's subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of the Company and of those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes. Furthermore, while the Company's Foreign Subsidiaries will not guarantee the notes, certain Foreign Subsidiaries will guarantee any amounts that are borrowed under the New Revolving Credit Facility, and the claims of the lenders under the New Revolving Credit Facility under such guarantees will be effectively senior to the notes. In addition, none of the Company's joint ventures, including Norampac, will be guarantors of the notes and none of them will be subject to the restrictive covenants in the indenture.

        As of March 31, 2005, the Company had approximately $1,157 million of Debt outstanding, on a consolidated basis, approximately $268 million of which was secured. This debt includes obligations under capital leases and mandatorily redeemable preferred shares but excludes the Company's proportionate share of debt of its joint ventures, which is included in its consolidated financial statements under Canadian GAAP. As of that date, the Subsidiary Guarantors had approximately $101 million of external Debt outstanding, including obligations in respect of mandatorily redeemable preferred shares, but not including the guarantees of the notes or our subsidiaries' obligations under the new revolving credit facility, approximately $44 million of which was secured. The Company's subsidiaries that are not Subsidiary Guarantors had, as of March 31, 2005, outstanding approximately $228 million, and its joint ventures had outstanding approximately $604 million, of Debt, accounts payable and other accrued liabilities, but excluding any intercompany debt owing to us or our subsidiaries.

        The Subsidiary Guarantors and the Company's other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Subsidiary Guarantors or by the Company's other Subsidiaries.

Subsidiary Guarantees

        The obligations of the Company under the indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all the existing and any future Canadian and U.S. Restricted Subsidiaries of the Company. See "—Certain Covenants—Future Subsidiary Guarantors."

        Although the Subsidiary Guarantors currently generate a significant portion of the Company's revenue, the Company's non-guarantor Subsidiaries and joint ventures also represent a significant portion of the Company's assets and make significant contributions to the Company's consolidated results. For more information about the Subsidiary Guarantors and non-guarantor Subsidiaries and the joint ventures, see notes 20 and 18, respectively, to our audited consolidated financial statements and notes 13 and 9 to our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus.

If

  (a)
  the Company sells or otherwise disposes of either:

  (1)
  its ownership interest in a Subsidiary Guarantor, or

  (2)
  all or substantially all the Property of a Subsidiary Guarantor, or

  (b)
  a Subsidiary Guarantor sells or otherwise disposes of either:

  (1)
  its ownership interest in another Subsidiary Guarantor, or

  (2)
  all or substantially all the Property of another Subsidiary Guarantor,

then in any such case, such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. In addition, if the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. See "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," "—Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" and "—Merger, Consolidation and Sale of Property."

Optional Redemption

        The Company may choose to redeem the notes at any time. If it does so, it may redeem all or any portion of the notes, at once or over time, after giving the required notice under the Indenture. To redeem the notes prior to February 15, 2008, the Company must pay a redemption price equal to the greater of:

          (a)   100% of the principal amount of the notes to be redeemed, and

          (b)   the sum of the present values of (1) the redemption price of the notes at February 15, 2008 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to February 15, 2008, but excluding accrued and unpaid interest and Special Interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Any notice to holders of notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case such Officers' Certificate shall be delivered on the redemption date).

        Beginning on February 15, 2008, the Company may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture, at the redemption prices set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2008	103.625%
2009	102.417%
2010	101.208%
2011 and thereafter	100.000%

        In addition, at any time and from time to time, prior to February 15, 2006, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

Sinking Fund

        There will be no mandatory sinking fund payments for the notes.

Additional Amounts

        The indenture provides that payments made by the Company under or with respect to the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any local, provincial or federal authority or agency therein or thereof having power to tax ("Taxes"), unless the Company is required to withhold or deduct Taxes under Canadian law or by the interpretation or administration thereof. If, after the Issue Date, the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes, the Company will pay to each holder of notes that are outstanding on the date of the required payment, such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of the notes (an "Excluded holder"):

          (a)   with which the Company does not deal at arm's-length (within the meaning of the Income Tax Act(Canada)) at the time of making such payment,

          (b)   which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the notes or the receipt of payments thereunder,

          (c)   which, despite being required by law, failed to comply with a timely request of the Company to provide information concerning such holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause, or

          (d)   any combination of the above clauses in this proviso.

        The Company will also:

          (a)   make such withholding or deduction, and

          (b)   remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        The Company will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the holders of notes that are outstanding on the date of the required payment copies of tax receipts, if any, evidencing that such payment has been made by the Company.

The Company will indemnify and hold harmless each holder of notes that are outstanding on the date of the required payment (other than an Excluded holder) and upon written request reimburse each such holder for the amount of:

          (a)   any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes,

          (b)   any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

          (c)   any Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

        At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if the Company becomes obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the trustee to pay such Additional Amounts to the holders of the notes on the payment date. Whenever in the indenture there is mentioned, in any context:

          (a)   the payment of principal (and premium, if any),

          (b)   purchase prices in connection with a repurchase of notes,

          (c)   interest and Special Interest, if any, or

          (d)   any other amount payable on or with respect to any of the notes,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption For Tax Reasons

        The Company may at any time redeem in whole but not in part the outstanding restricted notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of redemption if it has become or would become obligated to pay any Additional Amounts (as defined herein) in respect of the notes as a result of:

          (a)   any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or

          (b)   any change in or amendment to any official position regarding the application or interpretation of such laws or regulations,

        which change or amendment is announced or is effective on or after the Issue Date. See "Additional Amounts."

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of notes will have the right to require the Company to repurchase all or any part of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, the Company shall:

          (a)   cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

          (b)   send, by first-class mail, with a copy to the trustee, to each holder of notes, at such holder's address appearing in the Security Register, a notice stating:

            (1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for repurchase;

            (2)   the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3)   the circumstances and relevant facts regarding the Change of Control; and

            (4)   the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers of the notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

        The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the obligation of the Company to make a Change of Control Offer and the ability of a holder of notes to require the Company to repurchase its notes pursuant to a Change of Control Offer may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

        The New Revolving Credit Facility includes provisions prohibiting the Company from purchasing any notes at any time before the notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the indenture. The New Revolving Credit Facility also provides that the occurrence of certain of the events that would constitute a Change of Control constitute a default under the New Revolving Credit Facility and requires that any outstanding debt under that facility be repaid upon the occurrence of certain of the events that would constitute a Change of Control. Other future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repaid upon a Change of Control. Moreover, the obligation of the Company to make a Change of Control Offer and the exercise by holders of notes of their right to require the Company to repurchase such notes pursuant to such offer could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of notes upon a repurchase may be limited by the Company's then existing financial resources. Sufficient funds may not be available when necessary to make any required repurchases. The

Company's failure to purchase notes in connection with a Change of Control would result in a default under the indenture. Such a default could, in turn, constitute a default under agreements governing other debt of the Company, including the New Revolving Credit Facility and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the notes. See "—Amendments and Waivers."

Certain Covenants

        Covenant Termination.    The indenture provides that the restrictive covenants described below will be applicable to the Company and the Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be released from their obligations to comply with these restrictive covenants, except for the covenants described under the following headings:

          (a)   "—Limitation on Liens,"

          (b)   clause (b) of "—Limitation on Sale and Leaseback Transactions,"

          (c)   "—Designation of Restricted and Unrestricted Subsidiaries" (other than clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph thereunder)), and

          (d)   "—Future Subsidiary Guarantors,"

        The Company and the Subsidiary Guarantors will also, upon reaching Investment Grade Status, remain obligated to comply with the provisions described under "—Merger, Consolidation and Sale of Property" (other than clause (e) of the first and second paragraphs thereunder).

        Limitation on Debt.    The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

    (1)
    such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, or

    (2)
    such Debt is Permitted Debt.

        The term "Permitted Debt" is defined to include the following:

    (a)
    (i) Debt of the Company evidenced by the US$450.0 million aggregate principal amount of the notes originally issued under the indenture and the Exchange Notes issued in exchange for any notes issued under the indenture and (ii) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the US$450.0 million aggregate principal amount of the notes originally issued under the indenture and the Exchange Notes issued in exchange for any notes under the indenture;

    (b)
    Debt of the Company, a Subsidiary Guarantor, a Foreign Subsidiary that is a Restricted Subsidiary or Boxboard and its Subsidiaries, so long as they are Restricted Subsidiaries, under the New Revolving Credit Facility or a Qualified Securitization Transaction, provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (b) and then outstanding shall not exceed the greater of (i) $500.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the New Revolving Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase notes or Repay other Debt, pursuant to the covenant described under "—Limitation on Asset Sales," and (ii) the sum of (A) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries, (B) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, and (C) $180.0 million, in each case determined on a consolidated basis as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the holders of notes;

    (c)
    Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

    (i)
    the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

    (ii)
    the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed 5% of Consolidated Net Tangible Assets;

    (d)
    Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that if the Company or any Subsidiary Guarantor is the obligor on any such Debt Incurred after the Issue Date, then such Debt is expressly subordinated by its terms to the prior payment in full in cash of the notes or the Subsidiary Guarantees, as the case may be; provided further, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

    (e)
    Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

    (f)
    Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

    (g)
    Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

    (h)
    Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

    (i)
    Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

    (j)
    Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary

      (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

    (k)
    Debt of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of the indenture;

    (l)
    Debt of the Company or a Restricted Subsidiary evidenced by promissory notes issued to employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries in lieu of any cash payment permitted to be made under clause (f) of the second paragraph of the covenant described under "—Limitation of Restricted Payments;" provided, however, that (a) all such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Subsidiary Guarantor) and (b) the aggregate principal amount of all such Debt incurred in any calendar year, when added to the aggregate amount of all repurchases made in such calendar year pursuant to clause (f) of the second paragraph of the covenant described under "—Limitation of Restricted Payments," shall not exceed $7.5 million;

    (m)
    Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary that the Company or the Restricted Subsidiary making such Guarantee would otherwise be permitted to incur under the indenture;

    (n)
    Debt of the Company or a Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided such Debt is extinguished within five Business Days of the Company or Restricted Subsidiary receiving notice;

    (o)
    Debt consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

    (p)
    Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $100.0 million; and

    (q)
    Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c), (i), (j) and (p) above; provided, however, that in the case of any Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary Incurred pursuant to clause (i) of the second paragraph of this covenant, the obligee of such Permitted Refinancing Debt shall be either the Company or a Restricted Subsidiary or if the original obligee of the Debt being Refinanced was the Company or a Subsidiary Guarantor then the obligee of such Permitted Refinancing Debt shall be either the Company or a Subsidiary Guarantor.

  (3)
  Notwithstanding anything to the contrary contained in this covenant,

  (a)
  the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations;

  (b)
  the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor; and

  (c)
  accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for purposes of this covenant.

        For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) above or is entitled to be incurred pursuant to clause (l) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

        For purposes of determining compliance with any Canadian dollar-denominated restriction or amount, the Canadian dollar-equivalent principal amount thereof denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was incurred or entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount will be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

        Limitation on Restricted Payments.    The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

  (a)
  a Default or Event of Default shall have occurred and be continuing,

  (b)
  the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," or

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

  (i)
  50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2003 to the end of the most recent fiscal quarter for which financial statements have been filed with, or furnished to, the Commission (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

  (ii)
  100% of Capital Stock Sale Proceeds, plus

    (iii)
    the sum of:

    (A)
    the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

    (B)
    the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

    (x)
    any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

    (y)
    the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

        plus

    (iv)
    an amount equal to the sum of:

    (A)
    the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments, forgiveness or cancellation of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person,

    (B)
    the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

    (C)
    to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment, plus

    (v)
    $25.0 million.

Notwithstanding the foregoing limitation, the Company and Restricted Subsidiaries, as applicable, may:

          (a)   pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with the indenture; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or distribution shall be included in the calculation of the amount of Restricted Payments;

          (b)   purchase, repurchase, redeem, legally defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any Permitted Joint Venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

            (1)   such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

            (2)   the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above; and

          (c)   purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)   make an Investment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary Incurs the commitment; and provided further, however, that all commitments Incurred and outstanding and not terminated shall be treated as if such commitments were Restricted Payments expended by the Company or the Restricted Subsidiary at the time the commitments were Incurred;

          (e)   the repurchase of equity interests of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of equity interests to pay the exercise price of such options;

          (f)    repurchase, redeem or retire for value any Capital Stock of the Company or any of its Subsidiaries from current or former employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former employees), pursuant to the terms of agreements (including employment agreements, employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that:

            (1)   the aggregate amount of such repurchases shall not exceed $7.5 million in any calendar year and

            (2)   at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

  provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c) above;

          (g)   pay mandatory dividends or distributions on, or mandatorily redeem, Boxboard's outstanding Class A and Class B Preferred Shares and Cascades Tissue Group—Pickering Inc.'s Preferred Shares as required by the terms of such preferred shares in effect on the Issue Date; provided, however, that at the time of such dividend, distribution or redemption, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends, distributions or distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (h)   pay dividends or distributions in the ordinary course of business on the Company's outstanding Capital Stock or Preferred Stock or make open market purchases of shares of the Company's outstanding Capital Stock pursuant to stock buyback programs approved by the Board of Directors, in an amount which, when combined with all such dividends, distributions and purchases, does not exceed $20.0 million in the aggregate in any calendar year; provided, however, that at the time of such dividend, distribution or payment,

            (1)   the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt" after giving pro forma effect to such dividend or distribution; and

            (2)   no Default or Event of Default shall have occurred and be continuing (or result therefrom);

  provided further, however, that such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (i)    purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "—Limitation on Asset Sales;" provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (j)    purchase or redeem any Subordinated Obligations, to the extent required by the terms of such Debt following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments; and

          (k)   so long as no Event of Default has occurred and is continuing, make Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (k) shall not exceed the greater of $100.0 million or 5% of Consolidated Net Tangible Assets; provided further, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments.

        Limitation on Liens.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the notes or the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt so secured is expressly subordinated to the notes, then the Lien securing such Debt shall be subordinated and junior to the Lien securing the notes or the Subsidiary Guarantees.

        Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries.    The Company shall not:

          (a)   sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

          (b)   permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

          (1)   directors' qualifying shares,

          (2)   pledges of Capital Stock of Subsidiaries of the Company that constitute Permitted Liens or Liens securing Senior Debt,

          (3)   to the Company or a Restricted Subsidiary, or

          (4)   a disposition of outstanding shares of Capital Stock of a Restricted Subsidiary by the Company or a Restricted Subsidiary to another Person; provided, however, that, in the case of this clause (4), such disposition is effected in compliance with the covenant described under "—Limitation on Asset Sales and, to the extent applicable, "—Limitation on Restricted Payments."

        Limitation on Asset Sales.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)   the Company or such Restricted Subsidiary receives consideration, including the relief of liabilities, at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b)   at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments; and

          (c)   the Company delivers an Officers' Certificate to the trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

        Solely for the purposes of clause (b) above of this "Asset Sales" provision, the following will be deemed to be cash:

          (x)   the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and

          (y)   any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such Purchaser to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a)   to Repay

            (1)   Debt of the Company or any Restricted Subsidiary that is secured by the Property subject to such Asset Sale (excluding any Debt owed to the Company or an Affiliate of the Company) and/or

            (2)   Debt under the New Revolving Credit Facility; or

          (b)   to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

          (c)   to make capital expenditures to improve existing assets.

        Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days (or, in the case of an Asset Sale consisting of the sale of 100% of the Company's interest in Norampac Inc., 720 days) from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day (or, if applicable, 720-day period) and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twelve months (or twenty-four months in the case of the aforementioned sale of Norampac) from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $25.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Asset Sale Offer") the notes which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by the indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" shall mean the product of:

          (a)   the Excess Proceeds and

          (b)   a fraction,

            (1)   the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Asset Sale Offer, and

            (2)   the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

        Within five business days after the Company is obligated to make an Asset Sale Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (b)   make any loans or advances to the Company or any other Restricted Subsidiary or

          (c)   transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

        (1)   with respect to clauses (a), (b) and (c), to restrictions:

          (A)  in effect on the Issue Date, including, without limitation, restrictions pursuant to the notes, the indenture governing the notes and the New Revolving Credit Facility or pursuant to a credit agreement or credit agreements which may be entered into after the Issue Date under which one or more Foreign Subsidiaries that are Restricted Subsidiaries can Incur up to $15.0 million of Debt so long as such Debt is Incurred pursuant to clause (b) of the second paragraph of the covenantescribed under "—Certain Covenants—Limitation on Debt" and that are no more restrictive, taken as a whole, than those contained in the New Revolving Credit Facility on the Issue Date or pursuant to any amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing of the agreement containing such restriction; provided that the restrictions contained therein are no more restrictive, taken as a whole, than the restrictions contained in those agreements as in effect on the date of the indenture,

          (B)  relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

          (C)  that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of notes than those under the agreement evidencing the Debt so Refinanced,

          (D)  arising in connection with a Qualified Securitization Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle), or

          (E)  existing under or by reason of applicable law, and

        (2)   with respect to clause (c) only, to restrictions:

          (A)  relating to Debt that is permitted to be Incurred and secured without also securing the notes or the applicable Subsidiary Guarantee pursuant to the covenants described under "—Limitation on Debt" and "—Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt,

          (B)  encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

          (C)  resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

          (D)  that constitute customary restrictions contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

          (E)  that constitute customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith and not otherwise prohibited under the indenture, or

          (F)  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture.

        Limitation on Transactions with Affiliates.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a)   the terms of such Affiliate Transaction are set forth in writing and no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

          (b)   if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the trustee, and

          (c)   if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

    (a)
    any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that if one of the parties to such transaction or series of transactions is a Restricted Subsidiary that is not a Subsidiary Guarantor, no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of such Restricted Subsidiary is owned by a stockholder of the Company that is an Affiliate;

    (b)
    any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or any Permitted Investment;

    (c)
    the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, whether in cash, securities or otherwise, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

    (d)
    loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $7.5 million in the aggregate at any one time outstanding;

    (e)
    the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

    (f)
    transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice (including, without limitation, pursuant to agreements in existence on the date of the indenture) and otherwise in compliance with the terms of the indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors and are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's- length transaction with a Person that is not an Affiliate of the Company;

    (g)
    payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

    (h)
    payments from Affiliates to the Company or a Restricted Subsidiary for operational, management and financial services pursuant to agreements that are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

    (i)
    any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Securitization Transaction; and

    (j)
    director and officer indemnification agreements entered into in good faith and approved by the Board of Directors.

Limitation on Sale and Leaseback Transactions.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback transaction at least equal to the Fair Market Value of the Property subject to such transaction;

          (2)   the Company or such Restricted Subsidiary would be entitled to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitation on Debt;" and

          (3)   the Sale and Leaseback Transaction is effected in compliance with the covenant described under "—Limitation on Asset Sales."

        (b)   In the event that section (a) of this covenant no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances described above under "—Covenant Termination," the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless

          (1)   the Company or such Restricted Subsidiary would be entitled to create a Lien on such Property securing such Attributable Debt without also securing the notes or the applicable Subsidiary Guarantee pursuant to the covenant described under "—Limitation on Liens;" and

          (2)   the greater of the net proceeds of the sale or the fair value of such Property is applied within 180 days either to (A) the retirement of Debt of the Company or (B) the purchase of other Property having a value at least equal to the greater of such amounts.

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if such designation is permitted under the covenant described under "—Limitation on Restricted Payments" and the Subsidiary to be so designated:

          (a)   does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

          (b)   has no Debt other than Non-Recourse Debt;

          (c)   is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (d)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (e)   has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company of any of its Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clause (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

        Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x)   the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," and

          (y)   no default or Event of Default shall have occurred and be continuing or would result therefrom.

        Any such designation or redesignation by the Board of Directors will be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officers' Certificate that:

  (1)
  certifies that such designation or redesignation complies with the preceding provisions, and

  (2)
  gives the effective date of such designation or redesignation,

such filing with the trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

        Future Subsidiary Guarantors.    The Company shall cause (a) each Person that becomes a Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee at the time such Person becomes a Canadian or U.S. Restricted Subsidiary, excluding any Special Purpose Vehicle, and (b) any Foreign Subsidiary that is a Restricted Subsidiary that Guarantees any Debt of the Company or of any Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee at the time of such Guarantee; provided, however, that in the case of clause (b), a Foreign Subsidiary will not be required to deliver a Subsidiary Guarantee if and so long as:

          (x)   the other Debt being Guaranteed by such Foreign Subsidiary is Senior Debt, and

          (y)   the Guarantee by the Foreign Subsidiary of such other Debt is not "full and unconditional" (as such term is defined in Rule 3-10 of Regulation S-X under the Exchange Act) and providing an unconditional Guarantee of such other Debt or the notes would constitute a fraudulent conveyance, result in adverse tax consequences to the Company or violate applicable local law.

Merger, Consolidation and Sale of Property

        The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

    (a)
    the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

    (b)
    the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

    (c)
    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

    (d)
    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

    (e)
    immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Debt;"

    (f)
    the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

    (g)
    the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the notes.

The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

    (a)
    the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

    (b)
    the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture providing for a Subsidiary Guarantee in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

    (c)
    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

    (d)
    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause and clause below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

    (e)
    immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Debt;"

    (f)
    the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

    (g)
    the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the notes.

This "Merger, Consolidation or Sale of Assets" covenant will not prohibit any Subsidiary Guarantor from consolidating with, merging into or transferring all or part of its assets to the Company or any other Canadian or U.S. Subsidiary Guarantor (provided that in the case of a consolidation, merger or transfer of all or part of the assets of any Wholly-Owned Subsidiary Guarantor, the other party thereto shall be the Company or a Wholly-Owned Subsidiary Guarantor). In addition, the foregoing provisions (other than clause (d) in the two prior paragraphs) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "—Certain Covenants—Limitation on Asset Sales."

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

          (a)   a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

          (b)   a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the notes.

Payments for Consents

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

        The Company shall provide the trustee and holders of notes, within 15 days after it files with, or furnishes to, the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to Commission pursuant to the indenture. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the indenture requires the Company to continue to file with, or furnish to, the Commission and provide the trustee and holders of notes:

          (a)   within 180 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form),

          (b)   within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information as is required to be contained in quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Company is required to file such forms under Canadian law or stock exchange requirements); and

          (c)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) as are required to be filed by the Commission;

provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings.

Events of Default

        Events of Default in respect of the notes include:

          (1)   failure to make the payment of any interest (including Additional Amounts) or Special Interest, if any, on the notes when the same becomes due and payable, and such failure continues for a period of 30 days;

          (2)   failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3)   failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property;"

          (4)   failure to make a Change of Control Offer pursuant to the covenant described under "—Repurchase at the Option of the Holders Upon a Change of Control;"

          (5)   failure to make an Asset Sale Offer pursuant to the covenant described under "—Limitation on Asset Sales," and such failure continues for 30 days after written notice is given to the Company as provided below;

          (6)   failure to comply with any other covenant or agreement in the notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2), (3), (4) or (5)) and such failure continues for 60 days after written notice is given to the Company as provided below;

          (7)   a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $40.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions") and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration;

          (8)   any judgment or judgments for the payment of money in an aggregate amount in excess of $40.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (including acknowledged to be the exclusive liability of a third-party insurer) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

          (9)   certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"); and

          (10) any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee provisions").

        A Default under clause (5) or (6) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        The Company shall promptly deliver to the trustee, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest and Special Interest, if any, have been cured or waived as provided in the indenture.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

        No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)   such holder has previously given to the trustee written notice of a continuing Event of Default,

          (b)   the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee, and

          (c)   the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest and Special Interest, if any, on, such note on or after the respective due dates expressed in such note.

Amendments and Waivers

        Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium, interest or Special Interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding restricted note as described in the next sentence) with the consent of the registered holders of at least a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding restricted note, no amendment may, among other things,

          (1)   reduce the amount of notes whose holders must consent to an amendment or waiver,

          (2)   reduce the rate of or extend the time for payment of interest and Special Interest, if any, on any note,

          (3)   reduce the principal of or extend the Stated Maturity of any note,

          (4)   make any note payable in money other than that stated in the note,

          (5)   impair the right of any holder of the notes to receive payment of principal of, premium, if any, and interest and Special Interest, if any, on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or any Subsidiary Guarantee,

          (6)   subordinate the notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor,

          (7)   reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed, as described under "—Optional Redemption" or "—Additional Amounts" above,

          (8)   reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer,

          (9)   at any time after the Company is obligated to make a Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the notes must be repurchased pursuant thereto,

          (10) make any change to the indenture or the notes that would result in the Company or any Subsidiary Guarantor being required to make any withholding or deduction from payments made under or with respect to the notes (including payments made pursuant to any Subsidiary Guarantee),

          (11) make any change in any Subsidiary Guarantee that would adversely affect the rights of holders to receive payments under the Subsidiary Guarantee, other than any release of a Subsidiary Guarantor in accordance with the provisions of the indenture,

          (12) make any change in the amendment provisions which require the consent of each holder or in the waiver provisions, or

          (13) make any change in the provisions of the indenture described under "—Additional Amounts" that adversely affects the rights of any holder or amend the terms of the notes or the indenture in a way that would result in the loss to any holder of an exemption from any of the Taxes described thereunder.

        Without the consent of any holder of the notes, the Company and the trustee may amend the indenture to:

          (1)   cure any ambiguity, omission, defect or inconsistency,

          (2)   provide for the assumption by a Surviving Person of the obligations of the Company under the indenture, provided that the Company delivers to the trustee:

            (A)  an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred, and

            (B)  an Opinion of Counsel in Canada to the effect that holders of the notes will not recognize income, gain or loss for Canadian tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred;

          (3)   provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

          (4)   add additional Subsidiary Guarantees with respect to the notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the indenture,

          (5)   make any change that would provide additional rights or benefits to the holders of the notes or that does not adversely affect the rights of the holders of the notes,

          (6)   provide for the issuance of additional notes in accordance with the indenture, and

          (7)   comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or other applicable trust indenture legislation.

        The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations and the obligations of the Subsidiary Guarantors under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes, to maintain a registrar and paying agent in respect of the notes and to pay Additional Amounts, if any. The Company at any time may terminate:

          (1)   its obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control" and "—Certain Covenants,"

          (2)   the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guarantee provisions described under "—Events of Default" above, and

          (3)   the limitations contained in clause (e) in the first paragraph of, and in the second paragraph of, "—Merger, Consolidation and Sale of Property" above (collectively, "covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (5), (6) (with respect to the covenants described under "—Certain Covenants"), (7), (8), (9) (with respect only to Significant Subsidiaries) or (10) under "—Events of Default" above or because of the failure of the Company to comply with clauses (e) and (f) under the first paragraph of, or with the second paragraph of, "—Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

        The legal defeasance option or the covenant defeasance option may be exercised only if:

    (a)
    the Company irrevocably deposits in trust with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest and Special Interest, if any, on the notes to maturity or redemption, as the case may be;

    (b)
    the Company delivers to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest and Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and accrued and unpaid interest and Special Interest, if any, when due on all the notes to maturity or redemption, as the case may be;

    (c)
    123 days pass after the deposit is made and during the 123-day period no Default described in clause (9) under "—Events of Default" occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

    (d)
    no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

    (e)
    such deposit does not constitute a default under any other agreement or instrument binding on the Company;

    (f)
    the Company delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

    (g)
    in the case of the legal defeasance option, the Company delivers to the trustee an Opinion of Counsel stating that:

            (1)   the Company has received from the Internal Revenue Service a ruling, or

            (2)   since the date of the indenture there has been a change in any applicable Federal income tax law,

to the effect, in either case, that, and based thereon, such Opinion of Counsel shall confirm that, holders of the notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian Federal, provincial or territorial income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax or Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

    (h)
    in the case of the covenant defeasance option, the Company delivers to the trustee an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian Federal, provincial or territorial income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax or Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

    (i)
    the Company delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Consent to Jurisdiction and Service of Process

        The Company will irrevocably appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any Federal or state court located in New York City and that each of the parties submit to the jurisdiction thereof.

Governing Law

        The indenture and the notes will be governed by the internal laws of the State of New York without reference to principles of conflicts of law.

Enforceability of Judgments

        The Company and the Subsidiary Guarantors have been informed by their Canadian counsel, Fraser Milner Casgrain LLP, that the laws of the Provinces of Québec and Ontario permit an action to be brought before a court of competent jurisdiction in the Provinces of Québec and Ontario (a "Canadian Court") to recognize and enforce a final and conclusive judgment in personam against the judgment debtor of any Federal or state court located in the Borough of Manhattan in The City of New York (a "New York Court") that is not impeachable as void or voidable under the laws of the State of New York ("New York Law") for a sum certain if: (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company and the Subsidiary Guarantors in the indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be (A) inconsistent with public policy as the term is understood under the laws of the Province of Ontario or (B) manifestly inconsistent with public order as understood in international relations, as the term is understood under the laws of the Province of Québec; (iii) in the Province of Québec, such judgment is not subject to ordinary remedies and is final and enforceable in the State of New York; (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue (unless, in the case of the Province of Québec, there is reciprocity), expropriatory or penal laws; (v) the action to enforce such judgment is commenced within applicable limitation periods; (vi) in the Province of Québec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with New York Law and a court of competent jurisdiction in the Province of Québec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn the act of procedure or it was not given sufficient time to offer its defense. In any such action brought before a court of competent jurisdiction in the Province of Québec, the defendant will only be permitted to argue that the conditions set out above were not met.

        In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency.

        In the Province of Québec, a Canadian Court may decline to hear an action to enforce a judgment if it considers that the courts of another jurisdiction are in a better position to decide the dispute. It may also refrain from ruling if another action between the same parties, based on the same facts and having the same object, is pending before a foreign authority, provided that such action can result in a decision which may be recognized in the Province of Québec, or if such a decision has already been rendered by a foreign authority.

        In the opinion of such counsel, a Canadian Court would not avoid enforcement of judgments of a New York Court respecting the indenture or the notes on the basis of public order, as that term is understood in international relations and under the laws of the Province of Québec, or on the basis of public policy, as that term is understood under the laws of the Provinces of Ontario including in each case, the federal laws of Canada applicable therein.

The Trustee

        The Bank of New York is the trustee under the indenture.

        Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Additional Assets" means:

          (a)   any Property (other than cash, Temporary Cash Investments, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b)   Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; or

          (c)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means:

          (a)   any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (b)   any other Person who is a director or officer of:

      (1)
      such specified Person,

      (2)
      any Subsidiary of such specified Person, or

      (3)
      any Person described in clause (a) above.

For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Limitation on Transactions with Affiliates" and "—Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

    (a)
    any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

    (b)
    any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

          (1)   any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

          (2)   any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments,"

          (3)   any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property,"

          (4)   any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds of less than $10.0 million,

          (5)   sales, transfers or other distributions of Property, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the Property sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or Property (other than cash, except to the extent used as a bona fide means of equalizing the value of the Property involved in the swap transaction) of a nature or type that are used in, a business having Property of a nature or type, or engaged in a business similar or related to the nature or type of the Property, or businesses of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition,

          (6)   the creation of any Permitted Lien,

          (7)   any disposition of surplus, discontinued or worn-out equipment or other immaterial assets no longer used in the on going business of the Company and its Restricted Subsidiaries,

          (8)   any surrender or waiver of contract rights or release of contract or tort claims,

          (9)   any sale of Temporary Cash Investments,

          (10) any sale of receivables pursuant to a Qualified Securitization Transaction, and

          (11) any sale, transfer or other disposition of Property received as a result of a foreclosure of any secured investment or any other transfer of a secured investment in default.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a)   if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

          (b)   in all other instances, the greater of:

            (1)   the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

            (2)   the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)   the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)   the sum of all such payments.

        "Board of Directors" means the board of directors of the Company.

        "Boxboard" means Cascades Boxboard Group Inc. (formerly known as Paperboard Industries International, Inc.), a Canadian company and Subsidiary of the Company.

        "Business Day" means each day which is not a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City or Montreal.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "—Certain Covenants—Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Change of Control" means the occurrence of any of the following events:

          (a)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

          (b)   the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

            (1)   the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

            (2)   the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d)   the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Comparable Treasury Issue" means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

        "Comparable Treasury Price" means, with respect to any redemption date:

          (a)   the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

          (b)   if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

          (a)   all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

          (b)   all current maturities of long-term Debt.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)   the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to such determination date to

          (b)   Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

          (1)   if

            (A)  since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

            (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

  Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated on a pro forma basis as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

          (2)   if

            (A)  since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

            (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

            (C)  since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

    (a)
    interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

    (b)
    amortization of debt discount and debt issuance cost, including commitment fees,

    (c)
    capitalized interest,

    (d)
    non-cash interest expense,

    (e)
    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

    (f)
    net costs associated with Hedging Obligations (including amortization of fees),

    (g)
    Disqualified Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary,

    (h)
    Preferred Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary,

    (i)
    interest Incurred in connection with Investments in discontinued operations,

    (j)
    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

    (k)
    the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

    (a)
    any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

              (1)   subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

              (2)   the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

    (b)
    for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

    (c)
    any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

              (1)   subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

              (2)   the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

    (d)
    any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course),

    (e)
    any extraordinary gain or loss,

    (f)
    the cumulative effect of a change in accounting principles,

    (g)
    any gain or loss arising from foreign currency fluctuations on foreign currency denominated Debt, and

    (h)
    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided, however, that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

"Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

    (a)
    the excess of cost over fair market value of assets or businesses acquired;

    (b)
    any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

    (c)
    unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

    (d)
    minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

    (e)
    treasury stock;

    (f)
    cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

    (g)
    Investments in and assets of Unrestricted Subsidiaries.

"Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are publicly available prior to the taking of any action for the purpose of which the determination is being made, as:

    (a)
    the par or stated value of all outstanding Capital Stock of the Company, plus

    (b)
    paid-in capital or capital surplus relating to such Capital Stock, plus

    (c)
    any retained earnings or earned surplus, less:

    (1)
    any accumulated deficit, and

    (2)
    any amounts attributable to Disqualified Stock.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

      (a)
      the principal of and premium (if any) in respect of:

      (1)
      debt of such Person for money borrowed, and

      (2)
      debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

    (b)
    all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

    (c)
    all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

    (d)
    all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

    (e)
    the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

    (f)
    all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

    (g)
    all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

    (h)
    to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

  (1)
  zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," or

  (2)
  the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with any Canadian-dollar denominated restriction on the Incurrence of such Debt under the covenant described under "—Limitation on Debt," the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the fiscal quarter for which financial statements are publicly available.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b)   is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c)   is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 180 days after the Stated Maturity of the notes.

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a)   the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)   the provision for taxes based on income or profits or utilized in computing net loss,

            (2)   Consolidated Interest Expense,

            (3)   depreciation,

            (4)   amortization of intangibles, and

            (5)   any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

          (b)   all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Notes" means the notes issued as evidence of the same continuing Debt of the Company under, and in exchange for, the notes as described under "Exchange Offer; Registration Rights."

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a)   if such Property has a Fair Market Value equal to or less than $10.0 million, by any Officer of the Company, or

          (b)   if such Property has a Fair Market Value in excess of $10.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the trustee.

        "Foreign Subsidiary" means any Subsidiary which is not organized under the laws of Canada or any province thereof, or the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b)   entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1)   endorsements for collection or deposit in the ordinary course of business, or

          (2)   a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of "Permitted Investment."

        The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Income Tax Act" means the Income Tax Act (Canada).

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "—Certain Covenants—Limitation on Debt," amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

        "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser of national standing in Canada or the United States, provided that such firm or appraiser is not an Affiliate of the Company.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of
Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments" and "—Designation of Restricted and Unrestricted Subsidiaries" and the definitions of "Restricted Payment" and "Unrestricted Subsidiary," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)   the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

        In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investment Grade Status" shall be deemed to have been reached on the date that the notes have an Investment Grade Rating from both Rating Agencies.

        "Issue Date" means February 5, 2003.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)   all legal, title, accounting and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

          (b)   all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (c)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

          (d)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and

          (e)   payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

        "New Revolving Credit Facility" means the Debt represented by:

          (a)   one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, including, without limitation, the Credit Agreement, dated as of the date of the indenture, among the Company, certain of its Subsidiaries, the lenders party thereto and The Bank of Nova Scotia, as Administrative and Collateral Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

          (b)   any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative and Collateral Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original New Revolving Credit Facility or one or more other credit or other agreements or notes or other securities issued pursuant to indentures).

        "Non-Recourse Debt" means Debt:

          (a)   as to which neither the Company nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

          (b)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than the notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (c)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

          "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to the Company.

          "Permitted Holders" means (i) each of Laurent Lemaire, Bernard Lemaire and Alain Lemaire; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of any Person referred to in clause (i) or of such spouse or siblings; (iii) in the event of the incompetence or death of any of the Persons referred to in clauses (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company; (iv) any trusts or foundations created for the sole benefit of any of the Persons referred to in clauses (i) through (iii) or any trust or foundation for the benefit of such trust or foundation; or (v) any Person of which any of the Persons referred to in clauses (i) through (iv) "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis all the Voting Stock of such Person or is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

"Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)   the Company or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Person is a Related Business;

          (b)   any Person if as a result of such Investment such Person (i) becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor, provided that such Person's primary business is a Related Business;

          (c)   Temporary Cash Investments;

          (d)   receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f)    loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;

          (g)   stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including as the result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

          (h)   any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales" or a transaction not constituting an Asset Sale by reason of the $10.0 million threshold contained in clause (4) of the second paragraph in the definition of "Asset Sale;"

          (i)    lease, utility and other similar deposits in the ordinary course of business;

          (j)    any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in clause (c)(ii) of "—Certain Covenants—Limitation on Restricted Payments," at any one time outstanding;

          (k)   Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by the indenture;

          (l)    any assets acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

          (m)  purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases or intellectual property, in any case, in the ordinary course of business and otherwise in accordance with the indenture;

          (n)   purchases aggregating up to $30.0 million of the Capital Stock of Dopaco, Inc., pursuant to the provisions of the Shareholders Agreement, dated as of May 2, 1997, between Edward P. Fitts, Jr., Edward P. Fitts, Jr., as voting trustee, Cascades Boxboard U.S. Holdings, Inc., Cascades Boxboard Group Inc. and Cascades Boxboard Inc. permitting the Company to increase its aggregate shareholdings in Dopaco to a total of 50%; and

          (o)   other Investments made for Fair Market Value that do not exceed $35.0 million in the aggregate outstanding at any one time.

        "Permitted Joint Venture" means any Person which is not a Subsidiary and is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

        "Permitted Liens" means:

          (a)   Liens in favor of the Company or any Subsidiary Guarantor;

          (b)   Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," provided that any such Lien is limited to (x) the accounts receivable and inventory of the Company and the Restricted Subsidiaries and (y) other assets of the Company and the Restricted Subsidiaries to the extent and as provided in the New Revolving Credit Facility on the Issue Date;

          (c)   Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (d)   Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (e)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (f)    Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

          (g)   Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of any judgment rendered against the Company or its Subsidiaries;

          (h)   Liens granted in connection with a Qualified Securitization Transaction;

          (i)    Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (j)    Liens on Property (together with general intangibles and proceeds relating to such property) at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (k)   Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (l)    pledges or deposits by the Company or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (m)  utility easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (n)   Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent otherwise permitted by the indenture;

          (o)   Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

          (p)   Liens granted to secure the notes pursuant to the covenant described under "—Limitation on Liens;"

          (q)   Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (j), (k) or (o) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (1)   the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (c), (j), (k) or (o) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

          (r)   Liens not otherwise permitted by clauses (a) through (q) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)   such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)   the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (b)   the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c)   the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

          (d)   the new Debt shall not be senior in right of payment to the Debt that is being Refinanced,

provided, however, that Permitted Refinancing Debt shall not include:

            (x)   Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

            (y)   Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Debt" means Debt:

          (a)   consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

          (b)   Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets);

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

        "Qualified Equity Offering" means a primary offering of common stock of the Company in the United States of at least $50.0 million to Persons who are not Affiliates of the Company.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

        "Rating Agencies" means Moody's and S&P.

        "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Restricted Payment" means:

          (a)   any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

          (b)   the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c)   the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

          (d)   any Investment (other than Permitted Investments) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" of the Company means:

          (a)   all obligations consisting of the principal, premium, if any, and accrued and unpaid interest and Special Interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding), in respect of:

            (1)   Debt of the Company for borrowed money, and

            (2)   Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the indenture for the payment of which the Company is responsible or liable;

          (b)   all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

          (c)   all obligations of the Company

            (1)   for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

            (2)   under Hedging Obligations, or

            (3)   issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the indenture; and

          (d)   all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

        provided, however, that Senior Debt shall not include:

          (A)  Debt of the Company that is by its terms subordinate in right of payment to the notes;

          (B)  any Debt Incurred in violation of the provisions of the indenture;

          (C)  accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

          (D)  any liability for federal, state, provincial, local or other taxes owed or owing by the Company;

          (E)  any obligation of the Company to any Subsidiary; or

          (F)  any obligations with respect to any Capital Stock of the Company.

        "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "Special Interest" means the additional interest, if any, to be paid on the notes as described under "—Exchange Offer; Registration Rights."

        "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Securitization Transaction or other similar transactions of Receivables or other similar or related assets.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

          (a)   such Person,

          (b)   such Person and one or more Subsidiaries of such Person, or

          (c)   one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company's obligations with respect to the notes.

        "Subsidiary Guarantor" means each Canadian and U.S. Restricted Subsidiary in existence on the Issue Date and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "—Certain Covenant—Future Subsidiary Guarantors" or who otherwise executes and delivers a supplemental indenture to the trustee providing for a Subsidiary Guarantee.

        "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under "—Merger, Consolidation and Sale of Property," a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

        "Temporary Cash Investments" means:

          (a)   Investments in U.S. and Canadian Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

          (b)   Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or Canada or any state or province, as the case may be, or the District of Columbia or any U.S. or Canadian branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of US$250.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

            (1)   a bank meeting the qualifications described in clause (b) above, or

            (2)   any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)   Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) or, with respect to commercial paper issued in Canada by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of Canada, having a rating at the time as of which any Investment therein is made of "R-1" (or higher) according to Dominion Bond Rating Service Limited;

          (e)   direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America, any province of Canada or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

            (1)   the long-term debt of such state, province or country is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

            (2)   such obligations mature within one year of the date of acquisition thereof; and

          (f)    Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Unrestricted Subsidiary" means:

          (a)   any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b)   any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

Book-Entry System

        We issued the outstanding restricted notes in the form of global securities. The exchange notes will be initially issued in the form of global securities registered in the name of The Depository Trust Company or its nominee.

        Upon the issuance of a global security, The Depository Trust Company or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the exchange notes represented by such global security exchanged by such persons in the exchange offer. The term "global security" means the outstanding global securities or the exchange global securities, as the context may require. Ownership of beneficial interests in a global security will be limited to persons that have accounts with The Depository Trust Company, which we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by The Depository Trust Company (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security. Because The Depository Trust Company can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global security to pledge its interests to persons that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing those interests.

        Payment of principal of and interest on any notes represented by a global security will be made in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. The Company has been advised by The Depository Trust Company that upon receipt of any payment of principal of or interest on any global security, The Depository Trust Company will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of The Depository Trust Company. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        A global security may not be transferred except as a whole by The Depository Trust Company or a nominee of The Depository Trust Company to a nominee of The Depository Trust Company or to The Depository Trust Company. A global security is exchangeable for certificated notes only if:

          (a)   The Depository Trust Company notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time The Depository Trust Company ceases to be a clearing agency registered under the exchange Act and, in either case, the Company fails to appoint a successor depository;

          (b)   the Company, in its discretion, at any time determines not to have all the notes represented by such global security; or

          (c)   there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such global security.

        Any global security that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as The Depository Trust Company or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of The Depository Trust Company or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated notes,

          (a)   certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law;

          (b)   payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency of the Company maintained for such purposes; and

          (c)   no service charge will be made for any registration of transfer or exchange of the certificated notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

        Certificated notes may not be exchanged for beneficial interests in any global security unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

        The Company will make payments in respect of the notes represented by the global securities, including principal and interest, by wire transfer of immediately available funds to the accounts specified by the global security holder. The Company will make all payments of principal and interest with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address.

        So long as The Depository Trust Company or any successor depositary for a global security, or any nominee, is the registered owner of such global security, The Depository Trust Company or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of The Depository Trust Company or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, The Depository Trust Company or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

          (a)   any aspect of The Depository Trust Company's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global securities; or

          (b)   any other matter relating to the actions and practices of The Depository Trust Company or any of its participants or indirect participants.

        The Depository Trust Company has advised the Company that The Depository Trust Company is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository Trust Company was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository Trust Company's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own The Depository Trust Company. Access to The Depository Trust Company's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although The Depository Trust Company, has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee or the initial purchasers will have any responsibility for the performance by The Depository Trust Company, or its participants or indirect participants of their respective obligations under the rules and procedures governing its operations.

REGISTRATION RIGHTS FOR OUTSTANDING RESTRICTED NOTES

        Although the following description summarizes the material provisions of the registration rights agreement that we entered into with the initial purchasers for the benefit of the holders of the notes on December 2, 2004, the summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

        Under the registration rights agreement, we are required to:

  •
  by April 16, 2005, file a registration statement relating to the exchange offer with the Securities    and Exchange Commission;

  •
  by July 15, 2005, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act; and

  •
  keep the exchange offer open for not less than 30 business days (or longer if required by applicable law) and not more than 45 business days after the effectiveness of the exchange offer registration statement.

        Under existing Securities and Exchange Commission interpretations, the exchange notes would be freely transferable by holders of the exchange notes other than affiliates of ours after the registered exchange offer without further registration under the Securities Act if the holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of ours, as such terms are interpreted by the Securities and Exchange Commission, provided that broker-dealers receiving exchange notes in the registered exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we will be required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes for up to 90 days after effectiveness of the registration statement of which this is a part.

        A holder of outstanding restricted notes who wishes to exchange such notes for exchange notes in the registered exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the registered exchange offer it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes and that it is not an "affiliate" of ours, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        In the event that (i) applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect such a registered exchange offer, (ii) for any other reason the exchange offer registration statement is not declared effective by July 15, 2005 or the registered exchange offer is not consummated within 45 business days after the exchange offer registration statement is declared effective, (iii) the initial purchasers so request with respect to outstanding restricted notes not eligible to be exchanged for exchange notes in the registered exchange offer or (iv) any holder of outstanding restricted notes, other than an initial purchaser of the notes, is not eligible to participate in the registered exchange offer or does not receive freely tradeable exchange notes in the registered exchange offer other than by reason of such holder being an affiliate of the Company (it being understood that the requirement that a participating broker-dealer deliver this prospectus in connection with sales of exchange notes will not result in the exchange notes being not

"freely tradeable"), we will, at our cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the notes or the exchange notes, as the case may be, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use our reasonable best efforts to keep the shelf registration statement effective until two years after its effective date or until all the exchange notes covered by the shelf registration statement have been sold under the shelf registration statement, whichever is earlier. We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the exchange notes, as the case may be. A holder selling outstanding restricted notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder. The holder will be deemed to have agreed to indemnify the Company and its Subsidiary Guarantors against certain losses arising out of information furnished by the holder in writing for inclusion in any shelf registration statement. The holder will also be required to suspend its use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Company.

        If (a) on or prior to July 15, 2005 neither the registration statement of which this prospectus is a part nor the shelf registration statement has been declared effective, (b) on or prior to the 45th business day after the registration statement of which this prospectus is a part is declared effective, the registered exchange offer has not been consummated, or (c) after either the registration statement of which this prospectus is a part or the shelf registration statement has been declared effective, it ceases to be effective or usable, subject to certain exceptions, in connection with resales of notes or exchange notes in accordance with and during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (c), a "registration default"), interest will accrue on the principal amount of the outstanding restricted notes and the exchange notes, in addition to the stated interest on the outstanding restricted notes and the exchange notes, from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. Special interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of the registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will the rate exceed 1.00% per annum.

NOTICE TO CANADIAN INVESTORS

        Each certificate representing an exchange note will bear a legend in substantially the following form, other than certificates issued after the date that is four months and one day after the original issuance of such exchange note:

        UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN OR TO A PERSON IN CANADA BEFORE            , 2005.

IMPORTANT U.S. AND CANADIAN TAX CONSIDERATIONS

United States

        The following discussion sets forth certain material U.S. federal income tax considerations relating to the exchange offer and to the ownership and disposition of the exchange notes issued pursuant to the exchange offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations, published rulings, administrative pronouncements and court decisions, all as of the date of this prospectus and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's particular circumstances, or to certain types of investors subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, brokers, dealers, persons holding outstanding restricted notes or exchange notes as part of a straddle or a hedging transaction, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar). In addition, this discussion does not consider the effect of any non-U.S. laws or U.S. state or local tax laws; it also does not discuss in any detail U.S. tax considerations other than income tax (e.g., estate or gift tax) considerations. The following discussion assumes that the outstanding restricted notes have been held as capital assets after purchase from the initial purchasers at the notes' initial offering price and that the exchange notes will be held as capital assets. Further, the following assumes that the outstanding restricted notes are properly characterized as debt for U.S. federal income tax purposes.

        The following discussion does not purport to be legal advice to investors generally or to any particular investor. Each investor is urged to consult its own tax advisors concerning the application of U.S. federal income tax laws to its particular situation.

        As used herein, the term "U.S. Holder" means a beneficial owner of an outstanding restricted note or an exchange note that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for purposes of the Code) created or organized in or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more U.S. persons (within the meaning of section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, as well as certain other trusts that have elected to be treated as U.S. persons under the Code. As used herein, the term "Non-U.S. Holder" means a beneficial owner of an outstanding restricted note that is not a U.S. Holder.

        If a partnership or other entity taxable as a partnership holds the outstanding restricted notes or exchange notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Holders in this situation are urged to consult their tax advisors as to the tax consequences of the exchange offer and of the purchase, ownership and disposition of the outstanding restricted notes.

Tax Consequences of the Exchange Offer

        Under current law, the exchange of notes for exchange notes pursuant to the registered exchange offer will not be treated as a taxable "exchange" for U.S. federal income tax purposes. Accordingly, holders will not recognize taxable gain or loss upon the receipt of exchange notes in exchange for outstanding restricted notes in the exchange offer, the holding period for an exchange note received in the exchange offer will include the holding period of the outstanding restricted note surrendered in exchange therefor, and the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the outstanding restricted note surrendered in exchange therefor.

U.S. Holders

Taxation of Interest

        Stated Interest.    Generally, the amount of any stated interest payments on an exchange note will be treated as "qualified stated interest" for U.S. federal income tax purposes and will be taxable to a U.S. Holder as ordinary interest income as it is paid or accrued in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. Notwithstanding the foregoing, to the extent a portion of your purchase price of an outstanding restricted note was allocable to interest that accrued prior to the date you purchased the note, you may treat the note as having been issued for an amount that excludes the pre-issuance accrued interest and, in that event, a portion of the first stated interest payment equal to the excluded pre-issuance accrued interest will be treated as a nontaxable return of such pre-issuance accrued interest to you. Any additional amounts owing on the exchange notes (due to a change in Canadian withholding tax laws) that are accrued or received by a U.S. Holder will be treated as additional interest income for U.S. federal income tax purposes.

        Early Redemption.    We may redeem some or all of the exchange notes prior to maturity at certain times or on the occurrence of certain specified events, as described in the "Description of Notes." Under applicable U.S. Treasury regulations, because the occurrence of any of these events is a "remote" or "incidental" contingency, or because under our redemption option the yield on the outstanding restricted notes would not be reduced if we exercised our option, we believe that the possibility of early redemption will not cause the exchange notes to be treated as "contingent payment debt instruments" or as issued with "original issue discount" and therefore subject to special rules under U.S. Treasury regulations. A U.S. Holder desiring to take a contrary position with respect to notes that it holds must make certain disclosures on its income tax return in accordance with U.S. Treasury regulations.

Disposition of a Note

        Upon the sale, exchange, redemption or retirement of an exchange note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued interest, which will be taxable as such, but including any redemption premium paid by the Company) and such U.S. Holder's adjusted tax basis in the exchange note. A U.S. Holder's adjusted tax basis in an exchange note generally will equal such U.S. Holder's initial investment in the outstanding restricted note decreased by the amount of any payments that are not deemed qualified stated interest payments. Such gain or loss realized by a U.S. Holder generally will be treated as U.S.-source gain or loss, and will be long-term capital gain or loss if the exchange note was held for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Foreign Tax Credit

        In general, interest income on the exchange notes will be foreign-source income for U.S. foreign tax credit purposes. If we are required to pay additional amounts on the exchange notes and non-U.S. income taxes are withheld from payments to a U.S. Holder on the exchange notes, the U.S. Holder may be eligible, subject to a number of limitations, for a foreign tax credit against its U.S. federal income tax liability for taxes withheld on the exchange notes. Alternatively, such non-U.S. income taxes may be deducted by a U.S. Holder in computing its taxable income for U.S. federal income tax purposes. The rules governing the foreign tax credit are complex. Investors are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Non-U.S. Holders

        Subject to the discussion of backup withholding below, interest on the exchange notes is currently exempt from U.S. federal income taxes, including withholding taxes, if paid to a Non-U.S. Holder unless the Non-U.S. Holder is an individual or corporation that has an office or other fixed place of business in the United States to which the interest is attributable, the interest is derived in the active conduct of a banking, financing or similar business within the United States or is received by a corporation the principal business of which is trading in stocks or securities for its own account, and certain other conditions exist.

        In addition, (a) subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of an exchange note, provided that such gain is not effectively connected with the conduct of a U.S. trade or business by the holder and, in the case of a Non-U.S. Holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the tax year in which such gain is realized and certain other conditions are met, and (b) the exchange notes will generally be deemed to be situated outside the United States for purposes of the U.S. federal estate tax and will not be includible in the gross estate for purposes of such tax in the case of a non-resident of the United States who is not a citizen of the United States at the time of death.

Backup Withholding

        Backup withholding of U.S. federal income tax may apply to payments made by us or on our behalf in respect of the exchange notes to registered noteholders that are not exempt recipients and that fail to provide certain identifying information (such as the registered noteholder's taxpayer identification number) in the required manner. Generally, corporations, certain other entities and non-U.S. persons are exempt from backup withholding, provided that they may be required to certify their exempt status. In addition, upon the sale or redemption of an exchange note to (or through) certain U.S. or U.S.-related brokers, the broker must withhold backup withholding tax from the purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information.

        In general, a Non-U.S. Holder may avoid backup withholding of U.S. federal income tax by certifying under penalties of perjury, on an IRS Form W-8BEN or substitute form, that the holder is not a U.S. person. Special certification rules apply to financial institutions holding exchange notes on behalf of beneficial owners, and to offshore accounts maintained through certain non-U.S. intermediaries.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against such beneficial owner's U.S. federal income tax liability and may entitle the holder to a refund to the extent the amount withheld exceeds such liability; provided the required information is furnished to the IRS.

Canadian Tax Considerations for U.S. Holders

        The following description of Canadian federal income tax considerations relevant to the exchange offer and the acquisition pursuant thereto of exchange notes is of a general nature only and should not be construed as advice to any particular holder of outstanding restricted notes or exchange notes. Holders of outstanding restricted notes or exchange notes are advised to consult with their tax advisors with respect to their particular tax position. This description does not apply to holders of outstanding restricted notes or exchange notes who are non-resident insurers carrying on an insurance business in Canada and elsewhere.

        Under the federal laws of Canada in effect on the date of this prospectus as interpreted in published statements of the current administrative practices of Canada Customs Revenue Agency, there will be no Canadian federal income tax payable as a consequence of the exchange of outstanding restricted notes for exchange notes by any holder of outstanding restricted notes who (i) is neither resident nor deemed to be resident in Canada for purposes of the Income Tax Act (Canada), (ii) deals at arm's length, within the meaning of the Tax Act (Canada), with Cascades and (iii) does not use or hold, and is not deemed to use or hold, the outstanding restricted notes in carrying on a business in Canada.

        Similarly, under such laws and administrative practice, we are not required to withhold tax from interest paid on the principal of the outstanding restricted notes or exchange notes, or from any premium or principal paid on such outstanding restricted notes, to any holder who (i) is neither resident nor deemed to be resident in Canada for purposes of the Tax Act (Canada), (ii) deals at arm's length, within the meaning of the Tax Act (Canada), with Cascades and (iii) does not use or hold, and is not deemed to use or hold, the outstanding restricted notes in carrying on a business in Canada.

        Under the Tax Act (Canada), no other taxes on income, including taxable capital gains, are payable in respect of the holding, redemption or disposition of exchange notes by holders who are neither resident nor deemed to be resident in Canada for purposes of the Tax Act (Canada) and who do not use or hold and are not deemed to use or hold the exchange notes in carrying on business in Canada for the purposes of the Tax Act (Canada).

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding restricted notes where the outstanding restricted notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with these resales. In addition, until            , 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any of these resales of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding restricted notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding restricted notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Jones Day, New York, New York, will pass upon certain legal matters under U.S. federal, New York and Delaware law for us regarding the exchange notes. Goulston & Storrs, PC, Boston, Massachusetts, will pass upon certain legal matters under Massachusetts law for us regarding the exchange notes. Manning, Fulton & Skinner, P.A., Raleigh, North Carolina, will pass upon certain legal matters under North Carolina law for us regarding the exchange notes. Bass, Berry & Sims PLC, Nashville, Tennessee, will pass upon certain legal matters under Tennessee law for us regarding the exchange notes. Fraser Milner Casgrain LLP, Montreal, Québec, will pass upon certain legal matters under Canadian law for us regarding the exchange notes. Robert F. Hall, our Vice President, Legal Affairs and Corporate Secretary is a former partner of Fraser Milner Casgrain LLP.

EXPERTS

        The consolidated financial statements of Cascades Inc. as of December 31, 2004 and 2003 for each of the years in the three-year period ended December 31, 2004, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a company existing under the laws of the Province of Québec. Most of our directors and officers, and certain of the experts named herein, are not residents of the United States, and a substantial portion of our assets are located outside the United States. We have appointed an agent for service of process in the United States but it may be difficult for holders of notes or exchange notes to effect service within the United States upon our directors, officers and experts, or to realize against them upon judgments of courts of the United States predicated on civil liability under U.S. federal securities laws. We have been advised by our Canadian counsel, Fraser Milner Casgrain LLP, that a monetary judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus, which is a part of the registration statement, does not contain all the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on our company and the exchange notes we are offering, you should review the registration statement. We file reports and other information with the Securities and Exchange Commission. These reports, the registration statement and other information are or will be available after filing for reading and copying at the SEC Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains the registration statement and the reports and other information that we file electronically with the SEC. As a foreign private issuer, however, we are exempt from the rule under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the short swing profit recovery provisions of Section 16 of the Exchange Act.

        We file annual, quarterly and current reports, proxy statements and other information with the Autorité des marchés financiers, which performs the regulatory functions previously undertaken by the Québec Securities Commission, and the other securities commissions throughout Canada. You may inspect copies of such materials at the public reference room maintained by the Autorité des marchés financiers, located at 800 Square Victoria, 22nd Floor, Stock Exchange Tower, Montreal, Québec, H4Z 1G3. Please call the Autorité des marchés financiers at (514) 395-0337 for more information on the public reference room. You can also find information on the website maintained through the System for Electronic Document Analysis and Retrieval (the SEDAR system) at http://www.sedar.com. Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of the Toronto Stock Exchange located at 130 King Street West, 3rd Floor, Toronto, Ontario, M5X 1J2.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to in this prospectus, or any of the other documents that we have filed with the Autorité des marchés financiers or the Toronto Stock Exchange or otherwise referred to in this prospectus, other than the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

  Cascades Inc.
  404 Marie-Victorin Blvd.
  P.O. Box 30
  Kingsey Falls, Québec,
  Canada J0A 1B0
  Attention: Robert F. Hall

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Cascades Inc.
Report of Independent Accountants	F-2
Comment by Auditors for U.S Readers on Canada-U.S. Reporting Difference	F-3
Consolidated Balance Sheets as at December 31, 2004 and 2003	F-4
Consolidated Statements of Retained Earnings for the Years Ended December 31, 2004, 2003 and 2002	F-5
Consolidated Statements of Earnings for the Years Ended December 31, 2004, 2003 and 2002	F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002	F-7
Segmented Information	F-8
Notes to Consolidated Financial Statements	F-15
Unaudited Interim Consolidated Financial Statements
Unaudited Consolidated Balance Sheet as of March 31, 2005	F-73
Unaudited Consolidated Statements of Retained Earnings for the three months ended March 31, 2005 and 2004	F-74
Unaudited Consolidated Statements of Earnings for the three months ended March 31, 2005 and 2004	F-75
Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004	F-76
Unaudited Segmented Information	F-77
Notes to Unaudited Interim Consolidated Financial Statements	F-80

Report of Independent Accountants

To the Board of Directors of Cascades Inc.

        We have audited the accompanying consolidated balance sheets of Cascades Inc. (the "Company") as at December 31, 2004 and 2003 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

 Chartered Accountants

Montreal, Canada
February 24, 2005

Comments by Auditors for U.S. Readers
on Canada-U.S. Reporting Differences

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company's financial statements, such as the change described in note 2 to the consolidated financial statements. Our report to the Board of Directors dated February 24, 2005 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montreal, Canada
February 24, 2005

Cascades Inc.
Consolidated Balance Sheets

As at December 31, 2004 and 2003

(in millions of Canadian dollars)

	Note	2004	2003
Assets
Current assets
Cash and cash equivalents		30	27
Accounts receivable		527	494
Inventories	6	559	501

		1,116	1,022
Property, plant and equipment	7	1,700	1,636
Other assets	8	215	186
Goodwill	8	113	83

		3,144	2,927

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances		47	43
Accounts payable and accrued liabilities		509	453
Current portion of long-term debt	9	58	18

		614	514
Long-term debt	9	1,168	1,092
Other liabilities	10	303	265

		2,085	1,871

Shareholders' equity
Capital stock	11	265	264
Retained earnings		783	778
Cumulative translation adjustments	21	11	14

		1,059	1,056

		3,144	2,927

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Consolidated Statements of Retained Earnings

For the three-year period ended December 31, 2004

(in millions of Canadian dollars)

	Note	2004	2003	2002
Balance—Beginning of year		778	749	594
Net earnings for the year		23	55	169
Dividends on common shares		(13)	(13)	(10)
Dividends on preferred shares		—	(1)	(1)
Excess of common share redemption price over paid-up capital	11 d)	(5)	(2)	(3)
Excess of redemption price of preferred shares of a subsidiary over recorded capital	11 b)	—	(10)	—

Balance—End of year		783	778	749

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Consolidated Statements of Earnings

For the three-year period ended December 31, 2004

(in millions of Canadian dollars)

	Note	2004	2003	2002
			(note 4)	(note 4)
Sales		3,254	2,995	3,118

Cost of sales and expenses
Cost of sales (exclusive of depreciation shown below)	17 c)	2,691	2,463	2,414
Selling and administrative expenses		313	294	289
Impairment loss on property, plant and equipment	14	18	—	—
Loss (gain) on derivative financial instruments	15	(2)	1	—
Unusual losses (gains)	13	(4)	—	4
Depreciation and amortization		159	143	137

		3,175	2,901	2,844

Operating income from continuing operations		79	94	274
Interest expense	17 b)	76	80	69
Foreign exchange gain on long-term debt		(18)	(72)	—
Loss on long-term debt refinancing		1	22	—

		20	64	205
Provision for income taxes	16	2	10	60
Share of results of significantly influenced companies	12	(2)	3	(22)
Share of earnings attributed to non-controlling interests		—	—	1

Net earnings from continuing operations		20	51	166
Net earnings from assets held for sale	4	3	4	3

Net earnings for the year		23	55	169

Basic net earnings from continuing operations per common share		0.25	0.61	2.04

Basic net earnings per common share	11 e)	0.28	0.66	2.07

Diluted net earnings per common share	11 e)	0.28	0.66	2.05

Weighted average number of common shares outstanding during the year		81,678,884	81,720,379	81,482,507

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Consolidated Statements of Cash Flows

For the three-year period ended December 31, 2004

(in millions of Canadian dollars)

	Note	2004	2003	2002
			(note 4)	(note 4)
Operating activities from continuing operations
Net earnings from continuing operations		20	51	166
Adjustments for
Impairment loss on property, plant and equipment		18	—	—
Amortization of transitional deferred unrealized gain		(2)	—	—
Unusual losses (gains)		(4)	—	4
Depreciation and amortization		159	143	137
Foreign exchange gain on long-term debt		(18)	(72)	—
Loss on long-term debt refinancing		1	22	—
Future income taxes		(20)	(1)	13
Share of results of significantly influenced companies		(2)	3	(22)
Share of earnings attributed to non-controlling interests		—	—	1
Others		6	12	8

		158	158	307
Changes in non-cash working capital components	17 a)	(2)	(32)	23

		156	126	330

Investing activities from continuing operations
Purchases of property, plant and equipment		(129)	(121)	(128)
Purchases of other assets		(9)	(13)	(21)
Business acquisitions, net of cash acquired	5 a)	(120)	(31)	(127)
Business disposal, net of cash disposed	5 b)	14	—	4

		(244)	(165)	(272)

Financing activities from continuing operations
Bank loans and advances		3	(50)	—
Issuance of senior notes, net of related expenses		156	974	—
Change in revolving credit facilities, net of related expenses		(8)	155	—
Increase in other long-term debt		10	52	77
Payments of other long-term debt		(49)	(1,052)	(113)
Premium paid on redemption of long-term debt		(1)	(16)	—
Non-controlling interests		—	—	(7)
Net proceeds from issuances of shares		2	2	3
Redemption of common shares and preferred shares of a subsidiary	11 b) d)	(7)	(20)	(3)
Dividends		(13)	(14)	(11)

		93	31	(54)

Change in cash and cash equivalents during the year from continuing operations		5	(8)	4
Change in cash and cash equivalents from assets held for sale	4	—	—	—

Change in cash and cash equivalents during the year		5	(8)	4
Translation adjustments on cash and cash equivalents		(2)	(3)	3
Cash and cash equivalents—Beginning of year		27	38	31

Cash and cash equivalents—End of year		30	27	38

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Segmented Information

For the three-year period ended December 31, 2004

(in millions of Canadian dollars)

The Company's operations are organized into and managed by three segments: packaging products, tissue papers and fine papers. The classification of these operating segments is based on the primary operations of the main subsidiaries and joint ventures of the Company.

        The Company analyzes the performance of its operating segments based on their operating income before depreciation and amortization, which is not a measure of performance under Canadian generally accepted accounting principles ("Canadian GAAP"); however, chief operating decision-makers use this performance measure for assessing the operating performance of their reportable segments. Earnings for each segment are prepared on the same basis as those of the Company. Intersegment operations are recorded on the same basis as sales to third parties, which is at fair market value.

Cascades Inc.

Segmented Information (Continued)

For the three-year period ended December 31, 2004

(in millions of Canadian dollars) (Continued)

Sales of the Company presented by the reportable segments are as follows:

Sales	Note	2004	2003	2002
			(note 2 d)	(note 2 d)
Packaging products
Boxboard
Manufacturing		705	727	760
Converting		513	292	263
Eliminations and others		13	7	2

		1,231	1,026	1,025
Containerboard(1)
Manufacturing		344	340	374
Converting		489	480	488
Eliminations and others		(200)	(191)	(204)

		633	629	658
Specialty products		509	484	477
Eliminations		(44)	(38)	(40)

		2,329	2,101	2,120

Tissue papers
Manufacturing and converting		665	620	663
Distribution(2)		87	89	88
Eliminations		(35)	(23)	(24)

		717	686	727

Fine papers
Manufacturing		373	380	440
Distribution(2)		409	417	427
Eliminations		(68)	(63)	(65)

		714	734	802

Eliminations		(68)	(72)	(58)

Assets held for sale	4	(438)	(454)	(473)

Total		3,254	2,995	3,118

(1)
The Company's containerboard sub-segment consists entirely of its interest in Norampac Inc. ("Norampac"), a joint venture.

(2)
Some or all of these sub-segments represent assets held for sale (see note 4).

Cascades Inc.

Segmented Information (Continued)

For the three-year period ended December 31, 2004

(in millions of Canadian dollars) (Continued)

        The operating income before depreciation and amortization from continuing operation and the depreciation and amortization from continuing operation of the Company presented by the reportable segments are as follows:

Operating income before depreciation and amortization and operating income from continuing operation	Note	2004	2003	2002
Packaging products
Boxboard
Manufacturing		19	37	79
Converting		45	15	7
Others		3	3	3

		67	55	89
Containerboard(1)
Manufacturing		25	18	47
Converting		54	52	50
Others		8	11	9

		87	81	106
Specialty products		24	38	49

		178	174	244

Tissue papers
Manufacturing and converting		74	72	130
Distribution(2)		2	1	6

		76	73	136

Fine papers
Manufacturing		(10)	(5)	27
Distribution(2)		7	11	10

		(3)	6	37

Corporate		(4)	(3)	3

Assets held for sale	4	(9)	(13)	(9)

Operating income before depreciation and amortization from continuing operations		238	237	411
Depreciation and amortization
Boxboard		(64)	(49)	(49)
Containerboard		(38)	(37)	(37)
Specialty products		(20)	(21)	(19)
Tissue papers		(36)	(36)	(32)
Fine papers		(11)	(11)	(11)
Corporate and eliminations		8	9	9
Assets held for sale	4	2	2	2

		(159)	(143)	(137)

Operating income from continuing operations		79	94	274

(1)
The Company's containerboard sub-segment consists entirely of its interest in Norampac, a joint venture.

(2)
Some or all of these sub-segments represent discontinued operations (see note 4).

Segmented Information (Continued)

For the three-year period ended December 31, 2004

(in millions of Canadian dollars) (Continued)

Purchases of property, plant and equipment of the Company presented by the reportable segments are as follows:

Purchases of property, plant and equipment	2004	2003	2002
Packaging products
Boxboard
Manufacturing	22	19	18
Converting	20	10	7
Others	6	5	3

	48	34	28
Containerboard(1)
Manufacturing	13	14	18
Converting	15	13	10
Others	2	2	—

	30	29	28
Specialty products	16	19	20

	94	82	76

Tissue papers
Manufacturing and converting	20	25	31
Distribution(2)	1	—	—

	21	25	31

Fine papers
Manufacturing	10	7	16
Distribution(2)	—	1	1
Others	—	2	—

	10	10	17

Corporate	5	5	5

Assets held for sale	(1)	(1)	(1)

Total	129	121	128

(1)
The Company's containerboard sub-segment consists entirely of its interest in Norampac, a joint venture.

(2)
Some or all of these sub-segments represent assets held for sale (see note 4).

Cascades Inc.

Segmented Information (Continued)

For the three-year period ended December 31, 2004

(in millions of Canadian dollars) (Continued)

        Identifiable assets and goodwill of the Company presented by the reportable segments are as follows:

Identifiable assets	2004	2003
Packaging products
Boxboard	997	946
Containerboard(1)	744	717
Specialty products	438	390

	2,179	2,053
Tissue papers	552	546
Fine papers	369	363
Corporate	190	114
Consolidation revaluation(2)	(178)	(192)
Intersegment eliminations	(51)	(51)

	3,061	2,833
Investments	83	94

Total	3,144	2,927

Goodwill	2004	2003
Packaging products
Boxboard	27	5
Containerboard(1)	106	99
Specialty products	7	7

	140	111
Tissue papers	10	10
Fine papers	4	4
Consolidation revaluation(3)	(41)	(42)

Total	113	83

(1)
The Company's Containerboard sub-segment consists entirely of its interest in Norampac, a joint venture.

(2)
Consolidation revaluation includes adjustments of assets resulting from business acquisitions. It also includes the required adjustments resulting from the creation of Norampac, consisting mainly of reduction in property, plant and equipment and goodwill. The following table details the components of the consolidation revaluation relating to identifiable assets:

	2004	2003
Privatization of subsidiaries(a)	(44)	(48)
Creation of Norampac(b)	(75)	(80)
Creation of Norampac(c)	(45)	(50)
Others	(14)	(14)

	(178)	(192)

(a)
Represents the impact of the privatization of certain subsidiaries of the Company on December 31, 2000. The adjustment also reflects the accounting impact of the privatization of Cascades S.A. in 2002.

(b)
With respect to the creation of Norampac, the assets and liabilities that were contributed by the Company and Domtar Inc., the Company's joint venture partner in Norampac, were recorded at their fair market value. However, upon proportionate consolidation of the joint venture, the Company reduced its portion of the contributed assets and liabilities to their original carrying value.

(c)
A portion of the gain realized on the creation of Norampac was recognized against property, plant and equipment and goodwill. The net book value of the deferred gain allocated against goodwill was $22 million. For the years ended December 31, 2004 and 2003, the net book value of the deferred gain allocated against goodwill was $16 million and $17 million, respectively.

(3)
The amounts shown for identifiable assets include a reduction of goodwill for the years ended December 31, 2004 and 2003 amounting to $41 million and $42 million, respectively, which are shown separately in the table above under goodwill.

        Sales, property, plant and equipment and goodwill of the Company presented by the geographic segments are as follows:

	Note	2004	2003	2002
By geographic segment
Sales
Operations located in Canada
Within Canada		1,571	1,660	1,747
To the United States		555	540	636
Offshore		54	51	47

		2,180	2,251	2,430

Operations located in United States
Within the United States		833	614	596
To Canada		94	36	20
Offshore		31	—	2

		958	650	618

Operations located in Europe
Within Europe		496	461	460
To the United States		5	8	10
To other countries		53	77	71

		554	546	541

Operations located in Mexico		—	2	2

Assets held for sale
Operations located in Canada	4	(438)	(454)	(473)

Total		3,254	2,995	3,118

	2004	2003
Property, plant and equipment
Canada	993	1013
United States	476	399
Europe	231	224

Total	1,700	1,636

	2004	2003
Goodwill
Canada	61	60
United States	52	23

Total	113	83

Cascades Inc.

Notes to Consolidated Financial Statements

For the three-year period ended December 31, 2004

(tabular amounts in millions of Canadian dollars, except per share amounts)

1    Accounting policies

Basis of presentation

        The consolidated financial statements have been prepared in accordance with Canadian GAAP and include the significant accounting policies listed below.

Basis of consolidation

        The consolidated financial statements include the accounts of the Company and its subsidiaries. They also include the portion of the accounts of the joint ventures accounted for through the proportionate consolidation method. Investments in significantly influenced companies are accounted for using the equity method.

Use of estimates

        The preparation of financial statements in conformity with Canadian GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements and disclosure of contingencies at the balance sheet date, as well as the reported amounts of revenues and expenses during the reporting period. On a regular basis and with the available information, management reviews its estimates including those related to environmental costs, useful life of property, plant and equipment, impairment of long-term assets, goodwill and pension plans. Actual results could differ from those estimates. When adjustments become necessary, they are reported in earnings in the period in which they are known.

Revenue recognition

        The Company recognizes its sales when persuasive evidence of an arrangement exits, goods are shipped, significant risks and benefits of ownership are transferred, price is fixed and determinable and the collection of the resulting receivable is reasonably assured.

Fair market value of financial instruments

        The Company estimates the fair market value of its financial instruments based on current interest rates, market value and current pricing of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of these financial instruments, especially those with current maturities such as cash and cash equivalents, accounts receivable, bank loans and advances, accounts payable and accrued liabilities, approximates their fair market value.

Derivative financial instruments

        The Company uses derivative financial instruments in the management of its foreign currency, commodity and interest rate exposures. Except for certain interest rate swap agreements, the Company's policy is not to utilize derivative financial instruments for trading or speculative purposes.

        The Company documents relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking derivatives to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also assesses whether the derivatives that are used in hedging transactions are effective in offsetting changes in fair values or cash flows of hedged items.

        Foreign exchange forward contracts designated as hedging instruments    In order to reduce the potential adverse effects of currency fluctuation, the Company enters into various foreign exchange forward contracts. Realized and unrealized gains and losses on these derivative financial instruments used to hedge anticipated sales, purchases or interest expenses denominated in foreign currencies are recognized as an adjustment of sales, cost of sales or interest expenses when the underlying sale, purchase or interest expense is recorded.

        Foreign exchange forward contracts and currency options not designated as hedging instruments    Foreign exchange forward contracts and currency options not designated as hedging instruments are recorded at fair value. The fair value of these instruments is reviewed periodically and the resulting gains and losses are reported to earnings.

        Commodity contracts designated as hedging instruments    The Company uses certain swaps and forward contracts on commodity in order to fix the price for nominal quantities of certain raw materials or finished goods to reduce the adverse effects of changes in raw material costs and sales prices of finished goods. Realized and unrealized gains and losses arising from these contracts are recognized in sales or cost of sales when the sale or purchase of the underlying commodity is recorded.

        Commodity contracts not designated as hedging instruments    The Company also uses swaps and forward contracts on commodity that are not designated as hedging instruments. These instruments are recorded at fair value. The fair value of these contracts is reviewed periodically and the resulting gains and losses are reported to earnings.

        Interest rate swap agreement designated as an hedging instrument    The Company enters into interest rate swap agreements in order to hedge the changes in fair value of a portion of its long-term debt. Interest expense on the debt is adjusted to include the payments made or received under the interest rate swaps.

        Interest rate swap agreements not designated as hedging instruments    These interest rate swap agreements require the exchange of interest payments without actual exchange of the notional amount on which the payments are based. The Company adjusts the interest expense on the debt to include payments made or received under the interest rate swap agreements. These instruments are accounted for at fair value and resulting gains or losses are included in earnings under Selling and administrative expenses.

        Others    Realized and unrealized gains or losses associated with derivative financial instruments, which have been terminated or cease to be effective prior to maturity, are deferred under current or long-term assets or liabilities and recognized in earnings in the period in which the underlying original hedged transaction is recognized. In the event a designated hedged item is sold, extinguished or matures prior to the termination of the related derivative financial instrument, any realized or unrealized gain or loss on such derivative financial instrument is recognized in earnings.

        Derivative financial instruments which are not designated as hedges or have ceased to be effective prior to maturity are recorded at their estimated fair values under current or long-term assets or liabilities with changes in their estimated fair values recorded in earnings. Estimated fair value is determined using pricing models incorporating current market prices and the contractual prices of the underlying instruments, the time value of money and yield curves.

Cash and cash equivalents

        Cash and cash equivalents include cash on hand, bank balances and short-term liquid investments with original maturities of three months or less.

Inventories

        Inventories of finished goods are valued at the lower of average production cost and net realizable value. Inventories of raw materials and supplies are valued at the lower of cost and replacement value. Cost of raw materials and supplies is determined using the average cost and the first-in, first-out methods respectively.

Property, plant and equipment, depreciation and amortization

        Property, plant and equipment are recorded at cost, including interest incurred during the construction period of certain property, plant and equipment. Depreciation and amortization are calculated on a straight-line basis at annual rates varying from 3% to 5% for buildings, 5% to 10% for machinery and equipment, and 15% to 20% for automotive equipment, determined according to the estimated useful life of each class of property, plant and equipment.

Grants and investment tax credits

        Grants and investment tax credits are accounted for using the cost reduction method and are amortized to earnings as a reduction of depreciation and amortization, using the same rates as those used to amortize the related property, plant and equipment.

Other investments

        Other investments are recorded at cost except when there is a decline in value which is other than temporary, in which case they are reduced to their estimated net realizable value.

Goodwill

        The Company assesses periodically whether a provision for impairment in the value of goodwill is required. This is accomplished mainly by determining whether projected discounted future cash flows exceed the net book value of goodwill of the respective business units. Goodwill is tested for impairment annually on December 31 or when an event or circumstance occurs that could potentially result in a permanent decline in value.

Impairment of long-lived assets

        Long-lived assets are reviewed for impairment upon the concurrence of events or changes in circumstances indicating that the carrying value of the asset may not be recoverable, as measured by comparing their net book value to the estimated undiscounted future cash flows generated by their use. Impaired assets are recorded at fair value, determined principally using discounted future cash flows expected from their use and eventual disposition.

Deferred charges

        Deferred charges are recorded at cost and include, in particular, the issuance costs of long-term debt, which are amortized on a straight-line basis over the anticipated period of repayment of the respective debt, and start-up costs which are amortized on a straight-line basis over a period of three to five years from the end of the start-up period.

Environmental costs

        Environmental expenditures are expensed or capitalized depending upon their future economic benefit. Expenditures incurred to prevent future environmental contamination are capitalized and amortized on a straight-line basis at annual rates varying from 5% to 10%. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. A provision for environmental costs is recorded when it is probable that a liability has been incurred and the costs can be reasonably estimated.

Asset retirement obligations

        Asset retirement obligations are recognized, at fair value, in the period in which the Company incurred a legal obligation associated to the retirement of an asset. The associated costs are capitalized as part of the carrying value of the related asset and depreciated over its remaining useful life. The liability is accreted using a credit adjusted risk free interest rate of the Company.

Employee future benefits

        The Company offers funded and non-funded defined benefit pension plans, some defined contribution pension plans, and group registered retirement savings plans("RRSPs") that provide retirement benefit payments for most of its employees. The defined benefit pension plans are usually contributory and are based on the number of years of service and, in most cases, based on the average gains at the end of career. Retirement benefits are in some cases, partially adjusted, based on inflation. The Company also provides to its employees complementary retirement benefit plans and other post-employment benefit plan, such as group life insurance and medical and dental care plans. However, these benefits, other than pension plans, are not funded.

        The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method pro-rated on years of service and management's best estimate of expected plan investment performance, salary escalations, retirement ages of employees and expected health care costs. The accrued benefit obligation is evaluated using the market interest rate at the evaluation date.

        For the purpose of calculating the expected return on plan assets, those assets are valued at fair value. Past service costs arising from a plan amendment are amortized on a straight-line basis over the average remaining service period of the group of employees active at the date of the amendment. The excess of the net actuarial gain or loss over the greater of (a) 10% of the accrued benefit obligation at the beginning of the year and (b) 10% of the fair value of plan assets at the beginning of the year, is amortized over the average remaining service period of active employees, which may vary from 8 to 19 years (weighted average of 13 years) in 2004 depending on the plan (2003—8 to 19 years (weighted average of 13 years)).

        When restructuring a plan causes a curtailment and a settlement at the same time, the curtailment is accounted for before the settlement.

        The measurement date of most of the retirement benefit plans is December 31 of every year. An actuarial evaluation is performed at least every three years. The last evaluation took place on December 31, 2003 for almost half of the plans and on December 31, 2002 for most of the other plans.

Income taxes

        The Company uses the liability method in accounting for income taxes. According to this method, future income taxes are determined using the difference between the accounting and tax bases of assets and liabilities. Future income tax assets and liabilities are measured using substantively enacted tax rates in effect in the year in which these temporary differences are expected to be recovered or settled. Future income tax assets are recognized when it is more likely than not that the assets will be realized.

Foreign currency translation

        Foreign currency transactions    Transactions denominated in foreign currencies are recorded at the rate of exchange prevailing at the transaction date. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange prevailing at the balance sheet date. Gains and losses related to the portion of the long-term debt designated as a hedge of the net investment of the Company in self-sustaining foreign operations are recorded in cumulative translation adjustments net of related income taxes. Unrealized gains and losses on translation of other monetary assets and liabilities are reflected in the determination of the net results for the year.

        Foreign operations    The Company's foreign operations are defined as self-sustaining. The assets and liabilities of these operations are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet date. Revenues and expenses are translated at the average exchange rate for the year. Translation gains and losses are deferred and shown as a separate component of shareholders' equity as cumulative translation adjustments.

Stock-based compensation

        The Company applies the fair value method of accounting for stock-based compensation awards granted to officers and key employees. This method consists of recording expenses to earnings based on the vesting period of the options granted. The fair value is calculated based on the Black-Scholes option pricing model. This model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. When stock options are exercised, any consideration paid by employees is credited to capital stock.

Amounts per common share

        Amounts per common share are determined using the weighted average number of common shares outstanding during the year. Diluted amounts per common share are determined using the treasury stock method to evaluate the dilutive effect of stock options, convertible instruments and equivalents, when applicable. Under this method, instruments with a dilutive effect, basically when the average market price of a share for the period exceeds the exercise price, are considered to have been exercised at the beginning of the period and the proceeds received are considered to have been used to redeem common shares of the Company at the average market price for the period.

2    Changes in accounting policies

New accounting standards adopted

        a)    Employee future benefits    On June 30, 2004, the Company adopted prospectively the new recommendations of the Canadian Institute of Chartered Accountants ("CICA") regarding employee future benefits that require additional disclosure about the assets, cash flows and net periodic cost of defined benefit pension plans and other employee future benefit plans. Refer to note 18 regarding the additionnal disclosure requirements.

        b)    Hedging relationships    On January 1, 2004, the Company adopted prospectively Accounting Guideline 13 ("AcG-13") regarding hedge accounting. In compliance with the criteria required by AcG-13, hedge accounting requires the Company to document the risk management strategy used. Upon executing a hedging contract, management documents the hedged item, namely asset, liability or anticipated transaction, the characteristics of the hedging instrument used and the selected method of assessing effectiveness. The current accounting policy will be maintained for hedging relationships deemed to be effective at January 1, 2004. Consequently, realized and unrealized gains and losses on hedges will continue to be deferred until the hedged item is realized so as to allow matching of the designations in the statement of earnings. Hedge accounting was applied as at January 1, 2004 for hedging relationships existing as at December 31, 2003 that satisfied the conditions of AcG-13. Hedging relationships existing as at December 31, 2003 that did not satisfy the conditions of AcG-13 were recorded at fair value as at January 1, 2004, resulting in an increase in assets of $3.7 million and in liabilities of $0.1 million. The related unrealized gain of $3.6 million was deferred and presented under other liabilities on the balance sheet.

        c)     Asset retirement obligations    On January 1, 2004, the Company adopted retroactively, without prior period restatement, the new recommendations of the CICA relating to asset retirement obligations. This standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The application of this standard did not have any significant impact on the financial position or results of operations of the Company.

        d)    Generally accepted accounting principles    On January 1, 2004, the Company adopted retroactively with prior period restatement CICA Section 1100, "Generally Accepted Accounting Principles", and Section 1400, "General Standards for Financial Statement Presentation." Section 1100 clarifies the relative authority of various accounting pronouncements and other sources of guidance within GAAP, whereas Section 1400 clarifies what constitutes a fair presentation in accordance with GAAP. In addition, under Section 1100, industry practice no longer plays a role in establishing GAAP. As a result, the cost of delivery, which had been subtracted from sales in accordance with industry practice, is no longer subtracted from sales, but rather is included in cost of goods sold. The cost of delivery for the year ended December 31, 2004, 2003 and 2002 amounted to $217 million, $208 million and $207 million respectively and have been included in the cost of good sold resulting, in the restatement of the comparative figures of 2003 and 2002.

        e)     Impairment of long-lived assets    On January 1, 2004, the Company adopted new CICA Handbook Section 3063, "Impairment of Long-lived Assets." Section 3063 provides accounting guidance for the recognition, measurement and disclosure of impairment of long-lived assets, including property, plant and equipment and intangible assets with finite useful lives. Section 3063 requires the recognition of an impairment loss for a long-lived asset when events or changes in circumstances cause its carrying value to exceed the total undiscounted future cash flows expected from its use and eventual disposition. The impairment loss is calculated by deducting the fair value of the asset from its carrying value. This change in accounting policy has been applied prospectively and had no impact on the Company's financial statements on January 1, 2004.

        f)     Guarantees    On January 1, 2003, the Company adopted prospectively the new guideline of the CICA regarding the disclosure of guarantees. Under this new guideline, entities are required to disclose key information about certain types of guarantee contracts that require payments contingent on specified types of future events. Disclosures include the nature of the guarantee, how it arose, the events or circumstances that would trigger performance under the guarantee, maximum potential future payments under the guarantee, the carrying amount of the related liability and information about recourse or collateral. Note 19(b) provides the required disclosure.

        g)     Long-lived assets and discontinued operations    The Company adopted prospectively the new guideline of the CICA regarding the disposal of long-lived assets and discontinued operations, which applies to disposal activities initiated on or after May 1, 2003. This new section sets standards for recognition, measurement, presentation and disclosure of the disposal of long-lived assets. It also sets standards for the presentation and disclosure of discontinued operations. The adoption of this standard did not impact the financial statements.

New accounting standards not yet adopted

        h)    Variable interest entities    In June 2003, the CICA issued Accounting Guideline 15 ("AcG-15"), "Consolidation of variable interest entities." The new guideline requires companies to identify variable interest entities in which they have an interest to determine whether they are the primary beneficiary of such entities and, if so, to consolidate them. A variable interest entity is defined as an entity in which the equity is not sufficient to permit that entity to finance its activities without external support, or the equity investors lack either voting control and obligation to absorb future losses or the right to receive future returns. At the end of 2003, the CICA announced the deferral of the effective date of AcG-15 as it expects to make certain amendments. Previously, AcG-15 was to be effective for interim and annual periods starting on or after January 1, 2004. It will be effective for interim and annual periods beginning on or after November 1, 2004. The application of this standard will not have any material impact on the financial position or results of operations of the Company.

        i)     Financial instruments, hedges, equity and comprehensive income    In January 2005, the CICA published four new sections: Section 1530, "Comprehensive Income;" Section 3251, "Equity;" Section 3855, "Financial Instruments—Recognition and Measurement," and Section 3865, "Hedges." These new standards regarding recognition and measurement of financial instruments, hedging and comprehensive income have been created to harmonize with the generally accepted accounting policies already used in the United States (U.S. GAAP). These new standards have to be adopted by the Company at the latest for the period beginning January 1, 2007, but early adoption is encouraged. The Company is presently evaluating the impact of these new standards.

3    Measurement uncertainty

        The Company evaluates the net book value of its long-lived assets when events or changes in circumstances indicate that the net book value of the assets may not be recoverable. To evaluate long-lived assets, the Company determines if the undiscounted future cash flows of operating activities exceed the net book value of the assets at the valuation date. Estimate of future cash flows and fair value are based on judgment and could change.

        During the fourth quarter of 2004, the Company performed an impairment test on long-lived assets of certain operating units due to their operating loss for the current period.

        According to the results of the impairment tests performed, it is not necessary to record an impairment loss for these operating units with the exception of the impairment loss on property, plant and equipment disclosed in note 14. However, given the sensitivity of certain key assumptions used, such as exchange rates, selling prices and costs of raw materials, there is a measurement uncertainty regarding of certain operating units because it is reasonably possible that variations of future conditions could require a change in the stated amount of the long-lived assets when new impairment tests will be prepared.

4    Assets held for sale

        During the fourth quarter of 2004, the Company decided to initiate a divestiture plan for its distribution activities in the Fine papers and Tissue papers segments. Consequently, the assets, liabilities, earnings and cash flows from these activities for the current period and for all comparative periods, are classified as assets held for sale. The comparative financial information of 2003 and 2002 has been restated to reflect this change. Financial information relating to these assets held for sale is as follows:

	2004	2003	2002
Condensed balance sheet
Current assets	126	126
Long-term assets	9	12
Current liabilities	29	31
Condensed statement of earnings
Sales	438	454	473
Depreciation and amortization	2	2	2
Operating income	7	11	7
Interest expenses	3	3	3
Income taxes	1	4	1
Net earnings from assets held for sale	3	4	3
Net earnings per share from assets held for sale	0.03	0.05	0.03
Condensed statement of cash flows
Cash flows from operating activities	1	14	(5)
Cash flows from investing activities	(1)	(1)	(5)
Cash flows from financing activities	—	(13)	10

5    Business acquisitions and disposal

        a)    2004 acquisitions    On February 18, 2004 and June 3, 2004, the Company acquired the 50% interest held by its partners in Cascades Sonoco S.A. for a nil amount and in Greenfield SAS for a cash consideration of $2 million (€1.5 million). On March 11, 2004, the Company acquired the assets of a tissue mill located in Memphis, Tennessee, from American Tissue or affiliates thereof, for a cash consideration of $15 million (US$11.4 million). On April 2, 2004, a joint venture of the Company acquired the shares of Johnson Corrugated Products Corp., a corrugated products plant in Thompson, Connecticut, for an approximate cash consideration of $15 million (US$11.7 million). The Company's 50% share of the purchase price amounted to $8 million (US$5.9 million). On June 11, 2004, a joint venture of the Company acquired the non-controlling interest of its subsidiary for a cash consideration of $14 million. The Company's 50% share of the purchase price amounted to $7 million.

        On August 24, 2004, the Company acquired the remaining outstanding shares (50%) of Dopaco Inc., a U.S. producer of packaging products for the quick service restaurant industry, for an approximate consideration of $139 million (US$106.5 million), of which $82 million (US$63 million) has been paid in cash at the closing date and a balance estimated at $57 million (US$43.5 million) will be payable in May 2005 based on a financial formula. The balance sheet and results of Dopaco, Inc. are fully consolidated since that date. On August 27, 2004, a joint venture of the Company acquired the assets of AIM Corrugated Container Corp., a corrugated products plant in Lancaster, New York, for an approximate cash consideration of $21 million (US$16 million). The Company's 50% share of the purchase price amounted to $10 million (US$8 million).

        2003 acquisitions    On March 6, 2003, the Company acquired 50% of the assets of La Compagnie Greenfield S.A. as part of its packaging products group for $0.6 million (€0.3 million). On April 14, 2003, a joint venture of the Company acquired a corrugated products converting plant as part of its packaging products group, located in Schenectady, New York. The aggregate purchase price, subject to certain adjustments, was $32 million (US$22 million) and comprised $20 million (US$14 million) in cash and all the operating assets of its Dallas-Fort Worth, Texas plant valued at $12 million (US$8 million). The Company's 50% share in the cash portion of the purchase price amounted to $10 million (US$7 million).

        On October 1, 2003, the Company increased its investment in Dopaco, Inc. from 40% to 50%, for a consideration of $17 million (US$12.4 million). The balance sheet and results of Dopaco, Inc. have been proportionally consolidated since October 1, 2003.

        On December 22, 2003, the Company completed the acquisition of all shares in Scierie P. H. Lemay Itée, a Canadian company operating a sawing and a planing plant, for a consideration of $3 million. Prior to this transaction, the Company had a 50% holding in that company.

        2002 acquisitions    On January 2, 2002, one of the Company's joint ventures increased its investment in Metro Waste Paper Recovery Inc. ("Metro Waste"), another joint venture, in exchange for assets having a net value of $6 million. On January 21, 2002, one of the Company's joint ventures acquired Star Leominster as part of the packaging products segment for $50 million (US$31 million), the Company's share amounting to $25 million (US$15.5 million). On March 27, 2002, the Company acquired converting operations from American Tissue as part of the tissue papers segment for an amount of $30 million (US$19 million). On June 14, 2002, the Company completed the acquisition of two manufacturing units of American Tissue for a consideration of $66 million (US$43 million). Other acquisitions and price adjustments on prior transactions amounted to $10 million including an acquisition realized by the distribution division of Fine Paper group for an amount of $4 million, which is classified as an asset held for sale.

        These acquisitions have been accounted for using the purchase method and the accounts and results of operations of these entities have been included in the consolidated financial statements since their respective dates of acquisition. The following allocations of the purchase prices to the identifiable assets acquired and liabilities assumed resulted in goodwill of $33 million as at December 31, 2004 (2003—$7 million; 2002—$17 million) of which $10 million was already recorded in Dopaco's books at the date of transaction. None of the above-mentioned goodwill is expected to be deductible for tax purposes with the exception of an amount of $5 million as at December 31, 2004 (2003—$4 million). The purchase price allocations presented in the table below for the acquisitions of Dopaco and AIM have not been completed yet mainly with respect to the identification and valuation of other potential intangible assets.

	Dopaco	AIM & Johnson	American Tissue	Others
2004	Packaging products	Packaging products	Tissue papers	Packaging products	Total
Cash and cash equivalents	2	1	—	1	4
Accounts receivable	26	3	—	4	33
Inventories	38	—	—	6	44
Property, plant and equipment	123	8	15	3	149
Customer relationship and client lists	26	—	—	4	30
Goodwill	24	9	—	—	33

	239	21	15	18	293
Accounts payable and accrued liabilities	(27)	(2)	—	(8)	(37)
Long-term debt	(17)	—	—	(3)	(20)
Other liabilities	(46)	(1)	—	2	(45)

	149	18	15	9	191
Less: Investments realized in prior years	(10)	—	—	—	(10)
Less: Balance of purchase price	(57)	—	—	—	(57)

Total consideration	82	18	15	9	124

	Greenfield	Schenectady	Dopaco	Scierie Lemay
2003	Packaging products	Packaging products	Packaging products	Packaging products	Total
Accounts receivable	—	2	19	4	25
Inventories	2	2	27	9	40
Property, plant and equipment	—	11	107	16	134
Other assets	—	—	10	4	14
Goodwill	—	2	4	1	7

	2	17	167	34	220
Bank loans and advances	—	—	—	(5)	(5)
Accounts payable and accrued liabilities	(1)	(1)	(22)	(6)	(30)
Long-term debt	—	—	(14)	(10)	(24)
Other liabilities	—	—	(32)	(3)	(35)

	1	16	99	10	126
Less: Fair market value of assets exchanged	—	(6)	—	—	(6)
Less: Investments realized in prior years	—	—	(82)	(7)	(89)

Total consideration	1	10	17	3	31

2002	American Tissue Tissue papers	Star Leominster Packaging products	Metro Waste Packaging products	Others	Total
Accounts receivable	—	3	2	6	11
Inventories	—	2	—	3	5
Property, plant and equipment	92	9	4	13	118
Other assets	4	—	—	—	4
Goodwill	—	15	2	—	17

	96	29	8	22	155
Accounts payable and accrued liabilities	—	(2)	(2)	(3)	(7)
Other liabilities	—	(2)	—	—	(2)

	96	25	6	19	146
Less: Fair market value of assets exchanged	—	—	(6)	—	(6)
Total compensation paid by assets held for sale	—	—	—	(4)	(4)
Less: Investments realized in prior years	—	—	—	(9)	(9)

Total consideration	96	25	—	6	127

        b)    Disposals    On May 10, 2004, the Company sold the assets of two of its fiberboard panel businesses (packaging products segment) located in Canada for a total consideration of $16 million. Of this transaction price, $14 million was received at closing and $2 million will be received at the latest in 2011. The Company realized a gain of $4 million before related income taxes of $1 million.

        In 2002, the Company sold its retail egg carton operation (packaging products segment) located in Canada for a cash consideration of $4 million, and realized a $5 million losses.

6    Inventories

	2004	2003
Finished goods	284	260
Raw materials	130	104
Supplies	145	137

	559	501

7    Property, plant and equipment

2004	Cost	Accumulated depreciation and amortization	Net
Lands	52	—	52
Buildings	436	140	296
Machinery and equipment	2,491	1,207	1,284
Automotive equipment	52	41	11
Others	72	15	57

	3,103	1,403	1,700

2003	Cost	Accumulated depreciation and amortization	Net
Lands	53	—	53
Buildings	431	129	302
Machinery and equipment	2,271	1,047	1,224
Automotive equipment	53	40	13
Others	51	7	44

	2,859	1,223	1,636

        Property, plant and equipment include assets under capital leases with a cost of $9 million and accumulated amortization of $3 million as at December 31, 2004 (2003—$13 million and $4 million respectively). Other property, plant and equipment include items that are not amortized, such as machinery and equipment in the process of installation with a book value of $28 million

(2003—$23 million), deposits on purchases of property, plant and equipment amounting to $12 million (2003—$2 million) and unused properties, machinery and equipment with a net book value of $10 million (2003—$15 million) which do not exceed their estimated net realizable value.

        Depreciation and amortization of property, plant and equipment amounted to $157 million for the year ended December 31, 2004 (2003—$141 million; 2002—$131 million).

8    Other assets and goodwill

        a)    Other assets are detailed as follows:

	Note	2004	2003
Investments in significantly influenced companies		74	85
Other investments		9	9
Deferred charges	8 c)	38	36
Employee future benefits	18 b)	52	50
Fair value of derivative financial instruments		8	—
Other definite-life intangible assets	8 c)	34	6

		215	186

        b)    Goodwill fluctuated as follows:

	Packaging products
2004	Boxboard	Container- board	Specialty products	Sub-total	Tissue papers	Total
Carrying value of goodwill—Beginning of year	5	66	2	73	10	83
Goodwill resulting from business acquisitions	24	9	—	33	—	33
Amortization of a deferred gain(1)	—	1	—	1	—	1
Foreign currency translation	(2)	(2)	—	(4)	—	(4)

Carrying value of goodwill—End of year	27	74	2	103	10	113

	Packaging products
2003	Boxboard	Container- board	Specialty products	Sub-total	Tissue papers	Total
Carrying value of goodwill—Beginning of year	—	67	2	69	10	79
Goodwill resulting from acquisitions	5	2	—	7	—	7
Amortization of a deferred gain(1)	—	1	—	1	—	1
Foreign currency translation	—	(4)	—	(4)	—	(4)

Carrying value of goodwill—End of year	5	66	2	73	10	83

(1)
On December 30, 1997, the Company and Domtar Inc. merged their respective containerboard and corrugated packaging operations to form Norampac, a 50-50 joint venture. A portion of the gain realized on the transaction was recorded against property, plant and equipment and goodwill.

  Under current accounting standards, the portion of the deferred gain allocated to goodwill is amortized on a straight-line basis over a period of 25 years.

        c)     Deferred charges and other definite-life intangible assets are detailed as follows:

	2004			2003
	Cost	Accumulated depreciation and amortization	Net	Cost	Accumulated depreciation and amortization	Net
Deferred charges
Start-up cost	34	24	10	31	26	5
Financing costs	33	9	24	36	10	26
Other	10	6	4	9	4	5

	77	39	38	76	40	36

Other definite-life intangible assets
Customer relationship and client lists	32	2	30	3	1	2
Others	7	3	4	8	4	4

	39	5	34	11	5	6

        Depreciation and amortization of deferred charges and other definite-life intangible assets, calculated on a straight-line basis, amounted to $8 million for the year ended December 31, 2004 (2003—$5 million; 2002—$9 million).

        The weighted average amortization period is as follows (in number of years):

Start-up cost	4
Financing costs	9
Other	4

Deferred charges	7

Customer relationship and client list	26
Others	24

Other definite-life intangible assets	26

        The estimated aggregate amount of depreciation and amortization expense in each of the next five years is as follows:

Years ending December 31,
2005	8
2006	7
2007	5
2008	4
2009	3

9    Long-term debt

Cascades Inc. and its subsidiaries	Note	2004	2003
Revolving credit facility, weighted average rate of 3.90% as at December 31, 2004, maturing in February 2007	9 a)	159	168
7.25% Unsecured senior notes of US$675 million (2003—US$550 million), maturing in 2013	9 a) c)	813	711
Balance on purchase price	5 a)	52	—
Capital lease obligations	9 c) g)	5	13
Other debts		19	23

		1,048	915
Less: Current portion		56	10

		992	905

        The Company's proportionate share of the following debts of joint ventures do not give to their holders any recourse against the assets or general credit of Cascades Inc. and its subsidiaries.

Joint ventures	Note	2004	2003
Revolving credit facility, weighted average rate of 3.63% as at December 31, 2004, maturing in May 2008	9 b)	10	11
6.75% Unsecured senior notes of US$250 million (Cascades portion US$125 million), maturing in 2013	9 b) c)	151	161
Other debts		17	23

		178	195
Less: Current portion		2	8

		176	187

Total	2004	2003
Long-term debt	1,226	1,110
Less: Current portion	58	18

	1,168	1,092

a)
On February 5, 2003, the Company completed a series of transactions to refinance substantially all of its existing credit facilities, except those of its joint ventures. It secured a new four-year revolving credit facility of CA$500 million. Its obligations under this new revolving credit facility are secured by all inventory and receivables of Cascades and its North American subsidiaries and by the property, plant and equipment of three of its mills. In addition, it issued new unsecured senior notes for an aggregate amount of US$450 million which were subsequently registered with the Securities and Exchange Commission of the United States. These notes, bearing a 7.25% coupon, will mature in 2013 and are redeemable all or in part at the option of the Company under certain conditions and subject to payment of a redemption premium. The aggregate proceeds of these two transactions, combined with its available cash on hand, were used by the Company to repay substantially all of the existing credit facilities. On March 12, 2003, the Company also redeemed the US$125 million 8.375% senior notes originally due in 2007 issued by its subsidiary, Cascades Boxboard Group Inc.

        On July 8, 2003, the Company completed a private placement of US$100 million of 7.25% senior notes due in 2013, which are treated as part of the same series of 7.25% senior notes due in 2013 issued in February, as described above. These senior notes were subsequently registered with the Securities and Exchange Commission of the United States. The issuance of these senior notes was completed at a price of 104.50% or an effective interest rate of 6.61%. The proceeds of this financing were used to reduce indebtedness under the revolving credit facility of the Company.

        On December 2, 2004, the Company completed a private placement of US$125 million of 7.25% senior notes due in 2013, which are treated as part of the same series of 7.25% senior notes due in 2013 issued in February 2003. The issuance of these senior notes was completed at a price of 105.50% or an effective interest rate of 6.376%. The proceeds of this financing were used to reduce indebtedness under the revolving credit facility of the Company.

        b)    On May 28, 2003, a joint venture of the Company, Norampac Inc., completed a series of transactions to substantially refinance all of its existing credit facilities. Norampac secured a new five-year revolving credit facility of CA$350 million. Its obligations under this new revolving credit facility are secured by all inventory and receivables of Norampac and its North American subsidiaries, and by the property, plant and equipment of two of its mills and three of its converting facilities. In addition, Norampac issued new unsecured senior notes for an aggregate amount of US$250 million which were subsequently registered with the Securities and Exchange Commission of the United States. These notes, bearing a 6.75% coupon, will mature in 2013 and are redeemable in all or in part at the option of the Company under certain conditions and subject to payment of a redemption premium. The aggregate proceeds of these two transactions were used by the joint venture to repay substantially all of the existing credit facilities and to redeem both its US$150 million 9.50% and CA$100 million 9.375% senior notes originally due in 2008.

        c)     As at December 31, 2004, the fair value of the senior notes and the capital lease obligations of Cascades Inc. and its subsidiaries and joint ventures was estimated at $865 million and $158 million respectively (December 31, 2003—$759 million and $167 million respectively) based on the market value of the senior notes and on discounted future cash flows using interest rates available for issues with similar terms and average maturities.

        d)    As at December 31, 2004, the long-term debt included amounts denominated in foreign currencies of US$933 million and €31 million (December 31, 2003—US$691 million and €22 million).

        e)    As at December 31, 2004, accounts receivable and inventories totalling approximately $589 million (2003—$512 million) as well as property, plant and equipment totalling approximately $156 million (2003—$160 million) were pledged as collateral for the long-term debt of Cascades Inc. and its subsidiaries.

        Accounts receivable and inventory totalling approximately $149 million (2003—$136 million) as well as property, plant and equipment totalling approximately $75 million (2003—$74 million) were pledged as collateral for the long-term debt of a joint venture.

        f)     The estimated aggregate amount of repayments on long-term debt, excluding capital lease obligations, in each of the next five years is as follows:

Years ending December 31,	Cascades Inc. and its subsidiaries	Joint ventures
2005	54	2
2006	1	3
2007	160	2
2008	—	12
2009	—	5
Thereafter	828	154

        g)     As at December 31, 2004, future minimum payments under capital lease obligations are as follows:

Years ending December 31,	Cascades Inc. and its subsidiaries
2005	2
2006	2
2007	1
2008	1

6
Less: Interest (weighted average rate of 6.22%)	1

5
Less: Current portion	2

3

        h)    As at December 31, 2004, the Company and joint ventures had unused credit facilities of $334 million and $168 million respectively (December 31, 2003—$330 million and $181 million respectively).

10    Other liabilities

	Note	2004	2003
Employee future benefits	18 b)	84	80
Future income taxes	16 c)	214	182
Unrealized gain on derivative financial instruments		5	—
Non-controlling interests		—	3

		303	265

11    Capital stock

	Note	2004	2003
Common shares	11 a)	261	262
Adjustment relating to stock options and others	11 c)	4	2

		265	264

        a)    The authorized capital stock of the Company consists of an unlimited number of common shares, without nominal value, and an unlimited number of Class A and B shares issuable in series without nominal value. Over the past two years, the common shares have fluctuated as follows:

		2004		2003
	Note	Number of shares	$	Number of shares	$
Balance—Beginning of year		81,731,387	262	81,826,272	261
Shares issued on exercise of stock options	11 c)	133,893	1	180,115	2
Redemption of common shares	11 d)	(503,700)	(2)	(275,000)	(1)

Balance—End of year		81,361,580	261	81,731,387	262

        b)    In 2003, the Company purchased the totality of 4,300,000 Class B preferred shares of a subsidiary for a consideration of $16 million. The excess of the redemption price of $10 million over the recorded capital is included in retained earnings.

        c)     Under the terms of a share option plan adopted on December 15, 1998 for officers and key employees of the Company and its joint ventures, 6,547,261 common shares have been specifically reserved for issuance. Each option will expire at a date not to exceed ten years following the date the option was granted. The exercise price of an option shall not be lower than the market value of the share at the date of grant, determined as the average of the closing price of the share on the Toronto Stock Exchange on the five trading days preceding the date of grant. The terms for exercising the options granted before December 31, 2003 are 25% of the number of shares under option within twelve months after the date of grant, and up to an additional 25% each twelve months after the first, second and third anniversary dates of grant. The terms for exercising the option granted in 2004 and thereafter are 25% of the number of shares within the first anniversary date of grant, and up to an additional 25% each twelve months after the second, third and fourth anniversary date of grant. The options cannot be exercised if the market value of the share is lower than its book value at the date of grant.

        Changes in the number of options outstanding as at December 31 are as follows:

	2004		2003		2002
	Number of options	Weighted average exercise price ($)	Number of options	Weighted average exercise price ($)	Number of options	Weighted average exercise price ($)
Beginning of year	1,494,942	9.83	1,378,610	8.82	1,492,652	7.44
Granted	407,723	13.02	321,596	13.04	324,113	13.24
Exercised	(133,893)	8.27	(180,115)	7.92	(407,062)	7.13
Forfeited	(11,786)	13.10	(25,149)	8.99	(31,093)	10.79

End of year	1,756,986	10.67	1,494,942	9.83	1,378,610	8.82

Options exercisable—End of year	1,131,655	9.35	935,011	8.55	886,413	8.19

        The following options were outstanding as at December 31, 2004:

	Options outstanding		Options exercisable
Year granted	Number of options	Weighted average exercise price ($)	Number of options	Weighted average exercise price ($)	Expiration
1996	39,320	6.68	39,320	6.68	2006
1999	327,369	8.54	327,369	8.54	2009
2000	73,976	7.78	73,976	7.78	2010
2001	337,896	6.82	337,896	6.82	2011
2002	270,810	13.24	203,108	13.24	2012
2003	299,972	13.04	149,986	13.04	2013
2004	407,643	13.02	—	—	2014

	1,756,986		1,131,655

        The following assumptions were used to estimate the fair value, at the date of grant, of each option issued to employees:

	2004	2003
Risk-free interest rate	4.3%	4.8%
Expected dividend yield	1.24%	1.21%
Expected life of the options	6 years	6 years
Expected volatility	29%	28%
Weighted average fair value of issued option	$4.07	$4.36

        d)    In 2004, in the normal course of business, the Company renewed its redemption program of a maximum of 4,086,964 common shares with the Toronto Stock Exchange which represent approximately 5% of issued and outstanding common shares. The redemption authorization is valid from March 11, 2004 to March 10, 2005. In 2004, the Company redeemed 503,700 common shares under this program for a consideration of approximately $7 million.

        e)    The basic and diluted net earnings per common share for the years ended December 31, 2004, 2003 and 2002 are calculated as follows:

	2004	2003	2002
Net earnings	22.6	54.7	169.5
Dividends—Preferred shares	—	(0.5)	(1.1)

Net earnings available to common shareholders	22.6	54.2	168.4

Weighted average common shares	81.7	81.7	81.5
Dilution effect of stock options	0.3	0.4	0.8

Adjusted weighted average common shares	82.0	82.1	82.3

Basic net earnings per common share	0.28	0.66	2.07
Diluted net earnings per common share	0.28	0.66	2.05

        f)     The Company offered to its Canadian employees a share purchase plan of its common stock. Employees can contribute, on a voluntary basis, up to a maximum of 5% of their salary and, if certain conditions are met, the Company will contribute to the plan 25% of the employee's contribution.

        The shares are purchased on the market on a predetermined date each month. For the years ended December 31, 2004, 2003 and 2002, the Company's contribution to the plan amounted to $0.6 million annually.

12    Share of earnings of significantly influenced companies

        On February 20, 2002, a significantly influenced company, Boralex Inc., sold seven power stations to an income fund. The Company thus realized a gain of $18 million net of related future income taxes of $5 million, representing its share of the net gain realized by this significantly influenced company.

        In 2003, this gain was subsequently adjusted by Boralex Inc. The Company thus recorded its share of that adjustment representing a loss of $3 million net of related future income taxes.

13    Unusual losses (gains)

	Note	2004	2003	2002
Loss (gain) on business disposal	5 b)	(4)	—	5
Gain on dilution and disposal of an investment	13 a)	—	—	(1)
Expenses related to business closures	13 b)	—	—	6
Other income	13 c)	—	—	(6)

		(4)	—	4

a)
In 2002, the Company realized a gain of $1 million resulting from the dilution of its investments in a significantly influenced company.

b)
In 2002, the Company closed one of its converting folding boxboard units located in Ontario, incurring closing costs of $6 million.

c)
In 2002, the Court of First Instance of the European Community reduced the amount of the fine imposed in 1994. The reduction in the fine and the related interest thereon have been recorded as a gain amounting to $6 million.

14    Impairment of property, plant and equipment

        In 2004, the Company recorded an impairment loss of $18 million ($12 million after-tax) related to the property, plant and equipment of its de-inked pulp mill located in Cap-de-la-Madeleine, Quebec, which was temporarily closed in March 2003. The Company decided to permanently shutdown this facility. The book value of those assets has been written down to its fair value representing the present value of the estimated net proceeds from dismantling, redeployment or disposal. Those assets are part of the Specialty products group in the Packaging products segment.

15    Loss (gain) on derivative financial instruments

	2004	2003	2002
Realized loss on derivative financial instruments	—	1	—
Amortization of transitional deferred unrealized gain under AcG-13	(2)	—	—

	(2)	1	—

16    Income taxes

        a)    The provision for income taxes is as follows:

	2004	2003	2002
Current	22	11	47
Future	(20)	(1)	13

	2	10	60

        b)    The provision for income taxes based on the effective income tax rate differs from the provision for income tax expense based on the combined basic rate for the following reasons:

	2004	2003	2002
Provision for income taxes based on the combined basic Canadian and provincial income tax rate	9	26	88

Provision for income taxes (recovery) arising from the following:
Adjustment related to deduction for manufacturing and processing and income from active businesses carried on in Quebec	2	(4)	(18)
Difference in foreign operations' statutory income tax rate	(5)	—	(3)
Unrecognized tax benefit arising from current losses of subsidiaries	1	2	2
Non-taxable portion of foreign exchange gain on long-term debt	(3)	(18)	—
Recognized tax benefit arising from previously incurred losses of subsidiaries	(5)	(9)	(10)
Permanent differences	1	1	2
Large corporations tax	4	4	2
Increase (decrease) in future income taxes resulting from a substantively enacted change in tax rates	—	5	(1)
Others	(2)	3	(2)

	(7)	(16)	(28)

Provision for income taxes	2	10	60

        c)     Future income taxes include the following items:

	2004	2003
Future income tax assets
Tax benefit arising from income tax losses	113	108
Employee future benefits	21	19
Unused tax credits	6	9
Others	13	10
Valuation allowance	(25)	(28)

	128	118

Future income tax liabilities
Property, plant and equipment	262	247
Exchange gain on long-term debt	36	23
Employee future benefits	15	12
Other assets	26	14
Others	3	4

	342	300

Future income taxes	214	182

        d)    Certain subsidiaries have accumulated losses for income tax purposes amounting to approximately $319 million which may be carried forward to reduce taxable income in future years. The future tax benefit resulting from the deferral of $264 million of these losses has been recognized in the accounts as a future income tax asset. These unused losses for income tax purposes may be claimed in years ending no later than 2024 for an amount of $184 million and indefinitely for an amount of $135 million.

17    Additional information

        a)    Changes in non-cash working capital components are detailed as follows:

	2004	2003	2002
Accounts receivable	(16)	6	36
Inventories	(24)	5	(20)
Accounts payable and accrued liabilities	38	(43)	7

	(2)	(32)	23

        b)    Additional information

	2004	2003	2002
Amortization of deferred financing costs included in interest expense	4	4	1
Interest paid	76	73	78
Income taxes paid	9	37	62
Business acquisition in exchange for non-monetary consideration	—	6	6
Settlement with dissenting shareholders by issuance of common share	—	—	5

        c)     Cost of sales

	2004	2003	2002
Foreign exchange gain (loss)	(4)	(9)	3

18    Employee future benefits

a)
The expense for employee future benefits as at December 31 is as follows:

	2004		2003
	Pension plans	Other plans	Pension plans	Other plans
Current service cost	14	5	12	2
Interest cost	31	4	30	4
Past service costs	3	2	3	2
Actual return on plan assets	(48)	—	(60)	—
Actuarial losses on accrued benefit obligation	24	3	8	4
Others	4	(1)	3	2

Benefits costs before adjustments to recognize the long-term nature of employee future benefit costs	28	13	(4)	14

Difference between expected return and actual return on plan assets for the year	15	—	29	—
Difference between actuarial loss the year of and actuarial loss on accrued benefit obligation for the year	(22)	(2)	(6)	(4)
Difference between amortization of past service costs and actual plan amendments for the year	(2)	(1)	(2)	(1)
Others	(4)	—	(3)	—

Adjustments to recognize the long-term nature of employee future benefits costs	(13)	(3)	18	(5)

Recognized costs for defined benefit pension plans	15	10	14	9
Recognized costs for defined contribution pension plans	2	—	2	—

Total expense for employee future benefits	17	10	16	9

        Total cash payments for employee future benefits for 2004, consisting of cash contributed by Cascades to its funded pension plans, including its define contribution plans and cash payments directly to beneficiaries for its unfunded other benefit plans, excepted collective RRSPs are $26 million (2003—$16 million and 2002—$14 million). Total estimated cash payments for employee future benefits are $24 million for 2005.

        Actuarial valuation for capitalization purpose is done at least every three years in order to determine the actuarial value of pension plan benefits and other benefit plan. More than half of the pension plan were evaluated as of December 31, 2003.

        b)    The funded status of the defined benefit plans and the other complementary retirement benefit plans and post-employment benefit plans as at December 31 are as follows:

	2004		2003
	Pension plans	Other plans	Pension plans	Other plans
Accrued benefit obligation
Beginning of year	480	78	440	66
Current service cost	14	5	12	2
Interest cost	31	4	30	4
Employees' contributions	6	—	6	—
Actuarial losses	24	3	8	4
Benefits paid	(29)	(6)	(24)	(2)
Business acquisitions and disposals	10	(1)	7	—
Past service costs	3	2	3	2
Others	(3)	—	(2)	2

End of year	536	85	480	78

Plan assets
Beginning of year	468	—	411	—
Actual return on plan assets	48	—	60	—
Employer's contributions	18	6	11	2
Employees' contributions	6	—	6	—
Benefits paid	(29)	(6)	(24)	(2)
Business acquisitions and disposals	5	—	4
Others	(2)	—	—	—

End of year	514	—	468	—

Reconciliation of funded status
Fair value of plan assets	514	—	468	—
Accrued benefit obligation	536	85	480	78

Funded status of plan — deficit	(22)	(85)	(12)	(78)
Unrecognized net actuarial loss	58	8	51	6
Unamortized transitional balance	(2)	—	(2)	—
Unamortized past service costs	9	4	3	2
Others	(1)	(1)	—	—

Accrued benefit asset (liability)—End of year	42	(74)	40	(70)

        The net amount recognized on the balance sheet as at December 31 is detailed as follows:

	2004
	Pension plans	Other plans	Total
Employee future benefit asset, included in Other assets	52	—	52
Employee future benefit liability, included in Other liabilities	(10)	(74)	(84)

	42	(74)	(32)

	2003
	Pension plans	Other plans	Total
Employee future benefit asset, included in Other assets	50	—	50
Employee future benefit liability, included in Other liabilities	(10)	(70)	(80)

	40	(70)	(30)

        c)     The following amounts relate to plans that are not fully funded as at December 31:

	2004		2003
	Pension plans	Other plans	Pension plans	Other plans
Fair value of plan asset	240	—	275	—
Accrued benefit obligation	(283)	(85)	(308)	(78)

Funded deficit	(43)	(85)	(33)	(78)

        d)    The main actuarial assumptions adopted in measuring the accrued benefit obligation and expenses as at December 31 are as follows:

	2004		2003
	Pension plans	Other plans	Pension plans	Other plans
Accrued benefit obligation as at December 31
Discount rate	6.00%	6.00%	6.25%	6.25%
Rate of compensation increase	2.50-4.25%	2.50-4.25%	2.50-4.25%	2.50-4.25%
Benefit costs for years ended December 31
Discount rate	6.25%	6.25%	6.75%	6.75%
Expected long-term return on assets	7.00%	—	7.00%	—
Rate of compensation increase	2.50-4.25%	2.50-4.25%	2.50-4.25%	2.50-4.25%
Assumed health care cost trend rates at December 31
Rate increase in health care costs		7.30-12.50%		6.00-13.00%
Cost trend rate decline to		4.70-8.00%		4.30-8.00%
Year the rate should stabilize		2012		2012

        e)    Assumed rate increases in health care cost have a significant effect on the amounts reported for the health-care plans. A 1% change in assumed health-care cost trend rates would have the following effects for 2004:

	Increase of 1%	Decrease of 1%
Current service costs and interest costs	1	(1)
Accrued benefit obligation, end of year	7	(5)

        f)     The plan assets allocation and the investment target allocation as of December 31, is detailed as follows:

Plan assets allocation	2004	2003
Money market	2%	2%
Debt securities	38%	37%
Equity securities	60%	61%

Total	100%	100%

        The plan assets do not includes shares of the Company. Annual benefits annuity, of an approximative value of $6 million are pledged by insurance contract established by the Company.

Investment target allocation	2004	2003
Money market	3%	3%
Debt securities	40%	40%
Equity securities	57%	57%

Total	100%	100%

        Target allocation is established so as to maximize return while considering an acceptable level of risk in order to meet the plan obligations on a long-term basis.

        Investment objectives for the plan assets are the following: optimizing return while considering an acceptable level of risk, maintaining an adequate diversification, controlling the risk according to different asset categories, and maintaining a long-term objective of return on investments.

        Investment guidance is established for each investment manager. It includes parameters that must be followed by managers and presents criteria for diversification, non-eligible assets and minimum quality of investments as well as for return objectives. Unless indicated otherwise, the managers cannot use any derivative product or invest more than 10% of their assets in one particular security.

        g)     Estimated future benefit payments Future benefit payments for defined benefit pension plans and other post-employment benefits, considering future participation, are estimated as follows:

	Pension Plan	Other Plan
2005	24	2
2006	25	2
2007	26	2
2008	27	2
2009	29	2
2010-2014	176	14

19    Commitments and contingencies

        a)    Future minimum payments under operating leases and other commercial commitments (mainly composed of raw materials, natural gas, steam and electricity) for the next years are as follows:

Years ending December 31	Operating leases	Other commercial commitments
2005	42	97
2006	36	51
2007	30	28
2008	23	24
2009	17	15
Thereafter	41	76

        b)    The Company has guaranteed the payment of approximately $4 million under operating leases held by third parties. The Company also guaranteed residual values at the expiration of lease contracts of certain equipment for an approximate amount of $3 million. Management of the Company does not believe that these guarantees are likely to be called and, as such, no liability has been recognized in the consolidated financial statements. In addition a subsidiary of the Company has guaranteed the debt of one of its joint venture. The maximum amount guaranteed is US$4.6 million. As at December 31, 2004, the debt of this joint venture, guaranteed by that subsidiary, amounts to US$3.5 million. Management of that subsidiary does not believe that this guarantee is likely to be called and, as a result, no liability has been recognized in the consolidated financial statements.

        c)     In 2003, the Company was informed that one of its divisions, Cascades Resources, is the subject of an inquiry by the Canadian Commissioner of Competition as to whether Cascades Resources and its competitors had colluded to unduly reduce market competition between paper merchants in Canada. In 2004, The Competition Bureau increased the scope of its investigation to a larger number of products and for a longer period of time. The Competition Bureau has not informed the Company regarding the status of the inquiry or whether charges will be brought against that division. As this inquiry is still in an early stage, the Company's management is unable to assess what further action, if any, the Competition Bureau may take or the possible impact of the outcome of the inquiry on the

Company. Based on the information currently available, the Company's is unable to determine the outcome of the investigation.

        d)    An action was filed against the Company on October 4, 2004, in the Supreme Court of the State of New York, Niagara County by ServiceCore, Inc., alleging that the Company breached a Finder's Agreement in respect of gypsum board dated April 1999. The Company has filed an answer denying the allegations of breach of the Finder's Agreement. The Company is unable to determine the outcome of this action at this time. If the Court were to find against the Corporation, management believes the amount of damages would be based on a percentage of sales of gypsum board by Norampac Inc., a joint venture, in the period from April 2, 2001 to the date of judgement. If the judgement had been rendered in respect of the period ended December 31, 2004, management believes the total amount of damages would not have exceeded $3 million.

20    Financial instruments

        The Company and some of its subsidiaries and some of its joint ventures utilize a variety of derivative financial instruments to limit their exposure to foreign currency and commodity fluctuations as well as changing interest rates but do not hold or issue such financial instruments for trading purposes with the exception of certain interest rate swap agreements as described below.

Currency risks

        The Company is exposed to currency risks as a result of its export of goods produced in Canada, the United States, France, Germany, Sweden and England. These risks are partially covered by purchases, debt service and forward exchange contracts.

        The Company and a joint venture entered into contracts to sell forward U.S. dollars and European currencies in exchange for Canadian dollars. As at December 31, 2004, the Company and a joint venture held foreign exchange forward contracts with a notional amount of US$72 million (2003—US$101 million) maturing in 2005 and 2006, at a weighted average exchange rate of 1.3479. As at December 31, 2004, the fair value of these instruments represented an unrealized gain of $10.4 million. As at December 31, 2003, these instruments represented an unrealized gain of $6.8 million. However, these instruments did not represent any unrealized loss or gain as at December 31, 2002. Also, the Company entered into contracts to sell forward European currencies with a notional amount of €29 million maturing in 2005, at a weighted average exchange rate of 1.6641. The fair value of these instruments represented an unrealized gain of $1.3 million. This gain has been recognized in earnings since these contracts were not designated as hedges.

        As at December 31, 2004, the Company held foreign exchange forward contracts with a notional amount of US$44 million maturing in 2005, at a weighted average exchange rate of 1.1796. As at December 31, 2004, the fair value of these instruments represented an unrealized gain of $0.9 million.

        The European subsidiaries entered into foreign exchange forward contracts maturing in less than a year to hedge their currency risks resulting from sales and purchases in European currencies, U.S. dollars, British pounds and Swedish krona. As at December 31, 2004, the fair value of these instruments represented an unrealized loss of $0.2 million (2003—unrealized gain of $0.1 million; 2002—unrealized loss of $0.5 million) on a notional amount of $23 million (2003—$20 million and 2002—$25 million).

        Furthermore, one of the joint ventures entered into various currency options. These options entered into by the joint venture are contracts whereby the joint venture has the right, but not the obligation, to sell U.S. dollars at the strike rate if the U.S. dollars trade below that rate. In addition, in accordance with the contracts, the joint venture has the obligation to sell U.S. dollars at the strike rate if the U.S. dollars trade above a specific rate. As at December 31, 2004, the currency options entered into by the joint venture for a nominal amount of US$16.8 million (the share of the Company is US$8.4 million) had strike prices varying from 1.40 to 1.45 with maturities up to 12 months. These instruments did not represent any unrealized loss or gain as at December 31, 2004.

Interest rate risks

        As at December 31, 2004, approximately 17% (2003—18%) of the Company's long-term debt was at variable rates. In 2002, interest rate swaps had been contracted to fix interest at a weighted average rate of 6.94% on a notional amount of $50 million. These instruments which represented an unrealized loss of $1.5 million as at December 31, 2002 were terminated in 2003.

        In addition, a joint venture holds certain interest rate swap agreements not designated as hedges. These agreements, maturing from 2008 to 2012, have been contracted to fix interest at a weighted average rate of 8.18% on a notional amount of US$5.5 million (the share of the Company is US$2.8 million). As at December 31, 2004, these agreements are recorded as liabilities at their fair value of $0.6 million (2003—$0.6 million).

        In April 2004, a joint venture entered into interest rate swaps. These contracts are designated as hedges of the change in fair value of a portion of the joint venture's long-term debt. Accordingly, the interest rate went from a fixed rate of 6.75% to an average variable rate in 2004 of 3.96% for a notional amount of US$50 million (the share of the Company is US$25 million) and mature in 2013. As at December 31, 2004, the fair value of these instruments represented an unrealized gain of $0.8 million.

Credit risks

        The Company is exposed to credit risk on the accounts receivable from its customers. In order to reduce this risk, the Company's credit policies include the analysis of the financial position of its customers and the regular review of their credit limits. In addition, the Company believes there is no particular concentration of credit risks due to the geographic diversity of customers and the procedures for the management of commercial risks. Derivative financial instruments include an element of credit risk should the counterparty be unable to meet its obligations. The Company reduces this risk by dealing with creditworthy financial institutions.

Commodity price risk

        The Company and a joint venture entered into various derivatives financial instruments whereby it sets the price for notional quantities of sorted office papers, old corrugated containers, bleached softwood kraft, electricity, natural gas, 42-lb. kraft linerboard and 26-lb. semichemical corrugating medium. In 2003, gains and losses resulting from these contracts were applied to earnings only when they were realized. In 2004, gains and losses arising from electricity contracts are applied to earnings only when they are realized whereas all other types of contracts are accounted for at fair value. As at December 2004, the fair value of these contracts represented an unrealized gain of $6.3 million, (2003—unrealized gain of $4.7 million, 2002—unrealized gain of $1.5 million). In 2004, an unrealized gain of $0.5 million was recorded in earnings for contracts not designated as hedges. In addition, an amount of $1.7 million was recorded in 2004 with respect to the amortization of the transitional deferred unrealized gain under AcG-13.

21    Cumulative translation adjustments

	2004	2003	2002
Balance—Beginning of the period	14	48	16
Effect of charges in exchange rates during the year:
On net investment in self sustaining foreign subsidiaries	(36)	(90)	30
On certain long-term debt denominated in foreign currency designated as a hedge of the net investments in self sustaining foreign subsidiaries	41	69	2
Future income taxes on net investment hedge	(8)	(13)	—

Balance—End of the period	11	14	48

22    Related party transactions

        The Company entered into the following transactions with related parties:

	2004	2003	2002
Joint ventures(1)
Sales	25	26	19
Revenue from services	12	21	22
Purchases	27	26	24
Significantly influenced companies
Sales	11	48	58
Purchases	15	15	13
Entity controlled by a related director of the Company
Purchases	6	7	5

        These transactions occurred in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

        The balance sheets as at December 31 included the following balances with related parties:

	2004	2003
Joint ventures(1)
Accounts receivable	5	6
Accounts payable	5	3
Significantly influenced companies
Accounts receivable	1	—
Entity controlled by a related director of the Company
Accounts payable	1	1

(1)
Represent the portion of transactions or balances not eliminated upon proportionate consolidation of the joint ventures.

23    Interests in joint ventures

        The major components of the interests in joint ventures in the consolidated financial statements are as follows:

	2004	2003	2002
Consolidated balance sheets
Current assets	195	237	191
Long-term assets	480	572	465
Current liabilities	101	121	123
Long-term debt, net	169	188	182
Consolidated statements of earnings
Sales	847	756	712
Depreciation and amortization	40	34	29
Operating income	78	61	88
Financial expenses	13	17	19
Net earnings	50	25	46
Consolidated statements of cash flows
Operating activities	56	42	63
Investing activities	(65)	(44)	(58)
Financing activities	8	2	3
Additional information
Cash and cash equivalents at end of year	7	12	13
Total assets	675	809	656
Total debt(1)	191	211	218
Dividends received by the Company from joint ventures	19	16	17

(1)
Includes bank loans and advances, current portion of long-term debt, and long-term debt.

24    Summary of differences between Canadian and United States generally accepted accounting principles

        The consolidated financial statements have been prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP. Such differences, as they relate to the Company, are summarized below.

        New accounting policies under U.S. GAAP

        a)    Variable interest entities    Effective January 1, 2004, the Company adopted FIN 46, "Consolidation of Variable Interest Entities". The primary objective of this interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as variable interest entities (VIEs). The adoption of this standard did not have any material impact on the financial position or results of operations of the Company.

        b)    Financial instruments    On July 1, 2003, the Company applied SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity." SFAS 150 requires mandatorily redeemable instruments to be classified as liabilities if they embody an obligation outside the control of the issuer and the holder to redeem the instrument, and if the obligation is required to be redeemed at a specified or determinable date or upon an event certain to occur. The adoption of this standard resulted in the reclassification of mandatorily redeemable preferred shares amounting to $4.2 million from other liabilities (non-controlling interest) to long-term debt. The measurement of these instruments at fair value did not result in any significant adjustment.

        c)     Accounting for Asset Retirement Obligation    On January 1, 2003, the Company applied SFAS 143, "Accounting for Asset Retirement Obligation." This standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The application of this standard did not have any impact on the financial position or results of operations of the Company.

        d)    Costs Associated with Exit or Disposal Activities    On January 1, 2003, the Company applied SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement changes the measurement and timing of recognition for exit costs, including restructuring charges. The application of this standard did not have any impact on the financial position or results of operations of the Company.

        e)    Guarantees    On January 1, 2003, the Company applied FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosure requirements of a company with respect to its obligations under certain guarantees. It also clarifies that a company is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation then undertaken whether or not payment is probable. Similar accounting guidelines exist in Canada (refer to note 2(f)) but do not require liability recognition at the inception. For U.S. GAAP purposes, no liabilities were recognized as at January 1, 2003 and December 31, 2003 as a result of the application of FIN 45.

Reconciliation of net earnings, shareholders' equity and balance sheet

        f)     The following summary sets out the material adjustments to the Company's reported net earnings, shareholders' equity and balance sheet which would be made in order to reconcile to U.S. GAAP. It also sets out a reconciliation of shareholders' equity under U.S. GAAP:

Reconciliation of net earnings	Note	2004	2003	2002
Net earnings under Canadian GAAP		23	55	169
U.S. GAAP adjustments:
Start-up costs	g)	(2)	—	4
Gain realized on formation of Norampac	h)	(5)	(4)	(5)
Unrealized exchange gains (losses) arising from foreign exchange forward contracts	i)	(2)	7	3
Unrealized gains (losses) arising from change in fair values of commodity derivative financial instruments	j)	(1)	3	1
Provision for derivative instruments currently in default		—	—	2
Unrealized gains from interest rate swaps	k)	—	1	1
Employee future benefits	l)	1	2	1
Dividends on preferred shares of a subsidiary	n)	—	1	3
Excess of redemption price of Class B preferred shares on their paid up capital	z)	(1)	—	—
Tax effect on above adjustments		3	(4)	(3)
Non-controlling interests		—	(1)	(3)

Net earnings under U.S. GAAP		16	60	173

Net earnings under U.S. GAAP from continuing operations		13	56	170
Net earnings under U.S. GAAP from assets held for sales		3	4	3

		16	60	173

Basic net earnings under U.S. GAAP from continuing operations per common share		0.17	0.68	2.08
Net earnings under U.S. GAAP per common share
Basic		0.20	0.73	2.11
Diluted		0.20	0.73	2.09

	2004		2003		2002
Statement of changes in shareholders' equity under U.S. GAAP	Number of shares	$	Number of shares	$	Number of shares	$
Common stock
Balance at beginning of year	81,731,387	262	81,826,272	261	80,987,466	254
Shares issued on exercise of stock options	133,893	1	180,115	2	407,062	3
Redemption of common shares	(503,700)	(2)	(275,000)	(1)	(238,400)	(1)
Shares issued in connection with the 2000 privatization	—	—	—	—	670,144	5

Balance at end of year	81,361,580	261	81,731,387	262	81,826,272	261

Adjustment relating to stock options
Balance at beginning of year		4		3		2
Adjustment of the year		3		1		1

Balance at end of year		7		4		3

Retained earnings
Balance at beginning of year		832		788		629
Net earnings for the year		16		60		173
Dividend on common shares		(13)		(13)		(10)
Dividend on preferred shares		—		(1)		(1)
Excess of common share redemption price over their paid-up capital		(5)		(2)		(3)

Balance at end of vear		830		832		788

Cumulative other comprehensive earnings
Balance at beginning of year		4		38		12
Annual changes—net of tax
Translation adjustments		(3)		(34)		32
Minimum pension liability		(4)		—		(6)
Unrealized exchange gains arising from foreign exchange forward contracts designated as hedges		5		—		—
Reclass to earnings of cumulative net loss on adoption of SFAS 133 and 138		—		—		(1)
Rounding		—		—		1

Balance at end of year		2		4		38

Rounding		1		1		—

Shareholders' equity—End of year		1,101		1,103		1,090

Reconciliation of shareholders' equity	Note	2004	2003	2002
Shareholders' equity under Canadian GAAP		1,059	1,056	1,065
U.S. GAAP adjustments:
Start-up costs	g)	(7)	(5)	(5)
Gain realized on formation of Norampac	h)	57	62	66
Unrealized exchange gains arising from foreign exchange forward contracts	i)	12	7	—
Unrealized gains arising from change in fair values of commodity derivative financial instruments net of provision for instruments currently in default	j)	3	4	1
Unrealized losses from interest rate swaps	k)	—	—	(2)
Employee future benefits	l)	(9)	(10)	(12)
Minimum pension liability	m)	(21)	(16)	(15)
Privatization	p)	—	—	(1)
Tax effect on above adjustments		(2)	(5)	(1)
Class B preferred shares	z)	—	—	(6)
Excess of redemption price of Class B preferred shares on their paid-up capital	z)	9	10	—

Shareholders' equity under U.S. GAAP		1,101	1,103	1,090

		2004		2003
Reconciliation of balance sheet	Note	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
Property, plant and equipment	h) p) and z)	1,700	1,742	1,636	1,684
Other assets and goodwill (long-term)	g) to l) and w)	328	354	269	297
Accounts payable and accrued liabilities	i) j) and k)	509	507	453	452
Other liabilities (long-term)	g) h) i) j) m) n) p) q) and z)	303	331	265	293
Shareholders' equity	g) to p) and z)	1,059	1,101	1,056	1,103

        The amounts shown in the above table include joint ventures accounted for by the proportionate consolidation method, as indicated in note 24 (v), in accordance with both Canadian and U.S. GAAP.

        g)     Under Canadian GAAP, start-up costs are deferred and amortized over a period not exceeding five years. Under U.S. GAAP, start-up costs are accounted for under Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities," and are included in the statement of earnings in the period they are incurred.

        h)    On December 30, 1997, the Company and Domtar Inc. merged their respective containerboard and corrugated packaging operations to form Norampac Inc., a 50-50 joint venture. Under Canadian GAAP, a portion of the gain realized on the transaction of an original amount of approximately $58 million, net of tax, was recorded against property, plant and equipment and goodwill. Under U.S. GAAP, this gain would have been recognized in earnings on December 30, 1997.

        In addition, under U.S. GAAP, additional liabilities would have been included in the allocation of the purchase price at the date of the transaction with respect to employee future benefits with a corresponding adjustment to goodwill.

        i)     Under Canadian GAAP, gains and losses arising from foreign exchange forward contracts used to hedge anticipated sales, purchases or interests are charged to earnings as an adjustment of sales, cost of sales or financial expenses when the underlying sale, purchase or interest is recorded. Under U.S. GAAP, the foreign exchange forward contracts concluded before January 1, 2004 are not designated as hedges as defined in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities;" therefore the unrealized gains and losses from these contracts are charged to earnings as they arise. Under U.S. GAAP, foreign exchange forward contracts entered into after January 1, 2004 are designated as hedges, as defined by SFAS 133.

        j)     Under Canadian GAAP, gains and losses arising from swap commodity contracts designated as hedging instrument are charged to earnings only when realized. Under U.S. GAAP, the unrealized gains and losses arising from these contracts, which do not meet requirements of hedging as defined in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," are charged to earnings.

        k)    Under Canadian GAAP, unrealized gains and losses on interest rate swaps contracted before January 1, 2004 and designated as hedges are not recognized in the financial statements. Under U.S. GAAP, these contracts are not designated as hedges and therefore, the unrealized gains and losses are charged to earnings.

        l)     Before the adoption of CICA 3461, "Employee Future Benefits," on January 1, 2000, the discount rate used in the measurement of pension costs and obligations under U.S. GAAP differed from the one used under Canadian GAAP. In addition, as allowed by Canadian GAAP before January 1, 2000, the Company recognized post-employment costs and obligations using the cash basis of accounting. Under CICA 3461, the treatment of pension costs is not materially different from U.S. GAAP. The remaining adjustments result from the amortization of actuarial losses and gains which arose prior to January 1, 2000.

        m)   Under U.S. GAAP, a minimum pension liability adjustment must be recorded when the accumulated benefit obligation of a plan is greater than the fair value of its assets. The excess of its liability over the intangible asset, which can also be recorded for the plan, is recorded in comprehensive earnings in shareholders' equity.

        n)    Under Canadian GAAP, dividends on mandatorily redeemable preferred shares of a subsidiary are charged to earnings as interest expense. Under U.S. GAAP, declared dividends prior to July 1, 2003 are charged to earnings but as non-controlling interests. Since July 1, 2003, in accordance with

SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity," dividends are charged to earnings as interest expense.

        In addition, under U.S. GAAP, declared dividends prior to July 1, 2003 would have been shown as a financing activity in the cash flows statement. Since July 1, 2003, these dividends are shown as an operating activity, as they are under Canadian GAAP.

        o)    Under Canadian GAAP, income tax rates of substantively enacted tax laws can be used to calculate future income tax assets and liabilities while under U.S. GAAP, only income tax rates of enacted laws can be used.

        p)    On December 31, 2000, the Company acquired shares held by non-controlling shareholders in three of its subsidiaries (the "privatized subsidiaries") in exchange for common shares of the Company. Under Canadian GAAP, the fair value of $6.85 attributed to the shares issued represents the quoted market value of the Company's shares at the date of privatization. Under U.S. GAAP, the fair value attributed to the shares issued would have been $6.67 which represents the quoted market value of the Company's shares during a reasonable period before and after the date the transaction was agreed upon and announced. Since the excess of the net book value of the non-controlling interests over their purchase price has been recorded under Canadian GAAP as a decrease of property, plant and equipment and future income tax liabilities, the adjustment resulting from a different measurement date as stated above would affect these accounts accordingly.

        In addition, Canadian GAAP to U.S. GAAP reconciliation items described in note 24(g) to (o) and affecting the privatized subsidiaries prior to December 31, 2000 would affect the computation of the net book value of the non-controlling interests and therefore the adjustment to property, plant and equipment and future income tax liabilities at the date of the privatization.

        q)    Comprehensive earnings

	2004	2003	2002
Net earnings under U.S. GAAP	16	60	173
Translation adjustments	(3)	(34)	32
Minimum pension liability adjustment, net of related income taxes(1)	(4)	—	(6)
Unrealized exchange gains arising from foreign exchange forward contracts designated as hedges, net of related income taxes(2)	5	—	—
Reclass to earnings of cumulative net loss on adoption of SFAS 133 and 138, net of related income taxes	—	—	(1)

Comprehensive earnings under U.S. GAAP	14	26	198

(1)
The minimum pension liability adjustment represents $4.4 million, $0.3 million and $6.3 million for the years ended December 31, 2004, 2003 and 2002 respectively, net of related income taxes of $1.5 million, $0.1 million and $3.2 million for the years ended December 31, 2004, 2003 and 2002 respectively.

(2)
The unrealized exchange gain of $5.1 million for the period ended December 31, 2004 is net of related income taxes of $2.7 million.

        r) Accumulated other comprehensive earnings

	2004	2003
Cumulative translation adjustments	11	14
Cumulative minimum pension liability adjustments, net of related income taxes	(14)	(10)
Cumulative unrealized exchange gains arising from foreign exchange forward contract designated as hedges, net of related income taxes	5	—

	2	4

        s) For pension plans where the accumulated benefit obligation ("ABO") exceeds the fair value of plan assets under U.S. GAAP, the projected benefit obligation ("PBO"), ABO and fair value of plan assets are as follows:

	2004	2003
PBO	166	126
ABO	154	120
Fair value of plan assets	122	102

        t)     The following disclosure is required by U.S. GAAP. However, the information presented is based on amounts published according to Canadian GAAP.

	2004
	Canada	Other countries	Total
Net earnings from continuing operations before provision for income taxes, share of results of significantly influenced companies and share of earnings attributed to non-controlling interests	(24)	44	20

Provision for income taxes
Current	6	16	22
Future	(14)	(6)	(20)

	(8)	10	2

Net earnings from continuing operations before share of results of significantly influenced companies and share of earnings attributed to non-controlling interests	(16)	34	18

	2003
	Canada	Other countries	Total
Net earnings from continuing operations before provision for income taxes, share of results of significantly influenced companies and share of earnings attributed to non-controlling interests	47	17	64

Provision for income taxes
Current	7	4	11
Future	—	(6)	(6)
Future income taxes resulting from an increase in income taxes	5	—	5

	12	(2)	10

Net earnings from continuing operations before share of results of significantly influenced companies and share of earnings attributed to non-controlling interests	35	19	54

	2002
	Canada	Other countries	Total
Net earnings from continuing operations before provision for income taxes, share of results of significantly influenced companies and share of earnings attributed to non-controlling interests	126	79	205

Provision for income taxes
Current	37	10	47
Future	—	14	14
Future income tax benefits resulting from a reduction in income taxes	(1)	—	(1)

	36	24	60

Net earnings from continuing operations before share of results of significantly influenced companies and share of earnings attributed to non-controlling interests	90	55	145

        u)    The disclosure of the following amounts is required by U.S. GAAP:

	2004	2003	2002
Payment on operating lease, including rent of building	45	37	35
Payment on capital lease	2	7	10
Loss (gain) on foreign currency
Realized	1	7	(2)
Unrealized	3	2	(1)
	2004	2003
Accounts receivable	452	434
Provision for bad debt	(13)	(13)
Accounts receivable from related companies	7	8
Other accounts receivable	44	27
Income tax receivable	19	23
Prepaid expenses	18	15

	527	494

Accounts payable	351	300
Accounts payable to related companies	7	7
Marginal salaries and benefits payable	79	64
Interest payable	25	20
Income taxes payable on benefit	5	7
Capital expenses included in accounts payable	13	11
Others	29	44

	509	453

	2004
Valuation and qualifying accounts	Balance at the beginning of the period	Additions Charged to expenses	Deductions	Balance at the end of the period
Provision for doubtful accounts	13	6	(6)	13
Provision for obsolete inventory	8	—	—	8
Valuation allowance for tax purposes(1)	28	—	(3)	25
	2003
	Balance At the beginning of the period	Additions charged to expenses	Deductions	Balance at the end of the period
Provision for doubtful accounts	11	7	(5)	13
Provision for obsolete inventory	11	—	(3)	8
Valuation allowance for tax purposes(1)	33	—	(5)	28
	2002
	Balance At the beginning of the period	Additions charged to expenses	Deductions	Balance at the end of the period
Provision for doubtful accounts	17	7	(13)	11
Provision for obsolete inventory	9	2	—	11
Valuation allowance for tax purposes(1)	41	—	(8)	33

1.
The deductions in the valuation allowance for tax purposes.

	2004	2003	2002
Foreign currency translation	1	2	—
Unrecognized tax benefit arising from current losses of subsidiaries	1	2	2
Recognized tax benefit arising from previously incurred losses of subsidiaries	(5)	(9)	(10)

	(3)	(5)	(8)

        v)     Under Canadian GAAP, investments in joint ventures are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint ventures are accounted for using the equity method. The different accounting treatment affects only the display and classification of financial statement items and not net earnings or shareholders' equity. Rules prescribed by the Securities and Exchange Commission of the United States ("SEC") permit the use of the proportionate consolidation method in the reconciliation to U.S. GAAP provided the joint venture is an operating entity and the significant financial operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the joint venture. In addition, the Company discloses in note 23 the major components of its financial statements resulting from the use of the proportionate consolidation method to account for its interests in joint ventures.

        w)    Under Canadian GAAP, the Company's deferred financing costs are amortized on a straight-line basis over the anticipated period of repayment of the underlying debt. Under U.S. GAAP, such costs are amortized under the interest method. Amortization under both methods was not materially different for each of the periods presented.

        x)     Under U.S. GAAP, the dilution gains of 2002 amounting to $1 million as described in note 13(a) would have been disclosed separately on the statement of earnings.

        y)     Under U.S. GAAP, the premium paid on redemption of long-term debt would be classified as an operating activity and not as cash flow used in financing activities. In addition, under U.S. GAAP, financing charges incurred in 2004 and 2003 amounting to $2 million and $29 million respectively would be classified under operating activities rather than financing activities.

        z)     Under Canadian GAAP, the Class B preferred shares of a subsidiary are included under capital stock (note ll(b)). Under U.S. GAAP, these preferred shares would be shown on the balance sheet as a non-controlling interest. As described in note ll(b), in 2003, the Company redeemed all of the outstanding Class B preferred shares of a subsidiary for a consideration of $16 million. Under Canadian GAAP, the excess of the redemption price of $10 million over the recorded capital was included in retained earnings. Under U.S. GAAP, as these preferred shares represent a non-controlling interest, the excess of $10 million would have been recorded as an increase of $15 million in property, plant and equipment and an increase of $5 million in future income tax liabilities. The adjustment of $15 million in property, plant and equipment is amortized on a straight line basis over a period of 20 years. In addition, under U.S. GAAP, the premium paid on redemption would be classified under investing activities rather than financing activities.

Accounting pronouncement not yet implemented under U.S. GAAP

        aa) Inventory In November 2004, the FASB published SFAS 151 "Inventory cost an amendments to ARB No. 43, Chapter 4." This standard imposes to inventory the allocation of fixed general manufacturing costs that exceed the costs related to a normal and stable production. It also imposes to inventory the allocation of abnormal costs related to assets not in service, freight costs, handling costs, and production of non-standard products. The SFAS 151 applies to open periods as of June 15, 2005 and its anticipated application is however permitted. The Company is presently evaluating the impact of this new standard.

25.    Supplemental condensed consolidating financial information

        The 7.25% unsecured senior notes ("senior notes") of the Company are fully and unconditionally guaranteed on a joint and several basis by the Company's subsidiaries located in Canada and the United States (the "Subsidiary Guarantors"). The composition of Subsidiary Guarantors may change from time to time due to acquisitions or disposals. When such a change occurs, comparative figures are restated to reflect the new composition of the Subsidiary Guarantors. The senior notes are not guaranteed by the Company's other subsidiaries or by any of its joint ventures (the "Non-guarantor Subsidiaries"). The following supplemental condensed consolidated financial information sets forth, on an unconsolidated basis, the balance sheets as at December 31, 2004 and 2003 and the statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2004 for Cascades Inc. (the "Parent Company"), and on a combined basis for the Subsidiary Guarantors and the Non-guarantor Subsidiaries. The supplemental condensed consolidated financial information, which has been prepared in accordance with Canadian GAAP, reflects the investments of the Parent Company in the Subsidiary Guarantors and the Non-guarantor Subsidiaries using the equity method.

  a)
  Condensed consolidating balance sheets under Canadian GAAP

	Balance sheet as at December 31, 2004
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	205	72	24	(271)	30
Accounts receivable	4	422	247	(146)	527
Inventories	—	374	186	(1)	559

	209	868	457	(418)	1,116
Property, plant and equipment	—	1,169	687	(156)	1,700
Other assets	1,928	948	338	(2,999)	215
Goodwill	—	31	121	(39)	113

	2,137	3,016	1,603	(3,612)	3,144

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	—	27	20	—	47
Accounts payable and accrued liabilities	139	298	225	(153)	509
Current portion of long-term debt	—	72	4	(18)	58

	139	397	249	(171)	614
Long-term debt	909	1,621	326	(1,688)	1,168
Other liabilities	30	205	137	(69)	303

	1,078	2,223	712	(1928)	2,085

Shareholders' equity
Capital stock	265	867	631	(1,498)	265
Retained earnings	783	24	229	(253)	783
Cumulative translation adjustments	11	(98)	31	67	11

	1,059	793	891	(1,684)	1,059

	2,137	3,016	1,603	(3,612)	3,144

	Balance sheet as at December 31, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	17	18	19	(27)	27
Accounts receivable	44	242	226	(18)	494
Inventories	14	324	163	—	501

	75	584	408	(45)	1,022
Property, plant and equipment	74	1,039	673	(150)	1,636
Other assets	1,852	348	234	(2,248)	186
Goodwill	—	24	102	(43)	83

	2,001	1,995	1,417	(2,486)	2,927

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	2	25	16	—	43
Accounts payable and accrued liabilities	39	240	192	(18)	453
Current portion of long-term debt	—	18	11	(11)	18

	41	283	219	(29)	514
Long-term debt	855	952	309	(1,024)	1,092
Other liabilities	49	172	130	(86)	265

	945	1,407	658	(1,139)	1,871

Shareholders' equity
Capital stock	264	527	525	(1,052)	264
Retained earnings	778	125	198	(323)	778
Cumulative translation adjustments	14	(64)	36	28	14

	1,056	588	759	(1,347)	1,056

	2,001	1,995	1,417	(2,486)	2,927

        b)    Condensed Consolidating Statements of Retained Earnings under Canadian GAAP

	Statement of Retained Earnings For the year ended December 31, 2004
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of year	778	125	198	(323)	778
Net earnings (loss) for the year	23	(22)	47	(25)	23
Dividends on common shares	(13)	(30)	(16)	46	(13)
Excess of common share redemption price over paid-up capital	(5)	—	—	—	(5)
Other transactions with subsidiaries	—	(49)	—	49	—

Balance—End of year	783	24	229	(253)	783

	Statement of Retained Earnings For the year ended December 31, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of year	749	176	187	(363)	749
Net earnings (loss) for the year	55	(15)	27	(12)	55
Dividends on common shares	(13)	(49)	(16)	65	(13)
Dividends on preferred shares	(1)	(1)	—	1	(1)
Excess of common share redemption price over paid-up capital	(2)	14	—	(14)	(2)
Excess of redemption price of preferred shares of a subsidiary over recorded capital	(10)	—	—	—	(10)

Balance—End of year	778	125	198	(323)	778

	Statement of Retained Earnings For the year ended December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of year	594	184	128	(312)	594
Net earnings for the year	169	62	75	(137)	169
Dividends on common shares	(10)	(27)	(16)	43	(10)
Dividends on preferred shares	(1)	(1)	—	1	(1)
Excess of common share redemption price over paid-up capital	(3)	—	—	—	(3)
Effect of transaction with parent company	—	(42)	—	42	—

Balance—End of year	749	176	187	(363)	749

c)
Condensed Consolidating Statements of Earnings under Canadian GAAP

	Statement of Earnings For the year ended December 31, 2004
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	—	2,064	1,327	(137)	3,254

Cost of sales and expenses
Cost of sales (exclusive of depreciation shown below)	(4)	1,752	1,083	(140)	2,691
Selling and administrative expenses	5	180	127	1	313
Impairment loss on property, plant and equipment	—	18	—	—	18
Gain on derivative financial instruments	—	—	(2)	—	(2)
Unusual gains	—	(4)	—	—	(4)
Depreciation and amortization	—	109	61	(11)	159

	1	2,055	1,269	(150)	3,175

Operating income (loss) from continuing operations	(1)	9	58	13	79
Interest expense	5	59	4	8	76
Foreign exchange gain on long-term debt	(15)	(33)	(5)	35	(18)
Loss on long-term debt refinancing	—	1	—	—	1

	9	(18)	59	(30)	20
Provision for (recovery of) income taxes	(7)	2	12	(5)	2
	16	(20)	47	(25)	18
Share of results of significantly influenced companies	(7)	7	—	(2)	(2)
Share of earnings attributed to non-controlling interests	—	(2)	—	2	—

Net earnings (loss) for the year from continuing operations	23	(25)	47	(25)	20
Net earnings from assets held for sale	—	3	—	—	3

Net earnings (loss) for the year	23	(22)	47	(25)	23

	Statement of Earnings For the year ended December 31, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	74	1,797	1,253	(129)	2,995

Cost of sales and expenses
Cost of sales (exclusive of depreciation shown below)	49	1,531	1,012	(129)	2,763
Selling and administrative expenses	11	156	126	1	294
Loss on derivative financial instruments	—	—	1	—	1
Depreciation and amortization	7	88	61	(13)	143

	67	1,775	1,200	(141)	2,901

Operating income from continuing operations	7	22	53	12	94
Interest expense	11	57	13	(1)	80
Foreign exchange gain on long-term debt	(50)	(13)	(9)	—	(72)
Loss on long-term debt refinancing	—	12	10	—	22

	46	(34)	39	13	64
Provision for (recovery of) income taxes	8	(14)	12	4	10

	38	(20)	27	9	54
Share of results of significantly influenced companies	(17)	1	—	19	3
Share of earnings attributed to non-controlling interest	—	(2)	—	2	—

Net earnings (loss) from continuing operations	55	(19)	27	(12)	51
Net earnings from assets held for sale	—	4	—	—	4

Net earnings (loss) for the year	55	(15)	27	(12)	55

	Statement of Earnings For the year ended December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	70	1,882	1,276	(110)	3,118

Cost of sales and expenses
Cost of sales (exclusive of depreciation shown below)	50	1,491	982	(109)	2,414
Selling and administrative expenses	3	155	130	1	289
Depreciation and amortization	7	86	57	(13)	137

	60	1,732	1,169	(121)	2,840

Operating income from continuing operations	10	150	107	11	278
Interest expense	7	48	15	(1)	69
Foreign exchange gain on long-term debt	—	(1)	—	1	—

Unusual losses (gains)	—	10	(6)	—	4

	3	93	98	11	205
Provision for (recovery of) income taxes	(3)	38	23	2	60

	6	55	75	9	145
Share of results of significantly influenced companies	(163)	(8)	—	149	(22)
Share of earnings attributed to non-controlling interests	—	4	—	(3)	1

Net earnings from continuing operations	169	59	75	(137)	166
Net earnings from assets held for sale	—	3	—	—	3

Net earnings for the year	169	62	75	(137)	169

  d)
  Condensed Consolidating Statements of Cash Flows under Canadian GAAP

	Statement of Cash Flows For the year ended December 31, 2004
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities from continuing operations
Net earnings (loss) for the year	23	(25)	47	(25)	20
Items not affecting cash
Impairment loss on property, plant and equipment	—	18	—	—	18
Amortization of transitional deferred unrealized gain	—	—	(2)	—	(2)
Unusual gains	—	(4)	—	—	(4)
Depreciation and amortization	—	109	61	(11)	159
Foreign exchange gain on long-term debt	(15)	(33)	(5)	35	(18)
Loss on long-term debt refinancing	—	1	—	—	1
Future income taxes	(8)	(12)	(4)	4	(20)
Share of results of significantly influenced companies	9	34	—	(45)	(2)
Share of earnings attributed to non-controlling interests	—	(2)	—	2	—
Others	4	5	1	(4)	6

	13	91	98	(44)	158
Change in non-cash working capital components	116	(125)	(1)	8	(2)

	129	(34)	97	(36)	156

Investment activities from continuing operations
Purchases of property, plant and equipment	—	(76)	(53)	—	(129)
Business acquisitions, net of cash acquired	—	(12)	(26)	(82)	(120)
Business disposals, net of cash disposed	—	14	—	—	14
Purchase of other assets	(26)	(286)	(116)	419	(9)

	(26)	(360)	(195)	337	(244)

Financing activities from continuing operations
Bank loans and advances	—	(22)	25	—	3
Issuance of senior notes, net of related expenses	156	—	—	—	156
Change in revolving credit facilities, net of related expenses	(54)	292	—	(246)	(8)
Increase in other long-term debt	1	453	17	(461)	10
Payments of other long-term debt	—	(260)	(27)	238	(49)
Premium paid on redemption of long-term debt	—	(1)	—	—	(1)
Net proceeds from issuance of shares	2	—	106	(106)	2
Redemption of common shares and preferred shares of a subsidiary	(7)	—	—	—	(7)
Dividends	(13)	(30)	(16)	46	(13)

	85	432	105	(529)	93

Change in cash and cash equivalents during the year from continuing operations	188	38	7	(228)	5
Change in cash and cash equivalents from assets held for sales	—	—	—	—	—

Change in cash and cash equivalents during the year	188	38	7	(228)	5
Translation adjustments on cash and cash equivalents	—	16	(2)	(16)	(2)
Cash and cash equivalents—Beginning of year	17	18	19	(27)	27

Cash and cash equivalents—End of year	205	72	24	(271)	30

	Statement of Cash Flows For the year ended December 31, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities from continuing operations
Net earnings (loss) for the year	55	(19)	27	(12)	51
Items not affecting cash
Depreciation and amortization	7	88	61	(13)	143
Foreign exchange gain on long-term debt	(50)	(13)	(9)	—	(72)
Loss on long-term debt refinancing	—	12	10	—	22
Future income taxes	17	(21)	(1)	4	(1)
Share of results of significantly influenced companies	35	2	—	(34)	3
Share of earnings attributed to non-controlling interest	—	(2)	—	2	—
Others	3	7	4	(2)	12

	67	54	92	(55)	158
Change in non-cash working capital components	3	(27)	(7)	(1)	(32)

	70	27	85	(56)	126

Investment activities from continuing operations
Purchases of property, plant and equipment	(9)	(61)	(51)	—	(121)
Business acquisitions, net of cash acquired	—	(20)	(11)	—	(31)
Purchases of other assets	(782)	(50)	(71)	890	(13)

	(791)	(131)	(133)	890	(165)

Financing activities from continuing operations
Bank loans and advances	—	(52)	2	—	(50)
Issuance of senior notes, net of related expenses	805	—	169	—	974
Change in revolving credit facility, net of related expenses	131	57	1	(34)	155
Increase in other long-term debt	13	871	161	(993)	52
Payments of other long-term debt	(195)	(735)	(288)	166	(1,052)
Premium paid on redemption of unsecured Senior Notes	—	(9)	(7)	—	(16)
Net proceeds from issuance of shares	2	48	20	(68)	2
Redemption of common shares and preferred shares of a subsidiary	(4)	(16)	—	—	(20)
Dividends	(14)	(50)	(16)	66	(14)

	738	114	42	(863)	31

Change in cash and cash equivalents during the year from continuing operations	17	10	(6)	(29)	(8)
Change in cash and cash equivalents from assets held for sales	—	—	—	—	—

Change in cash and cash equivalents during the year	17	10	(6)	(29)	(8)
Translation adjustments on cash and cash equivalents	—	(1)	(4)	2	(3)
Cash and cash equivalents—Beginning of year	—	9	29	—	38

Cash and cash equivalents—End of year	17	18	19	(27)	27

	Statement of Cash Flows For the year ended December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities from continuing operations
Net earnings for the year	169	59	75	(137)	166
Items not affecting cash
Unusual losses (gains)	—	10	(6)	—	4
Depreciation and amortization	7	86	57	(13)	137
Foreign exchange gain on long-term debt	—	(1)	—	1	—
Future income taxes	(2)	9	2	4	13
Share of results of significantly influenced companies	(129)	(7)	—	114	(22)
Share of earnings attributed to non-controlling interests	—	4	—	(3)	1
Others	1	1	6	—	8

	46	161	134	(34)	307
Change in non-cash working capital components	(1)	12	12	—	23

	45	173	146	(34)	330

Investment activities from continuing operations
Purchases of property, plant and equipment	(7)	(71)	(49)	(1)	(128)
Purchases of other assets	(27)	(19)	(56)	81	(21)
Business acquisitions, net of cash acquired	(2)	(96)	(29)	—	(127)
Business disposals, net of cash disposed	—	4	—	—	4

	(36)	(182)	(134)	80	(272)

Financing activities for continuing operations
Bank loans and advances	(3)	6	(3)	—	—
Increase in other long-term debt	6	42	33	(4)	77
Payments of other long-term debt	(1)	(45)	(70)	3	(113)
Non-controlling interests	—	—	—	(7)	(7)
Net proceeds from issuance of shares	3	32	50	(82)	3
Redemption of common shares	(3)	—	—	—	(3)
Dividends	(11)	(28)	(16)	44	(11)

	(9)	7	(6)	(46)	(54)

Change in cash and cash equivalents during the year from continuing operations	—	(2)	6	—	4
Change in cash and cash equivalent from assets held for sale	—	—	—	—	—

Change in cash and cash equivalent during the year	—	(2)	6	—	4
Translation adjustments on cash and cash equivalents	—	—	3	—	3
Cash and cash equivalents—Beginning of year	—	11	20	—	31

Cash and cash equivalents—End of year	—	9	29	—	38

  e)
  Summary of differences between Canadian and United States generally accepted accounting principles

    As disclosed in note 1, these consolidated financial statements of the Company have been prepared in accordance with Canadian GAAP. As well, the supplemental condensed consolidating financial information presented in note 25 a), b), c) and d) has been prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP. Such differences, as they relate to the Subsidiary Guarantors, are summarized below.

    Reconciliation of net earnings (loss), shareholders' equity and balance sheet

    i)
    The following summary sets out the material adjustments to the Subsidiary Guarantors' net earnings (loss), shareholders' equity and balance sheet which would be made in order to reconcile to U.S. GAAP:

      Reconciliation of net earnings (loss) of Subsidiary Guarantors

	Note		2004 $	2003 $	2002 $
Net earnings (loss) under Canadian GAAP			(22)	(15)	62
U.S. GAAP adjustments:
Start-up costs	(ii	)	(2)	(1)	3
Unrealized exchange gains (losses) arising from foreign exchange forward contracts	(iii	)	(1)	5	2
Unrealized gains (losses) arising from change in fair values of commodity derivative instruments	(iv	)	1	(1)	7
Unrealized gains from interest rate swaps	(v	)	—	2	1
Employee future benefits	(vi	)	1	2	1
Tax effect on above adjustments			—	(3)	(5)
Dividends on preferred shares	(viii	)	—	1	3

Net earnings under U.S. GAAP			(23)	(10)	74

Net earnings under U.S. GAAP from continuing operations			(26)	(14)	71
Net earnings under U.S GAAP form assets held for sales			3	4	3

			(23)	(10)	74

Reconciliation of shareholders' equity of Subsidiary Guarantors

		As of December 31,
	Note	2004 $	2003 $	2002 $
Shareholders' equity under Canadian GAAP		793	588	672
U.S. GAAP adjustments:
Start-up costs	(ii)	(8)	(6)	(5)
Unrealized exchange gains arising from foreign exchange forward contracts	(iii)	11	5	—
Unrealized gains arising from change in fair values of commodity derivative instruments	(iv)	2	1	2
Unrealized losses from interest rate swaps	(v)	—	—	(2)
Employee future benefits	(vi)	(1)	(2)	(4)
Minimum pension liability	(vii)	(21)	(16)	(15)
Tax effect on above adjustments		5	5	7

Shareholders' equity under U.S. GAAP		781	575	655

Reconciliation of balance sheet of Subsidiary Guarantors

		As of December 31,
		2004		2003
	Note	Canadian GAAP $	U. S. GAAP $	Canadian GAAP $	U. S. GAAP $
Other assets and goodwill (long-term)	(ii)(iii)(iv)(v)(vi)	979	983	372	372
Accounts payable and accrued liabilities	(iii)(iv)(v)	298	297	240	239
Other liabilities (long-term)	(ix)	205	222	172	186
Shareholders' equity	(ii) to (viii)	793	781	588	575

ii)
Under Canadian GAAP, start-up costs are deferred and amortized over a period not exceeding five years. Under U.S. GAAP, start-up costs are accounted for under Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities", and included in the statement of earnings in the period they are incurred.

iii)
Under Canadian GAAP, gains and losses arising from foreign exchange forward contracts used to hedge anticipated sales, purchases or interest are charged to earnings as an adjustment of sales, cost of sales or financial expenses when the underlying sale, purchase or interest is recorded. Under U.S. GAAP, the foreign exchange forward contracts concluded before January 1, 2004 are not designated as hedges as defined in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities"; therefore, the unrealized gains and losses arising from these contracts are charged to earnings as they arise. Under U.S. GAAP, foreign exchange forward contracts entered into after January 1, 2004 are designated as hedges, as defined by SFAS 133.

iv)
Under Canadian GAAP, gains and losses arising from swap commodity contracts designated as hedges are charged to earnings only when realized. Under U.S. GAAP, the unrealized gains and losses arising from these contracts, which do not meet the requirements of hedging as defined in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", are charged to earnings.

v)
Under Canadian GAAP, unrealized gains and losses on interest rate swaps concluded before January 1, 2004 and designated as hedges are not recognized in the financial statements. Under U.S. GAAP, these contracts are not designated as hedges and therefore, the unrealized gains and losses are charged to earnings.

vi)
Before the adoption of CICA 3461, "Employee Future Benefits", on January 1, 2000, the discount rate used in the measurement of pension costs and obligations under U.S. GAAP differed from the one used under Canadian GAAP. In addition, as allowed by Canadian GAAP before January 1, 2000, the Subsidiary Guarantors recognized post-employment costs and obligations using the cash basis of accounting. Under CICA 3461, the treatment of pension costs is not materially different from U.S. GAAP. The remaining adjustments result from the amortization of actuarial gains and losses which arose prior to January 1, 2000.

vii)
Under U.S. GAAP, a minimum pension liability adjustment must be recorded when the accumulated benefit obligation of a plan is greater than the fair value of its assets. The excess of this liability over the intangible assets, which can also be recorded for the plan, is recorded in comprehensive earnings in shareholders' equity.

viii)
Under Canadian GAAP, dividends on mandatorily redeemable preferred shares of a subsidiary guarantor are charged to earnings as interest expense. Under U.S. GAAP, declared dividends prior to July 1, 2003 are charged to earnings but as non-controlling interests. Since July 1, 2003, in accordance with SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity", dividends are charged to earnings as interest expense.

In addition, under U.S. GAAP, declared dividends prior to July 1, 2003 would have been shown as a financing activity in the cash flow statement. Since July 1, 2003, these dividends are shown as an operating activity, as they are under Canadian GAAP.

ix)
Under U.S. GAAP, the premium paid on redemption of long-term debt would be classified as an operating activity and not as cash flow used in financing activities. In addtion, under U.S. GAAP, financing charges incurred in 2003 amounting to $24 million would be classified as an operating activity rather than a financing activity.

x)
Comprehensive earnings of Subsidiary Guarantors

	2004 $	2003 $	2002 $
Net earnings (loss) under U.S. GAAP	(23)	(10)	74
Translation adjustments	(34)	(48)	(16)
Minimum pension liability adjustment, net of related income taxes(1)	(5)	—	(6)
Unrealized exchange gains arising from foreign exchange forward contracts designated as hedges, net of related income taxes(2)	4	—	—
Reclassification to earnings of cumulative gain on adoption of SFAS 133 and 138, net of related income taxes	—	—	(1)

Comprehensive earnings (losses) under U.S. GAAP	(57)	(58)	51

  (1)
  The minimum pension liability represents $4.6 million, $0.5 million and $5.9 million for the years ended December 31, 2004, 2003 and 2002 respectively, net of related income taxes of $2.5 million $0.2 million and $3.2 million for the years ended December 31, 2004, 2003 and 2002 respectively.

  (2)
  The unrealized exchange gain of $3.8 million for the year ended December 31, 2004 is net of related income taxes of $2.0 million.

xi)
Accumulated other comprehensive earnings of Subsidiary Guarantors

	2004 $	2003 $
Cumulative translation adjustments	(98)	(64)
Cumulative minimum pension liability adjustments, net of tax	(15)	(10)
Cumulative unrealized exchange gains arising from foreign exchange forward contracts designated as hedges, net of related income taxes	4	—

	(109)	(74)

xii)
Net changes in non-cash operating working capital balances for the Subsidiary Guarantors are as follows:

	2004 $	2003 $	2002 $
Decrease (increase) in Accounts receivable	(20)	7	4
Inventories	(15)	7	(17)
Increase (decrease) in Accounts payable and accrued liabilities	(90)	(41)	25

	(125)	(27)	12

 Cascades Inc.

Consolidated Balance Sheet
as of March 31, 2005

(in millions of Canadian dollars)

		As at March 31,	As at December 31,
	Note	(unaudited) 2005	2004
Assets
Current assets
Cash and cash equivalents		23	30
Accounts receivable		546	527
Inventories	11	595	559

		1,164	1,116
Property, plant and equipment		1,675	1,700
Other assets	6	226	215
Goodwill		116	113

		3,181	3,144

Liabilities and shareholders' equity
Current liabilities
Bank loans and advances		48	47
Accounts payable and accrued liabilities		486	509
Current portion of long-term debt	7	61	58

		595	614
Long-term debt	7	1,247	1,168
Other liabilities	8	292	303

		2,134	2,085
Shareholders' equity
Capital stock	12	265	265
Retained earnings		780	783
Cumulative translation adjustments		2	11

		1,047	1,059

		3,181	3,144

The accompanying notes are an integral part of these unaudited interim consolidated financial statements

 Cascades Inc.

Unaudited Consolidated Statements of Retained Earnings
for the three months ended March 31, 2005 and 2004

(in millions of Canadian dollars)

	2005	2004
Balance—beginning of period	783	778
Net earnings (loss) for the period	—	(6)
Dividends on common shares	(3)	(3)

Balance—end of period	780	769

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

 Cascades Inc.

Unaudited Consolidated Statements of Earnings
for the three months ended March 31, 2005 and 2004

(in millions of Canadian dollars, except per share amounts)

	Note		2005	2004
				(note 2)
Sales			843	763
Cost of sales and expenses
Cost of sales (exclusive of depreciation shown below)	10		702	640
Selling and administrative expenses			82	75
Loss (gain) on derivative financial commodity instruments	3	(a)	1	(6)
Unusual gain	5		(3)	—
Depreciation and amortization			44	39

			826	748

Operating income from continuing operation			17	15
Interest expense	10		20	20
Unrealized loss on derivative financial instruments	3	(b)	1	—
Foreign exchange loss on long-term debt			2	6

			(6)	(11)
Recovery for income taxes			(2)	(3)
Share of results of significantly influenced companies			(1)	(1)

Net loss from continuing operations			(3)	(7)
Net earnings from assets held for sale	2, 4	(b)	3	1

Net earnings (loss) for the period			—	(6)

Basic and diluted net loss from continuing operations per common share			$(0.03)	$(0.09)

Basic and diluted net earnings (loss) per common share			—	$(0.08)

Weighted average number of common shares outstanding			81,350,647	81,734,786

        The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

 Cascades Inc.

Unaudited Consolidated Statements of Cash Flows
for the three months ended March 31, 2005 and 2004

(in millions of Canadian dollars)

	Note		2005	2004
				(note 2)
Operating activities from continuing operations
Net loss from continuing operations			(3)	(7)
Adjustments for:
Unrealized loss (gain) on derivative financial commodity instruments	3	(a)	1	(5)
Unusual gain	5		(3)	—
Depreciation and amortization			44	39
Unrealized loss on derivative financial instruments	3	(b)	1	—
Foreign exchange loss on long-term debt			2	6
Future income taxes			(11)	(4)
Share of results of significantly influenced companies			(1)	(1)
Others			1	3

			31	31
Change in non-cash working capital components			(90)	(27)

			(59)	4

Investing activities from continuing operations
Purchase of property, plant and equipment			(25)	(19)
Proceed from disposal of property, plant and equipment	5		4	—
Purchase of other assets			(1)	(2)
Business acquisitions, net of cash acquired	4	(a)	(8)	(14)

			(30)	(35)

Financing activities from continuing operations
Bank loans and advances			—	1
Change in revolving credit facilities			71	42
Increase in other long-term debt			2	3
Payments of other long-term debt			(2)	(10)
Redemption of common shares	12		(1)	—
Dividends on common shares			(3)	(3)

			67	33

Change in cash and cash equivalents during the period from continuing operations			(22)	2
Change in cash and cash equivalents from assets held for sale, including the proceeds on disposal	2, 4	(b)	14	—

Change in cash and cash equivalent during the period			(8)	2
Translation adjustments on cash and cash equivalents			1	—
Cash and cash equivalents—Beginning of period			30	27

Cash and cash equivalents—End of period			23	29

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Cascades Inc.

Unaudited Segmented Information

for the three months ended March 31, 2005 and 2004
(in millions of Canadian dollars)

Sales

	2005	2004
		(note 2)
Packaging products
Boxboard
Manufacturing	176	181
Converting	163	112
Eliminations and others	(2)	3

	337	296
Containerboard(1)
Manufacturing	87	78
Converting	119	110
Eliminations and others	(46)	(42)

	160	146
Specialty products	127	119
Eliminations	(10)	(10)

	614	551
Tissue papers
Manufacturing and Converting	167	154
Distribution(2)	22	21
Eliminations	(9)	(7)

	180	168
Fine papers
Manufacturing	88	83
Distribution(2)	107	100
Eliminations	(17)	(15)

	178	168
Eliminations	(16)	(17)
Assets held for sale	(113)	(107)

Consolidated total	843	763

(1)
The Company's containerboard business consists entirely of its interest in Norampac Inc., a joint venture.

(2)
Some or all of these sub-segments represent assets held for sale

Operating income (loss) before depreciation and amortization and operating income
(in millions of Canadian dollars)

	2005	2004
		(note 2)
Packaging products
Boxboard
Manufacturing	5	7
Converting	15	8
Others	—	2

	20	17
Containerboard(1)
Manufacturing	6	7
Converting	14	11
Others	2	2

	22	20
Specialty products	9	8

	51	45
Tissue papers
Manufacturing and Converting	19	18
Distribution(2)	2	—

	21	18
Fine papers
Manufacturing	(5)	(5)
Distribution(2)	3	2

	(2)	(3)
Corporate	(4)	(3)
Assets held for sale	(5)	(3)

Operating income before depreciation and amortization	61	54

Depreciation and amortization
Boxboard	(19)	(15)
Containerboard(1)	(10)	(9)
Specialty products	(6)	(6)
Tissue papers	(9)	(9)
Fine papers	(2)	(3)
Corporate and eliminations	2	2
Assets held for sale	—	1

	(44)	(39)

Operating income	17	15

(1)
The Company's containerboard business consists entirely of its interest in Norampac Inc., a joint venture.

(2)
Some or all of these sub-segments represent assets held for sale

Purchase of property, plant and equipment

	2005	2004
		(note 2)
Packaging products
Boxboard
Manufacturing	2	5
Converting	4	3
Others	1	—

	7	8
Containerboard(1)
Manufacturing	1	2
Converting	3	1
Others	—	—

	4	3
Specialty products	3	3

	14	14
Tissue papers
Manufacturing and Converting	7	2
Distribution(2)	—	—

	7	2
Fine papers
Manufacturing	4	1
Distribution(2)	—	—

	4	1
Corporate	—	2
Assets held for sale	—	—

Consolidated total	25	19

(1)
The Company's containerboard business consists entirely of its interest in Norampac Inc., a joint venture.

(2)
Some or all of these sub-segments represent assets held for sale

 Cascades Inc.

Notes to Unaudited Interim Consolidated Financial Statements
for the three months ended March 31, 2005 and 2004

(tabular amounts in millions of Canadian dollars)

1    Accounting policies

        These unaudited interim consolidated financial statements and the notes thereto have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") with the exception that they do not conform in all material respects to the requirement of GAAP for annual financial statements. These financial statements should be read in conjunction with the most recent annual financial statements of the Company as they have been prepared using the same accounting policies, except for the following:

Variable interest entities

        The CICA issued Accounting Guideline 15 ("AcG-15"), "Consolidation of variable interest entities". The new guideline requires companies to identify variable interest entities in which they have an interest to determine whether they are the primary beneficiary of such entities and, if so, to consolidate them. A variable interest entity is defined as an entity in which the equity is not sufficient to permit that entity to finance its activities without external support, or the equity investors lack either voting control and obligation to absorb future losses or the right to receive future returns. The application of this guideline did not have any material impact on the financial position or results of operations of the Company.

2    Assets held for sale

        During the fourth quarter of 2004, the Company decided to initiate a divestiture plan for its distribution activities in the Fine papers and Tissue papers segments. Consequently, the assets, liabilities, earnings and cash flows from these activities for the current period and for all comparative periods, are classified as assets held for sale. The comparative financial information of 2004 has been restated to reflect this change. As further described in note 4(b), the Company sold the distribution activities of its Tissue papers segment. Financial information relating to these assets held for sale is as follows:

For the 3-month period ended March 31	2005	2004
Condensed balance sheet(1)
Current assets	116	126
Long-term assets	5	9
Current liabilities	23	29
Condensed statement of earnings
Sales	113	107
Depreciation and amortization	—	1
Operating income, including gain on disposal	5	2
Interest expense	1	—
Income taxes	1	1
Net earnings, including gain on disposal, from assets held for sale	3	1
Net earnings per share, including gain on disposal, from assets held for sale	$0.03	$0.01
Condensed statement of cash flows
Cash flows from operating activities	(4)	(7)
Cash flows from investing activities	14	—
Cash flows from financing activities	4	7

(1)
As at December 31, 2004 for the condensed balance sheet items

3    Loss (gain) on derivative fiancial instruments

(a) For the 3-month period ended March 31	2005	2004
Realized loss (gain) on derivatives financial commodity instruments	—	(1)
Unrealized loss (gain) on derivative financial commodity instruments	1	(5)

	1	(6)

        (b)   During the first quarter of 2005, the Company entered into an interest rate swap agreement for a notional amount of US$125 million maturing in 2013 in relation to the Company's 7.25% unsecured senior notes. In accordance with the agreement, the interest rate went from a fixed rate of 7.25% to an average variable rate of 5.53%. As this instrument is not designated as a hedge, its fair value was recorded in earnings representing an unrealized loss of $0.7 million.

4    Business acquisition and disposal

        (a)   On January 14, 2005, the Company acquired the packaging assets of Dover Industries Limited, located in Canada, for a cash consideration of $8 million. This acquisitions has been accounted for using the purchase method and the accounts and results of operations of this entity have been included in the consolidated financial statements since its date of acquisition. The following allocation of the purchase price to the identifiable assets acquired and liabilities assumed resulted in no goodwill.

Dover
Packaging products

Property, plant and equipment	3
Customer relationship and client lists	5

Total consideration paid	8

        (b)   On March 31, 2005, the Company sold the distribution activities of its tissue papers segment for a total net consideration after the retention of liabilities of $15.7 million. Of the total selling price, $13.7 million was received at closing, an additional $1 million will be due at the first anniversary date of the closing and the remaining $1 million in four annual equal installments due on each anniversary date of the closing between March 31, 2006 to March 31, 2009. The disposal of the net assets resulted in a gain of $1.2 million before related income taxes of $0.5 million.

Business segment	Tissue Papers
Accounts receivable	11
Inventories	7
Property, plant and equipment	4
Other assets	1

23
Accounts payable and accrued liabilities	(8)

15
Gain on disposal	1
Balance of sale price—other assets	(2)

Total consideration received	14

5    Unusual gain

        During the first quarter of 2005, a joint venture realized a gain of $4 million on the disposal of a building of one of its corrugated products plant before related income taxes of $0.5 million. An impairment loss on investments in a significantly influenced company of $1 million was recorded by a joint venture.

6    Other assets

	March 31, 2005	December 31, 2004
Investments in significantly influenced companies	74	74
Other investments	11	9
Deferred charges	44	38
Employee future benefits	52	52
Fair value of derivative financial instruments	5	8
Customer relationship and client lists	35	30
Other definite-life intangible assets	5	4

	226	215

7    Long-term debt

	March 31, 2005	December 31, 2004
7.25% unsecured senior notes	816	813
Revolving credit facility	224	159
Other debt from subsidiaries	78	76
Other debt from joint ventures	190	178

	1,308	1,226
Current portion	61	58

	1,247	1,168

8    Other liabilities

	March 31, 2005	December 31, 2004
Employee future benefits	84	84
Future income taxes	204	214
Unrealized gain on derivative financial instruments	4	5

	292	303

9    Interests in joint ventures

        The major components of the interests in joint ventures in the consolidated financial statements are as follow:

For the 3-month period ended March 31	2005	2004
Consolidated balance sheets(1)
Current assets	220	195
Long-term assets	454	480
Current liabilities	102	101
Long-term debt, net of current portion	186	169
Consolidated statements of earnings
Sales	183	217
Depreciation and amortization	9	11
Operating income	19	17
Interest expense	3	4
Net earnings	10	9
Consolidated statements of cash flows
Operating activities	(1)	—
Investing activities	1	(6)
Financing activities	—	4
Additionnal information
Cash and cash equivalents(1)	8	7
Total assets(1)	674	675
Total debt(1)(2)	198	191
Dividends received by the Company from joint ventures	15	15

(1)
As at December 31, 2004 for the consolidated balance sheet items

(2)
Includes bank loans and advances, current portion of long-term debt and long-term debt

10    Additional information

For the 3-month period ended March 31	2005	2004
a) Cost of sales
Foreign exchange gain	1	1
b) Employee future benefits expenses
Defined benefit pension plans	3	4
Other employee future benefit plans	2	2
Defined contribution pension plans	1	1
c) Supplemental disclosure
Depreciation of property, plant and equipment	43	38
Amortization of other assets	1	1
Amortization of deferred financing cost included in interest expense	1	1
Interest paid	33	29
Income taxes paid	7	5

11    Inventories

	March 31, 2005	December 31, 2004
Finished goods	311	284
Raw materials	141	130
Supplies	143	145

	595	559

12    Capital stock

        As at March 31, 2005, the capital stock issued and outstanding consisted of 81,335,240 common shares (81,361,580 as at December 31, 2004). As at May 4, 2005, 81,335,240 common shares were issued and outstanding. As at March 31, 2005, 1,744,426 stock options were issued and outstanding (1,756,986 as at December 31, 2004).

        In 2005, in the normal course of business, the Company renewed its redemption program of a maximum of 4,068,707 common shares with the Toronto Stock Exchange which represents approximately 5% of issued and outstanding common shares. The redemption authorization is valid from March 11, 2005 to March 10, 2006. As of March 31, 2005, the Company redeemed 38,900 common shares under the previous redemption program for an amount of $0.5 million.

13    Supplemental condensed consolidated financial information

        The 7.25% unsecured senior notes ("senior notes") of the Company are fully and unconditionally guaranteed on a joint and several basis by the Company's subsidiaries located in Canada and the United States (the "Subsidiary Guarantors"). The composition of Subsidiary Guarantors may change from time to time due to acquisitions or disposals. When such a change occurs, comparative figures are restated to reflect the new composition of the Subsidiary Guarantors. The senior notes are not guaranteed by the Company's other subsidiaries or by any of its joint ventures (the "Non-guarantor Subsidiaries"). The following supplemental condensed consolidated financial information sets forth, on an unconsolidated basis, the balance sheets as at March 31, 2005 and December 31, 2004 and the statements of earnings, retained earnings and cash flows for each of the three-month periods ended March 31, 2005 and 2004 for Cascades Inc. (the "Parent Company"), and on a combined basis for the Subsidiary Guarantors and the Non-guarantor Subsidiaries. The supplemental condensed consolidated financial information, which has been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), reflects the investments of the Parent Company in the Subsidiary Guarantors and the Non-guarantor Subsidiaries using the equity method.

  a)
  Condensed consolidated balance sheets under Canadian GAAP

	Balance Sheet As at March 31, 2005
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	—	230	16	(223)	23
Accounts receivable	105	333	257	(149)	546
Inventories	—	408	188	(1)	595

	105	971	461	(373)	1,164
Property, plant and equipment	—	1,133	669	(127)	1,675
Other assets	2,035	1,091	370	(3,270)	226
Goodwill	—	37	119	(40)	116

	2,140	3,232	1,619	(3,810)	3,181

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	—	37	11	—	48
Accounts payable and accrued liabilities	8	407	219	(148)	486
Current portion of long-term debt	—	71	5	(15)	61

	8	515	235	(163)	595
Long-term debt	1,045	1,765	296	(1,859)	1,247
Other liabilities	40	194	133	(75)	292

	1,093	2,474	664	(2,097)	2,134

Shareholders' equity
Capital stock	265	804	749	(1,553)	265
Retained earnings	780	9	224	(233)	780
Cumulative translation adjustments	2	(55)	(18)	73	2

	1,047	758	955	(1,713)	1,047

	2,140	3,232	1,619	(3,810)	3,181

  a)
  Condensed consolidated balance sheets under Canadian GAAP (Continued)

	Balance Sheet as at December 31, 2004
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	205	72	24	(271)	30
Accounts receivable	4	422	247	(146)	527
Inventories	—	374	186	(1)	559

	209	868	457	(418)	1,116
Property, plant and equipment	—	1,169	687	(156)	1,700
Other assets	1,928	948	338	(2,999)	215
Goodwill	—	31	121	(39)	113

	2,137	3,016	1,603	(3,612)	3,144

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	—	27	20	—	47
Accounts payable and accrued liabilities	139	298	225	(153)	509
Current portion of long-term debt	—	72	4	(18)	58

	139	397	249	(171)	614
Long-term debt	909	1,621	326	(1,688)	1,168
Other liabilities	30	205	137	(69)	303

	1,078	2,223	712	(1,928)	2,085

Shareholders' equity
Capital stock	265	867	631	(1,498)	265
Retained earnings	783	24	229	(253)	783
Cumulative translation adjustments	11	(98)	31	67	11

	1,059	793	891	(1,684)	1,059

	2,137	3,016	1,603	(3,612)	3,144

        b)    Condensed consolidated statements of retained earnings under Canadian GAAP

	Statement of Retained Earnings For the three-month period ended March 31, 2005
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of period	783	24	229	(253)	783
Net earnings (loss) for the period	—	(15)	11	4	—
Dividends on common shares	(3)	—	(16)	16	(3)

Balance—End of period	780	9	224	(233)	780

	Statement of Retained Earnings For the three-month period ended March 31, 2004
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of period	778	125	198	(323)	778
Net earnings (loss) for the period	(6)	(15)	8	7	(6)
Dividends on common shares	(3)	(3)	(12)	15	(3)
Other transactions with subsidiaries	—	(70)	—	70	—

Balance—End of period	769	37	194	(231)	769

        c)     Condensed consolidated statements of earnings under Canadian GAAP

	Statement of Earnings For the three-month period ended March 31, 2005
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	—	535	350	(42)	843

Cost of sales and expenses
Cost of sales (exclusive of depreciation shown below)	(6)	452	289	(33)	702
Selling and administrative expenses	1	57	33	(9)	82
Loss on derivative commodity instruments	—	—	1	—	1
Unusual gains	—	—	(3)	—	(3)
Depreciation and amortization	—	32	16	(4)	44

	(5)	541	336	(46)	826

Operating income (loss) from continuing operation	5	(6)	14	4	17
Interest expense	—	20	—	—	20
Unrealized loss on derivative financial instruments	1	—	—	—	1
Foreign exchange loss on long-term debt	2	—	1	(1)	2

	2	(26)	13	5	(6)
Provision for (recovery of) income taxes	1	(6)	2	1	(2)

	1	(20)	11	4	(4)
Shares of results of significantly influenced companies	1	(1)	—	(1)	(1)
Share of earnings attributed to non-controlling interests	—	(1)	—	1	—

Net earnings (loss) from continuing operations	—	(18)	11	4	(3)
Net earnings from assets held for sale	—	3	—	—	3

Net earnings (loss) for the period	—	(15)	11	4	—

c)
Condensed Consolidating Statements of Earnings under Canadian GAAP (Continued)

	Statement of Earnings For the three-month period ended March 31, 2004
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	—	493	312	(42)	763

Cost of sales and expenses
Cost of sales (exclusive of depreciation shown below)	—	414	259	(33)	640
Selling and administrative expenses	1	54	30	(10)	75
Gain on derivative commodity instruments	—	—	(6)	—	(6)
Depreciation and amortization	—	27	15	(3)	39

	1	495	298	(46)	748

Operating income (loss) from continuing operation	(1)	(2)	14	4	15
Interest expense	4	11	2	3	20
Foreign exchange loss on long-term debt	5	5	1	(5)	6

	(10)	(18)	11	6	(11)
Provision for (recovery of) income taxes	(2)	(3)	3	(1)	(3)

	(8)	(15)	8	7	(8)
Shares of results of significantly influenced companies	(2)	2	—	(1)	(1)
Share of earnings attributed to non-controlling interests	—	(1)	—	1	—

Net earnings (loss) from continuing operations	(6)	(16)	8	7	(7)
Net earnings from assets held for sale	—	1	—	—	1

Net earnings (loss) for the period	(6)	(15)	8	7	(6)

  d)
  Condensed consolidated statements of cash flows under Canadian GAAP

	Statement of Cash Flows For the three-month period ended March 31, 2005
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities from continuing operations
Net earnings (loss) from continuing operations	—	(18)	11	4	(3)
Adjustments for
Unrealized loss on derivative commodity instruments	—	—	1	—	1
Unusual gains	—	—	(3)	—	(3)
Depreciation and amortization	—	32	16	(4)	44
Unrealized loss on derivative financial instruments	1	—	—	—	1
Foreign exchange loss on long-term debt	3	—	1	(2)	2
Future income taxes	1	(11)	(2)	1	(11)
Share of results of significantly influenced companies	16	—	—	(17)	(1)
Share of earnings attributed to non-controlling interests	—	(1)	—	1	—
Other	1	(2)	1	1	1

	22	—	25	(16)	31
Change in non-cash working capital components	(231)	164	(22)	(1)	(90)

	(209)	164	3	(17)	(59)

Investment activities from continuing operations
Purchases of property, plant and equipment	—	(17)	(7)	(1)	(25)
Proceeds from disposal of property, plant and equipment	—	—	4	—	4
Purchase of other assets	(123)	(155)	(33)	310	(1)
Business acquisitions, net of cash acquired	—	(8)	—	—	(8)

	(123)	(180)	(36)	309	(30)

Financing activities from continuing operations
Bank loans and advances	—	10	(10)	—	—
Change in revolving credit facilities	131	(75)	1	14	71
Increase in other long-term debt	—	235	83	(316)	2
Payments of other long-term debt	—	(10)	(109)	117	(2)
Net proceeds from issuance of shares	—	—	76	(76)	—
Redemption of common shares	(1)	—	—	—	(1)
Dividends on common shares	(3)	—	(16)	16	(3)

	127	160	25	(245)	67

Change in cash and cash equivalents during the period from continuing operations	(205)	144	(8)	47	(22)
Change in cash and cash equivalents from assets held for sale, including the proceeds on disposal	—	14	—	—	14

Change in cash and cash equivalents during the period	(205)	158	(8)	47	(8)
Translation adjustments on cash and cash equivalents	—	—	—	1	1
Cash and cash equivalents—Beginning of period	205	72	24	(271)	30

Cash and cash equivalents—End of period	—	230	16	(223)	23

  d)
  Condensed Consolidating Statements of Cash Flows under Canadian GAAP (Continued)

	Statement of Cash Flows For the three-month period ended March 31, 2004
	Parent company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities from continuing operations
Net earnings (loss) from continuing operation	(6)	(16)	8	7	(7)
Adjustments for
Unrealized gain on derivative commodity instruments	—	—	(5)	—	(5)
Depreciation and amortization	—	27	15	(3)	39
Foreign exchange loss on long-term debt	5	7	1	(7)	6
Future income taxes	(2)	(3)	2	(1)	(4)
Share of results of significantly influenced companies	10	5	—	(16)	(1)
Share of earnings attributed to non-controlling interest	—	(1)	—	1	—
Other	1	—	—	2	3

	8	19	21	(17)	31
Change in non-cash working capital components	(12)	(20)	1	4	(27)

	(4)	(1)	22	(13)	4

Investment activities from continuing operations
Purchases of property, plant and equipment	—	(11)	(8)	—	(19)
Purchase of other assets	(55)	76	(4)	(19)	(2)
Business acquisitions, net of cash acquired	—	(15)	1	—	(14)

	(55)	50	(11)	(19)	(35)

Financing activities from continuing operations
Bank loans and advances	—	(3)	4	—	1
Change in revolving credit facility	45	17	(8)	(12)	42
Increase in other long-term debt	—	20	23	(40)	3
Payments of other long-term debt	—	(12)	(19)	21	(10)
Net proceeds from issuance of shares	—	—	7	(7)	—
Dividends on common shares	(3)	(3)	(12)	15	(3)

	42	19	(5)	(23)	33

Change in cash and cash equivalents during the period from continuing operations	(17)	68	6	(55)	2
Change in cash and cash equivalents from assets held for sale	—	—	—	—	—

Change in cash and cash equivalents during the period	(17)	68	6	(55)	2

Translation adjustments on cash and cash equivalents	—	—	—	—	—
Cash and cash equivalents—Beginning of period	17	18	19	(27)	27

Cash and cash equivalents—End of period	—	86	25	(82)	29

US$125,000,000

Cascades Inc.

Offer to exchange our 7 1/4% Senior Notes due 2013, which have been registered under the Securities Act, for our outstanding restricted
7 1/4% Senior Notes due 2013 issued in December 2004

PROSPECTUS

                        , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Cascades Inc.

Applicable Laws of Québec

        Section 123.83 of the Québec Companies Act states that directors, officers and other representatives of a company are agents of the company. Section 123.87 requires a company to assume the defense of its agent prosecuted by a third person for an act done in the exercise of his duties and to pay damages, if any, resulting from that act, unless the agent has committed a gross fault or a personal fault separable from the exercise of his duties. However, in a penal or criminal proceeding, the company is only required to assume payment of the expenses of its agent if the agent had reasonable grounds to believe that the agent's conduct was in conformity with the law, or if the agent has been freed or acquitted.

        Section 123.88 requires a company to assume the expenses of its agent if, having prosecuted him for an act done in the exercise of the agent's duties, the agent loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expenses and the amount the company shall assume. Section 123.89 of the Québec Companies Act requires a company to assume the obligations in Sections 123.87 and 123.88 in respect of any person who acted at its request as a director of a legal person of which it is a shareholder or creditor.

By-Laws

        Cascades Inc.'s by-laws provide that Cascades Inc. shall indemnify its directors or officers, its former directors or officers, or any person who acts or acted at its request as a director or officer of another company of which Cascades Inc. is or was a shareholder or creditor, and their heir and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of their position, if (a) they acted honestly and in good faith with a view to the best interests of Cascades Inc.; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

        Under Cascades Inc.'s by-laws, the directors and officers' liability insurance is to be determined by its board of directors.

Cascades Auburn Fiber Inc.; Cascades Tissue Group—Arizona Inc.; Cascades Tissue Group—New York Inc.; Cascades Tissue Group—Oregon Inc.; Cascades Tissue Group—Pennsylvania Inc.; Cascades Tissue Group—Wisconsin Inc.; Cascades Tissue Group—Sales Inc.; Cascades Tissue Group—Tennessee Inc.; Cascades USA Inc.

Applicable Laws of Delaware

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

By-Laws

        Each company's by-laws provide that they shall indemnify their directors, officers, agents and employees in the manner and to the full extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the by-laws or otherwise. The directors, officers, employees and agents of each company are required to be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under the by-laws in reliance upon the advice of counsel.

Cascades Delaware LLC

Applicable Law of Delaware

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

Limited Liability Company Operating Agreement

        Cascades Delaware LLC's Limited Liability Company Operating Agreement provides that, to the fullest extent permitted by applicable law, a Board member or the Member, or any of the Member's directors, officers, agents or employees, or any affiliate of the foregoing, shall be entitled to indemnification for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority conferred by this Agreement, except that they shall not be entitled to be indemnified in respect of any loss, damage, or claim incurred by reason of gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the company of an undertaking by or on behalf of an aforementioned person to repay such amount if it shall be determined that he is not entitled to be indemnified.

Cascades Diamond, Inc.

Applicable Laws of Massachusetts

        Massachusetts General Laws Chapter 156B, Section 67, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

By-Laws

        Cascades Diamond's by-laws provide that its officers and directors shall be indemnified for all costs, expenses and payment of money relating to or arising out of any of their actions taken on behalf of the company or on business of the company except such as arise out of fraud or willful misconduct.

Cascades Fine Papers Group Inc.; Cascades Fine Papers Group Thunder Bay Inc.; Cascades Boxboard Group Inc.; Cascades Canada Inc.; Dopaco Canada, Inc.; Kingsey Falls Investments Inc.

Applicable Laws of Canada

        Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation's request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation or the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

        An individual who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he is subject because of his association with the corporation or other entity if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he ought to have done. The corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above; however, the individual shall repay the moneys if the above conditions are not fulfilled.

By-Laws

        Each company's by-laws provide that, subject to applicable law, the company shall indemnify its directors, officers, former directors, and former officers, or any person who acts or acted at the company's request as a director or officer of an entity of which the company is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges or expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal or administrative action to which they are made a party by reason of being or having been a director or officer of such company, if:

  (a)
  they acted honestly in good faith with a view to the best interests of the company, and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds to believe that their conduct was lawful.

        Under each company's by-laws and subject to applicable law, the company may purchase liability insurance for these persons if approved by the company's board of directors.

Cascades Fine Papers Group (Sales) Inc.; Cascades Boxboard U.S., Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

By-Laws

        Each of the company's by-laws provide that, to the maximum extent permitted by the Delaware General Corporation Law, as the same may be in effect from time to time, they shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding. In addition, the company may similarly indemnify employees or agents of the company or persons who are serving at the request of the company as a director or officer of another entity but who are not directors or officers of the company.

Cascades Fine Papers Group (USA) Inc.

Applicable Laws of New York

        Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

By-Laws

        Cascades Fine Papers Group (USA) Inc.'s bylaws provides that it shall indemnify, to the maximum extent permitted by Delaware General Corporate Law, its directors or officers, its former directors or officers, directors or officers of the company serving at the request of the company as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding to which they are made a party because of their position. The company may also similarly indemnify employees or agents of the company or other persons who are serving at the request of USA as a director or officer of another entity but are not directors or officers of the company.

Cascades Moulded Pulp, Inc.

Applicable Laws of North Carolina

        Under Section 55-8-51 of the North Carolina Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Cascades Nova Scotia Company

Applicable Laws of Nova Scotia

        Section 204 of the Companies Act (Nova Scotia) provides that every director, manager, secretary, treasurer and other officer or servant of a company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses that any such director, manager, secretary, treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him as such officer or servant or in any way in the discharge of his duties including travelling expenses; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the members over all other claims.

Articles of Association

        Cascades Nova Scotia Company's Articles of Association provide that every director or officer, former director or officer, or person who acts or acted at the request of Cascades Nova Scotia Company, as a director or officer of Cascades Nova Scotia Company, a body corporate, partnership or other association of which Cascades Nova Scotia Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by Cascades Nova Scotia Company against, and it shall be the duty of the directors out of the funds of Cascades Nova Scotia Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Cascades Nova Scotia Company or such body corporate, partnership or other association, whether Cascades Nova Scotia Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of Cascades Nova Scotia Company and have priority as against the shareholders over all other claims.

Cascades Plastics Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

Articles of Incorporation

        Cascades Plastics Inc.'s Articles of Incorporation provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

Cascades Tissue Group—IFC Disposables Inc.

Applicable Laws of Tennessee

        Under Section 48-18-502 of the Tennessee Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under Tennessee law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Cascades Tissue Group—North Carolina Inc.

Applicable Laws of North Carolina

        See the discussion of applicable provisions of North Carolina law above under Cascades Moulded Pulp, Inc.

By-Laws

        Cascades Tissue Group—North Carolina's by-laws provide that any person who at any time serves or has served as one of its directors, officers, employees or agents, or in such capacity at its request for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the company to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the company, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

        The board of directors of the company is required to take all such action as may be necessary and appropriate to authorize the company to pay the indemnification required by the by-laws, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the company.

        Any person who at any time after the adoption of the by-laws serves or served in any of the aforesaid capacities for or on behalf of the company is deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided in the by-laws. This right inures to the benefit of the legal representatives of any such person and is not exclusive of any other rights to which the person may be entitled apart from the provision of the by-laws.

Cascades Tissue Group—Pickering Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Fine Papers Group Inc.

By-Laws

        Cascades Tissue Group—Pickering's by-laws provide that, subject to the limitations contained in the Canada Business Corporation Act, the company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at its request as a director or officer of a legal entity of which the company is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the company or any such other entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnitee in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or such other entity, if

  (a)
  they acted honestly in good faith with a view to the best interests of the company; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

        Under Cascades Tissue Group—Pickering's by-laws, the director and officers' liability is to be determined by its board of directors.

Cascades Transport Inc.

Applicable Laws of Canada

        See discussion of applicable provisions of Canadian federal law above under Cascades Fine Papers Group Inc.

By-Laws

        Cascades Transport's by-laws provide that, subject to the provisions of the Canada Business Corporations Act, it may indemnify its directors or officers, its former directors or officers or any other individuals who act or acted at its request as a director or officer, or any individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the company or other entity. Cascades Transport may advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously and the individual shall repay the moneys if the individual does not fulfill the following conditions: (a) he acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and (b), in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        Under its by-laws, Cascades Transport may, subject to the provisions of the Canada Business Corporation Act, purchase and maintain insurance for the benefit these persons.

Conference Cup Ltd.

Applicable Laws of Ontario

        Section 136 of the Ontario Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or a person who acts or acted at the corporation's request as a director or officer of another legal entity of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

        A person who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in his or her defense of the action or proceeding.

By-Laws

        Conference Cup Ltd.'s by-laws provide, subject to applicable law, that Conference Cup shall indemnify each of its directors and officers, former director or officer or a person who acts or acted at its request as a director or officer of a body corporate of which it is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

  (a)
  he acted honestly and in good faith with a view to the best interests of Conference Cup; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        Conference Cup Ltd.'s by-laws and subject to applicable law, provide that Conference Cup may purchase liability insurance for these persons if approved by the company's board of directors.

Dopaco, Inc.

Applicable Laws of Pennsylvania

        The Pennsylvania Business Corporation Law provides that unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

        Additionally, unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

        To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

By-Laws

        Dopaco, Inc.'s by-laws provide that each Indemnitee (as defined below) shall be indemnified and held harmless for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law. Indemnification shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators. "Indemnitee" shall mean each Director or officer of Dopaco who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer or is or was serving in any capacity at the request or for the benefit of Dopaco as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of Dopaco), whether civil, criminal, administrative, investigative or through arbitration.

        Dopaco may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. To the extent that an employee or agent has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, Dopaco shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The rights to indemnification and to the advancement of expenses are not exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or bylaws, agreement, vote of shareholder or directors, or otherwise.

        Dopaco may purchase insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not it would have the power to indemnify such person under Pennsylvania or other law. It may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

Dopaco Limited Partnership

Applicable Laws of Delaware

        Section 17-108 of the Delaware Uniform Partnership Act, a limited partnership may, and shall have the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set froth in its partnership agreement.

Limited Partnership Agreement

        Dopaco Limited Partnership's Agreement ("Agreement") provides that the General Partner shall not be liable, responsible or accountable in damages to the Limited Partners or the Partnership for any act or omission on behalf of the Partnership performed or omitted in good faith and in a manner reasonably believed by the General Partner to be within the scope of the authority granted to the

General Partner by the Agreement, even if such act or omission is negligent. The General Partner shall not be liable for omitting to do any act which the General Partner is not specifically required to do under the Agreement, and shall have no obligation or liabilities, express or implied, to the partnership or any other Partner, except as set forth in the Agreement.

        The Partnership indemnifies and agrees to save the General Partner harmless against losses, damages, expenses, judgments, and amounts paid in settlement incurred by them in connection with any proceeding to which the General Partner is a party or threatened to be made a party by reason of its capacity as a General Partner or the fact that it was engaged in activities on behalf of the Partnership, unless the act or failure to act giving rise to such proceeding was not taken or omitted in good faith.

        The General Partner has the right, but is not required, to cause the Partnership to obtain and pay the premiums on liability insurance at the Partnership's expense. The term "General Partner", includes the General Partner and its officers, directors, shareholders, members, employees and controlling persons.

Dopaco Pacific LLC

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Delaware LLC.

Limited Liability Company Agreement

        Dopaco Pacific LLC's Limited Liability Company Agreement provides that each person who was or is made a party in any proceeding by reason of the fact that he is or was (i) a Member, Manager, or officer of the company or (ii) a Member, Manager or officer of the company serving at the request of the company as a Member, director, officer, employee or agent of another corporation, limited liability company or a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an Indemnitee), whether the basis of such a proceeding is alleged action in an official capacity as Manager, director, officer, employee or agent, or in any other capacity while serving as Manager, director, officer, employee or agent shall be indemnified to the fullest extent authorized by the applicable law, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the company shall indemnify the indemnitee in connection with a proceeding (or part thereof) initiated by the company.

Garven Incorporated

Applicable Laws of Ontario

        See the discussion of applicable provisions of Ontario law above under Conference Cup Ltd.

By-Laws

        The bylaws of Garven Incorporated provide that Garven shall indemnify its directors and officers, its former directors or officers or a person who acts or acted at its request as a director or officer of a body corporate of which it is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any proceeding to which he is made a party by reason of being or having been a director or officer or body corporate and with the approval of the court in respect of an action by or on behalf of Garven or body corporate to procure a judgment in its favor to which he is made a party by reason of being or having been a director or officer of Garven or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of Garven; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        Garven may purchase and maintain liability insurance for the benefit of these persons, except when the liability relates to the failure to act honestly and in good faith with a view to the best interests of the company.

Rabotage Lemay Inc.; Scierie Lemay Inc.

Applicable Laws of Québec

        See the discussion of applicable provisions of Québec law above under Cascades Inc.

By-Laws

        Each company's by-laws provide that the it is required to indemnify its directors, officers or any other mandatary for any prejudice suffered by reason or in respect of the performance of his duties and shall also reimburse him for reasonable expenses incurred for the same purposes, as set forth below.

        The companies shall assume the defence of its director, officer or a mandatary prosecuted by a third party for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless he has committed a grievous offence or a personal offence separable from the exercise of his duties. In particular, such an offence will include the violation by a director, officer or mandatary of his duties of loyalty and honesty toward the company, especially by placing himself in a situation of conflict of interest. Such assumption of defence shall involve the payment or reimbursement of reasonable judicial and extra-judicial costs incurred by the director, officer or other mandatary who is prosecuted by a third party. The payment of damages shall include the amounts paid to settle an action out of court and any fine imposed. However, in a penal or criminal proceeding, the companies shall assume the payment of the expenses of its director, officer or other mandatary only if he had reasonable grounds to believe that his conduct was in compliance with the law, or if he has been freed or acquitted. If the company prosecutes its director, officer or other mandatary for an act or omission in the exercise of his duties, it shall undertake to assume the reasonable judicial and extra-judicial costs reasonably incurred by such director, officer or other mandatary, if it loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expenses it shall assume. Subject to a contractual agreement specifying or restricting this obligation, the companies are required to reimburse its directors, officers or another mandatary for reasonable and necessary expenses incurred by him in the exercise of his duties, plus interest from the date on which such expenses were paid by him. Such reimbursement shall be made upon presentation of all relevant vouchers. The companies shall indemnify, in the manner set out above, any person who acts at its request as a director for another legal person of which it is a shareholder or creditor.

        The companies may purchase and maintain insurance for the benefit of its directors, officers and other mandataries.

W.H. Smith Paper Corporation

Applicable Laws of New York

        See the discussion of applicable provisions of New York law above under Cascades Fine Papers Group (USA) Inc.

3815285 Canada Inc.; 3815315 Canada Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Fine Papers Group Inc.

By-Laws

        Each company's by-laws provide that it shall compensate its directors, its officers or its representatives in respect of all costs or expenses reasonably incurred by them in connection with the defense of an action, of a suit, of an application, of a proceeding of a civil, of a criminal or of an administrative nature or of any other legal proceeding to which one or more of them were parties by reason of their duties or of their office, whether this action, suit, application or legal proceeding was commenced by or on behalf of each company or by a third party. Reasonable costs or expenses shall include, in particular, all damages or fines arising from the actions, the acts or deeds done by the directors, officers or representatives in the discharge of their duties as well as all amounts paid to settle an action or to satisfy a judgment. The right to compensation exists only to the extent that (i) the directors, officers or representatives were substantially successful on the merits in their defense of the action, suit, application or legal proceeding, that they acted prudently, diligently, honestly and faithfully in the best interests of each company, (ii) they did not place themselves in a position of conflict of interest between their personal interest and that of the company, and (iii), in the case of an action, suit, application or a proceeding of a criminal or of an administrative nature leading to the imposition of a fine, to the extent that they had reasonable grounds for believing that their conduct was lawful or to the extent that they were acquitted or freed. The company is also required to assume these liabilities in respect of any person who acts or acted at its request as a director, officer or representative of another legal entity of which the company is or was a shareholder or a creditor and the indemnity inures to the benefit of the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the indemnified directors, officers and representatives.

        Under each company's by-laws, the company may purchase and maintain insurance for the benefit of its directors, officers, representatives, and their predecessors as well as of their heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants covering any liability incurred by them by reason of their acting or having acted as a director, officer or representative of the company or, at the request of the company, another legal entity of which the company is or was a shareholder or a creditor. However, this insurance may not cover liability arising from the failure of the insured to act prudently, diligently, honestly and faithfully in the best interests of the company, or liability arising from a fault or gross negligence or from a personal offense severable from the discharge of their duties or the liability arising from the fact that the insured may have placed themselves in a position of conflict of interest between their personal interest and that of the company.

6265642 Canada Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Fine Papers Group Inc.

By-Laws

        6265642 Canada Inc.'s bylaws provide that, subject to applicable law, the corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. The corporation may advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously. The individual shall repay the moneys if the individual does not fulfill the following conditions:

  (a)
  He acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

  (b)
  In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        The corporation may also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

        Subject to the bylaws and applicable law, the corporation may purchase liability insurance for these persons.

Item 21. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)	Note
3.1	Articles of Amalgamation of Cascades Inc. filed with the Inspector General of Financial Institutions of Québec on January 10, 2004	(E	)
3.2	By-laws of Cascades Inc., as amended	(C	)
3.3	Certificate of Incorporation of 6265642 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 1, 2004	(F	)
3.4	By-laws of 6265642 Canada Inc., as amended	(F	)
3.5	Certificate of Incorporation of Cascades Auburn Fiber Inc. filed with the Secretary of State of Delaware on May 28, 1998 (together with amendments thereto)	(C	)
3.6	By-laws of Cascades Auburn Fiber Inc., as amended	(C	)
3.7	Certificate of Incorporation of Cascades Boxboard Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)	(C	)
3.8	By-laws of Cascades Boxboard Group Inc., as amended	(C	)
3.9	Certificate of Incorporation of Cascades Boxboard U.S., Inc. filed with the Secretary of State of Delaware on July 16, 1997 (together with amendments thereto)	(C	)
3.10	By-laws of Cascades Boxboard U.S., Inc., as amended	(C	)
3.11	Articles of Amalgamation of Cascades Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2003	(F	)
3.12	By-laws of Cascades Canada Inc.	(F	)
3.13	Certificate of Formation of Cascades Delaware LLC, filed with the Secretary of State of Delaware on April 1, 2004	(F	)
3.14	Limited Liability Company Operating Agreement of Cascades Delaware LLC	(F	)
3.15	Certificate of Incorporation of Cascades Diamond, Inc. filed with the Massachusetts Secretary of State on March 31, 1989 (together with amendments thereto)	(C	)
3.16	By-laws of Cascades Diamond, Inc., as amended	(C	)
3.17	Certificate of Incorporation of Cascades Fine Papers Group (Sales) Inc. filed with the Secretary of State of Delaware on January 5, 1989 (together with amendments thereto)	(C	)
3.18	By-laws of Cascades Fine Papers Group (Sales) Inc., as amended	(C	)
3.19	Certificate of Merger of Cascades Fine Papers Group (USA) Inc. filed with the Secretary of State of New York on May 26, 2004 (together with amendments thereto)	(F	)
3.20	By-laws of Cascades Fine Papers Group (USA) Inc., as amended	(F	)
3.21	Certificate of Incorporation of Cascades Fine Papers Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)	(C	)
3.22	By-laws of Cascades Fine Papers Group Inc., as amended	(C	)

3.23
	Certificate of Incorporation of Cascades Fine Papers Group Thunder Bay Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 30, 1997 (together with amendments thereto)	(C	)
3.24	By-laws of Cascades Fine Papers Group Thunder Bay Inc., as amended	(C	)
3.25	Certificate of Incorporation of Cascades Moulded Pulp, Inc. filed with the Secretary of State of North Carolina on June 25, 1986 (together with amendments thereto)	(C	)
3.26	By-laws of Cascades Moulded Pulp, Inc., as amended	(C	)
3.27	Certificate of Incorporation of Cascades Nova Scotia Company filed with the Registrar of Joint Stock Companies on March 25, 2004	(F	)
3.28	Articles of Association of Cascades Nova Scotia Company	(F	)
3.29	Certificate of Incorporation of Cascades Plastics Inc. filed with the Secretary of State of Delaware on January 12, 2000 (together with amendments thereto)	(C	)
3.30	By-laws of Cascades Plastics Inc., as amended	(C	)
3.31	Certificate of Incorporation of Cascades Tissue Group—Arizona Inc. filed with the Secretary of State of Delaware on March 5, 2002 (together with amendments thereto)	(D	)
3.32	By-laws of Cascades Tissue Group—Arizona Inc., as amended	(C	)
3.33	Certificate of Incorporation of Cascades Tissue Group—IFC Disposables Inc. filed with the Secretary of State of Tennessee on December 17, 1990 (together with amendments thereto)	(C	)
3.34	By-laws of Cascades Tissue Group—IFC Disposables Inc., as amended	(C	)
3.35	Certificate of Incorporation of Cascades Tissue Group—New York Inc. filed with the Secretary of State of Delaware on March 6, 2002 (together with amendments thereto)	(C	)
3.36	By-laws of Cascades Tissue Group—New York Inc., as amended	(C	)
3.37	Certificate of Incorporation of Cascades Tissue Group—North Carolina Inc. filed with the Secretary of State of North Carolina on May 27, 1983 (together with amendments thereto)	(C	)
3.38	By-laws of Cascades Tissue Group—North Carolina Inc., as amended	(C	)
3.39	Certificate of Incorporation of Cascades Tissue Group—Oregon Inc. filed with the Secretary of State of Delaware on April 18, 2002 (together with amendments thereto)	(C	)
3.40	By-laws of Cascades Tissue Group—Oregon Inc., as amended	(C	)
3.41	Certificate of Incorporation of Cascades Tissue Group—Pennsylvania Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)	(C	)
3.42	By-laws of Cascades Tissue Group—Pennsylvania Inc., as amended	(C	)
3.43	Certificate of Amendment of Cascades Tissue Group—Pickering Inc. filed with the Director General, Corporations Directorate of Industry Canada on April 1, 2005 (together with amendments thereto)	(F	)
3.44	By-laws of Cascades Tissue Group—Pickering Inc., as amended	(F	)

3.45	Certificate of Incorporation of Cascades Tissue Group—Sales Inc. filed with the Secretary of State of Delaware on June 21, 2004	(F	)
3.46	By-laws of Cascades Tissue Group—Sales Inc.	(F	)
3.47	Certificate of Incorporation of Cascades Tissue Group—Tennessee Inc. filed with the Secretary of State of Delaware on February 4, 2003	(F	)
3.48	By-laws of Cascades Tissue Group—Tennessee Inc.	(F	)
3.49	Certificate of Incorporation of Cascades Tissue Group—Wisconsin Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)	(C	)
3.50	By-laws of Cascades Tissue Group—Wisconsin Inc., as amended	(C	)
3.51	Certificate of Incorporation of Cascades Transport Inc. filed with the Director General, Corporations Directorate of Industry Canada on September 19, 2003	(F	)
3.52	By-laws of Cascades Transport Inc.	(F	)
3.53	Certificate of Incorporation of Cascades USA Inc. filed with the Secretary of State of Delaware on November 25, 2003	(F	)
3.54	By-laws of Cascades USA Inc.	(F	)
3.55	Articles of Amalgamation of Conference Cup Ltd. filed with Ontario, Canada on June 30, 1991 (together with the amendments thereto)	(F	)
3.56	By-laws of Conference Cup Ltd.	(F	)
3.57	Certificate of Incorporation of Dopaco, Inc. filed with the Secretary of the Commonwealth of Pennsylvania on July 9, 1979 (together with amendments thereto)	(F	)
3.58	By-laws of Dopaco, Inc. (as amended)	(F	)
3.59	Certificate of Incorporation of Dopaco Canada, Inc. filed with the Director General, Corporations Directorate of Industry Canada on March 24, 1980	(F	)
3.60	By-Laws of Dopaco Canada, Inc.	(F	)
3.61	Certificate of Limited Partnership of Dopaco Limited Partnership filed with the Secretary of State of Delaware on February 12, 1997	(F	)
3.62	Limited Partnership Agreement of Dopaco Limited Partnership	(F	)
3.63	Certificate of Formation of Dopaco Pacific LLC filed with the Secretary of State of Delaware on February 12, 1997	(F	)
3.64	Limited Liability Company Agreement of Dopaco Pacific LLC	(F	)
3.65	Certificate of Articles of Amalgamation of Garven Incorporated filed with Ontario, Canada on January 10, 2001	(F	)
3.66	By-laws of Garven Incorporated, as amended	(F	)
3.67	Certificate of Incorporation of Kingsey Falls Investments Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 5, 2004	(F	)
3.68	By-laws of Kingsey Falls Investments Inc.	(F	)

3.69	Certificate of Amendment of Rabotage Lemay Inc. filed with the Registraire des entreprises of Québec on April 13, 2005	(F	)
3.70	By-laws of Rabotage Lemay Inc., as amended	(F	)
3.71	Certificate of Amendment of Scierie Lemay Inc. filed with the Registraire des entreprises of Québec on April 13, 2005	(F	)
3.72	By-laws of Scierie Lemay Inc., as amended	(F	)
3.73	Certificate of Incorporation of W.H. Smith Paper Corporation filed with the Secretary of State of the State of New York on August 7, 1919 (together with amendments thereto)	(F	)
3.74	By-laws of W.H. Smith Paper Corporation, as amended	(F	)
3.75	Certificate of Incorporation of 3815285 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 1, 2000 (together with amendments thereto)	(C	)
3.76	By-laws of 3815285 Canada Inc., as amended	(C	)
3.77	Certificate of Incorporation of 3815315 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 1, 2000 (together with amendments thereto)	(C	)
3.78	By-laws of 3815315 Canada Inc., as amended	(C	)
4.1	Indenture, dated as of February 5, 2003, between Cascades Inc., the Subsidiary Guarantors named therein and The Bank of New York, as trustee	(B	)
4.2
	First Supplemental Indenture, dated May 30, 2003, to the Indenture, dated February 5, 2003, between Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York, as Trustee	(C	)
4.3
	Second Supplemental Indenture, dated December 30, 2003, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York, as Trustee	(E	)
4.4
	Third Supplemental Indenture, dated March 16, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantor named therein and The Bank of New York, as Trustee	(E	)
4.5
	Fourth Supplemental Indenture, dated July 8, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantor named therein and The Bank of New York, as Trustee	(E	)
4.6
	Fifth Supplemental Indenture, dated August 26, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York, as Trustee	(E	)

4.7
	Sixth Supplemental Indenture, dated November 30, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York, as Trustee	(E	)
4.8
	Registration Rights Agreement, dated as of December 2, 2004, between Cascades Inc., the Subsidiary Guarantors named therein, Citigroup Global Markets Inc., CIBC World Markets Corp. and Scotia Capital (USA) Inc.	(G	)
4.9	Form of Initial Notes (included in Exhibit 4.1)	(B	)
4.10	Form of Exchange Notes (including in Exhibit 4.1)	(B	)
5.1	Legal Opinion of Jones Day	(F	)
5.2	Legal Opinion of Fraser Milner Casgrain LLP	(F	)
5.3	Legal Opinion of Goulston & Storrs, PC	(F	)
5.4	Legal Opinion of Manning, Fulton & Skinner P.A.	(F	)
5.5	Legal Opinion of Bass, Berry & Sims PLC	(F	)
5.6	Legal Opinion of Stewart McKelvey Stirlings Scales
10.1
	Shareholders Agreement, effective May 2, 1997, among Edward P. Fitts, Jr., individually and as voting trustee, Paperboard U.S. Holdings Inc., Paperboard Industries Corporation and Cascades Boxboard Group Inc. (formerly known as Paperboard Industries International Inc.) and Dopaco, Inc.	(C	)
10.2	Shareholders Agreement, dated December 30, 1997, among Cascades Inc., Domtar Inc. and Norampac Inc.	(A	)
10.3	Management Agreement, dated December 30, 1997, between Norampac Inc. and Cascades Inc.	(A	)
10.4	Non-Competition Agreement, dated as of December 30, 1997, among Cascades Inc., Domtar Inc. and Norampac Inc.	(A	)
10.5
	Amended and Restated Shareholders Agreement, dated May 1, 1998, between Sonoco Products Company, Wisenberg U.S. Inc., Group Conversion Cascades Inc., Cascades Inc., Cascades Sonoco, Inc. and Cascades Conversion Inc.	(C	)
10.6	Indenture, dated as of May 28, 2003, among Norampac Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee	(C	)
10.7
	Credit Agreement, dated as of May 28, 2003 among Norampac Inc., Norampac Holding US Inc., Norampac Avot Vallée S.A., Canadian Imperial Bank of Commerce, as agent, the financial institutions named therein, as lenders, Canadian Imperial Bank of Commerce, as lead arranger and bookrunner, National Bank of Canada and The Bank of Nova Scotia, as co-arrangers and co-syndication agents, and Deutsche Bank AG, as co-arranger and documentation agent	(C	)
10.8
	Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GmbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders.	(C	)

10.9
	First Amendment, dated March 31, 2003, to the Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GhbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders	(E	)
10.10
	Second Amendment, dated December 17, 2003, to the Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GhbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders	(E	)
10.11
	Third Amendment Agreement, dated January 23, 2004, to the Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GhbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders	(E	)
10.12
	Fourth Amendment, dated March 26, 2004, to the Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GhbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders	(E	)
10.13
	Fifth Amendment, dated December 27, 2004, to the Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GhbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders	(E	)
10.14	Cascades Group Retirement Savings Plan, dated January 1, 2003 (established May 1, 1982)	(C	)
10.15	Pension Plan for the Salaried Employees of Cascades Tissue Group Inc., dated June 1, 1990 (established January 1, 1965) (English summary of French document)	(C	)
10.16	Unified Pension Plan for Salaried Employees of Cascades Boxboard Group Inc., dated April 1, 2001 (established January 1, 1991)	(C	)
10.17	Supplemental Pension Plan for the Employees of Cascades Fine Papers Group Inc., dated January 1, 1998 (established July 1, 1953) (English summary of French document)	(C	)
10.18	Cascades Inc. Stock Option Plan, dated December 15, 1998	(C	)
12.1	Statement re: Computation of Ratios	(F	)
21.1	Subsidiaries of Cascades Inc.	(G	)
23.1	Consent of Independent Accountants	(F	)
23.2	Consent of Jones Day (included in Exhibit 5.1)	(F	)
23.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2)	(F	)
23.4	Consent of Goulston & Storrs, PC (included in Exhibit 5.3)	(F	)

23.5	Consent of Manning, Fulton & Skinner P.A. (included in exhibit 5.4)	(F	)
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.5)	(F	)
23.7	Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.6)
24.1	Powers of Attorney	(G	)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1	(G	)
99.1	Form of Letter of Transmittal	(F	)
99.2	Form of Notice of Guaranteed Delivery	(F	)
99.3	Form of Letter to DTC Participants	(F	)
99.4	Form of Letter to Clients	(F	)
99.5	Form of Instructions to Book-Entry Transfer Participants	(F	)

(A)
Previously filed as an exhibit to Norampac Inc.'s Registration Statement on Form F-4 (Reg. No. 333-8550), filed on June 12, 1998 and incorporated herein by reference.

(B)
Previously filed as an exhibit to Cascades Inc.'s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-105024), filed on May 6, 2003 and incorporated herein by reference.

(C)
Previously filed as an exhibit to Amendment No. 1 to Cascades Inc.'s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-105024), filed on July 18, 2003 and incorporated herein by reference.

(D)
Previously filed as an exhibit to Cascades Inc.'s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-109099), filed on September 25, 2003 and incorporated herein by reference.

(E)
Previous filed as an exhibit to Cascades Inc.'s Form 40-F, filed on March 24, 2005 and incorporated herein by reference.

(F)
Filed herewith.

(G)
Previously filed.

Item 22. Undertakings.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

  (5)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (6)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Vice President, Legal Affairs and Corporate Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President, Chief Executive Officer and Director (Principal Executive Officer)
* Christian Dubé	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Paul R. Bannerman	Director
* Robert Chevrier	Director

* André Desaulniers	Director
* Michel Desbiens	Director
* James B. C. Doak	Director
* Louis Garneau	Director
* Sylvie Lemaire	Director
* David McAusland	Director
* Martin P. Pelletier	Director
* Laurent Verreault	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Auburn Fiber Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES AUBURN FIBER INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Allan Hogg	Director
* Jean P. Breault	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES BOXBOARD GROUP, INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL
Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard U.S., Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES BOXBOARD U.S., INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Èric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL
Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES CANADA INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President, Chief Executive Officer and Director (Principal Executive Officer)
* Christian Dubé	Vice-President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	President, Chief Executive Officer, Boxboard Group and Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL
Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Delaware LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES DELAWARE LLC
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Member (Principal Executive Officer)
* Guy Prenevost	Treasurer and Member (Principal Financial and Accounting Officer)
* Jean P. Breault	Member
* Allan Hogg	Member
* Nathalie Théberge	Member
*By:	/s/ ROBERT F. HALL
Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Diamond, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES DIAMOND, INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Robert F. Hall	Treasurer and Director (Principal Financial and Accounting Officer)
*By:	/s/ ROBERT F. HALL
Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group (Sales) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES FINE PAPERS GROUP (SALES) INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL
Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group (USA) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES FINE PAPERS GROUP (USA) INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES FINE PAPERS GROUP INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Corporate Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Denis Jean	President, Chief Executive Officer and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group Thunder Bay Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES FINE PAPERS GROUP THUNDER BAY INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Moulded Pulp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES MOULDED PULP, INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
*
Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Nova Scotia Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES NOVA SCOTIA COMPANY
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President and Director (Principal Executive Officer)
* Allan Hogg	Treasurer and Director (Principal Financial and Accounting Officer)
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Plastics Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES PLASTICS INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Arizona Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—ARIZONA INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—IFC Disposables Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—IFC DISPOSABLES INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Robert Briggs	President (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
* Gary A. Hayden	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—New York Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—NEW YORK INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—North Carolina Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—NORTH CAROLINA INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Oregon Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—OREGON INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Pennsylvania Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—PENNSYLVANIA INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Pickering Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—PICKERING INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Corporate Vice-President and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Sales Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—SALES INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Tennessee Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—TENNESSEE INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Wisconsin Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TISSUE GROUP—WISCONSIN INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Transport Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES TRANSPORT INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President, and Director (Principal Executive Officer and Principal Financial and Accounting Officer)
* Alain Ducharme	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades USA Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES USA INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Jean P. Breault	Director
* Allan Hogg	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Conference Cup Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CONFERENCE CUP LTD.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Edward P. Fitts	President (Principal Executive Officer)
* Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Éric Laflamme	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Dopaco, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

DOPACO, INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Edward P. Fitts	Chief Executive Officer (Principal Executive Officer)
* Richard J. Scanlan	Vice-President Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Éric Laflamme	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Dopaco Canada, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

DOPACO CANADA, INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Edward P. Fitts	President (Principal Executive Officer)
* Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Éric Laflamme	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Dopaco Limited Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

DOPACO LIMITED PARTNERSHIP
By:	DOPACO PACIFIC LLC Its General Partner
	By:	/s/ LOIS A. MEETH Lois A. Meeth Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Laurent Lemaire	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC, which is the General Partner of Dopaco Limited Partnership
* Éric Laflamme	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC, which is the General Partner of Dopaco Limited Partnership
* Robert F. Hall	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC, which is the General Partner of Dopaco Limited Partnership
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Dopaco Pacific LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

DOPACO PACIFIC LLC
By:	/s/ LOIS A. MEETH Lois A. Meeth Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Edward P. Fitts	Chief Executive Office (Principal Executive Officer)
* Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC
* Éric Laflamme	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC
* Robert F. Hall	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Garven Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

GARVEN INCORPORATED
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Edward P. Fitts	President (Principal Executive Officer)
* Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Éric Laflamme	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Kingsey Falls Investments Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

KINGSEY FALLS INVESTMENTS INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President and Director (Principal Executive Officer)
* Allan Hogg	Treasurer (Principal Financial and Accounting Officer)
* Christian Dubé	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Rabotage Lemay Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

RABOTAGE LEMAY INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)
* Miranda Melfi	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Scierie Lemay Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

SCIERIE LEMAY INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)
* Miranda Melfi	Vice President and Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, W.H. Smith Paper Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

W.H. SMITH PAPER CORPORATION
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Gary A. Hayden	President and Director (Principal Executive Officer)
* Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)
* Allan Hogg	Director
* Jean P. Breault	Director
* Nathalie Théberge	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 3815285 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

3815285 CANADA INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President and Director (Principal Executive Officer)
* Allan Hogg	Treasurer and Director (Principal Financial and Accounting Officer)
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 3815315 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

3815315 CANADA INC.
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President and Director (Principal Executive Officer)
* Allan Hogg	Treasurer and Director (Principal Financial and Accounting Officer)
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 6265642 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

6265642 CANADA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 6, 2005.

Signature	Title

* Alain Lemaire	President and Director (Principal Executive Officer)
* Allan Hogg	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
* Christian Dubé	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades USA Inc. certifies that it is the duly authorized United States representative of each registrant not incorporated in the United States and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on June 6, 2005.

CASCADES USA INC. Authorized Representative in the United States
By:	/s/ NATHALIE THÉBERGE Nathalie Théberge Assistant Secretary

 LIST OF EXHIBITS

Exhibit Number	Description of Exhibit
3.3	Certificate of Incorporation of 6265642 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 1, 2004
3.4	By-laws of 6265642 Canada Inc., as amended
3.11	Articles of Amalgamation of Cascades Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2003
3.12	By-laws of Cascades Canada Inc.
3.13	Certificate of Formation of Cascades Delaware LLC, filed with the Secretary of State of Delaware on April 1, 2004
3.14	Limited Liability Company Operating Agreement of Cascades Delaware LLC
3.19	Certificate of Incorporation of Cascades Fine Papers Group (USA) Inc. filed with the Secretary of State of New York on May 26, 2004 (together with amendments thereto)
3.20	By-laws of Cascades Fine Papers Group (USA) Inc., as amended
3.27	Certificate of Incorporation of Cascades Nova Scotia Company filed with the Registrar of Joint Stock Companies on March 25, 2004
3.28	Articles of Association of Cascades Nova Scotia Company
3.43	Certificate of Amendment of Cascades Tissue Group—Pickering Inc. filed with the Director General, Corporations Directorate of Industry Canada on April 1, 2005 (together with amendments thereto)
3.44	By-laws of Cascades Tissue Group—Pickering Inc., as amended
3.45	Certificate of Incorporation of Cascades Tissue Group—Sales Inc. filed with the Secretary of State of Delaware on June 21, 2004
3.46	By-laws of Cascades Tissue Group—Sales Inc.
3.47	Certificate of Incorporation of Cascades Tissue Group—Tennessee Inc. filed with the Secretary of State of Delaware on February 4, 2003
3.48	By-laws of Cascades Tissue Group—Tennessee Inc
3.51	Certificate of Incorporation of Cascades Transport Inc. filed with the Director General, Corporations Directorate of Industry Canada on September 19, 2003
3.52	By-laws of Cascades Transport Inc.
3.53	Certificate of Incorporation of Cascades USA Inc. filed with the Secretary of State of Delaware on November 25, 2003
3.54	By-laws of Cascades USA Inc.
3.55	Articles of Amalgamation of Conference Cup Ltd. filed with Ontario, Canada on June 30, 1991 (together with the amendments thereto)
3.56	By-laws of Conference Cup Ltd.

3.57	Certificate of Incorporation of Dopaco, Inc. filed with the Secretary of the Commonwealth of Pennsylvania on July 9, 1979 (together with amendments thereto)
3.58	By-laws of Dopaco, Inc. (as amended)
3.59	Certificate of Incorporation of Dopaco Canada, Inc. filed with the Director General, Corporations Directorate of Industry Canada on March 24, 1980
3.60	By-Laws of Dopaco Canada, Inc.
3.61	Certificate of Limited Partnership of Dopaco Limited Partnership filed with the Secretary of State of Delaware on February 12, 1997
3.62	Limited Partnership Agreement of Dopaco Limited Partnership
3.63	Certificate of Formation of Dopaco Pacific LLC filed with the Secretary of State of Delaware on February 12, 1997
3.64	Limited Liability Company Agreement of Dopaco Pacific LLC
3.65	Certificate of Articles of Amalgamation of Garven Incorporated filed with Ontario, Canada on January 10, 2001
3.66	By-laws of Garven Incorporated, as amended
3.67	Certificate of Incorporation of Kingsey Falls Investments Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 5, 2004
3.68	By-laws of Kingsey Falls Investments Inc.
3.69	Certificate of Amendment of Rabotage Lemay Inc. filed with the Registraire des enterprises of Québec on April 13, 2005
3.70	By-laws of Rabotage Lemay Inc., as amended
3.71	Certificate of Amendment of Scierie Lemay Inc. filed with the Registraire des enterprises of Québec on April 13, 2005
3.72	By-laws of Scierie Lemay Inc., as amended
3.73	Certificate of Incorporation of W.H. Smith Paper Corporation filed with the Secretary of State of the State of New York on August 7, 1919 (together with amendments thereto)
3.74	By-laws of W.H. Smith Paper Corporation, as amended
5.1	Legal Opinion of Jones Day
5.2	Legal Opinion of Fraser Milner Casgrain LLP
5.3	Legal Opinion of Goulston & Storrs, PC
5.4	Legal Opinion of Manning, Fulton & Skinner P.A.
5.5	Legal Opinion of Bass, Berry & Sims PLC
5.6	Legal Opinion of Stewart McKelvey Stirlings Scales
12.1	Statement re: Computation of Ratios
23.1	Consent of Independent Accountants
23.2	Consent of Jones Day (included in Exhibit 5.1)

23.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2)
23.4	Consent of Goulston & Storrs, PC (included in Exhibit 5.3)
23.5	Consent of Manning, Fulton & Skinner P.A. (included in exhibit 5.4)
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.5)
23.7	Consent of Stewart McKelvey Stirlings Scales (included in Exhibit 5.6)
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to DTC Participants
99.4	Form of Letter to Clients
99.5	Form of Instructions to Book-Entry Transfer Participants

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TABLE OF ADDITIONAL REGISTRANTS
The Exchange Offer
TABLE OF CONTENTS
MARKET AND INDUSTRY DATA AND FORECASTS
FORWARD-LOOKING STATEMENTS
SUMMARY
THE EXCHANGE OFFER
THE EXCHANGE NOTES
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
EXCHANGE RATE DATA AND EXCHANGE CONTROLS
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND OPERATING RESULTS
BUSINESS
MANAGEMENT
Directors and Executive Officers
Summary Compensation Table
Options Grants In Last Fiscal Year
Aggregated Options Exercised In Last Fiscal Year And Fiscal Year End Options Values
PRINCIPAL SHAREHOLDERS
RELATED PARTY TRANSACTIONS AND OTHER MATERIAL CONTRACTS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF NOTES
REGISTRATION RIGHTS FOR OUTSTANDING RESTRICTED NOTES
NOTICE TO CANADIAN INVESTORS
IMPORTANT U.S. AND CANADIAN TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ENFORCEABILITY OF CIVIL LIABILITIES
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
Report of Independent Accountants
Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences
Cascades Inc. Consolidated Balance Sheets As at December 31, 2004 and 2003 (in millions of Canadian dollars)
Cascades Inc. Consolidated Statements of Retained Earnings For the three-year period ended December 31, 2004 (in millions of Canadian dollars)
Cascades Inc. Consolidated Statements of Earnings For the three-year period ended December 31, 2004 (in millions of Canadian dollars)
Cascades Inc. Consolidated Statements of Cash Flows For the three-year period ended December 31, 2004 (in millions of Canadian dollars)
Cascades Inc. Segmented Information For the three-year period ended December 31, 2004 (in millions of Canadian dollars)
Cascades Inc. Segmented Information (Continued) For the three-year period ended December 31, 2004 (in millions of Canadian dollars) (Continued)
Cascades Inc. Segmented Information (Continued) For the three-year period ended December 31, 2004 (in millions of Canadian dollars) (Continued)
Segmented Information (Continued) For the three-year period ended December 31, 2004 (in millions of Canadian dollars) (Continued)
Cascades Inc. Segmented Information (Continued) For the three-year period ended December 31, 2004 (in millions of Canadian dollars) (Continued)
Cascades Inc. Notes to Consolidated Financial Statements For the three-year period ended December 31, 2004 (tabular amounts in millions of Canadian dollars, except per share amounts)
Cascades Inc. Consolidated Balance Sheet as of March 31, 2005 (in millions of Canadian dollars)
Cascades Inc. Unaudited Consolidated Statements of Retained Earnings for the three months ended March 31, 2005 and 2004 (in millions of Canadian dollars)
Cascades Inc. Unaudited Consolidated Statements of Earnings for the three months ended March 31, 2005 and 2004 (in millions of Canadian dollars, except per share amounts)
Cascades Inc. Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (in millions of Canadian dollars)
Cascades Inc. Notes to Unaudited Interim Consolidated Financial Statements for the three months ended March 31, 2005 and 2004 (tabular amounts in millions of Canadian dollars)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
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LIST OF EXHIBITS